AMSCAN HOLDINGS, INC.


                       Filed pursuant to Rule 424 (b) (3)
                           Registration No. 333-45457


Supplement No. 7 to Prospectus dated February 24, 1998, as supplemented by Supplement No. 1 dated March 31, 1998, and
Supplement No. 2 dated April 29, 1998, and
Supplement No. 3 dated May 15, 1998, and
Supplement No. 4 dated August 7, 1998, and
Supplement No. 5 dated August 14, 1998
Supplement No. 6 dated September 18, 1998

The date of this Supplement No. 7 is September 25, 1998

On September 25, 1998, Amscan Holdings, Inc. filed the attached Current Report on Form 8-K.

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



     Date of report (Date of earliest event reported): September 17, 1998



                              AMSCAN HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Charter)





         Delaware                  000-21827                 13-3911462
     (State or Other        (Commission File Number)        (IRS Employer
     Jurisdiction of                                     Identification No.)
      Incorporation)




                               80 Grasslands Road
                            Elmsford, New York 10523
                   (Address of Principal Executive Offices)



                                (914) 345-2020
             (Registrant's telephone number, including area code)




------------------------------------------------------------------------------

ITEM 5.  OTHER EVENTS.

            On September 17, 1998, Amscan Holdings, Inc. (the "Registrant"), a Delaware corporation, completed the acquisition (the "Acquisition") of all the capital stock of Anagram International, Inc. ("Anagram") and certain related companies (collectively, the "Anagram Companies") pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of August 6, 1998, by and among the Registrant and Garry Kieves and certain related stockholders of the Anagram Companies (the "Sellers"), all of whom were signatories to the Stock Purchase Agreement. The Stock Purchase Agreement was previously filed as an Exhibit to the Registrant's Current Report on Form 8-K, dated as of August 6, 1998.

            In connection with and upon consummation of the Acquisition the Registrant entered into amended and restated credit agreements, copies of which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference. Also, pursuant to the terms of the Indenture under which the Registrant's 9-7/8% Senior Subordinated Notes due 2007 (the "Notes") were issued, certain of the Anagram Companies that became subsidiaries of the Registrant upon consummation of the Acquisition executed a supplemental indenture and senior subordinated guarantee with respect to the Notes, copies of which supplemental indenture and senior subordinated guarantee are filed herewith as Exhibits 4.1 and 4.2 respectively and are incorporated herein by reference. Copies of the organizational documents for such subsidiaries are also filed as exhibits hereto.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

 (c)   Exhibits.

        EXHIBIT
        NUMBER                           DESCRIPTION

           3.1    Amended Articles of Incorporation of Anagram
                  International, Inc.

           3.2    By-laws of Anagram International, Inc.

           3.3    Articles of Incorporation of Anagram International
                  Holdings, Inc.

           3.4    By-laws of Anagram International Holdings, Inc.

           3.5    Articles of Organization of Anagram International, LLC

           3.6    Operating Agreement of Anagram International, LLC

           3.7 Certificate of Formation of Anagram Eden Prairie Property Holdings LLC

        EXHIBIT
        NUMBER                           DESCRIPTION

           4.1 Supplemental Indenture, dated as of September 17, 1998, by and among Anagram International, Inc., Anagram International Holdings, Inc., Anagram International, LLC and Anagram Eden Prairie Property Holdings LLC and IBJ Schroder Bank & Trust Company, as Trustee

           4.2 Senior Subordinated Guarantee, dated as of September 17, 1998, by Anagram International, Inc., Anagram International Holdings, Inc., Anagram International, LLC and Anagram Eden Prairie Property Holdings LLC

          10.1 Amended and Restated Revolving Loan Credit Agreement, dated as of September 17, 1998, by and among the Registrant, the financial institutions parties thereto, Goldman, Sachs Credit Partners L.P., as arranger and syndication agent, and Fleet National Bank, as administrative agent

          10.2 Amended and Restated AXEL Credit Agreement, dated as of September 17, 1998, by and among the Registrant, the financial institutions parties thereto, Goldman, Sachs Credit Partners L.P., as arranger and syndication agent, and Fleet National Bank, as administrative agent

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    AMSCAN HOLDINGS, INC.

                                       By:  /s/  James M. Harrison

                                       Name:    James M. Harrison
                                       Title:   President

Dated:  September 25, 1998

                                INDEX TO EXHIBITS

        EXHIBIT
        NUMBER                           DESCRIPTION

           3.1    Amended Articles of Incorporation of Anagram
                  International, Inc.

           3.2    By-laws of Anagram International, Inc.

           3.3    Articles of Incorporation of Anagram International
                  Holdings, Inc.

           3.4    By-laws of Anagram International Holdings, Inc.

           3.5    Articles of Organization of Anagram International, LLC

           3.6    Operating Agreement of Anagram International, LLC

           3.7 Certificate of Formation of Anagram Eden Prairie Property Holdings LLC

           4.1 Supplemental Indenture, dated as of September 17, 1998, by and among Anagram International, Inc., Anagram International Holdings, Inc., Anagram International, LLC and Anagram Eden Prairie Property Holdings LLC and IBJ Schroder Bank & Trust Company, as Trustee

           4.2 Senior Subordinated Guarantee, dated as of September 17, 1998, by Anagram International, Inc., Anagram International Holdings, Inc., Anagram International, LLC and Anagram Eden Prairie Property Holdings LLC

          10.1 Amended and Restated Revolving Loan Credit Agreement, dated as of September 17, 1998, by and among the Registrant, the financial institutions parties thereto, Goldman, Sachs Credit Partners L.P., as arranger and syndication agent, and Fleet National Bank, as administrative agent

          10.2 Amended and Restated AXEL Credit Agreement, dated as of September 17, 1998, by and among the Registrant, the financial institutions parties thereto, Goldman, Sachs Credit Partners L.P., as arranger and syndication agent, and Fleet National Bank, as administrative agent

                            ARTICLES OF INCORPORATION
                                       OF
                                  ANAGRAM INC.

                                      -o0o-

          The undersigned, being a natural person of full age, for the purpose of forming a corporation under and pursuant to the provisions of the Minnesota Business Corporation Act, being Chapter 301, Minnesota Statutes Annotated, does hereby adopt the following Articles of Incorporation.


                                   ARTICLE I.

          The name of this corporation shall be:

                            Anagram Inc.


                                   ARTICLE II.

          The purposes and powers of this corporation shall be:

          (a) General business purposes.

          (b) Marketing products and services of all types.

          (c) To acquire, hold, mortgage, pledge or dispose of the shares, bond, securities and other evidences of indebtedness of any domestic or foreign corporation.

          (d) To take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, improve, develop, divide and otherwise handle, deal in, and dispose of real estate, real property, and any interest or right therein. To erect, construct, maintain, improve, rebuild, enlarge, alter, manage and control, directly or through ownership of stock in any corporation, any and all kinds of buildings, houses, stores, offices, shops, warehouses, factories, mills, machinery and plants, and any and all other structures and erections which may at any time be necessary, useful or advantageous, for the purposes of the corporation, and which lawfully may be done under the laws of the State of Minnesota.

          (e) To make, enter into, perform and carry out contracts for constructing, building, altering, improving, repairing, decorating, maintaining, furnishing and fitting up buildings, tenements and structures of every description, and to advance money to and enter into agreements of all kinds with builders, contractors, property owners and others for said purpose.

          (f) To purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with goods, wares, and merchandise and personal property of every class and description; to acquire and pay for in cash, stocks or bonds of this corporation, or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation; to acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

          (g) To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof, to borrow money for any of the purposes of the corporation, from time to time, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust or the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge, or otherwise dispose of such bonds or other obligations of the corporation, for its corporate purposes.

          (h) To purchase, hold, sell and transfer the shares of its own capital stock.

          (i) To have one or more offices, within or without the State of Minnesota, to carry on all or any of its operations and business and, without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country; and, in general, to exercise and to have such other powers and purposes as may be reasonably incidental to or necessary for the exercise of any of the powers hereinabove specified.

          (j) To do each and all of the things aforesaid for itself, or as agent, nominee, broker, factor, consignee, associate, joint venturer, or partner of or with other persons, firms, partnerships, general or limited, associations, or corporations; and to do the same as fully and to the same extent as natural persons might or could do, including the formation or entering into joint ventures or general or limited partnerships or associations to do any of the things aforesaid and becoming and acting as a joint venturer, general or limited partners, or associate or member therein.

          (k) The objects and purposes specified in the foregoing paragraphs shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from the terms of any other clause in these Articles of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent objects and purposes and shall be in addition to any other powers of corporations having general business purposes under the Minnesota Business Corporation Act.

                                  ARTICLE III.

          The location and post office address of its registered office within the State of Minnesota shall be 1800 Midwest Plaza Building, Minneapolis, Minnesota, 55402.


                                   ARTICLE IV.

          The time for the commencement of this corporation shall be the date upon which these Articles of Incorporation are filed in the office of the Secretary of State of Minnesota, and its duration shall be perpetual.

                                   ARTICLE V

          (a) The capital stock of this corporation shall consist of Twenty-five Thousand (25,000) shares of common stock at One Dollar ($1.00) par value.

          (b) No holder of stock of this corporation shall be entitled to any cumulative voting rights.

          (c) The capital stock of this corporation shall be issued in the manner, at the times, in such amounts, and for such consideration in money or property or both, as the Board of Directors may, from time to time, determine. The Board of Directors shall have the authority to fix the terms, provisions and conditions of, and authorize the issuance of options, warrants, or rights to purchase or subscribe for shares of its common stock, including the price or prices at which shares may be purchased or subscribed for.

          (d) No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class of stock of this corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class of stock of this corporation, nor any right of subscription to any part thereof.


                                   ARTICLE VI.

          The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by the laws of the State of Minnesota, as now in effect or as the same may hereafter be amended.


                                  ARTICLE VII.

          The amount of stated capital with which this corporation shall begin business shall be the sum of One Thousand Dollars ($1,000.00).


                                  ARTICLE VIII.

          The name and post office address of the incorporator forming this corporation is:

                  Ralph Strangis
                  1800 Midwest Plaza
                  Minneapolis, Minnesota 55402

                                   ARTICLE IX

          (a) The management of the corporation shall be vested in a Board of Directors whose number shall be determined in accordance with the Bylaws of this corporation. The first Board of Directors of the corporation, who shall hold office until the next annual meeting of shareholders and until their successors are elected shall consist of:

                          Ralph Strangis
                          1800 Midwest Plaza
                          Minneapolis, Minnesota  55402

                          Michael D. Goldner
                          1800 Midwest Plaza
                          Minneapolis, Minnesota  55402

                          Andris A. Baltins
                          1800 Midwest Plaza
                          Minneapolis, Minnesota  55402

          (b) The Board of Directors shall have the authority to make and alter Bylaws, subject to the power of the stockholders to change or repeal such Bylaws.

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 17th day of June, 1977.

In the Presence Of:

                                       /s/
                                       ---------------------------------------
 /s/
------------------------------------

 /s/ Marcia L. Olson
------------------------------------


State of Minnesota )
                   ) ss.:
County of Hennepin )

          On this 17th day of June, 1977, before me a notary public within and for said county, personally appeared Ralph Strangis to me known to be the person named in and who executed the foregoing Articles of Incorporation, and he acknowledged that he executed the same as his free act and deed and for the uses and purposes therein expressed.

                                                      /s/ Marcia L. Olson

[SEAL]

                            CERTIFICATE OF AMENDMENT
                         OF ARTICLES OF INCORPORATION OF
                                  ANAGRAM INC.

                  We, the undersigned, Garry Kieves and Rick Keives, President and Vice President and Secretary, respectively, of ANAGRAM INC., a Minnesota corporation, do hereby certify that resolutions as hereinafter set forth were adopted by a unanimous action in writing signed by all of the stockholders of Anagram Inc., for the purpose of amending the Articles of Incorporation of the corporation.

                  WHEREAS, the Board of Directors has deemed it advisable to change the corporate name of the corporation and has proposed an amendment to the Articles of Incorporation of the corporation;

                  NOW THEREFORE, BE IT HEREBY RESOLVED, that Article I of the Articles of Incorporation be and the same is hereby amended by deleting the present Article I and inserting in lieu thereof the following Article I:

                                   "ARTICLE I.

                     The name of this corporation shall be:

                          Anagram International, Inc."

                  RESOLVED, FURTHER, that the President or any Vice President, acting alone or with the Secretary or an Assistant Secretary, be and they each are hereby authorized and empowered to take any and all action necessary or required in order to file for record with the Secretary of State of Minnesota and in any other jurisdiction the foregoing amendment to the Articles of Incorporation and to take all other action necessary with respect to the change of name of the corporation.

                  IN WITNESS WHEREOF, we have subscribed our names hereto this 25th day of February, 1982.

In the Presence of:

 /s/                                          /s/ Garry Kieves
----------------------------                 -----------------------------------
                                             Garry Kieves, President

 /s/ Marcia L. Olson                          /s/ R. Keives
----------------------------                 -----------------------------------
                                             Rick Keives, Vice President
                                                  and Secretary

                            CERTIFICATE OF AMENDMENT
                          ARTICLES OF INCORPORATION OF
                           ANAGRAM INTERNATIONAL, INC.

                  The undersigned, the Secretary of Anagram International, Inc., a Minnesota corporation (the "Corporation"), does hereby certify that pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following resolutions were adopted by the unanimous action in writing by all of the Shareholder and all of the Directors of the Corporation on December 29, 1992.

                  NOW, THEREFORE BE IT RESOLVED that the following amendment to the Articles of Incorporation is hereby adopted:

                                    ARTICLE V

                   (a) The capital stock of this corporation shall consist of Twenty-five Thousand (25,000) shares of stock at One Dollar ($1.00) par value.

                   (b) No holder of stock of this corporation shall be entitled to any cumulative voting rights.

                   (c) The capital stock of this corporation shall be issued in the manner, at the times, in such amounts, and for such consideration in money or property or both, as the Board of Directors may, from time to time, determine. The Board of Directors shall have the authority to establish more than one class or series of stock, to designate the rights and preferences thereof and to fix the terms, provisions and conditions of, and authorize the issuance of options, warrants, or rights to purchase or subscribe for shares of its common stock, including the price or prices at which shares may be purchased or subscribed for.

                   (d) No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class of stock of this corporation allotted or sold or to be allotted or sold and how or hereafter authorized, or to any obligations or securities convertible into any class of stock of this corporation, nor any right of subscription to any part thereof.

                  IN WITNESS HEREOF, the undersigned has hereunto set his hand this 30th day of December, 1992.

                                       /s/
                                       -----------------------------------
                                              Secretary

                                    BYLAWS OF
                                  ANAGRAM INC.
                                      -o0o-

                                   ARTICLE I.
                           CORPORATE OFFICES AND SEAL

                   Section 1.01. Offices. The corporation may have offices within the State of Minnesota or at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                   Section 1.02. Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Minnesota."

                                   ARTICLE II.
                             MEETING OF STOCKHOLDERS

                   Section 2.01. Place and Time of Meetings. Meetings of the stockholders may be held at any place, within or without the State of Minnesota, designated by the Directors, and in the absence of such designation, it shall be held at the office of the corporation in the State of Minnesota. The Directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of the stockholders shall be held at 10:00 a.m.

                   Section 2.02. Annual Meetings. Annual meetings of the stockholders shall be held at such time and place as shall be specified by the Board of Directors. At the annual meeting of stockholders, the stockholders shall elect, by a plurality vote, a Board of Directors, and shall transact such other business as may properly be brought before the meeting.

                   Section 2.03. Notice of Annual Meetings. Written notice of the annual meeting of stockholders shall be mailed to each stockholder entitled to vote thereat, at such address as appears on the stock book of the corporation, at least ten (10) days prior to the meeting.

                   Section 2.04. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, the President, any two or more Directors, or by one or more shareholders holding 10% or more of the shares entitled to vote on the matters to be presented to the meeting. Business transacted at all special meetings shall be confined to the objects stated in the call.

                   Section 2.05. Notice of Special Meetings. Unless otherwise prescribed by statute, written notice of special meetings of stockholders, stating the time, place and object thereof, shall be sent to each stockholder entitled to vote thereat, at such address as appears on the books of the corporation, at least five (5) days before such meeting.

                   Section 2.06. Quorum; Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum, and the presence of such majority stockholders shall be required at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                   Section 2.07. Voting. At each meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder. Each stockholder shall, unless the Articles of Incorporation provide otherwise, have one vote for each share of stock having voting power, registered in his name on the books of the corporation. All elections shall be had and all questions decided by plurality vote.

                   Section 2.08. Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete record of the stockholders entitled to vote at each meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such records shall be produced and be kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

                                  ARTICLE III.
                                    DIRECTORS

                   Section 3.01. Powers. The property, affairs and business of the corporation shall be managed by the Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon it, the Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

                   Section 3.02. Number; Term of Office. Until the first meeting of stockholders, the number of directors shall be the number named in the Articles of Incorporation. Thereafter, the number of Directors shall be established by resolution of the stockholders, subject to the authority of the Board of Directors to increase the number of Directors as permitted by law. In the absence of such resolution, the number of Directors shall be the number last fixed by the stockholders or the Board of Directors, or the Articles of Incorporation. Directors need not be stockholders. Each of the Directors shall bold office until the annual meeting of stockholders next held after his election and until his successor shall have been elected and shall qualify, or until he shall resign, or shall have been removed.

                   Section 3.03. Vacancies; Newly Created Directorships. Vacancies in the Board of Directors shall be filled for the unexpired term, by a majority of the remaining Directors of the Board. Newly created directorships resulting from an increase in the authorized number of Directors by action of the Board of Directors as permitted by Section 3.02 of these Bylaws may be filled by a two-thirds vote of the Directors serving at the time of such increase; and each person so elected shall be a Director until his successor is elected by the stockholders, who may make such election at their next annual meeting or at any meeting duly called for that purpose.

                   Section 3.04. Annual Meeting. As soon as practicable after each annual election of Directors, the Board of Directors shall meet at the office of the corporation, or at such other place within or without the State of Minnesota as designated by the Board of Directors, for the purpose of electing the officers of the corporation and for the transaction of such other business as may come before the meeting.

                   Section 3.05. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time arid place as shall from time to time be determined by the Board of Directors.

                   Section 3.06. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or the Secretary upon 24 hours' notice to each Director, either personally, by telephone, or by mail or by telegram. A special meeting shall be called by the President or Secretary in like manner and on like notice upon the written request of a majority of the Board of Directors.

                   Section 3.07. Participation by Telephone. Members of the Board of Directors or any committee designated by the Board, may participate in a meeting of the Board or of any such committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in such a manner shall constitute presence in person at such meeting.

                   Section 3.08. Quorum. At all meetings of the Board of Directors, one-third of the Directors, but in no event fewer than two Directors other than where a Board of Directors consists of only one Director, shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation, or by these Bylaws.

                   Section 3.09. Executive Committee. The Board of Directors may, by unanimous affirmative action of the Board, designate two or more of their number to constitute an Executive Committee, which, to the extent determined by unanimous affirmative action of the Board, shall have and exercise the authority of the Board in the management of the corporation. The Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

                   Section 3.10. Other Committees. The Board of Directors may designate one or more committees, each committee to consist of two or more of the Directors of the corporation, which, to the extent provided by the Board of Directors, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors.

                   Section 3.11. Compensation. Directors and members of committees of the Board of Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each meeting of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV.
                                    OFFICERS

                   Section 4.01. Number. The officers of the corporation shall be chosen by the Directors, and shall consist of a Chairman of the Board, (if one is elected by the Board), a President, one or more Vice Presidents, a Secretary, a Treasurer and such Assistant Secretaries and Assistant Treasurers and such other officers and agents as the Board of Directors from time to time shall elect or appoint. Any two offices, except those of President and Vice President, may be held by one person.

                   Section 4.02. Election; Term of Office; and Removal. At each annual meeting of the Board of Directors or at any special meeting of the Board of Directors called for such purpose, the Board shall elect, from within or without its number, a President, Vice President, Secretary, Treasurer, and such other officers as it may deem advisable. Such officers shall hold office until the next annual meeting of the Directors or until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the Board of Directors.

                   Section 4.03. Chairman of the Board. The Chairman of the Board, if one is elected, shall preside at all meetings of the stockholders and directors and shall have such other duties as may be prescribed from time to time, by the Board of Directors.

                   Section 4.04. President. The President shall be the chief executive officer of the corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of stockholders and directors; he shall be responsible for general and active management of the business of the corporation; and he shall see that all orders and resolutions of the Board are carried into effect. He may execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation. He shall be an ex officio member of all standing committees and shall have powers and duties of supervision and management usually vested in the office of the President of a corporation.

                   Section 4.05. Vice President. Any Vice President may, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

                   Section 4.06. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of stockholders and record all votes and minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. The Secretary shall perform such other duties and execute such other documents as may be prescribed by the Board of Directors or the President under whose supervision he shall be. Any Assistant Secretary may, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

                   Section 4.07. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He may disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. Any Assistant Treasurer, in the absence or disability of the Treasurer, may perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

                   Section 4.08. Vacancies. If the office of any officer or an agent becomes vacant by reason of his death, resignation, retirement, disqualification, removal from office or otherwise, the directors then in office may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

                   Section 4.09. Delegation of Duties. In case of the absence of any officer of the corporation, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being the powers and duties, or any of them of such officer to any other officer or to any directors.

                                   ARTICLE V.
                              CERTIFICATES OF STOCK

                   Section 5.01. Certificates. Certificates of stock of the corporation shall be numbered and shall be entered into the books of the corporation as they are issued. Each such certificate shall exhibit the holder's name and number of shares, and shall be signed by the President or any Vice President and the Treasurer or the Assistant Treasurer, or the Secretary or Assistant Secretary.

                   Section 5.02. Loss of Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit in such manner as the Board of Directors may require, and shall, if the Directors so require, give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

                                   ARTICLE VI.
                                     NOTICES

                   Section 6.01. General. Whenever under the provisions of these Bylaws, notice is required to be given to any director, officer, or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing by telegram or by mail, and if by mail by depositing the same in the post office or letter box in a postpaid envelope, addressed to such stockholder, officer, or director at such address as appears on the books of the corporation, or in default of other address, to such officer, director, or stockholder at the general post office in Minneapolis, Minnesota, and such notice shall be deemed to be given at the time when the same shall be delivered to the telegraph company for transmission or thus mailed, as the case may be.

                   Section 6.02. Waiver of Notice. Whenever any notice is required to be given to any stockholder, director or officer of the corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or by statute, a waiver thereof in writing signed by the person or persons entitled to such notice, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE VII.
                                 INDEMNIFICATION

                   Section 7.01. The corporation may indemnify such persons for such expenses and liabilities in such manner, under such circumstances and to the extent as permitted by the laws of the State of Minnesota as now enacted or hereafter amended.

                                  ARTICLE VIII.
                                   AMENDMENTS

                   Section 8.01. These Bylaws may be amended or altered by the Board of Directors at any meeting provided that notice of such proposed amendments shall have been given in the notice given to the directors of such meeting. Such authority in the Board of Directors is subject to the power of the stockholders to change or repeal such bylaws and the Board of Directors shall not make or alter any bylaws fixing their qualifications, classifications, term of office, or number, except that the Board of Directors may make or alter any bylaw to increase their number.

                            ARTICLES OF INCORPORATION
                                       OF
                      ANAGRAM INTERNATIONAL HOLDINGS, INC.

                                      -O0O-


         The undersigned incorporator, being a natural person of full age, for the purpose of forming a corporation under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:


                                    ARTICLE I

                                      NAME

         The name of the corporation is Anagram International Holdings, Inc.


                                   ARTICLE II

                               REGISTERED OFFICE

         The registered office of this corporation is located at 7700 Anagram Drive, Minneapolis, Minnesota 55344-7307.


                                   ARTICLE III

                                  INCORPORATOR

         The name and address of the incorporator are:

             Name                                    Mailing Address
             ----                                    ---------------
          James Plutt                       7700 Anagram Drive
                                            Minneapolis, Minnesota  55344-7307


                                   ARTICLE IV

                                    CAPITAL

         The aggregate number of shares of stock which this corporation shall have the authority to issue is One Hundred Thousand (100,000) shares, par value $.0l per share.

                                    ARTICLE V

                               CLASSES AND SERIES

         In addition to, and not by way of limitation of, the powers granted to the Board of Directors by Minnesota Statutes, Chapter 302A, the Board of Directors of this corporation shall have the power and authority to fix by resolution any designation, class, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and price of redemption, and conversion right with respect to any stock of this corporation.


                                   ARTICLE VI

                         WRITTEN ACTION WITHOUT MEETING

         Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by a majority of the Board of Directors then in office, except as to those matters which require shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.


                                   ARTICLE VII

                            CUMULATIVE VOTING DENIED

         No holder of stock of this corporation shall be entitled to any cumulative voting rights.


                                  ARTICLE VIII

                           PRE-EMPTIVE RIGHTS DENIED

         No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class or series of stock of this corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation, nor any right of subscription to any part thereof.

                                   ARTICLE IX

                      LIMITATION ON LIABILITY OF DIRECTORS

         No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its shareholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 or 80A.23, Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         IN WITNESS WHEREOF, the incorporator has executed these Articles of Incorporation this 3rd day of March, 1993.

                                   INCORPORATOR:


                                   /s/ James Plutt
                                   -----------------------------------------
                                   James Plutt


STATE OF MINNESOTA )
                   )    ss.
COUNTY OF SCOTT    )

         The foregoing instrument was acknowledged before me this 3rd day of March, 1993.

                                            /s/ Patricia A. Morris
                                            ------------------------------------
                                            Notary Public


[SEAL]

                                     BYLAWS
                                       OF
                      ANAGRAM INTERNATIONAL HOLDINGS, INC.


                                  SHAREHOLDERS

          Section 1.01 Place of Meetings. Each meeting of the shareholders shall be held at the principal executive office of the Corporation or at such other place as may be designated by the Board of Directors or the Chief Executive Officer; provided, however, that any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the Corporation is located.

          Section 1.02 Regular Meetings.Regular meetings of the shareholders may be held on an annual or other less frequent basis as determined by the Board of Directors; provided, however, that if a regular meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written demand given to the Chief Executive Officer or Chief Financial Officer of the Corporation. At each regular meeting the shareholders shall elect qualified successors for directors who serve for an indefinite term or whose terms have expired or are due to expire within six months after the date of the meeting and may transact any other business, provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

          Section 1.03 Special Meetings. A special meeting of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer; by the Chief Financial Officer; by the Board of Directors or any two or more members thereof; or by one or more shareholders holding not less than ten percent of the voting power of all shares of the Corporation entitled to vote, who shall demand such special meeting by written notice given to the Chief Executive Officer or the Chief Financial Officer of the Corporation specifying the purposes of such meeting.

          Section 1.04 Meetings Held Upon Shareholder Demand. Within 30 days after receipt of a demand by the Chief Executive Officer or the Chief Financial Officer from any shareholder or shareholders entitled to call a meeting of the shareholders, it shall be the duty of the Board of Directors of the Corporation to cause a special or regular meeting of shareholders, as the case may be, to be duly called and held on notice no later than 90 days after receipt of such demand. If the Board fails to cause such a meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 1.06 hereof at the expense of the Corporation.

          Section 1.05 Adjournments. Any meeting of the shareholders may be adjourned from time to time to another date, time and place. If any meeting of the shareholders is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

          Section 1.06 Notice of Meetings. Unless otherwise required by law, written notice of each meeting of the shareholders, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least ten days and not more than 60 days prior to the meeting to every holder of shares entitled to vote at such meeting except as specified in Section
1.05 or as otherwise permitted by law. The business transacted at a special meeting of shareholders is limited to the purposes stated in the notice of the meeting.

          Section 1.07 Waiver of Notice. A shareholder may waive notice of the date, time, place and purpose or purposes of a meeting of shareholders. A waiver of notice by a shareholder entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

          Section 1.08 Voting Rights.Subdivision 1. A shareholder shall have one vote for each share held which is entitled to vote. Except as otherwise required by law, a holder of shares entitled to vote may vote any portion of the shares in any way the shareholder chooses. If a shareholder votes without designating the proportion or number of shares voted in a particular way, the shareholder is deemed to have voted all of the shares in that way.

          Subdivision 2. The Board of Directors may fix a date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of shares entitled to notice of and entitled to vote at the meeting. When a date is so fixed, only shareholders on that date are entitled to notice of and permitted to vote at that meeting of shareholders.

          Section 1.09 Proxies. A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Corporation at or before the meeting at which the appointment is to be effective. The shareholder may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with information sufficient to determine that the shareholder authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original.

          Section 1.10 Quorum. The holders of a majority of the voting power of the shares entitled to vote at a shareholders meeting are a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of the shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

          Section 1.11 Acts of Shareholders. Subdivision 1. Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the shareholders shall take action by the affirmative vote of the holders of the greater of (a) a majority of the voting power of the shares present and entitled to vote on that item of business or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at a duly held meeting of shareholders.

          Subdivision 2. A shareholder voting by proxy authorized to vote on less than all items of business considered at the meeting shall be considered to be present and entitled to vote only with respect to those items of business for which the proxy has authority to vote. A proxy who is given authority by a shareholder who abstains with respect to an item of business shall be considered to have authority to vote on that item of business.

          Section 1.12 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting by written action signed by all of the shareholders entitled to vote on that action. The written action is effective when it has been signed by all of those shareholders, unless a different effective time is provided in the written action.

                                    DIRECTORS

          Section 2.01 Number; Qualifications. Except as authorized by the shareholders pursuant to a shareholder control agreement or unanimous affirmative vote, the business and affairs of the Corporation shall be managed by or under the direction of a Board of one or more directors. Directors shall be natural persons. The shareholders at each regular meeting shall determine the number of directors to constitute the Board, provided that thereafter the authorized number of directors may be increased by the shareholders or the Board and decreased by the shareholders. Directors need not be shareholders.

          Section 2.02 Term. Each director shall serve for an indefinite term that expires at the next regular meeting of the shareholders. A director shall hold office until a successor is elected and has qualified or until the earlier death, resignation, removal or disqualification of the director.

          Section 2.03 Vacancies. Vacancies on the Board of Directors resulting from the death, resignation, removal or disqualification of a director may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum. Vacancies on the Board resulting from newly created directorships may be filled by the affirmative vote of a majority of the directors serving at the time such directorships are created. Each person elected to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at the next regular meeting or at any special meeting duly called for that purpose.

          Section 2.04 Place of Meetings. Each meeting of the Board of Directors shall be held at the principal executive office of the Corporation or at such other place as may be designated from time to time by a majority of the members of the Board or by the Chief Executive Officer. A meeting may be held by conference among the directors using any means of communication through which the directors may simultaneously hear each other during the conference.

          Section 2.05 Regular Meetings. Regular meetings of the Board of Directors for the election of officers and the transaction of any other business shall be held without notice at the place of and immediately after each regular meeting of the shareholders.

          Section 2.06 Special Meetings. A special meeting of the Board of Directors may be called for any purpose or purposes at any time by any member of the Board by giving not less than two days' notice to all directors of the date, time and place of the meeting, provided that when notice is mailed, at least four days' notice shall be given. The notice need not state the purpose of the meeting.

          Section 2.07 Waiver of Notice; Previously Scheduled Meetings. Subdivision 1. A director of the Corporation may waive notice of the date, time and place of a meeting of the Board. A waiver of notice by a director entitled to notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a director at a meeting is a waiver of notice of that meeting, unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

          Subdivision 2. If the day or date, time and place of a Board meeting have been provided herein or announced at a previous meeting of the Board, no notice is required. Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken of the date, time and place at which the meeting will be reconvened.

          Section 2.08 Quorum. The presence in person of a majority of the directors currently holding office shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time without further notice until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of the directors originally present leaves less than the proportion or number otherwise required for a quorum.

          Section 2.09 Acts of Board. Except as otherwise required by law or specified in the Articles of Incorporation of the Corporation, the Board shall take action by the affirmative vote of a majority of the directors present at a duly held meeting.

          Section 2.10 Participation by Electronic Communications. A director may participate in a Board meeting by any means of communication through which the director, other directors so participating and all directors physically present at the meeting may simultaneously hear each other during the meeting. A director so participating shall be deemed present in person at the meeting.

          Section 2.11 Absent Directors. A director of the Corporation may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.

          Section 2.12 Action Without a Meeting. An action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed by all of the directors. Any action, other than an action requiring shareholder approval, if the Articles of Incorporation so provide, may be taken by written action signed by the number of directors that would be required to take the same action at a meeting of the Board at which all directors were present. The written action is effective when signed by the required number of directors, unless a different effective time is provided in the written action. When written action is permitted to be taken by less than all directors, all directors shall be notified immediately of its text and effective date.

          Section 2.13 Committees. Subdivision 1. A resolution approved by the affirmative vote of a majority of the Board may establish committees having the authority of the Board in the management of the business of the Corporation only to the extent provided in the resolution. Committees shall be subject at all times to the direction and control of the Board, except as provided in Section 2.14.

          Subdivision 2. A committee shall consist of one or more natural persons, who need not be directors, appointed by affirmative vote of a majority of the directors present at a duly held Board meeting.

          Subdivision 3. Section 2.04 and Sections 2.06 and 2.12 hereof shall apply to committees and members of committees to the same extent as those sections apply to the Board and directors.

          Subdivision 4. Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any director.

          Section 2.14 Special Litigation Committee. Pursuant to the procedure set forth in Section 2.13, the Board may establish a committee composed of one or more independent directors or other independent persons to determine whether it is in the best interests of the Corporation to pursue a particular legal right or remedy of the Corporation and whether to cause, to the extent permitted by law, the dismissal or discontinuance of a particular proceeding that seeks to assert a right or remedy on behalf of the Corporation. The committee, once established, is not subject to the direction or control of, or termination by, the Board. A vacancy on the committee may be filled by a majority vote of the remaining committee members. The good faith determinations of the committee are binding upon the Corporation and its directors, officers and shareholders to the extent permitted by law. The committee terminates when it issues a written report of its determinations to the Board.

          Section 2.15 Compensation. The Board may fix the compensation, if any, of directors.

                                    OFFICERS

          Section 3.01 Number and Designation. The Corporation shall have one or more natural persons exercising the functions of the offices of Chief Executive Officer and Chief Financial Officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the Corporation, with such powers, rights, duties and responsibilities as may be determined by the Board, including, without limitation, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.

          Section 3.02 Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Executive Officer (a) shall have the general active management of the business of the Corporation; (b) shall, when present, preside at all meetings of the shareholders and Board; (c) shall see that all orders and resolutions of the Board are carried into effect;
(d) may maintain records of and certify proceedings of the Board and shareholders; and (e) shall perform such other duties as may from time be assigned by the Board.

          Section 3.03 Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the Chief Financial Officer (a) shall keep accurate financial records for the Corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the Corporation in such banks and depositories as the Board shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the Corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the Corporation, as ordered by the Board; (e) shall render to the Chief Executive Officer and the Board, whenever requested, an account of all of such officer's transactions as Chief Financial Officer and of the financial condition of the Corporation; and (f) shall perform such other duties as may be prescribed by the Board or the Chief Executive Officer from time to time.

          Section 3.04 President. Unless otherwise determined by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. If an officer other than the President is designated Chief Executive Officer, the President shall perform such duties as may from time to time be assigned by the Board.

          Section 3.05 Vice Presidents. Any one or more Vice Presidents, if any, may be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents. During the absence or disability of the President, it shall be the duty of the highest ranking Executive Vice President, and, in the absence of any such Vice President, it shall be the duty of the highest ranking Senior Vice President or other Vice President, who shall be present at the time and able to act, to perform the duties of the President. The determination of who is the highest ranking of two or more persons holding the same office shall, in the absence of specific designation of order of rank by the Board, be made on the basis of the earliest date of appointment or election, or in the event of simultaneous appointment or election, on the basis of the longest continuous employment by the Corporation.

          Section 3.06 Secretary. The Secretary, unless otherwise determined by the Board of Directors, shall attend all meetings of the shareholders and all meetings of the Board, shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and may certify such proceedings. Except as otherwise required or permitted by these Bylaws, the Secretary shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board.

          Section 3.07 Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the Corporation. If an officer other than the Treasurer is designated Chief Financial Officer, the Treasurer shall perform such duties as may from time to time be assigned by the Board.

          Section 3.08 Authority and Duties. In addition to the foregoing authority and duties, all officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may, without the approval of the Board, delegate some or all of the duties and powers of an office to other persons.

          Section 3.09 Term.Subdivision 1. All officers of the Corporation shall hold office until their respective successors are chosen and have qualified or until their earlier death, resignation or removal.

          Subdivision 2. An officer may resign at any time by giving written notice to the Corporation. The resignation is effective without acceptance when the notice is given to the Corporation, unless a later effective date is specified in the notice.

          Subdivision 3. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the directors present at a duly held Board meeting.

          Subdivision 4. A vacancy in an office because of death, resignation, removal, disqualification or other cause may, or in the case of a vacancy in the office of Chief Executive Officer or Chief Financial Officer shall, be filled for the unexpired portion of the term by the Board.

          Section 3.10 Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board.

                                 INDEMNIFICATION

          Section 4.01 Indemnification. The Corporation shall indemnify its officers and directors for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as required or permitted by Minnesota Statutes, Section 302A.521, as amended from time to time, or as required or permitted by other provisions of law.

          Section 4.02 Insurance. The Corporation may purchase and maintain insurance on behalf of any person in such person's official capacity against any liability asserted against and incurred by such person in or arising from that capacity, whether or not the Corporation would otherwise be required to indemnify the person against the liability.

                                     SHARES

          Section 5.01 Certificated and Uncertificated Shares.Subdivision 1. The shares of the Corporation shall be either certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares.

          Subdivision 2. Each certificate of shares of the Corporation shall bear the corporate seal, if any, and shall be signed by the Chief Executive
Officer, or the President or any Vice President, and the Chief Financial Officer, or the Secretary or any Assistant Secretary, but when a certificate is signed by a transfer agent or a registrar, the signature of any such officer and the corporate seal upon such certificate may be facsimiles, engraved or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the Corporation, the certificate may be issued by the Corporation, even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue.

          Subdivision 3. A certificate representing shares issued by the Corporation shall, if the Corporation is authorized to issue shares of more than one class or series, set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series authorized to be issued, so far as they have been determined, and the authority of the Board to determine the relative rights and preferences of subsequent classes or series.

          Subdivision 4. A resolution approved by the affirmative vote of a majority of the directors present at a duly held meeting of the Board may provide that some or all of any or all classes and series of the shares of the Corporation will be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

          Section 5.02 Declaration of Dividends and Other Distributions. The Board of Directors shall have the authority to declare dividends and other distributions upon the shares of the Corporation to the extent permitted by law.

          Section 5.03 Transfer of Shares. Shares of the Corporation may be transferred only on the books of the Corporation by the holder thereof, in person or by such person's attorney. In the case of certificated shares, shares shall be transferred only upon surrender and cancellation of certificates for a like number of shares. The Board of Directors, however, may appoint one or more transfer agents and registrars to maintain the share records of the Corporation and to effect transfers of shares.

          Section 5.04 Record Date. The Board of Directors may fix a time, not exceeding 60 days preceding the date fixed for the payment of any dividend or other distribution, as a record date for the determination of the shareholders entitled to receive payment of such dividend or other distribution, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.

                                  MISCELLANEOUS

          Section 6.01 Execution of Instruments. Subdivision 1. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Corporation shall be signed on behalf of the Corporation by the Chief Executive Officer, or the President, or any Vice President, or by such other person or persons as may be designated from time to time by the Board of Directors.

          Subdivision 2. If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

          Section 6.02 Advances. The Corporation may, without a vote of the directors, advance money to its directors, officers or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

          Section 6.03 Corporate Seal.The seal of the Corporation, if any, shall be a circular embossed seal having inscribed thereon the following words:

                           "Corporate Seal Minnesota".

          Section 6.04 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

          Section 6.05 Amendments.The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the Corporation, subject to the power of the shareholders to change or repeal the same, provided, however, that the Board shall not adopt, amend or repeal any Bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a Bylaw that increases the number of directors.

                            ARTICLES OF ORGANIZATION

                                       OF

                           ANAGRAM INTERNATIONAL, LLC

                       A Nevada Limited Liability Company


         We, the undersigned, pursuant to the Nevada Revised Statutes governing limited liability companies, hereby adopt the following Articles of Organization for a limited liability company:


                                    ARTICLE I
                                      NAME

         The name of the limited liability company is Anagram International, LLC (the "Company").


                                   ARTICLE II
                                    DURATION

         The period of duration of this Company shall be thirty (30) years.


                                   ARTICLE III
                                     PURPOSE

         This Company is organized to carry on any lawful business permitted by Nevada law and to perform all acts in furtherance thereof.


                                   ARTICLE IV
                                PLACE OF BUSINESS

         The address of the office where its records will be maintained as required by NRS 86.241 is:

                      c/o Kummer Kaempfer Bonner & Renshaw
                      3800 Howard Hughes Parkway
                      Seventh Floor
                      Las Vegas, Nevada  89109

                                    ARTICLE V
                                 RESIDENT AGENT

         The name and business address of the resident agent of this Company is:

                      Kummer Kaempfer Bonner & Renshaw
                      Seventh Floor
                      3800 Howard Hughes Parkway
                      Las Vegas, Nevada  89109


                                   ARTICLE VI
                               ADDITIONAL MEMBERS

         Additional members may be admitted by the Members as provided in the Operating Agreement.


                                   ARTICLE VII
                                  CONTINUATION

         Upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or the occurrence of any other event which terminates the continued membership of a member in this Company, the remaining members may unanimously agree to continue the business of this Company as provided in the Operating Agreement.


                                  ARTICLE VIII
                                   MANAGEMENT

         This Company shall be managed by a manager or managers. The following managers shall serve until the first annual meeting of members or until their successors are elected and qualified:

               Name                                   Address
               ----                                   -------
         Jim Plutt                           7700 Anagram Drive
                                             Minneapolis, Minnesota  55344

         Garry Kieves                        7700 Anagram Drive
                                             Minneapolis, Minnesota  55344

         Michaela Kieves                     7700 Anagram Drive
                                             Minneapolis, Minnesota  55344

                                   ARTICLE IX
                                    INDEMNITY

         Section 9.01 Right to Indemnity. Every person who was or is a party, or is threatened to be made party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a manager or member of this Company, or is or was serving at the request of this Company as a manager of another limited liability company, or as a director, officer or representative in a corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such managers, members or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any operating agreement or other agreement, vote of members, provision of law, or otherwise, as well as their rights under this Article.

         Section 9.02 Expenses Advanced. Expenses of managers and members incurred in defending a civil or criminal action, suit or proceeding by reason of any act or omission of such managers or members acting as a manager or member shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of any undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Company.

         Section 9.03 Operating Agreement; Insurance. Without limiting the application of the foregoing, the members may adopt a provision in the Operating Agreement from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause this Company to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a manager or member of this Company as a member or manager of another limited liability company, or as its representative in a corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, to the fullest extent permitted by the laws of the State of Nevada, whether or not this Company would have the power to indemnify such person.

         The indemnification and advancement of expenses provided in this Article shall continue for a person who has ceased to be a member, manager, employee or agent, and inures to the benefit of the heirs, executors and administrators of such a person.


                                    ARTICLE X
                             RETURN OF CONTRIBUTIONS

         A member may only demand cash in return for his or its contribution to capital, but the Company may require a member to accept cash, property, promissory notes or any combination thereof in return for the member's contribution to capital.

         IN WITNESS WHEREOF, we have hereunto set our hands this 20th day of October 1994.

                                        Members:


                                        ANAGRAM INTERNATIONAL, INC.
                                        A Minnesota corporation


                                        By: /s/Jim Plutt
                                            ----------------------------------
                                            Jim Plutt, Secretary


                                        ANAGRAM INTERNATIONAL HOLDINGS, INC.
                                        A Minnesota corporation


                                        By: /s/Jim Plutt
                                            ----------------------------------
                                            Jim Plutt, Secretary

STATE OF MINNESOTA )
                   )   ss.
COUNTY OF HENNEPIN )


         On this 20th day of October, 1994, there personally appeared before me, a notary public, JIM PLUTT, personally known (or proved) to me to be the person whose name is subscribed to the above instrument, who acknowledged to me that he executed the foregoing Articles of Organization.



 /s/ Patricia A. Morris
---------------------------------------                [SEAL]
     Notary Public

                               OPERATING AGREEMENT

                                       OF

                           ANAGRAM INTERNATIONAL, LLC

                       A Nevada Limited Liability Company

                               OPERATING AGREEMENT

                                       OF

                           ANAGRAM INTERNATIONAL, LLC

                       A Nevada Limited Liability Company

                                Table of Contents

                                                                            Page

ARTICLE I    OFFICES.....................................................     1
     1.1      Principal Office...........................................     1

ARTICLE II   PURPOSE.....................................................     1
     2.1      Purpose....................................................     1

ARTICLE III  CAPITAL.....................................................     1
     3.1      Initial Capital............................................     1
     3.2      Capital Accounts...........................................     2
     3.3      Federal Income Tax Elections...............................     3
     3.4      Invested Capital...........................................     3
     3.5      Interest...................................................     3
     3.6      Additional Capital Contribution............................     3
     3.7      Membership Interest........................................     4

ARTICLE IV   MEMBERS.....................................................     4
     4.1      Powers.....................................................     4
     4.2      Salaries to Members........................................     4
     4.3      Other Ventures.............................................     5
     4.4      General Restrictions.......................................     5
     4.5      Action by the Members; Meetings; Quorum; Majority..........     5
     4.6      Action By Written Consent..................................     5
     4.7      Place of Meetings of Members...............................     6
     4.8      Annual Meetings............................................     6
     4.9      Annual Meetings; Notice....................................     6
     4.10     Special Meetings...........................................     6
     4.11     Waiver of Notice...........................................     6
     4.12     Adjourned Meetings And Notice Thereof......................     7
     4.13     Delegation of Authority To Members and Managers............     7
     4.14     Admission of New Members...................................     7
     4.15     Member Loans...............................................     7

     4.16     Deadlock...................................................     7

ARTICLE V    TRANSFER OF MEMBERS' INTERESTS..............................     8
     5.1      Transfer of Members' Interests.............................     8
     5.2      No Transfer Permitted Under Certain Circumstances..........     9
     5.3      Right of First Refusal.....................................     9
     5.4      Authority of the Company to Purchase Interest..............    12
     5.5      Representations and Warranties of the Members..............    12
     5.6      Transferee's Invested Capital..............................    13

ARTICLE VI   MANAGERS....................................................    13
     6.1      Election...................................................    13
     6.2      Removal, Resignation and Vacancies.........................    13
     6.3      Managers' Powers...........................................    14
     6.4      Bank Accounts..............................................    14

ARTICLE VII  PROFITS AND LOSSES..........................................    14
     7.1      Net Profits and Losses.....................................    14
     7.2      Allocations of Deductions..................................    15
     7.3      Special Allocations........................................    15
     7.4      Curative Allocations.......................................    16
     7.5      Federal Income Tax.........................................    17

ARTICLE VIII DISTRIBUTIONS...............................................    17
     8.1      Operating Distributions....................................    17
     8.2      Payment of Member Loans....................................    17
     8.3      Distribution on Dissolution and Liquidation................    17

ARTICLE IX   ACCOUNTING AND RECORDS......................................    17
     9.1      Records and Accounting.....................................    17
     9.2      Access to Accounting Records...............................    18
     9.3      Annual Tax Information.....................................    18
     9.4      Reports to Members.........................................    18

ARTICLE X    TERM........................................................    18

ARTICLE XI   DISSOLUTION OF THE COMPANY AND TERMINATION OF A
             MEMBER'S INTEREST...........................................    18
     11.1     Dissolution................................................    18
     11.2     Death of a Member; Continuation............................    19
     11.3     Option To Purchase Deceased Member's Interest..............    19
     11.4     Bankruptcy.................................................    19

ARTICLE XII  TRUST MEMBERS...............................................    20
     12.1     Trustee Liability..........................................    20
     12.2     Status of Successor Trustees as Members....................    20

ARTICLE XIII INDEMNIFICATION.............................................    20
     13.1     Indemnity..................................................    20
     13.2     Indemnity for Actions By or In the Right of the Company....    21
     13.3     Indemnity If Successful....................................    21
     13.4     Expenses...................................................    21
     13.5     Advance Payment of Expenses................................    21
     13.6     Other Arrangements Not Excluded............................    22

ARTICLE XIV  MISCELLANEOUS PROVISIONS....................................    22
     14.1     Complete Agreement.........................................    22
     14.2     Amendments.................................................    22
     14.3     Applicable Law.............................................    23
     14.4     Headings...................................................    23
     14.5     Severability...............................................    23
     14.6     Expenses...................................................    23
     14.7     Heirs, Successors and Assigns..............................    23
     14.8     Execution..................................................    23
     14.9     Power of Attorney..........................................    23

                               OPERATING AGREEMENT

                                       OF

                           ANAGRAM INTERNATIONAL, LLC

                       A Nevada Limited Liability Company


         This Operating Agreement is made and entered into as of the 24th day of October 1994 by and between the undersigned Members of Anagram International, LLC.


                                    ARTICLE I
                                     OFFICES

1.1      Principal Office

         The principal office of Anagram International, LLC (the "Company") shall be 7700 Anagram Drive, Minneapolis, Minnesota 55344. The Members may change said principal office at any time from one location to another.


                                   ARTICLE II
                                     PURPOSE

2.1      Purpose

         The purpose of the Company shall be to serve as a holding company for companies that distribute products. Any business beyond the business described herein shall require the unanimous written consent of the Members.


                                   ARTICLE III
                                     CAPITAL

3.1      Initial Capital

         The initial capital of the Company shall be the sums of cash or the agreed fair market value of the property or services (or combination of cash, property and services) contributed to the Company by the Members in such amounts or value as are set out opposite the name of each of the Members on Schedule A attached hereto and incorporated herein by this reference which shall be amended from time to time by the Managers to reflect a current list of the names and addresses of each current member. A transfer of any Membership Interest (as defined herein) shall not be effective until it has been recorded in the records of the Company.

3.2      Capital Accounts

         Capital Accounts shall be established on the Company's books representing the Members' respective capital contributions to the Company. The term "Capital Account" shall mean the capital account maintained for such Member in accordance with the following provisions:

                   (a)      Each Member's Capital Account shall be increased by:

                            (1) The  amount  of the  Member's  cash  or  in-kind
                  capital contributions to the Company pursuant to Section 3.1 above;

                            (2) The fair market value of any property contributed by the Member to the Company (net of liabilities secured by any such contributed property that the Company is considered to assume or take subject to for purposes of
                  Section 752 of the Internal Revenue Code of 1986, as amended from time to time [the "Code"]);

                            (3) The  amount of Net  Profits  (or items  thereof)
                  allocated to the Member pursuant to Article VII below; and

                            (4) Any other increases  required by the regulations
                  promulgated by the U.S. Department of the Treasury under the Code, and as may be amended from time to time ("Regulations"). If Section 704(c) of the Code applies to property contributed by a Member to the Company, then the Members' Capital Accounts shall be adjusted in accordance with Regulations Section 1.704-1(b)(2)(iv)(g).

                   (b) Each Member's Capital Account shall be decreased by:

                            (1) The amount of Net Losses allocated to the Member
                  pursuant to Article VII below;

                            (2) All amounts  paid or  distributed  to the Member
                  pursuant to Article VIII hereof; other than amounts required to be treated as a payment for property or services under the Code;

                            (3) The fair market value of any property distributed in kind to the Member (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to for purposes of
                  Section 752 of the Code); and

                            (4) Any other decreases required by the Regulations.

                           Before decreasing a Member's Capital Account (as described above) with respect to the distribution of any property to such Member, all Members' accounts shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in such property (that has not been previously reflected in the Members' Capital Accounts) would be allocated among the Members if there were a taxable disposition of such property by the Company on the date of distribution, in accordance with Regulations Section 1.704-1(b)(2)(iv)(e).

                   (c) In determining the amount of any liability for purposes of Sections 3.2(a) and 3.2(b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and any Regulations promulgated thereunder.

                   (d) Members' Capital Accounts shall be adjusted in accordance with,  and upon the  occurrence  of an event  described in  Regulations
         Section 1.704-1(b)(2)(iv)(f), including the addition of new Members pursuant to Section 4.14 hereof or the receipt of additional capital contributions pursuant to Section 3.6 hereof, to reflect a revaluation of the Company's assets on the Company's books. Such adjustments to the Members' Capital Accounts shall be made in accordance with Regulations
         Section 1.704-1(b)(2)(iv)(g) for allocations of depreciation, depletion, amortization and gain or loss with respect to such revalued property.

                   (e) All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
         Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. The Members shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

3.3      Federal Income Tax Elections

         The Company may make all elections for federal income tax purposes, including but not limited to an election, pursuant to Code Section 754, to adjust the basis of the Company's assets under Code Sections 734 or 743. In the event an election pursuant to Code Section 754 is made by the Company, upon the adjustment to the basis of the Company's assets, the Members' Capital Accounts shall be adjusted in accordance with the requirements of Regulation Section 1.704-1(b)(2)(iv)(m).

3.4      Invested Capital

         The "Invested Capital" of a Member shall be the sum of any cash contributed by said Member to the Company, and the fair market value of any property contributed by said Member to the Company, less the amount of any liabilities of such Member assumed by the Company or which are secured by property contributed by such Member to the Company. In the event the Company's assets are revalued pursuant to Section 3.2(d) hereof resulting in an adjustment to the Members' Capital Accounts, the Members' "Invested Capital" shall, for purposes of this Agreement, be deemed to be each Member's respective Capital Account balance immediately after such revaluation.

3.5      Interest

         No interest shall be paid or credited to the Members on their Capital Accounts or upon any undistributed profits left on deposit with the Company.

3.6      Additional Capital Contribution

         In no event shall any Member be required to make an additional contribution to the Company. However, the Members authorize the Company to receive additional capital contributions and the Company may solicit such contributions from the Members in an amount authorized by the Members (the "Amount Solicited"). The Company shall send a notice of solicitation to all the Members, and each Member wishing to make an additional capital contribution (a "Contributing Member") shall so notify the Company in writing within three (3) days after delivery of the notice, indicating the amount such Member offers to contribute (the "Offer to Contribute"). Unless the Members otherwise agree, if Contributing Members' Offers to Contribute exceed the Amount Solicited, each Contributing Member shall be entitled to contribute the proportion of the Amount Solicited that such Contributing Member's Invested Capital, determined immediately before the solicitation for capital contributions, bears to the Invested Capital of all the Contributing Members. If the Contributing Members do not make Offers to Contribute the entire Amount Solicited, the Company may, at its option, elect to accept the Offers to Contribute it has received or reject such Offers to Contribute and cancel the solicitation.

3.7      Membership Interest

         The "Membership Interest" of a Member shall be such Member's right in the profits and losses of the Company and the right to receive distributions of the Company's assets. Membership Interest is equivalent to a Member's Invested Capital.


                                   ARTICLE IV
                                     MEMBERS

4.1      Powers

         Subject to the provisions of the Articles of Organization, this Operating Agreement and the provisions of the Nevada Revised Statutes ("NRS"), all powers shall be exercised by or under the authority of, and the business and affairs of the Company shall be controlled by, the Managers. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Members shall have the following powers:

                   (a) To select and remove all Managers of the Company, prescribe such powers and duties for them as may be consistent with law, with the Articles of Organization or this Operating Agreement, fix their compensation, and require from them security for faithful service.

                   (b) To change the principal office of this Company from one location to another; to fix and locate from time to time one or more subsidiary offices of the Company; and to designate any place for the holding of any Members' meeting or meetings.

4.2      Salaries to Members

         The Company shall have authority to pay to any Member a reasonable salary for said Member's services to the Company. It is understood that the salary paid to any Member under the provisions of this Section shall be determined without regard to the income of the Company and shall be considered as an operating expense of the Company and shall be deducted as an expense item in determining the net profits and losses of the Company.

4.3      Other Ventures

         It is expressly agreed that the Members, or any of them, may engage in other business ventures of every nature and description, whether or not in competition with the Company, independently or with others, and neither the Company nor the Members shall have any rights in and to any independent venture or activity or the income or profits derived therefrom.

4.4      General Restrictions

         No Member or Manager, as described in Article VI hereof, shall have the right, power or authority to do any of the following acts without the prior written consent of all the Members:

                   (a) expend or use any Company money or property except upon the account of and for the benefit of the Company;

                   (b) mortgage, lease, pledge, or otherwise dispose of all, or substantially all, of the assets of the Company, other than in the ordinary course of business;

                   (c) pledge any of the Company's credit or property for other than Company purposes;

                   (d) compromise, settle, or release any debt due the Company except upon full payment thereof or except in the ordinary course of business;

                   (e) assign the Company's property in trust for creditors or on the assignee's promise to pay the debts of the Company;

                   (f) confess a judgment against the Company, the Company's property, or any of the Members;

                   (g) dispose of any of the  goodwill of the Company  business;
         or

                   (h) do any other act which would make it impossible to carry on the ordinary business of the Company.

4.5      Action by the Members; Meetings; Quorum; Majority

         Management of the Company is vested in, and all actions of the Members are taken by the Members in proportion to their Membership Interests at the time of the action taken. Except as specifically otherwise provided herein, the Members vote, approve a matter or take any action by the vote of Members at a meeting, in person or by proxy, or without a meeting by written consent. For any meeting of Members, the presence in person or by proxy of Members owning more than 50% of the outstanding Membership Interests at the time of the action taken (a "Majority") constitutes a quorum for the transaction of business. Members vote in proportion to their Membership Interests and an action approved at a meeting by Members owning more than 50% of the Membership Interests of that quorum shall be the action of the Members.

4.6      Action By Written Consent

         Except as otherwise provided herein, any action may be taken by the Members without a meeting if authorized by the written consent of Members holding at least a Majority. In no instance where action is authorized by written consent need a meeting of Members be called or noticed. However, a copy of the action taken by written consent must be immediately sent to all Members.

4.7      Place of Meetings of Members

         The first meeting of the Members shall be held at the principal office of the Company set forth in the Articles of Organization. All annual meetings and special meetings of the Members shall be held at any place designated by the Members, or, if no such place is designated, then at the principal office of the Company.

4.8      Annual Meetings

         The annual meeting of the Members shall be held on such date and time as determined by the Managers.

4.9      Annual Meetings; Notice

         Written notice of each annual meeting signed by a Manager or by such other person or persons as the Members shall designate, shall be given to each Member entitled to vote at the meeting, either personally or by mall or other means of written communication, charges prepaid, addressed to such Member at his address appearing on the books of the Company or given by him to the Company for the purpose of notice. If a Member gives no address, notice shall be deemed to have been given him if sent by mail or other means of written communication addressed to the place where the principal office of the Company is situated. All such notices shall be sent to each Member entitled thereto not less than ten
(10) nor more than sixty (60) calendar days before each annual meeting, and shall specify the place, the day and the hour of such meeting.

4.10     Special Meetings

         Special meetings of the Members, for any purpose or purposes whatsoever, may be called at any time by a Manager or by Members holding in excess of twenty percent (20%) of the outstanding Membership Interests. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of Members. Notices of any special meeting shall specify, in addition to the place, day and hour of such meetings the purpose or purposes for which the meeting is called.

4.11     Waiver of Notice

         The transactions of any meeting of the Members, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the Members not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the records or made a part of the minutes of the meeting.

4.12     Adjourned Meetings And Notice Thereof

         Any Members' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a Majority, present in person or represented by proxy, but in the absence of a quorum no other business may be transacted at any such meeting. Other than by announcement at the meeting at which such adjournment is taken, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. However, when any Members' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

4.13     Delegation of Authority To Members and Managers

         Any one or more of the Managers or Members may at any time or times, and for such period as the Members shall determine, be delegated the authority to determine questions relating to specific areas of the conduct, operation, and management of the Company. Until such direction or delegation of authority is made, however, the Members and Managers shall have the authority set forth in this Article IV and Article VI below and that given them by the Members.

4.14     Admission of New Members

         New Members may be admitted to membership in the Company with the consent of a Majority (as defined in Section 4.5) of the existing Members. A new Member must agree to be bound by the terms and provisions of the Articles of Organization and this Operating Agreement, as amended, and upon admission the new Member shall have all rights and duties of a Member of this Company.

4.15     Member Loans

         The Members may from time to time approve of a loan by a Member to the Company. Such loans ("Member Loans") shall be repaid to the lending Member in accordance with the terms of the instrument or agreement executed in connection with such Member Loan. Unless by its terms such Member Loan is expressly subordinated, the Member Loan shall be equal in priority to, and rank pari passu with, all other secured or unsecured liabilities of the Company, as appropriate.

4.16     Deadlock

                   (a) For purposes of this Agreement, the term "Major Decision" shall mean any action (or election not to act) by or on behalf of the Company which may have, or which may be anticipated to have, a material effect on the business and operation of the Company, including, without limitation, any matters materially affecting the ownership, operation, development, construction, financing, marketing and sale of any real property owned by the Company. Major Decisions shall include, without limitation, any contract or related series of contracts having a value in excess of Twenty Thousand Dollars ($20,000) and any Member Loans or other loans to be obtained by or on behalf of the Company, whether secured or unsecured.

                   (b) All Major Decisions shall be subject to the prior approval of a majority of the Managers. In the event the Managers are evenly divided with respect to a Major Decision and a majority of the Managers are unable to agree with respect to a proposed course of action concerning such Major Decision, the Managers shall immediately call a special meeting ("Election Meeting") pursuant to
         Section 4.10 hereof at which the Managers shall resign and new Managers shall be elected.

                   (c) In the event the Members, pursuant to a Majority thereof, are unable to elect Managers at the Election Meeting, or any other meeting, or elect Managers who continue to be evenly divided with respect to a Major Decision, a deadlock (the "Deadlock") shall be deemed to exist.

                   (d) For a period of thirty (30) days after a Deadlock occurs, a Majority of the Members (the "Offering Members") may, upon written notice to the remaining Members (the "Offering Notice"), propose a price per each one percent (1%) of outstanding Membership Interests (the "Offering Price") at which the Offering Members are willing to either (i) sell to the other Members all of the Offering Members' Membership Interests or (ii) purchase from the other Members all of their Membership Interests, subject to the terms of this Operating Agreement. The other Members shall have a period of three (3) days after delivery of the Offering Notice in which to elect, by written notice to the Offering Members (the "Response Notice") to either (i) purchase all of the Membership Interests of the Offering Members at the Offering Price or (ii) sell all of their Membership Interests to the Offering Members at the Offering Price. Such transaction shall be consummated within five (5) days after delivery of the Response Notice and the purchase price for the Membership Interests sold or purchased shall be payable pursuant to the terms set forth in Section 5.3(c)(ii) below.

                   (e) Should a transaction not be consummated pursuant to a Response Notice as set forth in Section 4.16(d) above within thirty
         (30) days after a Deadlock occurs, the Deadlock shall then become an event of dissolution under Section 11.1 below and the Company shall be dissolved pursuant to Article XI of this Operating Agreement.


                                    ARTICLE V
                         TRANSFER OF MEMBERS' INTERESTS

5.1      Transfer of Members' Interests

         The Membership Interest of each Member of this Company is personal property. Except as otherwise provided in this Operating Agreement, the transfer of a Member's Membership Interest is restricted. The transfer of a Member's Membership Interest shall include a gift, sale, transfer, assignment, hypothecation, pledge, encumbrance or any other disposition, whether voluntary or involuntary, by operation of law or otherwise, including, without limitation, any transfer occurring upon or by virtue of the bankruptcy or insolvency of a Member; the appointment of a receiver, trustee or conservator or guardian for a Member or his property; or pursuant to the will of a Member or the laws of descent and distribution in the event of a Member's death; pursuant to court order in the event of divorce, marital dissolution, legal separation or similar proceedings; or pursuant to any loan or security agreement under which any of the Member's Membership Interests are pledged or otherwise serve as collateral, as well as the transfer of any such Membership Interest in the event recourse is made to such collateral.

         If a Majority of the other Members, other than the Member proposing to dispose of his Membership Interest ("Transferring Member") and without considering the Transferring Member's Membership Interest as outstanding in determining such a Majority, do not approve of a proposed transfer or assignment by written consent, the transferee of the Member's Membership Interest has no right to participate in the management of the business and affairs of the Company or to become a Member. The transferee is only entitled to receive the share of profits or other compensation by way of income and the return of contributions, to which the Transferring Member would otherwise be entitled. If the transfer is approved by a Majority of the other Members of the Company by written consent, the transferee has all the rights and powers and is subject to all the restrictions and liabilities of his assignor, has the right to participate in the management of the business and affairs of the Company and becomes a substituted Member.

5.2      No Transfer Permitted Under Certain Circumstances

         Notwithstanding any other provision of this Agreement, a Member shall not transfer all or any part of his Membership Interest if such transfer would cause the termination of the Company for federal income tax purposes or would violate any applicable federal or state securities laws.

5.3      Right of First Refusal

         Except as otherwise provided in this Operating Agreement or the laws of the State of Nevada, no Member shall during the term of this Operating Agreement transfer all or any portion of his Membership Interest, or any interest therein, whether now owned or hereafter acquired without first complying with the requirements of this Operating Agreement, unless such Member shall first give the Company and, if appropriate hereunder, the other Member(s) the opportunity to purchase or acquire all or a portion of such Member's interest proposed to be disposed of in accordance with the following provisions:

                   (a) In the event that any Member shall receive a bona fide offer for the transfer of all or part of his Membership Interest (the "Proposed Transfer") (the Transferring Member shall have the obligation to prove that an offer is bona fide) and desires to accept such offer, or in the event that any Member shall otherwise desire to transfer all or part of such Member's Membership Interest, the Member shall, prior to accepting such offer, give the Managers of the Company written notice of intention to make a transfer. Such notice shall set forth the name of the proposed transferee(s), the interest proposed to be disposed of (the "Offered Interest"), the price, the terms of payment, all other material terms of the proposed transaction and shall specify a mailing address for purposes of any return notice hereunder. The Company shall have the option for a period of ten (10) days from the actual receipt of such notice to agree to purchase or acquire all or any portion of the Offered Interest, on the same terms as those offered to the proposed transferee, subject to Section 5.3(c) hereof. The Company may exercise this option to purchase only by giving written notice to the Transferring Member.

                   (b) If the Company declines or fails to exercise its option to purchase or acquire all or any portion of the Offered Interest pursuant to Section 5.3(a) above, or is legally unable to do so, the Transferring Member shall give written notice to the other Members containing the same information as set forth in the notice given pursuant to Section 5.3(a) above and further setting forth the Offered Interest that the Company has not agreed to purchase or acquire. The Members receiving the notice shall in turn have ten (10) days from the actual receipt of such notice to agree to purchase or acquire all or any portion of the Offered Interest that the Company has not agreed to purchase or acquire, on the same terms and conditions as those offered to the proposed transferee, subject to Section 5.3(c) hereof. The other Members may exercise this option to purchase only by giving written notice to the Transferring Member. In the event that more than one person has an option to purchase hereunder, such persons may exercise such option pro rata in accordance with their respective Membership Interests, and if any such person declines or fails to purchase his pro rata portion of the Offered Interest, or any portion thereof, the other persons having such option shall have the right to purchase that portion pro rata in accordance with their respective Membership Interests (or otherwise by agreement).

                   (c) The terms of any acquisition pursuant to Section 5.3 hereof shall be as follows:

                            (1) In the event that a proposed  transferee  of any
                  Offered Interest has offered to acquire such Offered Interest for a consideration consisting in whole or in part of assets other than cash, cash equivalents or unsecured (other than by the Offered Interest) promissory notes, any persons having options to purchase or acquire such Offered Interest pursuant to Sections 5.3(a) and 5.3(b) above shall be deemed to have agreed to purchase or acquire such Offered Interest "on the same terms as those offered to the proposed transferee" if such persons agree to pay in a lump sum (or in cash installments as permitted by Section 5.3(c)(ii)) an amount equal to the fair market value of such other form of consideration. The fair market value of such other consideration shall be as follows:

                                     (A)  If  such  other   consideration  is  a
                           security publicly traded in the United States in the over-the-counter market and not on the Nasdaq National Market nor on any national securities exchange, the closing per share bid price for such security on the trading day immediately preceding the day of the closing on the purchase or acquisition of the Offered Interests, as reported by Nasdaq or an equivalent generally accepted reporting service;

                                     (B)  If  such  other   consideration  is  a
                           security publicly traded in the United States on the Nasdaq National Market or on a national securities exchange, the per share closing price for such security on the Nasdaq National Market or on the principal stock exchange on which it is listed on the trading day immediately preceding the day of the closing on the purchase or acquisition of the Offered Interests; such closing price being the last reported sale price, or in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case in the Nasdaq National Market or on the principal national securities exchange on which the security is then listed;

                                     (C) If such other consideration is an asset
                           (other than a security specified in clause (A) or (B) above) having a readily determinable value by reference to a generally accepted published reporting source or service, the last sale price for such asset reported by such source or service during the trading day immediately preceding the day of the closing on the purchase or acquisition of the Offered Interests; or

                                     (D) In all other cases, the appraised value
                           of such other consideration will be determined by a qualified independent appraiser selected by the mutual agreement of the Transferring Member on the one hand and a Majority of the other Member(s) on the other hand. In such event, a copy of the notice of intent to make a disposition shall be sent to each other Member at the same time as such notice is sent to the Company. In the event that the Members cannot mutually agree on an appraiser within fifteen (15) days after the notice of intent to make a disposition is actually received by the Company, a qualified appraiser shall be appointed by the American Arbitration Association in Las Vegas, Nevada. The appraised value of such other consideration shall be final and binding on all parties hereto. All costs associated with such an appraisal, including without limitation appraisal fees and the fees of the American Arbitration Association, if any, shall be paid by the Transferring Member. The time period set forth herein shall be tolled until the Company actually receives a copy of the appraiser's report, in accordance with the notice provisions hereof, a copy of which report shall accompany all notices given by the Transferring Member.

                            (2) The Company and each of the other  Members shall
                  be permitted, at its or their option, to purchase all or any portion of the Offered Interest in exchange for a promissory note in the principal amount of the purchase price payable in not more than sixty (60) equal monthly installments of principal and interest with interest at the prime rate of interest charged by Bank of America Nevada on the closing of the acquisition or purchase plus two percent (2%) per annum (or any lower rate offered by the proposed transferee) but in any event not in excess of the maximum rate of interest then permitted by applicable law. Any such note or notes shall be secured by the Offered Interest purchased in exchange therefor and shall be prepayable without penalty in whole or in part at any time. Prior to the payment in full of any such note or notes, no distributions or other payments shall be made directly or indirectly by the Company to the remaining Members or any person or entities relating to the remaining Members (other than payments incurred in the ordinary course of the Company's business) unless and to the extent such distributions or other payments are applied toward prepayment of such note or notes.

                   (d) The purchase of the Offered Interest shall be closed at the time specified in the notice from the Transferring Member as the time set for the closing of the proposed transfer, but in no event earlier than thirty (30) days following the exercise or expiration, as the case may be, of the last available option to purchase.

                   (e) If all of the Offered Interests are not purchased by the Company or the Members, or both, pursuant to the options provided for above, then such unpurchased portion of the Offered Interest may, subject to this Operating Agreement and applicable laws, be transferred within ten (10) days from the date on which the last available option to purchase above expires to the person and on the terms specified in the notice of intention to make a disposition. Such transferee shall receive and hold such Membership Interest subject to all provisions and restrictions of this Operating Agreement, except that neither the Company nor any other Member shall be required to purchase any of such Membership Interest from such transferee or any subsequent transferee pursuant to Section 5.3 hereof, and except that no such transferee or subsequent transferee shall have any rights to purchase any Offered Interest pursuant to this Operating Agreement. Any transfer of the Offered Interest after the end of such ten (10) day period or any material change in the terms of the Proposed Transfer from the terms set forth in the original notice shall require a new notice of intention to make a transfer. Any transfer in violation of any provision of this Agreement shall be void and ineffectual and shall not operate to transfer any interest or title to the purported transferee.

                   (f) Notwithstanding any other provision hereof to the contrary, neither the Company nor any Member will be required to close on the purchase or acquisition of any Membership Interest in accordance therewith unless the representations and warranties of the Transferring Member shall be true and correct in all material respects as of the date of such closing, and the Transferring Member shall deliver a certificate to such effect to the purchasing parties dated as of the closing date. Any such Membership Interest not purchased or acquired as a result of such a breach may not be disposed of to the otherwise proposed transferee(s).

                   (g) Any notice required to be given in accordance with this section shall be hand delivered to the Manager of the Company by hand or via overnight courier at the principal office of the Company.

5.4      Authority of the Company to Purchase Interest

         All rights and obligations of the Company to purchase any Membership Interest of a Member are subject to the restrictions set forth in the statutes of the State of Nevada, if any, and to such other applicable restrictions as are now or may hereafter become effective. Any redemption of such Membership Interest by the Company shall be made only out of funds legally available therefor.

5.5      Representations and Warranties of the Members

         Each of the Members represents and warrants to the Company and the other Members with respect to himself as follows:

                   (a) Such Member is the lawful owner of and has the full right, power and authority to sell, transfer and deliver the Membership Interest of the Company set forth next to his name on Schedule A hereto and the sale, transfer and delivery of such Membership Interests of the Company in accordance therewith will transfer good and marketable title thereto free and clear of all liens, encumbrances, claims or rights of third parties of every kind and nature whatsoever, subject only to the provisions of this Operating Agreement.

                   (b) The Membership Interests of the Company owned by such Member as set forth on Schedule A hereto have been duly authorized and are fully paid and non assessable. There are no existing options, warrants, calls or commitments on the part of any Member relating to such Membership Interests of the Company which will not be terminated concurrently with the execution of this Operating Agreement. No voting agreements or restrictions of any kind other than those set forth in this Operating Agreement affect the rights of any such Membership Interests of the Company or such Member.

                   (c) Such Member has the right and power to enter into this Operating Agreement, and this Operating Agreement has been fully executed and delivered and constitutes the valid and binding obligation of such Member. No consent of any person not a party to this Operating Agreement and no consent of any governmental authority is required to be obtained on the part of such Member in connection with or resulting from the execution or performance of this Operating Agreement.

5.6      Transferee's Invested Capital

         In the event a transferee acquires all or part of the Membership Interest of an existing Member or Members, the transferee's Invested Capital and Capital Account, for purposes of this Operating Agreement, shall be the Invested Capital and Capital Account of the transferring Member or Members, with respect to the Membership Interest acquired by the transferee.


                                   ARTICLE VI
                                    MANAGERS

6.1      Election

         The Members agree that the business of the Company shall be managed by three (3) Managers. Each Manager of this Company shall be chosen annually by the Members and each shall hold office until such Manager shall resign or shall be removed or otherwise disqualified to serve, or the Manager's successor shall be elected and qualified.

6.2      Removal, Resignation and Vacancies

         The Members may remove any Manager, either with or without cause in accordance with the terms of this Operating Agreement. Any Manager may resign at any time by giving written notice to the Members. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Members may replace any vacancy in the office of any Manager.

6.3      Managers' Powers

         The Managers shall be the chief executives of the Company and each, individually, shall have the following powers:

                   (a) Select and remove all employees, agents and representatives of the Company, prescribe such powers and duties for them as may be consistent with law, with the Articles of Organization or this Operating Agreement, fix their compensation, and require from them security for faithful service.

                   (b) Conduct, manage and control the affairs and business of the Company, and to make such rules and regulations therefor consistent with the law, with the Articles of Organization or this Operating Agreement.

                   (c) Change the principal office of this Company from one location to another; to fix and locate from time to time one or more subsidiary offices of the Company; and to designate any place for the holding of any Members' meeting or meetings.

                   (d) Borrow money and incur indebtedness for the purpose of the Company, and to cause to be executed and delivered therefor, in the Company name, promissory notes, bonds, and debentures.

                   (e) Appoint an executive committee and other committees, and delegate to the executive committee any of the powers and authority of the Manager in the management of the business and affairs of the Company. The Manager, in his discretion, may or may not be a member of an executive committee.

 6.4      Bank Accounts

         From time to time, the Manager may designate a person or persons, whether such persons be the Manager or not, to open and maintain one or more bank accounts; rent safety deposit boxes or vaults; sign checks, written directions, or other instruments to withdraw all or any part of the funds belonging to the Company and on deposit in any savings account or checking account; negotiate and purchase certificates of deposit, obtain access to the Company's safety deposit box or boxes, and, generally, sign such forms on behalf of the Company as may be required to conduct the banking activities of the Company.


                                   ARTICLE VII
                               PROFITS AND LOSSES

7.1      Net Profits and Losses

         Subject to the provisions of Section 7.4 hereof the "Net Profits and Losses" of the Company for any Company taxable year shall be allocated and credited to the Members' Capital Accounts in proportion to the Invested Capital of each respective Member as defined in Section 3.4 hereof. The term "Net Profits and Losses" of the Company shall mean the net income or loss of the Company, as determined by auditors or accountants employed by the Company, in accordance with Section 703 of the Code, applied consistently with prior periods.

7.2      Allocations of Deductions

                   (a) Company Nonrecourse Deductions. Except as otherwise required by Sections 7.3 and 7.4 below, all Nonrecourse Deductions of the Company for any taxable year shall be shared by the Members in proportion to their Invested Capital on the last day of such taxable year. The amount of Nonrecourse Deductions of the Company shall be determined in accordance with Regulations Section 1.704-2(c).

                   (b) Member Nonrecourse Deductions. Except as otherwise required by Sections 7.3 and 7.4 below, all Member Nonrecourse Deductions of the Company for any taxable year shall be allocated in accordance with Regulations Section 1.704-2(i)(1). The amount of Member Nonrecourse Deductions shall be determined in accordance with Regulations Section 1.704-2(i)(2).

7.3      Special Allocations

                   (a) Qualified Income Offset. Except as provided in Section 7.3(b) below, in the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the adjusted capital account deficit of such Member as quickly as possible.

                   (b) Minimum Gain Chargeback. Notwithstanding any other provision of this Section 7.3, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member who would otherwise have an adjusted capital account deficit at the end of such year shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount and manner sufficient to eliminate such Member's adjusted capital account deficits as quickly as possible. The items to be so allocated shall be determined in accordance with Section 1.704-1(b)(4)(iv)(e) of the Regulations. Notwithstanding any other provision of this Section 7.3(b), if there is a net decrease in Minimum Gain attributable to Member Nonrecourse Debt during a Company Taxable Year, each Member with a share of the Minimum Gain attributable to such member Nonrecourse Debt shall be allocated items of income and gain for such year (and, if necessary, subsequent years) in accordance with Regulations Section 1.704-(i)(4). The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i). This Section 7.3(b) is intended to comply with the minimum gain chargeback requirement in such sections of the Regulations and shall be interpreted consistently therewith.

                   (c) Allocation of Remaining Income and Gains on Sale or Other Disposition. Except as otherwise required by this Section 7.3., income and gains arising from the sale, exchange, transfer or disposition or condemnation of all or substantially all of the Company's property shall be allocated, for federal income tax purposes, among those who shall be Members on the date of such transaction or transactions as follows:

                            (1) If one or more  Members  has a negative  Capital
                  Account after such Member's Capital Account is adjusted to reflect any allocation of gains under

                  Section 7.2(b) above, but before such Member's Capital Account is adjusted to reflect any distribution under Section 8.3 below, with respect to the disposition to which this Section
                  7.3 is being applied, such income and gains shall be allocated to such Members in proportion to their negative Capital Accounts until each such Member's Capital Account equals zero.

                            (2) To the extent one or more Member's Capital Account balance is less than (i) the total of all Members'
                  Capital Account balances times (ii) such Member's Invested Capital in the Company (a "Capital Disparity"), such income and gains shall be allocated among such Members in proportion to Capital Disparities until all of the Members' Capital Accounts are, as nearly as possible, in proportion to their Invested Capital.

                            (3) The  balance of such  income and gains  shall be
                  allocated to the Members in proportion to their Invested Capital.

                   (d) Assignments. In the event of an assignment of a Membership Interest (other than an assignment by reason of the death of a Member), the assignor's distributive share of Company income, gains, loss, deductions and credits and expenditures not deductible in computing its taxable income (in respect of the interest so assigned) shall be the share of such items attributable to such Membership Interest accruing prior to such assignment (based on an interim closing of the books of the Company), and the assignee's share shall be the share of such items attributable to such Membership Interest after such assignment (based on such interim closing).

                   (e) Mandatory Section 704(c) Allocations. Notwithstanding the foregoing, to the extent that Code Section 704(c), Regulations Sections 1.704-3 or 1.704-1(b)(2)(iv), or any other regulations which may be proposed or promulgated under Code Section 704(c); require allocations of Company income, gains, losses or deductions in a manner which is different than that set forth above, the provisions of Section 704(c) and the regulations thereunder shall control such allocations among the Members. In the absence of a contrary agreement among the Members, such items shall be allocated in accordance with the "Traditional method with curative allocations" set forth in Regulations Section 1.704-3(c) or any successor regulation.

7.4      Curative Allocations

         The allocations set forth in Section 7.3(a) and 7.3(b) (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Sections 1.704-l(b), 1.704-2 and 1.704-3, and shall be interpreted and applied in a manner consistent therewith. Notwithstanding any other provisions of this
Article VII (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other profits, losses and items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other profits, losses and other items in the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

7.5      Federal Income Tax

         It is the intent of this Company and its Members that this Company will be governed by the applicable provisions of Subchapter K, of Chapter 1, of the Code.


                                  ARTICLE VIII
                                  DISTRIBUTIONS

8.1      Operating Distributions

         The Company's Cash Available For Distribution shall, at such times as the Managers of the Company deem advisable, be distributed among the Members in proportion to their respective Membership Interests, as of the date of any such distribution. The term "Cash Available For Distribution" shall mean the total cash revenues generated by the Company's operations (including proceeds from the sale or refinancing of Company assets), less all cash expenditures of the Company for debt service and operating expenses, and less a reasonable amount determined by the Company to be set aside for reserves.

8.2      Payment of Member Loans

         Under all circumstances, Member Loans shall be repaid first out of any Cash Available for Distribution. If a difference exists between the Members in the amount of Member Loans made to the Company, any Member with more Member Loans outstanding (in value) than another Member shall receive the first distributions of any available cash until that Member's Loan is in parity with the other Member Loans, if any. Thereafter, the Member Loans will be repaid ratably to the Members with Loans. It is the intention of the Members that Member Loans will be repaid as cash is available for distribution and may result in revolving payments to the Members as additional Member Loans are advanced to the Company.

8.3      Distribution on Dissolution and Liquidation

         In the event of the dissolution and liquidation of the Company for any reason, after the payment of or provision for creditors pursuant to NRS Section
86.521 and other applicable law, the Company's assets shall be distributed among the Members in accordance with their respective positive Capital Account balances, in accordance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).


                                   ARTICLE IX
                             ACCOUNTING AND RECORDS

9.1      Records and Accounting

         The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods elected to be followed by the Company for federal income tax purposes. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business. The fiscal year of the Company for financial reporting and for federal income tax purposes shall be the calendar year.

9.2      Access to Accounting Records

         All books and records of the Company shall be maintained at any office of the Company or at the Company's principal place of business, or as determined from time to time by the Company, and each Member, and his duly authorized representative, shall have access to them at such office of the Company and the right to inspect and copy them at reasonable times. The Company shall keep all records required to be kept at the registered office of the Company by Chapter 86 of the NRS at such registered office of the Company.

9.3      Annual Tax Information

         The Managers shall use their best efforts to cause the Company to deliver to each Member within ninety (90) days after the end of each fiscal year all information necessary for the preparation of such Member's federal income tax return.

9.4      Reports to Members

         The Managers shall prepare and deliver to the Members monthly financial statements. The Company's independent certified public accountant shall prepare and deliver to the Members, within sixty (60) days after the end of the applicable period, quarterly and annual financial statements.


                                    ARTICLE X
                                      TERM

10.1  Term

         The term of this Company shall begin on the date the Articles of Organization are filed with the Nevada Secretary of State and shall continue until October 23, 2024, unless terminated prior thereto in accordance with the provisions hereof, by unanimous agreement of the Members or pursuant to Chapter 86 of the NRS.

                                   ARTICLE XI
                         DISSOLUTION OF THE COMPANY AND
                       TERMINATION OF A MEMBER'S INTEREST

11.1     Dissolution

         The Company must be dissolved on the death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or occurrence of any other event which terminates a Member's continued membership in the Company, unless the business of the Company is continued by the consent of a Majority of the remaining Members of the Company. In determining a Majority for purposes of this Article XI, only Membership Interests of remaining Members shall be considered to be outstanding.

11.2     Death of a Member; Continuation

         After the death of a Member, if a Majority of the remaining Members consent to the continuation of the business of the Company, the personal representative ("Representative") of the deceased Member and, after the distribution of the deceased Member's estate, the deceased Member's heirs or legatees, shall immediately succeed to the Membership Interest of the deceased Member in the Company, subject to the provisions of this Operating Agreement. During administration of the estate of the deceased Member, such Representative (and after distribution of the deceased Member's estate, such heirs or legatees) shall have the same rights and obligations in the Company for the remainder of the Company's term as the deceased Member would have had, if the deceased Member had survived. Such rights and obligations shall include, but shall not be limited to, the conduct of the Company's business and the share in the profits and losses of the Company.

11.3     Option To Purchase Deceased Member's Interest

         Upon the death of a Member, the Company shall have the option, within 120 days of the Member's date of death, to purchase the deceased Member's Membership Interest in the Company for an agreed upon price, or if no price can be agreed upon, the fair market value of such Membership Interest as determined by an independent qualified appraiser appointed by the Members and the deceased Member's Representative. If they cannot agree on an appraiser, the Members and such Representative shall agree on three (3) possible appraisers, place their names on pieces of paper placed into a hat, and one person chosen by the Members and such Representative shall, without looking, reach into a hat and pick out one name who shall be the appraiser. If the Company elects to purchase the Membership Interest of the deceased Member, it shall pay the agreed price or the fair market value of such Membership Interest to the deceased Member's Representative, in cash, within such 120 day period. If the Company does not purchase the Membership Interest of the deceased Member within such 120 day period, then all rights to purchase the deceased Member's Membership Interest pursuant to this Section shall terminate.

11.4     Bankruptcy

         Upon the bankruptcy of a Member (the "Bankrupt Member"), if a Majority of the remaining Members consent to the continuation of the business of the Company, the remaining Members shall have the right to purchase the entire Membership Interest of the Bankrupt Member at a price equal to the fair market value of such Membership Interest at the time of such bankruptcy, as determined by an independent qualified appraiser appointed by the Members, including the Bankrupt Member. If they cannot agree on an appraiser, the Members, including the Bankrupt Member, shall agree on three (3) possible appraisers, place their names on pieces of paper placed into a hat, and one person chosen by the Members shall, without looking, reach into the hat and pick out one name who shall be the appraiser. A purchase of a Bankrupt Member's Membership Interest shall be an all cash transaction completed within 120 days after the date the bankruptcy petition is filed by or against the Bankrupt Member. The Company shall send a notice of the bankruptcy to all the Members and each Member wishing to purchase all or part of the Bankrupt Members Membership Interest (a "Purchasing Member") must so notify all the other Members in writing within twenty (20) days after delivery of the notice. Unless they agree otherwise, if there is more than one Purchasing Member, each Purchasing Member may purchase the same proportion of the Bankrupt Member's Membership Interest as the Membership Interest of that Purchasing Member bears to the total Membership Interests of all the

Purchasing Members. If no remaining Member wishes to purchase the Bankrupt Member's Membership Interest, or the Purchasing Members do not actually purchase the Bankrupt Member's Membership Interest within the time set forth in this
Section 11.4, then all rights to purchase the Bankrupt Member's Membership Interest pursuant to this Section shall terminate.


                                   ARTICLE XII
                                  TRUST MEMBERS

12.1     Trustee Liability

         When any trustee becomes a Member of this Company, he shall be a Member not individually but solely as a trustee, in the exercise and under the power and authority conferred upon and vested in such trustee. Nothing contained in this Operating Agreement shall be construed as creating any liability on any such trustee personally to pay any amounts required to be paid hereunder, or to perform any covenant, either express or implied, contained herein; all such liability, if any, is hereby expressly waived by the other Members of this Company. Any liability of any Member which is a trust (whether to the Company or to any third person) shall be a liability to the full extent of the trust estate and shall not be a personal liability of any Trustee, grantor or beneficiary of any trust.

12.2     Status of Successor Trustees as Members

         Any successor trustee or co-trustee of any trust which is a Member shall be entitled to exercise the same rights and privileges and be subject to the same duties and obligations as the predecessor trustee. As used in this
Article XII, the term "trustee" shall include any and all such successor trustees.


                                  ARTICLE XIII
                                 INDEMNIFICATION

13.1     Indemnity

         This Company does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a Manager, Member, employee or agent of this Company, or is or was serving at the request of this Company as manager, director, officer, employee or agent of another limited liability company or corporation, against expenses, subject to the provisions of Section 13.4 below, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Company, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of this Company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

13.2     Indemnity for Actions By or In the Right of the Company

         This Company does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of this Company to procure a judgment in its favor by reason of the fact that he is or was a Member, Manager, employee or agent of this Company, or is or was serving at the request of this Company as a Member, Manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, subject to the provisions of Section 13.4 hereof, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the actions or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of this Company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to this Company or for amounts paid in settlement to this Company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

13.3     Indemnity If Successful

         To the extent that a Member, Manager, employee or agent of this Company has been .successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 13.1 and 13.2, or in defense of any claim, issue or matter therein, this Company does hereby indemnify such person or entity against expenses, subject to the provisions of Section 13.4 hereof, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

13.4     Expenses

         Any indemnification under Sections 13.1 and 13.2, unless ordered by a court or advanced pursuant to Section 13.5 below, must be made by this Company only as authorized in the specific case upon a determination that indemnification of the Member, Manager, employee or agent is proper in the circumstances. The determination must be made:

                   (a) By a majority vote of Managers who were not parties to the act, suit or proceeding;

                   (b) If, pursuant to majority vote, Managers who were not parties to the act, suit or proceeding so order, by independent legal counsel in a written opinion; or

                   (c) If a vote of Managers who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

         For purposes of this Section 13.4, each Manager shall have one vote.

 13.5     Advance Payment of Expenses

         The expenses of Members and Managers incurred in defending a civil or criminal action, suit or proceeding shall be paid by this Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Member or Manager to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by this Company. The provisions of this subsection do not affect any rights to advancement of expenses to which personnel other than Members or Managers may be entitled under any contract or otherwise by law.

13.6     Other Arrangements Not Excluded

         The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article XIII:

                   (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Organization or any agreement, vote of Members or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 13.2 above or for the advancement of expenses made pursuant to Section 13.5 above, may not be made to or on behalf of any Member or Manager if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                   (b) Continues for a person who has ceased to be a Member, Manager, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.


                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

14.1     Complete Agreement

         This Operating Agreement, and the Articles of Organization, constitute the complete and exclusive statement of the agreement among the Members with respect to the subject matter contained therein. This Operating Agreement and the Articles of Organization replace and supersede all prior agreements by and among the Members or any of them. This Operating Agreement and the Articles of Organization supersede all prior written and oral statements and no representation, statement, or condition or warranty not contained in this Operating Agreement or the Articles of Organization will be binding on the Members or be of any force and effect whatsoever.

14.2     Amendments

         This Operating Agreement may be amended by the Members but only at a special or annual meeting of the Members, not by written consent, and only if the notice of the intention to amend the Operating Agreement was contained in the notice of the meeting, or such notice of a meeting is waived by all Members.

14.3     Applicable Law

         This Operating Agreement, and its application, shall be governed exclusively by its terms and by the laws of the State of Nevada.

14.4     Headings

         The headings in this Operating Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Operating Agreement or any provisions contained herein.

14.5     Severability

         If any provision of this Operating Agreement or the application thereof to any person or circumstance shall be deemed invalid, illegal or unenforceable to any extent, the remainder of this Operating Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

14.6     Expenses

         If any litigation or other proceeding is commenced in connection with or related to this Operating Agreement, the prevailing party shall be entitled to recover from the losing party all of the incidental costs and reasonable attorneys' fees, whether or not a final judgment is rendered.

14.7     Heirs, Successors and Assigns

         Each and all of the covenants, terms, provisions and agreements contained in this Operating Agreement shall be binding upon and inure to the benefit of the existing Members all new and substituted Members, and their respective assignees (whether permitted by this Agreement or not), heirs, legal representatives, successors and assigns.

14.8     Execution

         This Operating Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

14.9     Power of Attorney

         Each Member, in accepting this Operating Agreement, makes, constitutes and appoints the Managers and each of them, with full power of substitution, as his, her, or its attorney-in-fact and personal representative to sign, execute, certify, acknowledge, file and record the Articles of Organization, and to sign, execute, certify, acknowledge, file and record all appropriate instruments amending the Articles of Organization and this Operating Agreement on behalf of each such Member. In particular, the Manager as attorney-in-fact may sign, acknowledge, certify, file and record on behalf of each Member such instruments, agreements and documents which: (1) reflect any amendments to the Articles of Organization or Operating Agreement; (2) reflect the admission or withdrawal of a Member; and (3) may otherwise be required of the Company, a Member or by law. The Power of

Attorney herein given by each Member is a durable power and will survive the disability or incapacity of the principal.


         IN WITNESS WHEREOF, this Operating Agreement was adopted by a unanimous action of the Members of this Company pursuant to a Written Consent dated October 24, 1994.

                                          MEMBERS:


                                          ANAGRAM INTERNATIONAL, INC.
                                          A Minnesota corporation


                                          By/s/ Jim Plutt
                                            ------------------------------------
                                            Jim Plutt, Secretary

                                          ANAGRAM INTERNATIONAL HOLDINGS, INC.
                                          a Minnesota corporation


                                          By/s/ Jim Plutt
                                            ------------------------------------
                                            Jim Plutt, Secretary

                            CERTIFICATE OF FORMATION

                                       OF

                   ANAGRAM EDEN PRAIRIE PROPERTY HOLDINGS LLC



               (UNDER THE DELAWARE LIMITED LIABILITY COMPANY ACT)


                  This Certificate of Formation of Anagram Eden Prairie Property Holdings LLC (the "Company"), dated as of September 9, 1998, is being duly executed and filed by the undersigned as an authorized person and the sole initial member, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. [Section] 18-101, et seq.) (the "Act").

                  FIRST: The name of the limited liability company formed hereby is Anagram Eden Prairie Property Holdings LLC.

                  SECOND: The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  FOURTH: The overall management and control of the business and affairs of the Company shall be vested in the member, or if more than one member, the members. If the Company shall have more than one member at any time or from time to time, all decisions with respect to the business and affairs of the Company shall require the unanimous consent of the members. The sole initial member of the Company shall be Amscan Holdings, Inc., a Delaware corporation ("Amscan"). Members of the Company shall also be any one or more persons who become a successor or additional member by the unanimous consent of the then existing members.

                  FIFTH: The business purposes for which the Company is formed (collectively, the "Purposes") are as follows:

                   (a) To own, occupy, manage, improve, lease, restructure and operate the parcels of land and the improvements thereon known as 7700 Anagram Drive, Eden Prairie, Minnesota and the easements appurtenant thereto (collectively, the "Property") and to conduct activities incidental thereto;

                   (b) To guarantee (any such guarantee, a "Permitted Guarantee") the indebtedness of Amscan (the "Indebtedness") to be evidenced by a certain Amended and Restated Revolving Loan Credit Agreement and a certain Amended and Restated Axel Credit

Agreement, each to be entered into among Amscan, as Borrower, Goldman Sachs Credit Partners, L.P., as Arranger and Syndication Agent (together with its successors, the "Collateral Agent"), Fleet National Bank, as Administrative Agent, and the Lenders to be listed therein (collectively and as may be amended, modified or supplemented from time to time, the "Credit Agreements"); and

                   (c) Subject to any limitations expressly set forth herein, to do all things necessary, suitable or proper under the Act for the accomplishment of, or in furtherance of, any of the Purposes set forth herein and to do every other act or acts incidental to, or arising from, or connected with, any of such Purposes;

PROVIDED, HOWEVER, that except as may be permitted by the Credit Agreements and the other documents and instruments evidencing or securing the Indebtedness, the Company shall be prohibited from (i) incurring indebtedness for borrowed money,
(ii) guaranteeing or otherwise obligating itself with respect to the indebtedness of any other person, (iii) holding out its credit as being available to satisfy the obligations of any other person, or (iv) otherwise entering into any loan or credit agreement, pledge or security agreement, mortgage or deed of trust, or other written agreement or instrument which evidences or secures indebtedness for borrowed money, except for a Permitted Guarantee, and neither the foregoing enumeration of the Purposes for which the Company is formed nor any other provision in this Certificate of Formation shall be construed to authorize the Company to do any such prohibited act or thing or enter into any such prohibited agreement.

                  SIXTH: The personal liability of the members of the Company is eliminated or limited to the fullest extent permitted by the provisions of
Section 18-108 of the Act, as the same may hereafter be amended and supplemented, and none of such members are to be liable in their capacity as members for any of the debts, obligations or liabilities of the Company.

                  SEVENTH: (a) For as long as a Permitted Guarantee remains outstanding and upon the written request of the Collateral Agent, the members shall appoint an Independent Manager designated by the Collateral Agent (the "Independent Manager"). To the fullest extent permitted by Section 18-1101(c) of the Act, the Independent Manager shall have no duty (fiduciary or otherwise) to consent or vote in favor of the institution of any proceedings, the filing of any petition, or the taking of any action, in each case concerning the matters more fully described in Paragraphs Eighth, Ninth and Tenth of this Certificate of Formation, or to take or omit to take any other action under this Certificate of Formation or to take any action that would result in an event of default under the Credit Agreements.

                   (b) No resignation or removal of the Independent Manager, and no appointment of a successor Independent Manager, shall be effective until the successor Independent Manager shall have accepted his, her or its appointment by a written instrument. All rights, power and authority of the Independent Manager shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Certificate of Formation.

                   (c) The Independent Manager may resign and be discharged of this Certificate of Formation effective upon the appointment of a successor Independent Manager, upon not less than thirty (30) days' prior written notice to the members, and, if a Permitted Guarantee remains outstanding, the Collateral Agent. Upon receiving such notice of resignation, the members shall promptly appoint a successor Independent Manager acceptable to the Collateral Agent by written instrument or instruments delivered to such resigning Independent Manager and the successor Independent Manager. If no successor Independent Manager shall have been appointed within thirty (30) days after notice of such resignation has been delivered, the Independent Manager may apply to a court of competent jurisdiction for the appointment of a successor Independent Manager. Such court may thereupon, after such notice, if any, as it may deem proper, prescribe and appoint a successor Independent Manager.

                   (d) Any person into which the Independent Manager may be merged or with which it may be consolidated, or any person resulting from any merger or consolidation to which the Independent Manager shall be a party, or any person which succeeds to all or substantially all of the corporate trust business of the Independent Manager, shall be the successor Independent Manager under this Certificate of Formation without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, notwithstanding anything to the contrary herein.

                  EIGHTH: (a) The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of each member, and for as long as a Permitted Guarantee remains outstanding, the written consent of the Independent Manager; or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

                   (b) The bankruptcy (as defined in Section 18-101(l) of the Act) of a member shall not cause such member to cease to be a member of the Company, and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

                   (c) With the exception of any event set forth in this Paragraph Eighth, the Company shall not be dissolved by any other event or vote set forth in Section 18-801 of the Act.

                   (d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

                  NINTH: The unanimous vote of the members shall be required, and for so long as a Permitted Guarantee remains outstanding, the consent of the Independent Manager shall be required, in order to take any of the following actions:

                  (a) cause the Company to become insolvent;

                  (b) commence any case, proceeding or other action on behalf of the Company under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors;

                  (c) institute proceedings to have the Company adjudicated as bankrupt or insolvent;

                  (d) consent to the institution of bankruptcy or insolvency proceedings against the Company;

                  (e) file a petition or consent to a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief on behalf of the Company of its debts under any federal or state law relating to bankruptcy;

                  (f) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or a substantial portion of the properties of the Company;

                  (g) make any assignment for the benefit of the Company's creditors; or

                  (h) take any action or cause the Company to take any action in furtherance of any of the foregoing.

                  TENTH: For so long as a Permitted Guarantee remains outstanding, the Company shall not be authorized to:

                  (a) amend this Certificate of Formation, except with the prior written consent of the Independent Manager;

                  (b) engage in any business activity not contemplated by the Purposes;

                  (c) dissolve, liquidate, consolidate, merge, or sell all or substantially all of its assets; or

                  (d) transfer its interest in the Property, or any portion thereof.

                  ELEVENTH: The Company shall:

                  (a) not commingle its assets with those of any other entity and shall hold its assets in its own name;

                  (b) conduct its own business in its own name;

                  (c) maintain bank accounts, books, records, accounts and financial statements separate from any other entity;

                  (d) maintain its books, records, resolutions and agreements as official records and separate from any other entity;

                  (e) pay its own liabilities out of its own funds;

                  (f) maintain adequate capital in light of contemplated business operations;

                  (g) observe all formalities of a limited liability company organized under the Act;

                  (h) maintain an arm's length relationship with its affiliates;

                  (i) pay the salaries of its own employees, if any;

                  (j) not acquire obligations or securities of its partners, members or shareholders;

                  (k) allocate fairly and reasonably any overhead for shared office space;

                  (l) use separate stationary, invoices, and checks;

                  (m) hold itself out as a separate entity and correct any known misunderstanding regarding its separate identity; and

                  (n) not identify itself or any of its affiliates as a division or part of the other.

                  TWELFTH: (a) Except as limited by Subparagraph (a) of the Tenth Paragraph of this Certificate of Formation, the Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Formation, in the manner now or hereafter prescribed by statute, and all rights conferred upon members herein are granted subject to this reservation.

                  (b) If any of the provisions of this Certificate of Formation, or the application thereof to any person, party or circumstances, shall, to any extent, be invalid, the remainder of this Certificate of Formation, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid, shall not be affected thereby, and every provision of this Certificate of Formation, shall be valid to the fullest extent permitted by law.

                  THIRTEENTH: This Certificate of Formation contains the entire understanding between and among the members of the Company respecting the subject matter hereof, and shall further constitute the limited liability company agreement as contemplated by the provisions of Section 18-201 of the Delaware Limited Liability Company Act.

Signed on September 9, 1998, and
affirmed, under penalties of perjury.


                                      AMSCAN HOLDINGS, INC.,
                                      in its capacity as sole initial member of the Company


                                      By: /s/James M. Harrison
                                           Name:  James M. Harrison
                                           Title: President

                             SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE dated as of September 17, 1998 between Anagram International, Inc., a Minnesota corporation, Anagram International Holdings, Inc., a Minnesota corporation, Anagram International, LLC, a Nevada limited liability company and Anagram Eden Prairie Holdings LLC, a Delaware limited liability company (each a "New Guarantor" and, together with the Persons identified on Exhibit C to the Indenture referred to below and any other Guarantors that execute this form of Supplemental Indenture, the "Guarantors"), each a Subsidiary of Amscan Holdings, Inc., a Delaware corporation, or its successors and assigns (the "Company"), and IBJ Schroder Bank & Trust Company, as trustee under the indenture referred to below (the "Trustee").

                                   WITNESSETH

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture dated as of December 19, 1997, as amended by a supplemental indenture dated as of September 17, 1998, (the "Indenture"), providing for the issuance of an aggregate principal amount of $200.0 million of 9.875% Senior Subordinated Notes Due 2007 (the "Senior Subordinated Notes");

     WHEREAS, the Indenture provides that under certain circumstances each New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which each New Guarantor shall unconditionally guarantee all of the Company's Obligations under the Senior Subordinated Notes on the terms and conditions set forth herein (the "Senior Subordinated Guarantee"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Senior Subordinated Notes as follows:

     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. Counterpart to the Indenture. This Supplemental Indenture specifically incorporates, restates and reaffirms all of the warranties, representations, covenants and other provisions of the Indenture, notwithstanding the fact that such provisions are not restated herein. By executing this Supplemental Indenture, each New Guarantor subscribes to all of the covenants and other provisions in the Indenture as applicable to the Guarantors, and each New Guarantor hereby agrees that it shall be bound by all of the provisions of the Indenture. Upon execution, this Supplemental Indenture shall become part of the Indenture and the rights and obligations of each New Guarantor hereunder shall be construed to be identical to the rights and obligations of the Guarantors under the Indenture. Reference is hereby made to the Indenture for the precise terms of this Supplemental Indenture. In the event of any conflict between the provisions herein and the provisions of the Indenture, the Indenture shall control.

     3. Agreement to Guarantee. Each New Guarantor hereby agrees as follows:

     (a) Subject to Article 11 of the Indenture, each New Guarantor, jointly and severally with the other Guarantors, hereby unconditionally guarantees to each Holder of a Senior Subordinated Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Senior Subordinated Notes or the Obligations of the Company under the Indenture or the Senior Subordinated Notes, that: (a) the principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Senior Subordinated Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and (to the extent permitted by law) interest on the overdue principal of, premium and interest, including Liquidated Damages, on the Senior Subordinated Notes, if any, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Senior Subordinated Notes shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Senior Subordinated Notes; and (b) in case of any extension of time for payment or renewal of any Senior Subordinated Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors shall be obligated to pay the same immediately whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.02 of the Indenture. Each New Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     (b) Each New Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Subordinated Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Subordinated Notes with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each New Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to
Article 11 of the Indenture, this Senior Subordinated Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Subordinated Notes and the Indenture.

     (c) If any Holder of Senior Subordinated Notes or the Trustee is required by any court or otherwise to return to the Company or the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Senior Subordinated Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     (d) Each New Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Senior Subordinated Notes in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each New Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Senior Subordinated Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 6.02 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Senior Subordinated Guarantee. The Guarantors shall have the right to seek contribution from any non-paying New Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Senior Subordinated Guarantees.

     4. Subordination of Senior Subordinated Guarantee. The Obligations of each New Guarantor under its Senior Subordinated Guarantee pursuant to Article 11 of the Indenture shall be junior and subordinated to the Senior Guarantee of such New Guarantor on the same basis as the Senior Subordinated Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Senior Subordinated Notes pursuant to the Indenture, including Article 10 thereof.

     5. Limitation on Guarantor Liability. Each New Guarantor, and by its acceptance of Senior Subordinated Notes, each Holder, hereby confirms that it is the intention of all such parties that the Senior Subordinated Guarantee of the New Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Senior Subordinated Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and each New Guarantor hereby irrevocably agree that the obligations of each New Guarantor under its Senior Subordinated Guarantee and
Article 11 of the Indenture shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the New Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other New Guarantor in respect of the obligations of such other New Guarantor under Article 11 of the Indenture, result in the obligations of the New Guarantor under its Senior Subordinated Guarantee not constituting a fraudulent transfer or conveyance.

     6. Execution and Delivery of Senior Subordinated Guarantees. (a) To evidence its Senior Subordinated Guarantee set forth in this Supplemental Indenture and in Section 11.01 of the Indenture, each New Guarantor hereby agrees that a notation of such Senior Subordinated Guarantee substantially in the form of Exhibit D to the Indenture shall be endorsed by an Officer of the New Guarantor on each Senior Subordinated Note authenticated and delivered by the Trustee and that this Supplemental Indenture, as a counterpart to the Indenture, shall be executed on behalf of the New Guarantor by its President or one of its Vice Presidents and attested to by an Officer of the New Guarantor.

     (b) Each New Guarantor hereby agrees that its Senior Subordinated Guarantee set forth in this Supplemental Indenture and in Section 11.01 of the Indenture shall remain in full force and effect notwithstanding any failure to endorse on each Senior Subordinated Note a notation of such Senior Subordinated Guarantee.

     (c) If an Officer whose signature is on this Supplemental Indenture or on the Senior Subordinated Guarantee no longer holds that office at the time the Trustee authenticates the Senior Subordinated Note on which a Senior Subordinated Guarantee is endorsed, the Senior Subordinated Guarantee shall be valid nevertheless.

     (d) The delivery of any Senior Subordinated Note by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Senior Subordinated Guarantee set forth in the Indenture on behalf of the New Guarantor.

     7. Guarantor May Consolidate, Etc., on Certain Terms. No New Guarantor may consolidate with or merge with or into (whether or not such New Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

     (a) subject to Section 11.06 of the Indenture, the Person formed by or surviving any such consolidation or merger (if other than such New Guarantor) unconditionally assumes all the obligations of such New Guarantor under the Senior Subordinated Guarantee and the Indenture on the terms set forth in the Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee;

     (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

     (c) the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.09 of the Indenture.

In case of any such consolidation or merger and upon the assumption by the successor Person by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Senior Subordinated Guarantee endorsed upon the Senior Subordinated Notes and of the due and punctual performance of all of the covenants and conditions of the Indenture and this Supplemental Indenture to be performed by the New Guarantor, such successor Person shall succeed to and be substituted for the New Guarantor with the same effect as if it had been named in the Indenture as a New Guarantor. Such successor Person thereupon may cause to be signed any or all of the Senior Subordinated Guarantees to be endorsed upon all of the Senior Subordinated Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Senior Subordinated Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Senior Subordi-nated Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Senior Subordinated Guarantees had been issued at the date of the execution of the Indenture.

     Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) through (c) above, nothing contained in the Indenture, this Supplemental Indenture or in any of the Senior Subordinated Notes shall prevent any consolidation or merger of any New Guarantor with or into the Company or another New Guarantor, or shall prevent any sale or conveyance of the property of any Guarantor as an entirety or substantially as an entirety to the Company or another New Guarantor.

     8. Releases of Senior Subordinated Guarantees. In the event of a sale or other disposition of all or substantially all of the assets of any New Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition (including, without limitation, by foreclosure) of all of the Capital Stock of the New Guarantor, then the New Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise (including, without limitation, by foreclosure), of all of the Capital Stock of the New Guarantor) or the Person acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of the New Guarantor) shall be automatically released and relieved of any obligations under its Senior Subordinated Guarantee; provided that the Net Proceeds of such sale or other disposition are applied, as and if required, in accordance with Section
4.10 of the Indenture. In addition, if any New Guarantor is released and relieved of all obligations it may have as a guarantor under the Bank Credit Agreement, then such New Guarantor will also be automatically released and relieved of any obligations under its Senior Subordinated Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Sections 4.10 and 5.01 thereof, the Trustee shall execute any documents reasonably required in order to evidence the release of the New Guarantor from its obligations under its Senior Subordinated Guarantee.

     Any New Guarantor not released from its obligations under its Senior Subordinated Guarantee shall remain liable for the full amount of principal of and interest on the Senior Subordinated Notes and for the other obligations of any New Guarantor under the Indenture as provided in Article 11 thereof.

     9. `Trustee" to Include Paying Agent. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term "Trustee" as used in Article 11 thereto shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in Article 11 of the Indenture in place of the Trustee.

     10. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of any New Guarantor, as such, shall have any liability for any obligations of the Company or any New Guarantor under the Senior Subordinated Notes, any

Senior Subordinated Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Subordinated Notes by accepting a Senior Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Subordinated Notes.

     11. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE SENIOR SUBORDINATED GUARANTEE.

     12. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     13. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     14. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.


Dated: September 17, 1998                   Anagram International, Inc.


                                            By:/s/ James M. Harrison
                                               ---------------------------------
Attest:                                     Name:  James M. Harrison
                                            Title: Senior Vice President,
Michael A. Correale                                Treasurer and Chief Financial
-----------------------------------                Officer

Dated: September 17, 1998                   Anagram International Holdings, Inc.


                                            By:/s/ James M. Harrison
                                               ---------------------------------
Attest:                                     Name:  James M. Harrison
                                            Title: Senior Vice President,
Michael A. Correale                                Treasurer and Chief Financial
-----------------------------------                Officer

Dated: September 17, 1998                   Anagram International, LLC


                                            By:/s/ James M. Harrison
                                               ---------------------------------
Attest:                                     Name:  James M. Harrison
                                            Title: Manager
Michael A. Correale
-----------------------------------

Dated: September 17, 1998                   Anagram Eden Prairie Holdings LLC


                                            By:/s/ James M. Harrison
                                               ---------------------------------
Attest:                                     Name:  James M. Harrison
                                            Title: Senior Vice President,
Michael A. Correale                                Treasurer and Chief Financial
-----------------------------------                Officer


Dated: September 17, 1998                   IBJ Schroder Bank & Trust Company
                                              as Trustee


                                            By:/s/ Stephen J. Giurlando
Attest:                                        ---------------------------------
                                            Name:  Stephen J. Giurlando
                                            Title: Aisstant Vice President
Michael C. Daly
----------------------------------
Michael C. Daly
Assistant Secretary

                          SENIOR SUBORDINATED GUARANTEE

     The obligations of Anagram International, Inc., Anagram International Holdings, Inc., Anagram International, LLC and Anagram Eden Prairie Holdings LLC (collectively, the "New Guarantors") to the Holders of Senior Subordinated Notes and to the Trustee pursuant to this Senior Subordinated Guarantee and the Indenture dated as of December 19, 1997, as amended by the Supplemental Indenture dated as of September 17, 1998 (the "Indenture") among Amscan Holdings, Inc., the Guarantors (as defined therein) and IBJ Schroder Bank & Trust Company, as trustee, are expressly set forth in Article 11 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Senior Subordinated Guarantee. The terms of Article 11 of the Indenture are incorporated herein by reference.

     Each of the New Guarantors, jointly and severally, hereby unconditionally guarantees to each Holder of a Senior Subordinated Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Senior Subordinated Notes or the obligations of the Company under the Indenture or the Senior Subordinated Notes, that: (a) the principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Senior Subordinated Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and (to the extent permitted by law) interest on the overdue principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Senior Subordinated Notes, if any, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Senior Subordinated Notes shall be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Senior Subordinated Notes; and (b) in case of any extension of time of payment or renewal of any Senior Subordinated Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the New Guarantors shall be obligated to pay the same immediately whether or not such failure to pay has become an Event of Default which could cause acceleration pursuant to Section 6.02 of the Indenture. Each New Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     Each New Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Subordinated Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Subordinated Notes with respect to any provisions thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each New Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that, subject to Article 11 of the Indenture, this Senior Subordinated Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Subordinated Notes and the Indenture.

     If any Holder of Senior Subordinated Notes or the Trustee is required by any court or otherwise to return to the Company or the New Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the New Guarantors, any amount paid by either to the Trustee or such Holder, this Senior Subordinated Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     Each New Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Senior Subordinated Notes in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each New Guarantor further agrees that, as between the New Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Senior Subordinated Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such Obligations as provided in Section 6.02 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the New Guarantors for the purpose of this Senior Subordinated Guarantee. The New Guarantors shall have the right to seek contribution from any non-paying New Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Senior Subordinated Guarantees.

     The Obligations of each New Guarantor under this Senior Subordinated Guarantee are junior and subordinated to the Senior Guarantee of such New Guarantor on the same basis as the Senior Subordinated Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the New Guarantors only at such times as they may receive and/or retain payments in respect of the Senior Subordinated Notes pursuant to the Indenture, including Article 10 thereof.

     Each New Guarantor, and by its acceptance of Senior Subordinated Notes, each Holder, hereby confirms that it is the intention of all such parties that this Senior Subordinated Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable. To effectuate the foregoing intention, the Trustee, the Holders and the New Guarantors hereby irrevocably agree that the obligations of each New Guarantor under this Senior Subordinated Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such New Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other New Guarantor in respect of the obligations of such other New Guarantor under
Article 11 of the Indenture, result in the obligations of such New Guarantor under this Senior Subordinated Guarantee not constituting a fraudulent transfer or conveyance.

     This is a continuing Senior Subordinated Guarantee and shall remain in full force and effect and shall be binding upon each New Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the

Company's Obligations under the Senior Subordinated Notes and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Senior Subordinated Notes and, in the event of any transfer or assignment of rights by any Holder of Senior Subordinated Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and of Article 11 of the Indenture.

     This Senior Subordinated Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Subordinated Note upon which this Senior Subordinated Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers. Notwithstanding the foregoing, in the event that this Senior Subordinated Guarantee is executed subsequent to such manual signature of one of the Trustee's authorized officers on such certificate of authentication, then immediately upon the execution of this Senior Subordinated Guarantee all obligations hereunder and under the Indenture shall be valid and obligatory with respect to such Senior Subordinated Note(s) as if this Senior Subordinated Guarantee were noted thereon.

    Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                            Anagram International, Inc.


Attest:
                                            By:/s/ James M. Harrison
                                               ---------------------------------
/s/ Michael A. Correale                     Name:  James M. Harrison
--------------------------------            Title  Senior Vice President,
Name:  Michael A. Correale                         Treasurer and Chief Financial
Title  Vice President, Assistant                   Officer
       Treasurer and Secretary


                                            Anagram International Holdings, Inc.


Attest:
                                            By:/s/ James M. Harrison
                                               ---------------------------------
/s/ Michael A. Correale                     Name:  James M. Harrison
--------------------------------            Title  Senior Vice President,
Name:  Michael A. Correale                         Treasurer and Chief Financial
Title  Vice President, Assistant                   Officer
       Treasurer and Secretary

                                            Anagram International, LLC


Attest:
                                            By:/s/ James M. Harrison
                                            ------------------------------------
/s/ Michael A. Correale                     Name:  James M. Harrison
------------------------------              Title  Manager
Name:  Michael A. Correale
Title  Manager

                                            Anagram Eden Prairie Holdings LLC


Attest:
                                            By:/s/ James M. Harrison
                                            ------------------------------------
/s/ Michael A. Correale                     Name:  James M. Harrison
--------------------------------            Title  Senior Vice President,
Name:  Michael A. Correale                         Treasurer and Chief Financial
Title  Vice President, Assistant                   Officer
       Treasurer and Secretary

================================================================================


              AMENDED AND RESTATED REVOLVING LOAN CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 17, 1998

                                     AMONG

                             AMSCAN HOLDINGS, INC.,
                                  AS BORROWER

                           THE LENDERS LISTED HEREIN,
                                  AS LENDERS,

                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                       AS ARRANGER AND SYNDICATION AGENT,

                                      AND

                              FLEET NATIONAL BANK,
                            AS ADMINISTRATIVE AGENT


================================================================================

                              AMSCAN HOLDINGS, INC.

              AMENDED AND RESTATED REVOLVING LOAN CREDIT AGREEMENT

                                TABLE OF CONTENTS

                                                                           PAGE

                                   SECTION 1.
                                  DEFINITIONS................................  3
         1.1      Certain Defined Terms......................................  3
         1.2      Accounting Terms; Utilization of GAAP for Purposes
                  of Calculations Under Agreement............................ 45
         1.3      Other Definitional Provisions and Rules of Construction.... 45

                                   SECTION 2.
                      AMOUNTS AND TERMS OF COMMITMENTS AND LOANS............. 46
         2.1      Commitments; Making of Loans; the Register; Notes.......... 46
         2.2      Interest on the Revolving Loans............................ 50
         2.3      Fees....................................................... 54
         2.4 Prepayments and Reductions in Revolving Loan Commitments; General Provisions Regarding Payments; Application of
                  Proceeds of Collateral and Payments Under Subsidiary
                  Guaranty................................................... 54
         2.5      Use of Proceeds............................................ 59
         2.6      Special Provisions Governing Eurodollar Rate Loans......... 60
         2.7      Increased Costs; Taxes; Capital Adequacy................... 62
         2.8      Obligation of Lenders and Issuing Lenders to Mitigate...... 67
         2.9      Defaulting Lenders......................................... 67
         2.10     Removal or Replacement of a Lender......................... 69

                                   SECTION 3.
                                LETTERS OF CREDIT............................ 71
         3.1      Issuance of Letters of Credit and Lenders' Purchase
                  of Participations Therein.................................. 71
         3.2      Letter of Credit Fees...................................... 74
         3.3      Drawings and Reimbursement of Amounts Paid Under Letters
                  of Credit.................................................. 75
         3.4      Obligations Absolute....................................... 77
         3.5      Indemnification; Nature of Issuing Lenders' Duties......... 78
         3.6      Increased Costs and Taxes Relating to Letters of Credit.... 80

                                   SECTION 4.
    CONDITIONS TO EFFECTIVENESS; CONDITIONS TO LOANS AND LETTERS OF CREDIT... 81

                                      (i)

                                                                            Page

         4.1      Conditions to Effectiveness................................ 81
         4.2      Conditions to All Revolving Loans.......................... 90
         4.3      Conditions to Letters of Credit............................ 91

                                   SECTION 5.
                     COMPANY'S REPRESENTATIONS AND WARRANTIES................ 92
         5.1      Organization, Powers, Qualification, Good Standing,
                  Business and Subsidiaries.................................. 92
         5.2      Authorization of Borrowing, etc............................ 93
         5.3      Financial Condition........................................ 94
         5.4      No Material Adverse Change................................. 95
         5.5      Title to Properties; Liens; Real Property.................. 95
         5.6      Litigation; Adverse Facts.................................. 96
         5.7      Payment of Taxes........................................... 96
         5.8      Performance of Agreements; Materially Adverse
                  Agreements; Material Contracts............................. 97
         5.9      Governmental Regulation.................................... 97
         5.10     Securities Activities...................................... 97
         5.11     Employee Benefit Plans..................................... 97
         5.12     Certain Fees............................................... 98
         5.13     Environmental Protection................................... 98
         5.14     Employee Matters........................................... 99
         5.15     Solvency................................................... 99
         5.16     Matters Relating to Collateral............................. 99
         5.17     Related Agreements.........................................100
         5.18     Disclosure.................................................101
         5.19     AXEL Credit Agreement......................................102

                                   SECTION 6.
                          COMPANY'S AFFIRMATIVE COVENANTS....................102
         6.1      Financial Statements and Other Reports.....................102
         6.2      Corporate Existence, etc...................................108
         6.3      Payment of Taxes and Claims; Tax Consolidation.............108
         6.4      Maintenance  of  Properties;  Insurance;  Application
                  of  Net  Insurance/Condemnation Proceeds...................109
         6.5      Inspection Rights; Audits of Inventory and Accounts
                  Receivable; Lender Meeting.................................111
         6.6      Compliance with Laws, etc..................................111
         6.7 Environmental Review and Investigation, Disclosure, Etc.; Company's Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental
                  Laws.......................................................111



                                      (ii)

         6.8 Execution of Subsidiary Guaranty and Personal Property Collateral Documents by Certain Subsidiaries and
                  Future Subsidiaries........................................114
         6.9      Conforming Leasehold Interests; Matters Relating to
                  Real Property Collateral...................................116
         6.10     Interest Rate Protection...................................118
         6.11     Cash Management Systems....................................119

6.12      TRADEMARKS AND PATENTS.............................................120

                                   SECTION 7.
                           COMPANY'S NEGATIVE COVENANTS......................120
         7.1      Indebtedness...............................................120
         7.2      Liens and Related Matters..................................122
         7.3      Investments; Joint Ventures................................124
         7.4      Contingent Obligations.....................................124
         7.5      Restricted Junior Payments.................................126
         7.6      Financial Covenants........................................126
         7.7      Restriction on Fundamental Changes; Asset Sales and
                  Acquisitions...............................................132
         7.8      Consolidated Capital Expenditures..........................133
         7.9      Sales and Lease-Backs......................................134
         7.10     Transactions with Shareholders and Affiliates..............134
         7.11     Disposal of Subsidiary Stock...............................135
         7.12     Conduct of Business........................................135
         7.13     Amendments  or  Waivers of Certain  Related  Agreements
                  and the  Anagram  Acquisition Agreement; Amendments of
                  Documents Relating to Subordinated Indebtedness............135
         7.14     Fiscal Year................................................136

                                   SECTION 8.
                                EVENTS OF DEFAULT............................136
         8.1      Failure to Make Payments When Due..........................136
         8.2      Default in Other Agreements................................136
         8.3      Breach of Certain Covenants................................137
         8.4      Breach of Warranty.........................................137
         8.5      Other Defaults Under Revolving Loan Documents..............137
         8.6      Involuntary Bankruptcy; Appointment of Receiver, etc.......137
         8.7      Voluntary Bankruptcy; Appointment of Receiver, etc.........138
         8.8      Judgments and Attachments..................................138
         8.9      Dissolution................................................138
         8.10     Employee Benefit Plans.....................................138
         8.11     Change in Control..........................................139

                                     (iii)

                                                                            Page

         8.12     Invalidity of Subsidiary Guaranty; Failure of Security;
                  Repudiation of Obligations.................................139
         8.13     Failure to Consummate Anagram Acquisition..................139
         8.14     Amendment of Certain Documents of Company..................139

                                   SECTION 9.
                                     AGENTS..................................141
         9.1      Appointment................................................141
         9.2      Powers and Duties; General Immunity........................142
         9.3      Representations and Warranties; No Responsibility For
                  Appraisal of Creditworthiness..............................144
         9.4      Right to Indemnity.........................................144
         9.5      Successor Agent............................................144
         9.6      Collateral Documents and Guaranties........................145

                                   SECTION 10.
                                  MISCELLANEOUS..............................146
         10.1     Assignments and Participations in Loans and Letters
                  of Credit..................................................146
         10.2     Expenses...................................................149
         10.3     Indemnity..................................................150
         10.4     Set-Off; Security Interest in Deposit Accounts.............151
         10.5     Ratable Sharing............................................152
         10.6     Amendments and Waivers.....................................152
         10.7     Independence of Covenants..................................153
         10.8     Notices....................................................154
         10.9     Survival of Representations, Warranties and Agreements.....154
         10.10    Failure or Indulgence Not Waiver; Remedies Cumulative......154
         10.11    Marshalling; Payments Set Aside............................155
         10.12    Severability...............................................155
         10.13    Obligations Several; Independent Nature of Lenders'
                  Rights.....................................................155
         10.14    Headings...................................................155
         10.15    Applicable Law.............................................156
         10.16    Successors and Assigns.....................................156
         10.17    Consent to Jurisdiction and Service of Process.............156
         10.18    Waiver of Jury Trial.......................................157
         10.19    Confidentiality............................................157
         10.20    Counterparts; Effectiveness................................158

                  Signature pages                                            S-1


                                      (iv)

                                    EXHIBITS


I                 FORM OF NOTICE OF BORROWING
II                FORM OF NOTICE OF CONVERSION/CONTINUATION
III               FORM OF NOTICE OF ISSUANCE OF LETTER OF CREDIT
IV                [INTENTIONALLY OMITTED]
V                 FORM OF REVOLVING NOTE
VI                FORM OF COMPLIANCE CERTIFICATE
VII-A             FORM OF OPINION OF WACHTELL, LIPTON, ROSEN & KATZ
VII-B             FORM OF OPINION OF KURZMAN & EISENBERG
VIII              FORM OF OPINION OF O'MELVENY & MYERS
IX                FORM OF ASSIGNMENT AGREEMENT
X                 FORM OF CERTIFICATE RE NON-BANK STATUS
XI                FORM OF FINANCIAL CONDITION CERTIFICATE
XII               FORM OF COMPANY PLEDGE AGREEMENT
XIII              FORM OF COMPANY SECURITY AGREEMENT
XIV               FORM OF SUBSIDIARY GUARANTY
XV                FORM OF SUBSIDIARY PLEDGE AGREEMENT
XVI               FORM OF SUBSIDIARY SECURITY AGREEMENT
XVII              FORM OF MORTGAGE
XVIII             FORM OF COLLATERAL ACCESS AGREEMENT
XIX               FORM OF BORROWING BASE CERTIFICATE
XX                FORM OF SUBSIDIARY PATENT AND TRADEMARK SECURITY AGREEMENT













                                      (v)

                                    SCHEDULES


2.1               LENDERS' COMMITMENTS AND PRO RATA SHARES
4.1C              CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP;
                  MANAGEMENT
4.1E-I            INDEBTEDNESS TO BE REPAID UNDER AMSCAN CREDIT AGREEMENTS
4.1E-II           INDEBTEDNESS TO BE REPAID UNDER ANAGRAM CREDIT AGREEMENTS
5.1               SUBSIDIARIES OF COMPANY
5.5               REAL PROPERTY
5.6               LITIGATION
5.8               MATERIAL CONTRACTS
5.13              ENVIRONMENTAL MATTERS
6.11              CASH MANAGEMENT SYSTEM
7.1               CERTAIN EXISTING INDEBTEDNESS
7.2               CERTAIN EXISTING LIENS
7.3               CERTAIN EXISTING INVESTMENTS
7.4               CERTAIN EXISTING CONTINGENT OBLIGATIONS
7.10              CERTAIN TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES









                                      (vi)

                             AMSCAN HOLDINGS, INC.

              AMENDED AND RESTATED REVOLVING LOAN CREDIT AGREEMENT

         This AMENDED AND RESTATED REVOLVING LOAN CREDIT AGREEMENT is dated as of September 17, 1998 and entered into by and among AMSCAN HOLDINGS, INC., a Delaware corporation ("COMPANY"), GOLDMAN SACHS CREDIT PARTNERS L.P., ("GSCP") as arranger (in such capacity, "ARRANGER"), and as syndication agent (in such capacity, "SYNDICATION AGENT"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each, including GSCP and Fleet (as hereinafter defined), individually referred to herein as a "LENDER" and collectively as "LENDERS"), and FLEET NATIONAL BANK ("FLEET"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT").


                                 R E C I T A L S
                                 - - - - - - - -

         WHEREAS, Company, Arranger, Syndication Agent, Administrative Agent and certain financial institutions ("EXISTING LENDERS") are parties to that certain Revolving Loan Credit Agreement dated as of December 19, 1997 (as heretofore amended, supplemented or otherwise modified, the "EXISTING REVOLVING LOAN CREDIT AGREEMENT") pursuant to which Existing Lenders have extended certain credit facilities to Company, a portion of the proceeds of which were applied on the Closing Date (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1) to fund a portion of the Recapitalization Financing Requirements;

         WHEREAS, Company is party to a separate AXEL Credit Agreement dated as of December 19, 1997 (as heretofore amended, supplemented, refinanced, renewed, extended, or otherwise modified from time to time, the "AXEL CREDIT AGREEMENT") with Fleet National Bank, as administrative agent ("AXEL FACILITY AGENT"), Goldman Sachs Credit Partners L.P., as arranger and syndication agent, and the financial institutions party thereto as lenders ("AXEL LENDERS") pursuant to which AXEL Lenders extended certain credit facilities to Company on the Closing Date to fund a portion of the Recapitalization Financing Requirements.

         WHEREAS, on the Closing Date, Administrative Agent and AXEL Facility Agent entered into the Intercreditor Agreement pursuant to which Administrative Agent and AXEL Facility Agent appointed Fleet to serve as collateral agent and representative (in such capacity, "COLLATERAL AGENT") for Existing Lenders, AXEL Lenders, Administrative Agent, AXEL Facility Agent and the other agents under the Existing Revolving Loan Credit Agreement and the AXEL Credit Agreement (collectively, the "SECURED PARTIES") and agreed to the terms on which the Collateral, the benefits of guarantees and the proceeds thereof are to be shared between the credit facilities;

         WHEREAS, Company has secured all of the Obligations under the Existing Revolving Loan Credit Agreement and under the other Loan Documents by granting to Collateral Agent, on behalf of Secured Parties, a first priority Lien on substantially all of its real, personal and mixed property, including a pledge of all of the capital stock of each of its Domestic Subsidiaries and 66% of the capital stock of each of its Foreign Subsidiaries;

         WHEREAS, all of the Domestic Subsidiaries of Company have guarantied the Obligations under the Existing Revolving Loan Credit Agreement and under the other Loan Documents and secured their guaranties by granting to Collateral Agent, on behalf of Secured Parties, a first priority Lien on substantially all of their respective personal and mixed property, including a pledge of all of the capital stock of each of their respective Domestic Subsidiaries and 66% of the capital stock of each of their respective Foreign Subsidiaries;

         WHEREAS, on the Restatement Effective Date, Company intends to acquire (the "ANAGRAM ACQUISITION") all of the outstanding Capital Stock (the "ANAGRAM SHARES") of Anagram International, Inc. and certain related companies (collectively, "ANAGRAM") from Garry Kieves, certain members of his family and certain trusts (collectively, the "ANAGRAM SELLERS") pursuant to the Anagram Acquisition Agreement in exchange for aggregate consideration consisting of $74,500,000 in cash plus 120 shares of newly-issued Company Common Stock (the "NEW COMPANY SHARES") plus warrants to purchase 10 shares of Company Common Stock.

         WHEREAS, Company desires that Existing Lenders amend and restate the Existing Revolving Loan Credit Agreement in its entirety to permit Company to consummate the Anagram Acquisition and to borrow Additional AXELs under the AXEL Credit Agreement in an aggregate principal amount of $40,000,000 to be added to the Existing AXELs, the proceeds of which will be used, together with (i) cash on hand at the Company and (ii) proceeds of incremental borrowings under this Agreement in an amount up to $23,500,000 plus the excess, if any, of $15,000,000 over the amount of cash on hand at the Company on the Restatement Effective Date
(1) to fund the cash portion of the consideration  for the Anagram  Acquisition,
(2) to refinance certain existing indebtedness of Anagram and its Subsidiaries, and (iii) to pay Anagram Transaction Costs;

         WHEREAS, concurrently with the amendment and restatement of the Existing Revolving Loan Credit Agreement, Company and AXEL Lenders will amend and restate the AXEL Credit Agreement in its entirety in order to permit the Additional AXELs and the Anagram Acquisition and to make certain other changes in connection therewith.

         WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing Revolving Loan

Credit Agreement or be deemed to evidence or constitute repayment of all or any portion of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Revolving Loan Credit Agreement and re-evidence the Obligations of Company outstanding thereunder; and

         WHEREAS, it is the intent of Loan Parties to confirm that all Obligations of Loan Parties under the other Loan Documents shall continue in full force and effect and that from and after the Restatement Effective Date all references to the "REVOLVING CREDIT AGREEMENT" contained therein shall be deemed to refer to this Agreement.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Agents agree that on the Restatement Effective Date the Existing Revolving Loan Credit Agreement shall be amended and restated in its entirety as follows:


                                   SECTION 1.
                                   DEFINITIONS

1.1      CERTAIN DEFINED TERMS.

         The following terms used in this Agreement shall have the following meanings:

                  "ACCOUNT" means, with respect to any Person, all present and future rights of such Person to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance.

                  "ADDITIONAL AXEL[Trademark]" or "ADDITIONAL AXELS[Trademark]" means a loan made by an AXEL Lender to Company as an amortization extended loan pursuant to subsection 2.1A(ii) of the AXEL Credit Agreement. The term AXEL is a registered trademark of Goldman, Sachs & Co.

                  "ADDITIONAL AXEL COMMITMENT" means a commitment of an AXEL Lender to make an Additional AXEL under the AXEL Credit Agreement, and "ADDITIONAL AXEL COMMITMENTS" means such commitments of all AXEL Lenders in the aggregate.

                  "ADDITIONAL AXEL NOTES" means the promissory notes of Company issued pursuant to subsection 2.1E of the AXEL Credit Agreement on the Restatement Effective Date, substantially in the form of Exhibit III annexed thereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the interest rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period; provided, however, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Adjusted Eurodollar Rates shall be the rate (rounded upward as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period.

                  If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the Adjusted Eurodollar Rate for such Interest Rate cannot be determined.

                  In the event that the Board of Governors of the Federal Reserve System shall impose a Eurodollar Rate Reserve Percentage with respect to Eurocurrency Liabilities, the Adjusted Eurodollar Rate for an Interest Period shall be equal to the amount determined above for such Interest Period divided by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 9.5A.

                  "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                  "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

                  "AGENT" means, individually, each of Arranger, Syndication Agent, Collateral Agent and Administrative Agent and "AGENTS" means Arranger, Syndication Agent, Collateral Agent and Administrative Agent, collectively.

                  "AGREEMENT" means this Amended and Restated Revolving Loan Credit Agreement dated as of September 17, 1998, as it may be amended, supplemented or otherwise modified from time to time.

                  "ANAGRAM" has the meaning assigned to such term in the recitals to this Agreement.

                  "ANAGRAM ACQUISITION" has the meaning assigned to such term in the recitals to this Agreement.

                  "ANAGRAM ACQUISITION AGREEMENT" means the Stock Purchase Agreement dated as of August 6, 1998 by and among Company and the Anagram Sellers and all exhibits and schedules thereto.

                  "ANAGRAM HEADQUARTERS FACILITY" means, as of the Restatement Effective Date, the real property in Minnesota owned in fee simple by Eden Prairie Holdings where Anagram's headquarters and manufacturing site are located.

                  "ANAGRAM INTERNATIONAL" means Anagram International, Inc., a Minnesota corporation.

                  "ANAGRAM SELLERS" has the meaning assigned to such term in the recitals to this Agreement.

                  "ANAGRAM SHARES" has the meaning assigned to such term in the recitals to this Agreement.

                  "ANAGRAM TRANSACTION COSTS" means the fees, costs and expenses payable by Company in connection with the transactions contemplated by the Anagram Acquisition Agreement, including without limitation any fees payable to Agents and Lenders on or before the Restatement Effective Date in connection therewith.

                  "APPLICABLE LEVERAGE RATIO" means, with respect to any date of determination, the Consolidated Leverage Ratio set forth in the most recent Compliance Certificate delivered pursuant to subsection 6.1(iv) hereof, provided that (i) the Applicable Leverage Ratio for the period from the Closing Date to but excluding the fifth Business Day following delivery of the first Compliance Certificate pursuant to subsection 6.1(iv) hereof, shall be deemed to be no less than 5.25:1, (ii) no change in the Applicable Leverage Ratio shall be effective until five Business Days after the date on which Administrative Agent receives a Compliance Certificate pursuant to subsection 6.1(iv) calculating the Consolidated Leverage Ratio and (iii) in the event the Company fails to deliver to the Administrative Agent a Compliance Certificate calculating the Consolidated Leverage Ratio in accordance with subsection 6.1(iv) when required thereunder, then the Applicable Leverage Ratio shall be deemed to be not less than 5.25:1 from the date such Compliance Certificate was due until the date the Company shall deliver such Compliance Certificate.

                  "APPLICABLE REVOLVING BASE RATE MARGIN" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination with any change in the Applicable Revolving Base Rate Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio.


   ================================================== ==============================================================
               APPLICABLE LEVERAGE RATIO                          APPLICABLE REVOLVING BASE RATE MARGIN
   -------------------------------------------------- --------------------------------------------------------------

   5.25:1.00 or greater                                                           1.25%
   -------------------------------------------------- --------------------------------------------------------------
   4.75:1.00 or greater, but less than 5.25:1.00                                  1.00%
   -------------------------------------------------- --------------------------------------------------------------
   4.25:1.00 or greater, but less than 4.75:1.00                                  0.75%
   -------------------------------------------------- --------------------------------------------------------------
   3.75:1.00 or greater, but less than 4.25:1.00                                  0.50%
   -------------------------------------------------- --------------------------------------------------------------
   3.25:1.00 or greater, but less than 3.75:1.00                                  0.25%
   -------------------------------------------------- --------------------------------------------------------------
   less than 3.25:1.00                                                            0.00%
   ================================================== ==============================================================


                  "APPLICABLE REVOLVING COMMITMENT FEE PERCENTAGE" means, as at any date of determination, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in the Applicable Revolving Commitment Fee Percentage to be effective on the date of any corresponding change in the Applicable Leverage
         Ratio:

   ================================================== ==============================================================
               APPLICABLE LEVERAGE RATIO                     APPLICABLE REVOLVING COMMITMENT FEE PERCENTAGE
   -------------------------------------------------- --------------------------------------------------------------
   4.75:1.00 or greater                                                           0.50%
   -------------------------------------------------- --------------------------------------------------------------
   3.75:1.00 or greater, but less than 4.75: 1.00                                0.375%
   -------------------------------------------------- --------------------------------------------------------------
   less than 3.75:1.00                                                            0.25%
   ================================================== ==============================================================

                  "APPLICABLE REVOLVING EURODOLLAR RATE MARGIN" means, as at any date of determination, with respect to any Eurodollar Rate Loans a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of the first day of the Interest Period for such Eurodollar Rate Loans:

   ================================================== ==============================================================
               APPLICABLE LEVERAGE RATIO                       APPLICABLE REVOLVING EURODOLLAR RATE MARGIN
   -------------------------------------------------- --------------------------------------------------------------
   5.25:1.00 or greater                                                           2.25%
   -------------------------------------------------- --------------------------------------------------------------
   4.75:1.00 or greater, but less than 5.25: 1.00                                 2.00%
   -------------------------------------------------- --------------------------------------------------------------
   4.25:1.00 or greater, but less than 4.75:1.00                                 1.750%
   -------------------------------------------------- --------------------------------------------------------------
   3.75:1.00 or greater, but less than 4.25:1.00                                  1.50%
   -------------------------------------------------- --------------------------------------------------------------
   3.25:1.00 or greater, but less than 3.75:1.00                                  1.25%
   -------------------------------------------------- --------------------------------------------------------------
   2.75:1.00 or greater, but less than 3.25:1.00                                 0.875%
   -------------------------------------------------- --------------------------------------------------------------
   less than 2.75:1.00                                                           0.625%
   ================================================== ==============================================================

                  "ARRANGER" has the meaning assigned to that term in the introduction to this Agreement.

                  "ASSET  SALE"  means  the  sale  by  Company  or  any  of  its
         Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business (b) sales of Cash Equivalents for the fair market value thereof, and (c) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $500,000 or less).

                  "ASSIGNMENT AGREEMENT" means (i) with respect to the period ending on the Restatement Effective Date, an Assignment Agreement in substantially the form of Exhibit VII annexed to the Existing Revolving Loan Credit Agreement, and (ii) thereafter, an Assignment Agreement in substantially the form of Exhibit IX annexed hereto.

                  "AUXILIARY PLEDGE AGREEMENT" means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed on the Closing Date pursuant to subsection 4.1I(v) of the Existing Revolving Loan Credit Agreement or on the Restatement Effective Date pursuant to subsection 4.1H(v) or from time to time thereafter in accordance with subsection 6.8 by Company or any Domestic Subsidiary that owns capital stock of one or more Foreign Subsidiaries organized in such country, in form and substance satisfactory to Collateral Agent, as such Auxiliary Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time, and "AUXILIARY PLEDGE AGREEMENTS" means all such pledge agreements or instruments, collectively.

                  "AXEL" or "AXELS" means the Existing AXELs and the Additional AXELs, collectively.

                  "AXEL CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

                  "AXEL FACILITY AGENT" has the meaning assigned to that term in the recitals to this Agreement.

                  "AXEL LENDER" means a lender under the AXEL Credit Agreement holding an outstanding AXEL or having an Additional AXEL Commitment, and "AXEL LENDERS" means any such lender or lenders under the AXEL Credit Agreement, collectively.

                  "AXEL LOAN DOCUMENTS" means the AXEL Credit Agreement, the AXEL Notes, the Subsidiary Guaranty, the Collateral Documents and the Intercreditor Agreement.

                  "AXEL NOTES" means (i) the Existing AXEL Notes, (ii) the Additional AXEL Notes, and (iii) any promissory notes of Company issued pursuant to the last sentence of subsection 9.1B(i) of the AXEL Credit Agreement in connection with assignments of the AXELs of any AXEL Lender, in each case substantially in the form of Exhibit III annexed to the AXEL Credit Agreement, as they may be amended, supplemented or otherwise modified from time to time.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "BASE RATE LOANS" means Revolving Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                  "BORROWING BASE" means, as at any date of determination, an aggregate amount (determined with reference to the most recent Borrowing Base Certificate delivered pursuant to subsection 6.1(xviii)) equal to:

                  (i) eighty-five percent (85%) of Eligible Accounts Receivable of Company and Subsidiary Guarantors plus

                  (ii) fifty-five percent (55%) of Eligible Inventory of Company and Subsidiary Guarantors minus

                  (iii) the aggregate amount of any reserves established by Administrative Agent, in the exercise of its commercially reasonable judgment, against Eligible Accounts Receivable and Eligible Inventory of Company and Subsidiary Guarantors;

         provided that Administrative Agent, in the exercise of its commercially reasonable judgment, may (a) increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory of any Loan Party and (b) reduce the advance rates provided in this definition, or (c) restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date and provided further that if any Inventory is held on or in any leased property, leased trailer or warehouse and the applicable lessor or warehouseman has not entered into a Collateral Access Agreement in favor of Administrative Agent, Administrative Agent may take a reserve against the value of such Inventory equal to the lesser of (a) the value of such Inventory included in the Borrowing Base and (b) two months lease payments or warehouse storage payments payable to the applicable lessor or warehouseman.

                  "BORROWING BASE CERTIFICATE" means a completed certificate substantially in the form of Exhibit XIX annexed hereto.

                  "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New
         York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

                  "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH EQUIVALENTS" means, as at any date of determination, (i)
         marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 (each Lender and each commercial bank being referred to herein as a "CASH EQUIVALENT BANK"); (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's; and (vi) with respect to Foreign Subsidiaries, investments of the types described in clause (iv) above issued by a Cash Equivalent Bank or any commercial bank of recognized international standing chartered in the country where such Foreign Subsidiary is domiciled having unimpaired capital and surplus of at least $500,000,000.

                  "CERTIFICATE OF MERGER" means the Certificate of Merger dated as of December 19, 1997 for the Merger of Newco with and into Company, as in effect on the Closing Date.

                  "CERTIFICATE   RE  NON-BANK   STATUS"   means  a   certificate
         substantially in the form of Exhibit X annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

                  "CLOSING DATE" means December 19, 1997, the date on which the initial Revolving Loans were made under the Existing Revolving Loan Credit Agreement.

                  "COLLATERAL" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                  "COLLATERAL ACCESS AGREEMENT" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement or agreement of any landlord in respect of any Leased Property or mortgagee in respect of any real property in which Company or any of its Subsidiaries owns or holds a fee interest and which is subject to a mortgage, held by such mortgagee, in either case where any Collateral is located or any warehouseman or processor in possession of any Inventory of any Loan Party, substantially in the form of Exhibit XVIII annexed hereto with such changes thereto as may be agreed to by Collateral Agent in the reasonable exercise of its discretion.

                  "COLLATERAL ACCOUNTS" has the meaning assigned to that term in the Intercreditor Agreement.

                  "COLLATERAL AGENT" has the meaning assigned to that term in the introduction to this Agreement.

                  "COLLATERAL DOCUMENTS" means the Company Pledge Agreement, the Company Security Agreement, the Subsidiary Pledge Agreements, the Subsidiary Security Agreements, the Subsidiary Patent and Trademark Security Agreements, the Mortgages, the Auxiliary Pledge Agreements and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Collateral Agent, on behalf of Secured Parties, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

                  "COMMERCIAL LETTER OF CREDIT" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

                  "COMPANY" means Company as the surviving corporation in the Merger.

                  "COMPANY COMMON STOCK" means the shares of common stock of Company par value $0.10 per share.

                  "COMPANY PLEDGE AGREEMENT" means the Company Pledge Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XII annexed hereto, as such Company Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

                  "COMPANY SECURITY AGREEMENT" means the Company Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XIII annexed hereto, as such Company Security Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit VI annexed hereto delivered to Administrative Agent and Lenders by Company pursuant to subsection 6.1(iv).

                  "CONFIDENTIAL   INFORMATION  MEMORANDUM"  means  that  certain
         Confidential Information Memorandum prepared by GSCP relating to the AXELs and Existing Revolving Loans dated November 1997.

                  "CONFORMING LEASEHOLD INTEREST" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Administrative Agent (which writing has been delivered to Collateral Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

                  "CONSOLIDATED  ADJUSTED EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) to the extent otherwise deducted in determining Consolidated Net Income, (a) non-recurring expenses and fees relating to Company's initial public offering in December 1996 in an amount not to exceed $16,000,000 and (b) certain special bonuses paid by Company in 1996, in an aggregate amount not to exceed $4,200,000 pursuant to certain profit-sharing arrangements that were terminated by Company in connection with such initial public offering, (vii) to the extent otherwise deducted in determining Consolidated Net Income, non-recurring expenses and charges relating to the transactions contemplated by the Related Agreements, the Loan Documents and the Anagram Acquisition Agreement including any special bonuses payable in connection therewith and (viii) other non-cash items reducing Consolidated Net Income including provisions for minority interests but only to the extent such items have been deducted from operating income for such period in determining Consolidated Net Income less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                  "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum, without duplication, of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries, but excluding any such expenditures relating to future acquisitions and (ii) the aggregate amount of all additions to assets on the consolidated balance sheet of Company and its Subsidiaries during that period in conformity with GAAP in connection with Capital Leases consummated by Company and its
         Subsidiaries. Notwithstanding the foregoing, Consolidated Capital Expenditures shall not include any amounts reinvested from Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds or any amounts spent on Permitted Business Acquisitions or the Anagram Acquisition.

                  "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, amounts included in Consolidated Interest Expense for such period paid or payable in Cash (excluding amortization of original issue discount and amortization of debt issuance costs).

                  "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding any Cash and Cash Equivalents.

                  "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP excluding all Revolving Loans and the current portion of any long-term Indebtedness.

                  "CONSOLIDATED EXCESS CASH FLOW" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) the sum of Consolidated Capital Expenditures and any expenditures during such period relating to acquisitions to the extent excluded from Consolidated Capital Expenditures (in each case net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Cash Interest Expense, (d) the provision for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period and (e) any non-recurring restructuring charges and charges related to cost savings paid in cash during such period.

                  "CONSOLIDATED FIXED CHARGES" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) provisions for taxes based on income, (iii) scheduled repayments of principal on the Loans and other Indebtedness, and (iv) Consolidated Capital Expenditures to the extent paid for in cash, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (without reduction for interest income) (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including (i) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, in each case, attributable to such period and (ii) commitment fees on the unused portion of the Revolving Loan Commitment as set forth in subsection 2.3A, but excluding, however, (a) any amounts referred to in subsection 2.3B of the Existing Revolving Loan Credit Agreement that were payable to Agents and Existing Lenders on or before the Closing Date and any amounts referred to in subsection 2.3 of the AXEL Credit Agreement as in effect on the Closing Date that were payable to the AXEL Facility Agent, any other agents under the AXEL Credit Agreement and the AXEL Lenders on or before the Closing Date, and (b) any amounts referred to in subsection 2.3B payable to Agents and Lenders on or before the Restatement Effective Date and any amounts referred to in subsection 2.3 of the AXEL Credit Agreement payable to the AXEL Facility Agent, any other agents under the AXEL Credit Agreement and the AXEL Lenders on or before the Restatement Effective Date.

                  "CONSOLIDATED LEVERAGE RATIO" means, as at any date of determination, the ratio of (i) Consolidated Total Debt as of such date of determination to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending (a) on such date of determination or
         (b) if such date of determination is not the last day of a Fiscal Quarter, on the last day of the Fiscal Quarter immediately preceding such date of determination.

                  "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses; and provided, further that, notwithstanding GAAP and the provisions of clause (ii) above, Consolidated Net Income shall include, for all purposes of this Agreement other than the calculation of Consolidated Excess Cash Flow, the income (or loss) of Anagram and its Subsidiaries or any Person that is acquired by Company or any of its Subsidiaries in a Permitted Business Acquisition for any portion of such period prior to the consummation of the Anagram Acquisition or the applicable Permitted Business Acquisition, as the case may be.

                  "CONSOLIDATED SENIOR LEVERAGE RATIO" means, as at any date of determination, the ratio of (i) Consolidated Total Senior Debt as of such date of determination to (ii) Consolidated Adjusted EBITDA for the four-Fiscal Quarter period ending (a) on such date of determination or
         (b) if such date of determination is not the last day of a Fiscal Quarter, on the last day of the Fiscal Quarter immediately preceding such date of determination.


                  "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED TOTAL SENIOR DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries (other than Subordinated
         Debt), determined on a consolidated basis in accordance with GAAP.

                  "CONSOLIDATED WORKING CAPITAL" means, as at any date of determination, Consolidated Current Assets minus Consolidated Current Liabilities.

                  "CONSOLIDATED WORKING CAPITAL ADJUSTMENT" means, for any period on a consolidated basis, the amount (which may be a negative number) equal to Consolidated Working Capital as of the beginning of such period minus Consolidated Working Capital as of the end of such period.

                  "CONTINGENT  OBLIGATION",  as applied to any Person, means any direct or indirect liability,  contingent or otherwise,  of that Person
         (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                  "DEFAULT EXCESS" has the meaning assigned to that term in subsection 2.9.

                  "DEFAULT PERIOD" has the meaning assigned to that term in subsection 2.9.

                  "DEFAULTED REVOLVING LOAN" has the meaning assigned to that term in subsection 2.9.

                  "DEFAULTING LENDER" has the meaning assigned to that term in subsection 2.9.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "DOMESTIC SUBSIDIARY" means a Subsidiary of Company that is organized under the laws of a state of the United States or the District of Columbia.

                  "EDEN PRAIRIE HOLDINGS" means Anagram Eden Prairie Property Holdings LLC, a Delaware limited liability company.

                  "ELIGIBLE ACCOUNTS RECEIVABLE" means, with respect to Company or any Subsidiary Guarantor, the aggregate amount of Accounts of such Loan Party deemed by Administrative Agent, in the exercise of its commercially reasonable judgment, to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. Unless otherwise approved in writing by Administrative Agent, an Account shall not be included in Eligible Account Receivable if:

                  (i) it arises out of a sale made by such Loan Party to another Loan Party; or

                  (ii) it is unpaid for (a) more than 60 days after its due date or (b) either more than 120 days after the date of invoice if such Account is not a Seasonal/Promotional Account or 180 days after the date of the invoice if such Account is a Seasonal/Promotional Account; or

                  (iii) it is from the same account debtor or its Affiliate and fifty percent (50%) or more of all Accounts from that account debtor (and its Affiliates) are ineligible under clause (ii) above; or

                  (iv) when aggregated with all other Accounts of an account debtor, such Account exceeds 15% in face value of all Accounts of all Loan Parties then outstanding, but only to the extent of such excess, unless such excess is supported by an irrevocable letter of credit or other form of assurance satisfactory to Administrative Agent (as to form, substance and issuer) and assigned to and directly drawable by Administrative Agent provided that this clause (iv) shall not apply to Accounts of Party City Corporation; or

                  (v) the account debtor for such Account is a creditor of such Loan Party, has or has asserted a right of setoff against such Loan Party, or has disputed its liability or otherwise has made any claim with respect to such Account or any other Account which has not been resolved, in each case to the extent of the amount owed by such Loan Party to such account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

                  (vi) the account debtor is (or its assets are) the subject of an Insolvency Event; or

                  (vii) such Account is not payable in Dollars or the account debtor for such Account is located outside the continental United States, unless such Account is supported by an irrevocable letter of credit satisfactory to Administrative Agent (as to form, substance and issuer) and assigned to and directly drawable by Administrative Agent; or

                  (viii) the sale to the account debtor is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval or consignment basis or was made pursuant to any other written agreement providing for repurchase or return; or

                  (ix)  Administrative   Agent  determines  by  its  own  credit
                  analysis that collection of such Account is uncertain or that such Account is not likely to be paid; or

                  (x) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless such Loan Party duly assigns its rights to payment of such Account to Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. [Section] 3727 et seq.); or

                  (xi) unless such Account relates to permitted dated receivables, the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor, the services giving rise to such Account have not been performed and accepted, or such Account otherwise does not represent a final sale; or

                  (xii) such Account does not comply with all Requirements of Law, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

                  (xiii) such Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

                  (xiv) such Account is not subject to a valid and perfected first priority Lien in favor of Administrative Agent for the benefit of Lenders or does not otherwise conform to the representations and warranties contained in the Revolving Loan Documents.

         provided that Administrative Agent, in the exercise of its commercially reasonable judgment, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

                  "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities
         Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (B) any Lender, and any Related Fund or any Affiliate of any Lender; provided that no Loan Party or any Subsidiary of any Loan Party shall be an Eligible Assignee.

                  "ELIGIBLE INVENTORY" means, with respect to Company or any Subsidiary Guarantor, the aggregate amount of Inventory of such Loan Party deemed by Administrative Agent, in the exercise of its commercially reasonable judgment, to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with such Loan Party's current and historical accounting practices. Unless otherwise approved in writing by Administrative Agent, an item of Inventory shall not be included in Eligible Inventory if:

                  (i) it is not owned solely by such Loan Party or such Loan Party does not have good, valid and marketable title thereto; or

                  (ii) it is not located in the United States; or

                  (iii) it is not located on property (including trailers) owned or leased by such Loan Party or in a contract warehouse, in each case subject to a Collateral Access Agreement executed by any applicable mortgagee, lessor or contract warehouseman, as the case may be, (or, if not subject to a Collateral Access Agreement, subject to such reserves against such Inventory as the Administrative Agent may deem appropriate as set forth in the second proviso of the definition of "Borrowing Base") and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; provided that any goods in transit to property owned or leased by a Loan Party or to a contract warehouse, in each case subject to a
                  Collateral Access Agreement executed by any applicable mortgagee, lessor or contract warehouseman, shall not be excluded under this clause (iii) so long as title to such goods has passed to a Loan Party, and delivery to the property or warehouse of the Loan Party is reasonably expected within 15 days; or

                  (iv) it is not subject to a valid and perfected first priority Lien in favor of Collateral Agent except, with respect to Inventory stored at sites described in clause (iii) above, to the extent such Lien is subject to Liens for unpaid rent or normal and customary warehousing charges; provided that any goods in transit to property owned or leased by a Loan Party or to a contract warehouse, in each case subject to a
                  Collateral Access Agreement executed by any applicable mortgagee, lessor or contract warehouseman, shall not be excluded under this clause (iv) so long as title to such goods has passed to a Loan Party, and delivery to the property or warehouse of the Loan Party is reasonably expected within 15 days; or

                  (v) it is in excess of the amount required for 18 months supply of such item of Inventory based on sales for the 12-month period ending as of the end of the most recently ended Fiscal Quarter, provided that this clause (v) shall not apply to Inventory in new stock keeping units first purchased or produced by Company on or after the first day of the 12-month period ending as of the end of the most recently ended Fiscal Quarter; or

                  (vi) it consists of goods returned or rejected by such Loan Party's customers that are not first-quality goods or are obsolete or goods in transit to third parties other than to warehouse sites or trailers covered by a Collateral Access Agreement or subject to such reserves as the Administrative Agent may deem appropriate as set forth in the second proviso of the definition of "Borrowing Base"; or

                  (vii) it is not  first-quality  goods,  is obsolete (i.e. such item is not included in the Company's current or next-scheduled catalog) or does not otherwise conform to the representations and warranties contained in the Revolving Loan Documents;

         provided that Administrative Agent, in the exercise of its commercially reasonable judgment, may impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

                  "EMPLOYMENT AGREEMENTS" means, collectively, the employment agreements and stock and option agreements between the Company and certain employees of the Company as set forth on Schedule 4.1C annexed hereto, in certain cases providing for the exclusive employment of such Persons by Company, in the form provided to Arranger and Administrative Agent pursuant to subsection 4.1C of the Existing Revolving Loan Credit Agreement on or prior to the Closing Date or pursuant to subsection 4.1C of this Agreement on or prior to the Restatement Effective Date.

                  "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to natural resources or the environment.

                  "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. [Section] 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. [Section] 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. [Section] 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. [Section] 1251 et seq.), the Clean Air Act (42 U.S.C. [Section] 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. [Section] 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. [Section] 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. [Section] 651 et seq.), the Oil Pollution Act (33 U.S.C. [Section] 2701 et seq) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. [Section] 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i)
         above or any trade or  business  described  in clause  (ii)  above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation);
         (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue
         Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
         Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
         (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or
         Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit

         Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue
         Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "EUROCURRENCY   LIABILITIES"  has  the  meaning  specified  in
         Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR RATE LOANS" means Revolving Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

                  "EURODOLLAR RATE RESERVE PERCENTAGE" means, for any Interest Period for all Eurodollar Rate Loans comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined) having a term equal to such Interest Period.

                  "EVENT  OF  DEFAULT"  means  each of the  events  set forth in
         Section 8.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXCHANGE RATE" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter of Credit, the nominal rate of exchange of the applicable Issuing Lender in the New York foreign exchange market for the purchase by such Issuing Lender (by cable transfer) of such currency in exchange for Dollars at 12:00 noon (New York time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

                  "EXISTING AMSCAN CREDIT AGREEMENTS" means any and all credit agreements entered into by Company prior to the Closing Date, in each case as amended prior to the Closing Date, as set forth on Schedule 4.1E-I.

                  "EXISTING ANAGRAM CREDIT AGREEMENTS" means any and all credit agreements entered into by Anagram and its Subsidiaries, in each case as amended prior to the Restatement Effective Date, as set forth on
         Schedule 4.1E-II.

                  "EXISTING AXELS" means, with respect to any AXEL Lender, the AXELs under the AXEL Credit Agreement held by such AXEL Lender, in the principal amount of such AXELs outstanding immediately prior to the Restatement Effective Date, and "EXISTING AXELS" means such AXELs of all AXEL Lenders, collectively.

                  "EXISTING LENDER" has the meaning assigned to such term in the recitals to this Agreement.

                  "EXISTING REVOLVING LOANS" means, with respect to any Existing Lender, the Revolving Loans under the Existing Revolving Loan Credit Agreement held by such Existing Lender, in the principal amount of such Revolving Loans outstanding immediately prior to the Restatement
         Effective Date, and "EXISTING REVOLVING LOANS" means such Revolving Loans of all Existing Lenders, collectively.

                  "EXISTING REVOLVING LOAN CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

                  "EXISTING REVOLVING LOAN NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1E of the Existing Revolving Loan Credit Agreement on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 9.1B(i) of the Existing Revolving Loan Credit Agreement in connection with assignments of the Existing Revolving Loans of any Existing Lenders, in each case substantially in the form of Exhibit III annexed to the Existing Revolving Loan Credit Agreement.

                  "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

                  "FEE PROPERTY" means any real property owned in fee simple by any Loan Party, other than any such real property designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

                  "FINANCIAL PLAN" has the meaning assigned to that term in subsection 6.1(xiii).

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that
         (i) such Lien has priority over any other Lien on such Collateral (other than Liens permitted pursuant to subsection 7.2A) and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

                  "FLEET"  has  the  meaning   assigned  to  that  term  in  the
         introduction to this Agreement.

                  "FLOOD HAZARD PROPERTY" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                  "FOREIGN SUBSIDIARY" means a Subsidiary of Company other than a Domestic Subsidiary.

                  "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent located at Fleet National Bank, 1 Federal Street, Boston, Massachusetts 02110, or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

                  "FUNDING DATE" means the date of the funding of a Revolving Loan.

                  "FUNDING DEFAULT" has the meaning assigned to that term in subsection 2.9.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial

         Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                  "GSCP"  has  the   meaning   assigned  to  that  term  in  the
         introduction to this Agreement.

                  "GSII" means, collectively, GS Capital Partners II, L.P., GS Capital Partners II Offshore, L.P., Goldman, Sachs & Co. Verwaltungs GmbH, Stone Street Fund 1997, L.P. and Bridge Street Fund 1997, L.P.

                  "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

                  "HAZARDOUS MATERIALS ACTIVITY" means any past, current or future activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                  "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

                  "INCREASED COST LENDER" has the meaning assigned to that term in subsection 2.10.

                  "INDEBTEDNESS",  as  applied  to any  Person,  means  (i)  all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or 12 months in the case of a bona fide trade payable or (b) evidenced by a note or similar written instrument, and
         (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness. Any contingent earnout obligations incurred pursuant to any acquisition agreements shall constitute Contingent Obligations and not Indebtedness until actually earned and thereafter shall constitute Indebtedness until paid.

                  "INDEMNITEE"   has  the  meaning  assigned  to  that  term  in
         subsection 10.3.

                  "INSOLVENCY EVENT" means, with respect to any Person, the occurrence of any of the events described in subsection 8.6 or 8.7; provided that, solely for purposes of this definition, any references to Company or any of its Subsidiaries in subsection 8.6 or 8.7 shall be deemed to be a reference to such Person.

                  "INSOLVENCY LAWS" means the Bankruptcy Code or any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in the United States of America or any state thereof.

                  "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

                  "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of December 19, 1997 among the Administrative Agent, the AXEL Facility Agent, the Collateral Agent the Company and the Subsidiary Guarantors as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

                  "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, each March 15, June 15, September 15 and December 15 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Eurodollar Rate Loan; provided that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

                  "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                  "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "INVENTORY" means, with respect to any Person as of any date of determination, all goods, merchandise and other personal property which are then held by such Person for sale or lease, including raw materials and work in process.

                  "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Company from any Person other than Company or any of its Subsidiaries, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such

         Investment  plus  the  cost  of  all  additions  thereto,  without  any
         adjustments   for  increases  or  decreases  in  value,  or  write-ups,
         write-downs or write-offs with respect to such Investment.

                  "IP COLLATERAL" means the Collateral under the Subsidiary Patent and Trademark Security Agreements.

                  "ISSUING LENDER" means, with respect to any Letter of Credit, the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii).

                  "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

                  "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Collateral Agent, pursuant to which such lessor agrees, for the benefit of Collateral Agent, (i) to the matters contained in the form of Collateral Access Agreement applicable to a Leasehold Property, and (ii) to such other matters relating to such Leasehold Property as Collateral Agent may reasonably request, including, without limitation that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Collateral Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property).

                  "LEASEHOLD PROPERTY" means any leasehold interest of any Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

                  "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1; provided that the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment. To the extent the context so requires, the terms "LENDER" and "LENDERS" shall include "Lenders" under, and as defined in, the Existing Revolving Loan Credit Agreement.

                  "LETTER OF CREDIT" or "LETTERS OF CREDIT" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company pursuant to subsection 3.1.

                  "LETTER OF CREDIT USAGE" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B). For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination.

                  "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LOAN DOCUMENTS" means the Revolving Loan Documents and the AXEL Loan Documents.

                  "LOAN PARTY" means each of Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

                  "MANAGEMENT INVESTORS" means the management officers and employees of Company and its Subsidiaries identified as Management Investors on Schedule 4.1C annexed hereto.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries or
         (ii) the impairment in any material respect of the ability of the Loan Parties, taken as a whole, to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

                  "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

                  "MATERIAL DOMESTIC  SUBSIDIARY" means each Domestic Subsidiary of Company now existing or hereafter acquired or formed by Company which, on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the most recent Fiscal Year account for more than 5% of the consolidated revenues of Company and its Subsidiaries or (ii) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated assets of Company and its Subsidiaries; provided that, for purposes of the calculations contemplated by the foregoing clauses (i) and (ii), any Subsidiary of Company that was acquired by Company or any of its Subsidiaries after the first day of the most recent Fiscal Year (whether such acquisition was consummated during such most recent Fiscal Year or the current Fiscal Year) shall be deemed to have been acquired on and as of the first day of such most recent Fiscal Year.

                  "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Company or any of its Subsidiaries; provided, however that no Leasehold Property with respect to which the aggregate amount of all rents payable during any one Fiscal Year is not expected to exceed $500,000 shall be a "Material Leasehold Property".

                  "MERGER" means the merger of Newco with and into Company in accordance with the terms of the Recapitalization Agreement, with Company being the surviving corporation in such Merger.

                  "MORTGAGE" means a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XVII annexed hereto or in such other form as may be approved by Collateral Agent in its sole discretion, in each case with such changes thereto as may be recommended by Collateral Agent's local counsel based on local laws or customary local mortgage or deed of trust practices. "MORTGAGES" means all such instruments collectively.

                  "MORTGAGED PROPERTY" has the meaning assigned to that term in subsection 6.9.

                  "MORTGAGE POLICY" has the meaning assigned to that term in subsection 6.9.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs, including, without limitation, all transaction costs, incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness that is secured by a Lien on the stock or assets in question and that is prior to the Lien securing the Revolving Loans on such stock or assets and is required to be repaid under the terms thereof as a result of such Asset Sale.

                  "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of (x) any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof and (y) any amounts required to be applied to the repayment of any Indebtedness secured by a Lien which is prior to any Liens of the Lenders on the asset or assets that are subject to the taking, condemnation or casualty but excluding, however, in each case any payments or proceeds relating to assets having a value of $500,000 or less in any single transaction or related series of transactions.

                  "NEW COMPANY SHARES" has the meaning assigned to that term in the recitals to this Agreement.

                  "NEW LENDER" means any Lender which is a party to this Agreement on the Restatement Effective Date which is not an Existing Lender.

                  "NEWCO"   means   Confetti   Acquisition,   Inc.,  a  Delaware
         corporation existing prior to the Merger.

                  "NEWCO COMMON STOCK" means the shares of common stock of Newco par value $0.10 per share to be converted into shares of Company Common Stock upon consummation of the Merger.

                  "NON-CONSENTING LENDER" has the meaning assigned to that term in subsection 2.10.

                  "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Revolving Loans specified therein.

                  "NOTICE OF ISSUANCE OF LETTER OF CREDIT" means a notice substantially in the form of Exhibit III annexed hereto delivered by Company to Administrative Agent pursuant to subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

                  "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or their respective Affiliates or any of them under the Revolving Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

                  "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Revolving Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and
         (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "OPERATING LEASE" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERMITTED BUSINESS ACQUISITION" has the meaning assigned to that term in subsection 7.7(vi).

                  "PERMITTED  ENCUMBRANCES"  means the following  types of Liens
         (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

                  (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

                  (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or
                  (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 15 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                  (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                  (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

                  (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

                  (vi) easements, rights-of-way, covenants, conditions, restrictions, encroachments, and other defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

                  (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 7.9, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause
                  (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                  (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

                  (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                  (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries; and

                  (xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                  "PLEDGED   COLLATERAL"  means,   collectively,   the  "Pledged
         Collateral" as defined in the Company Pledge Agreement and the Subsidiary Pledge Agreements.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "PRIME RATE" means the rate that Fleet announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Fleet or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "PRO FORMA BASIS" means(i) with respect to compliance with the Consolidated Leverage Ratio for purposes of subsection 7.1 (viii), compliance with the Consolidated Leverage Ratio after giving effect to acquisitions and incurrence or assumption of any Indebtedness in connection therewith, and (ii) with respect to compliance with the Consolidated Senior Leverage Ratio for purposes of subsection 7.7 (vi), compliance with the Consolidated Senior Leverage Ratio after giving effect to acquisitions and incurrence or assumption of any Indebtedness in connection therewith. For purposes of such calculations any Indebtedness incurred under subsection 7.1 (viii) or 7.7(vi) or otherwise incurred or assumed in connection with an acquisition subsequent to the beginning of the four quarter calculation period, but on or prior to the date of calculation of the Consolidated Leverage Ratio or the Consolidated Senior Leverage Ratio, as the case may be, shall be deemed to have been incurred or assumed at the beginning of such four quarter calculation period. In addition, for such purposes, acquisitions will be given pro forma effect as follows:

                  (i) (A) acquisitions that have been made or are being made by the Company or any of its Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the calculation date (including through mergers or consolidations and including any related financing transactions) shall be deemed to have occurred on the first day of the four-quarter reference period, and

                           (B) for purposes of determining the pro forma effects of any such acquisition, Consolidated Adjusted EBITDA shall be increased to reflect the annualized amount of any cost savings expected by the Company to be realized in connection with such acquisition (from steps to be taken not later than the first anniversary of such acquisition, and without reduction for any non-recurring charges expected in connection with such acquisition), as set forth in an Officers' Certificate signed by the Company's chief executive and chief financial officers (which shall be determinative of such matters) which states (x) the amount of such increase, (y) that such increase is based on the reasonable beliefs of the officers executing such Officers' Certificate at the time of such execution (and that estimates of cost savings from prior acquisitions have been reevaluated and updated) and
                           (z) that any related incurrence of Indebtedness is permitted pursuant to this Agreement.

                  (ii) Consolidated Adjusted EBITDA shall be further increased to reflect the annualized amount of any cost savings expected by the Company but not yet realized in respect of any acquisition made by the Company during the four fiscal quarters immediately preceding the four-quarter calculation period prior to the calculation date, to the extent such cost savings are (x) expected to result from steps taken not later than the first anniversary of the relevant acquisition and (y) determined and certified as set forth in clause (i) above.

         In addition, in calculating the Consolidated Leverage Ratio or the Consolidated Senior Leverage Ratio, as the case may be, discontinued operations will be given pro forma effect by excluding any Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the calculation date.

                  "PRO  RATA  SHARE"  means  with   respect  to  all   payments,
         computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1.

                  "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of the Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

                  "QUALIFIED PUBLIC OFFERING" means any sale of capital stock of the Company to the public pursuant to an offering registered under the Securities Act of 1933 pursuant to which the Company receives cash proceeds (net of all fees and expenses (including underwriting discounts and legal, investment banking and accounting and other professional fees) and disbursements actually incurred in connection therewith) in an amount not less than $50,000,000.

                  "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by any Loan Party in any real property.

                  "RECAPITALIZATION AGREEMENT" means that certain Agreement and Plan of Merger between Company and Newco dated as of August 10, 1997, in the form delivered to Arranger, Administrative Agent and Lenders prior to their execution of the Existing Revolving Loan Credit Agreement and as such agreement may hereafter be amended from time to time thereafter to the extent permitted under subsection 7.15A.

                  "RECAPITALIZATION CONSIDERATION" means payments required under
         Article II of the Recapitalization Agreement.

                  "RECAPITALIZATION   DOCUMENTS"   means  the   Recapitalization
         Agreement and all other instruments or documents relating to the Recapitalization Agreement.

                  "RECAPITALIZATION FINANCING REQUIREMENTS" means the aggregate of all amounts necessary (i) to pay the Recapitalization Consideration,
         (ii) to refinance all Indebtedness outstanding under the Existing Amscan Credit Agreements, and (iii) to pay Recapitalization Transaction Costs.

                  "RECAPITALIZATION TRANSACTION COSTS" means the fees, costs and expenses payable by Company in connection with the transactions contemplated by the Loan Documents and the Related Agreements, in each case as in effect on the Closing Date.

                  "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Collateral Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "RECORD DOCUMENT" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

                  "REGISTER" has the meaning assigned to that term in subsection 2.1D.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REIMBURSEMENT DATE" has the meaning assigned to that term in subsection 3.3B.

                  "RELATED AGREEMENTS" means, collectively, the Certificate of Merger, the Stockholders Agreement, the Employment Agreements, the Tax Indemnification Agreement, the Recapitalization Agreement and the Senior Subordinated Note Indenture.

                  "RELATED FUND" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                  "REPLACEMENT LENDER" has the meaning assigned to that term in subsection 2.10.

                  "REQUIREMENT OF LAW" means, with respect to any Person, (i) the certificate or articles of incorporation, by-laws and other organizational or governing documents of such Person, (ii) any law, treaty, rule, regulation or determination of an arbitrator, court or other governmental authority binding on such Person or any of its property, or (iii) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, or right of approval binding on such Person or any of its property.

                  "REQUIRED PREPAYMENT DATE" has the meaning assigned to that term in subsection 2.4.

                  "REQUISITE LENDERS" means Lenders having or holding more than 50% of the aggregate Revolving Loan Exposure of all Lenders.

                  "RESTATEMENT EFFECTIVE DATE" means the date on or before October 31, 1998 on which (i) the conditions precedent to the effectiveness of this Agreement set forth in subsection 4.1 shall be satisfied and (ii) the conditions precedent set forth in subsection 4.2 shall be satisfied or waived in accordance with the terms hereof.

                  "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

                  "REVOLVING LOAN COMMITMENT" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A, and "REVOLVING LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "REVOLVING LOAN COMMITMENT TERMINATION DATE" means December 31, 2002.

                  "REVOLVING LOAN DOCUMENTS" means this Agreement, the Revolving
         Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company in favor of an Issuing Lender relating to, the Letters of Credit), the Subsidiary Guaranty, the Collateral Documents, any Hedging Agreements with Lenders and the Intercreditor Agreement.

                  "REVOLVING LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and
         (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder) plus (c) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

                  "REVOLVING LOANS" means the loans made by Lenders to Company pursuant to subsection 2.1A.

                  "REVOLVING NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1E on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Lenders, in each case substantially in the form of Exhibit V annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "SEASONAL/PROMOTIONAL ACCOUNTS" means (i) Accounts relating to sales of merchandise which Accounts are categorized as seasonal by the Company consistent with past practices and (ii) Accounts which are categorized as promotional consistent with past practices of the Company because such Accounts are with new Account Debtors (including, without limitation, new stores for existing Account Debtors) or relate to new products.

                  "SECURED PARTIES" has the meaning assigned to that term in the introduction to this Agreement.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing provided that "Securities" shall not include any earnout agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SENIOR SUBORDINATED NOTE INDENTURE" means the indenture pursuant to which the Senior Subordinated Notes are issued, as such indenture may hereafter be amended from time to time to the extent permitted under subsection 7.15B.

                  "SENIOR   SUBORDINATED   NOTES"  means  the   $110,000,000  in
         aggregate principal amount of 9,875% Senior Subordinated Notes due 2007 of Company issued pursuant to the Senior Subordinated Note Indenture.

                  "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STANDBY LETTER OF CREDIT" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to
         Capital Leases or Operating Leases of Company or any of its Subsidiaries, and (v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry; provided that Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

                  "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of December 19, 1997 by and among Company, GSII, the Estate of John A. Svenningsen and certain other individuals and as such agreement may heretofore have been or hereafter may be amended from time to time to the extent permitted under subsection 7.14A of the Existing Revolving Loan Credit Agreement or subsection 7.13 of this Agreement.

                  "SUBORDINATED INDEBTEDNESS" means (i) the Indebtedness of Company evidenced by the Senior Subordinated Notes and (ii) any other Indebtedness of Company subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Administrative Agent and Requisite Lenders.

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "SUBSIDIARY GUARANTOR" means, collectively, (i) any Subsidiary of Company that executed and delivered a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 6.8 of the Existing Revolving Loan Credit Agreement and
         (ii) any Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty on the Restatement Effective Date or from time to time thereafter pursuant to subsection 6.8.

                  "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty (i) heretofore executed and delivered by certain existing Domestic Subsidiaries of Company on the Closing Date or from time to time thereafter in accordance with subsection 6.8 of the Existing Revolving Loan Credit Agreement and (ii) to be executed and delivered by additional Domestic Subsidiaries of Company on the Restatement
         Effective Date and from time to time thereafter in accordance with subsection 6.8, substantially in the form of Exhibit XIV annexed hereto, as such Subsidiary Guaranty may heretofore have been or hereafter may be amended, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY PATENT AND TRADEMARK SECURITY AGREEMENT" means (i) each Subsidiary Patent and Trademark Security Agreement executed and delivered by any Subsidiary Guarantor on the Restatement Effective Date and (ii) each Subsidiary Patent and Trademark Security Agreement executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the form of Exhibit XX annexed hereto, as such Subsidiary Patent and Trademark Security Agreement may hereafter be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY PATENT AND TRADEMARK SECURITY AGREEMENTS" means all such Subsidiary Patent and Trademark Security Agreements, collectively.

                  "SUBSIDIARY PLEDGE AGREEMENT" means (i) each Subsidiary Pledge Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or from time to time thereafter in accordance with subsection 6.8 of the Existing Revolving Loan Credit Agreement, (ii) each Subsidiary Pledge Agreement executed and delivered by a new Subsidiary Guarantor on the Restatement Effective Date, and (iii) each Subsidiary Pledge Agreement executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 6.8, in each case substantially in the form of Exhibit XV annexed hereto, as such Subsidiary Pledge Agreement may heretofore have been or hereafter may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY PLEDGE AGREEMENTS" means all such Subsidiary Pledge Agreements, collectively.

                  "SUBSIDIARY SECURITY AGREEMENT" means (i) each Subsidiary Security Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or from time to time thereafter in accordance with subsection 6.8 of the Existing Revolving Loan Credit Agreement, (ii) each Subsidiary Security Agreement executed and delivered by a new Subsidiary Guarantor on the Restatement Effective Date, and (iii) each Subsidiary Security Agreement executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 5.8, in each case substantially in the form of Exhibit XVI annexed hereto, as such Subsidiary Security Agreement may heretofore have been or hereafter may be amended, supplemented or otherwise modified from time to time, and

         "SUBSIDIARY SECURITY AGREEMENTS" means all such Subsidiary Security Agreements, collectively.

                  "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 9.1D.

                  "SYNDICATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

                  "TAX INDEMNIFICATION AGREEMENT" means the Tax Indemnification Agreement dated as of August 10, 1997 by and between Company, Christine Svenningsen and the Estate of John A. Svenningsen and as such agreement may heretofore have been or hereafter may be amended from time to time to the extent permitted under subsection 7.14A of the Existing Revolving Loan Credit Agreement or subsection 7.13 of this Agreement.

                  "TERMINATED LENDER" has the meaning assigned to that term in subsection 2.10.

                  "TITLE  COMPANY"  means,   collectively   one  or  more  title
         insurance companies that are members of ALTA and are reasonably satisfactory to Arranger and Administrative Agent.

                  "TOTAL UTILIZATION OF REVOLVING LOAN COMMITMENTS" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing the applicable Issuing Lender for any amount drawn under any Letter of Credit but not yet so applied) plus (ii) the Letter of Credit Usage.

                  "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

                  "UNREINVESTED ASSET SALE PROCEEDS" means that portion, if any, of any Net Asset Sale Proceeds that shall not have been reinvested by Company and its Subsidiaries in the business of Company and its Subsidiaries within six months after the date of receipt by Company or any of its Subsidiaries of such Net Asset Sale Proceeds or, in the case of Net Asset Sale Proceeds from the sale of the Chester, New York, Montreal, Quebec or Melbourne, Australia properties, (i) that portion of Net Asset Sale Proceeds that is not subject to a binding agreement with a third party to reinvest such Net Asset Sale Proceeds entered into within six months after the date of receipt of such Net Asset Sale Proceeds or (ii) if subject to such a binding agreement, that portion of such Net Asset Sale Proceeds that shall not have been reinvested within nine months of such binding agreement, such reinvestment to be evidenced by an Officers' Certificate, satisfactory in form and substance to Administrative Agent, delivered by Company to Administrative Agent prior to the expiration of such six-month period and demonstrating in reasonable detail the reinvestment of such Net Asset Sale Proceeds as aforesaid.


1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii) and (xiii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 5.3.

1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

         A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

         B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

         C. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.


                                   SECTION 2.
                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1      COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

         A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to maintain or to lend to Company, as the case may be, from time to time during the period from the Restatement Effective Date to but excluding the Revolving Loan Commitment Termination Date, an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5A. Company acknowledges and confirms that each Existing Lender holds Existing Revolving Loans in the respective principal amounts outstanding prior to the Restatement Effective Date set forth opposite its name on Schedule 2.1 annexed hereto. The aggregate amount of the Revolving Loan Commitments as of the Restatement Effective Date is $50,000,000; provided that the Revolving Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4A(ii) and 2.4A(iii). Company hereby represents, warrants, agrees, covenants and (1) reaffirms that it has no defense, set off, claim or counterclaim against any Agent or Lender in regard to its Obligations in respect of such Existing Revolving Loans and (2) reaffirms its obligation to pay such Existing Revolving Loans in accordance with the terms and conditions of this Agreement and the other Loan Documents. Based on the foregoing, (A) Company and each Lender agree that the Existing Revolving Loans and any amounts owed (whether or not presently due and payable, and including all interest accrued to the Restatement Effective Date (which shall be payable on the next Interest Payment Date with respect to the Revolving Loans to which such interest relates)) by Company to Lenders thereunder or in respect thereof shall, as of the Restatement Effective Date, be converted to, maintained as, and owed by Company under and in respect of Revolving Loans hereunder. Each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date. Amounts borrowed under this subsection 2.1A may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

         Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the following limitations in the amounts and during the periods indicated:

         (i) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed either (a) the Revolving Loan Commitments then in effect or (b) the sum of the Borrowing Base then in effect plus (1) all amounts up to $23,500,000 spent on the Anagram Acquisition and (2) all amounts spent through such time on Permitted Business Acquisitions (in each case other than amounts funded through equity issuances or indebtedness other than Revolving Loans); and

         (ii) for 30 consecutive days during each consecutive twelve-month period, the aggregate outstanding principal amount of all Revolving Loans shall not exceed $10,000,000 plus (1) all amounts up to $23,500,000 spent on the Anagram Acquisition and (2) all amounts spent through any given date of determination on Permitted Business Acquisitions (in each case other than amounts funded through equity issuances or indebtedness other than Revolving Loans).

         B. BORROWING MECHANICS. Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B for the purpose of reimbursing any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it) shall be in an aggregate minimum amount of (x) $1,000,000 and integral multiples of $100,000 in excess of that amount in the case of Eurodollar Rate Loans and (y) $100,000 and integral multiples of $100,000 in excess of that amount in the case of Base Rate Loans. Whenever Company desires that Lenders make Revolving Loans it shall deliver to Administrative Agent a Notice of Borrowing no later than 10:00 A.M. (New York City time) at least three Business Days in advance of the proposed Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the proposed Funding Date (in the case of a Base Rate Loan). The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount requested, (iii) whether such Revolving Loans shall be Base Rate Loans or Eurodollar Rate Loans, (iv) in the case of any Revolving Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor and (v) that, after giving effect to the requested Revolving Loans, the Total Utilization of Revolving Loan Commitments will not exceed the Revolving Loan Commitment then in effect or the sum of the Borrowing Base then in effect plus amounts (up to $23,500,000) spent on the Anagram Acquisition plus amounts spent on Permitted Business Acquisitions (in each case other than amounts funded through equity issuances or indebtedness other than Revolving Loans). Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

         Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Revolving Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Revolving Loans hereunder.

         Company shall notify Administrative Agent prior to the funding of any Revolving Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Revolving Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

         C. DISBURSEMENT OF FUNDS. All Revolving Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Revolving Loan requested hereunder nor shall the Revolving Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Revolving Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 Noon (New York City time) on the applicable Funding Date, in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Revolving Loans made on the Closing Date) and
4.2 (in the case of all Revolving Loans), Administrative Agent shall make the proceeds of such Revolving Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Lenders to be credited to the account of Company at the Funding and Payment Office.

         Unless Administrative Agent shall have been notified by any Lender prior to the Funding Date for any Revolving Loans that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Revolving Loan requested on such

Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Loan Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

         D.       THE REGISTER.

                  (i) Administrative Agent shall maintain, at its address referred to in subsection 10.8, a register for the recordation of the names and addresses of Lenders and the Revolving Loan Commitments and Revolving Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) Administrative Agent shall record in the Register the Revolving Loan Commitment and the Revolving Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Revolving Loans of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Loan Commitments or Company's Obligations in respect of any applicable Revolving Loans.

                  (iii) Each Lender shall record on its internal records (including the Notes held by such Lender) the amount of each Revolving Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Revolving Loan Commitments or Company's Obligations in respect of any applicable Revolving Loans; and provided, further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Revolving Loan Commitments and Revolving Loans listed therein for all purposes hereof, and no assignment or transfer of any such Revolving Loan Commitment or Revolving Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Revolving Loan Commitment or Revolving Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Revolving Loan Commitments or Revolving Loans.

                  (v) Company hereby designates Fleet to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Fleet serves in such capacity, Fleet and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 10.3.

         E. NOTES. Company has executed and delivered on the Closing Date to each Lender (or to Administrative Agent for that Lender) a Revolving Note substantially in the form of Exhibit V annexed hereto to evidence that Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions.

2.2      INTEREST ON THE REVOLVING LOANS.

         A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Revolving Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Revolving Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Revolving Loan shall bear interest determined by reference to the Base Rate. Subject to the provisions of subsections 2.2E and 2.7, the Revolving Loans shall bear interest through maturity as follows:

                  (i) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Revolving Base Rate Margin then in effect; or

                  (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Revolving Eurodollar Rate Margin then in effect.

         B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Revolving Loan, which Interest Period shall be, at Company's option, either a one-, two-, three-or six-month period; provided that:

                  (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Revolving Loan, in the case of a Revolving Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Revolving Loan converted to a Eurodollar Rate Loan;

                  (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

                  (vi) there shall be no more than seven (7) Interest Periods outstanding at any time under this Agreement and the AXEL Credit Agreement; and

                  (vii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

         C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Revolving Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Revolving Loan, upon any prepayment of that Revolving Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Revolving Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4A(i), interest accrued on such Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

         D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Revolving Loans equal to $1,000,000 and integral multiples of $100,000 in excess of that amount from Base Rate Loans to Eurodollar Rate Loans or (ii) to convert at any time all or any part of its outstanding Revolving Loans equal to $100,000 and integral multiples of $100,000 in excess of that amount from Eurodollar Rate Loans to Base Rate Loans upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Revolving Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

         Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

         Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D,


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

and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Revolving Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

         E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Revolving Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Revolving Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

         F. COMPUTATION OF INTEREST. Interest on the Revolving Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Revolving Loan, the date of the making of such Revolving Loan or the first day of an Interest Period applicable to such Revolving Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Revolving Loan or the expiration date of an Interest Period applicable to such Revolving Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Revolving Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Revolving Loan.

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

2.3      FEES.

         A. COMMITMENT FEES. Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the sum of (i) the aggregate principal amount of outstanding Revolving Loans plus (ii) the Letter of Credit Usage multiplied by the Applicable Commitment Fee Percentage such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

         B. OTHER FEES. Company agrees to pay to Arranger and Administrative Agent (including fees payable to Administrative Agent for distribution to Existing Lenders) such other fees in the amounts and at the times separately agreed upon between Company, Arranger and Administrative Agent.

2.4 PREPAYMENTS AND REDUCTIONS IN REVOLVING LOAN COMMITMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER SUBSIDIARY GUARANTY.

         A.PREPAYMENTS AND UNSCHEDULED REDUCTIONS IN REVOLVING LOAN COMMITMENTS.

                  (i) Voluntary Prepayments. Company may, upon not less than one Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Notice of prepayment having been given as aforesaid, the principal amount of the Revolving Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4A(iv).

                  (ii) Voluntary Reductions of Revolving Loan Commitments. Company may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Company's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share. Any such voluntary reduction of the Revolving Loan Commitments shall be applied as specified in subsection 2.4A(iv).

                  (iii) Mandatory Prepayments and Mandatory Reductions of Revolving Loan Commitments. The AXELs under the AXEL Credit Agreement and the Revolving Loans shall be prepaid and/or the Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4A(iv):

                           (a) Prepayments and Reductions From Unreinvested Asset Sale Proceeds. No later than the first Business Day following the date on which any Net Asset Sale Proceeds become Unreinvested Asset Sale Proceeds, Company shall prepay the AXELs under the AXEL Credit Agreement and the Revolving Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Unreinvested Asset Sale Proceeds; provided, further that, with respect to an Asset Sale of any asset owned by a Foreign Subsidiary, the Unreinvested Asset Sale Proceeds in respect thereof shall be applied (i) first, to the extent such Unreinvested Net Asset Sale Proceeds may be repatriated to the United States without in the reasonable judgment of the Company resulting in a material tax liability to Company in relation to the amount of proceeds to be repatriated, to prepay the AXELs under the AXEL Credit Agreement and the Revolving Loans and/or permanently reduce the Revolving Loan Commitments as set forth above in this subsection 2.4A(iii)(a), (ii) second, to the extent of any remaining portion of such Unreinvested Asset Sale Proceeds, to finance the general corporate purposes of such Foreign Subsidiary so long as the aggregate of all such amounts so applied by all Foreign Subsidiaries with respect to Asset Sales consummated after the Closing Date does not exceed $5,000,000, and (iii) third, to the extent of any remaining portion of such Unreinvested Asset Sale Proceeds, to prepay the AXELs under the AXEL Credit Agreement and the Revolving Loans and/or reduce the Revolving Loan Commitments as set forth above in this subsection 2.4A(iii)(a).

                  Concurrently with any determination by Company that any portion of any Unreinvested Asset Sale Proceeds of any Foreign Subsidiary will be applied as described in clause (ii) of the immediately preceding proviso, Company shall deliver to Agent an Officers' Certificate (w) certifying that such Unreinvested Asset Sale Proceeds cannot be repatriated to the United States without resulting in a material tax liability to Company and the reasons therefor, (y) specifying the amount of Unreinvested Asset Sale Proceeds to be retained by such Foreign Subsidiary as described in said clause (ii) and the cumulative aggregate amount of all such Unreinvested Asset
                  Sale Proceeds so retained by all Foreign Subsidiaries since the date of this Agreement and (z) demonstrating the derivation of the Unreinvested Asset Sale Proceeds of the correlative Asset Sale from the gross sales price thereof.

                           (b) Prepayments and Reductions from Net Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the AXELs under the AXEL Credit Agreement and the Revolving Loans and/or reduce the Revolving Loan Commitments pursuant to the provisions of subsection 6.4C or the Intercreditor Agreement, Company shall prepay the AXELs under the AXEL Credit Agreement and the Revolving Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

                           (c) Prepayments and Reductions Due to Issuance of Debt or Equity Securities. On the date of receipt by Company or any of its Subsidiaries of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "NET SECURITIES PROCEEDS") from the issuance of any debt (other than debt permitted by Section 7.1) or equity Securities of Company or any of its Subsidiaries to any Person other than Company or any of its Subsidiaries (and excluding any private issuances of Company Common Stock after the Closing Date to the extent such funds would not be required to prepay any other Indebtedness of the Company and its Subsidiaries) after the Closing Date, Company shall prepay the AXELs under the AXEL Credit Agreement and the Revolving Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to such Net Securities Proceeds.

                           (d)  Prepayments  and  Reductions  from  Consolidated
                  Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 1998), Company shall, no later than 90 days after the end of such Fiscal Year, prepay the AXELs under the

                  AXEL Credit Agreement and the Revolving Loans and/or the Revolving Loan Commitments shall be permanently reduced in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow; provided that for any Fiscal Year in which the Consolidated Leverage Ratio as of the end of any such Fiscal Year is less than 3.75:1, such percentage of Consolidated Excess Cash Flow applied to prepay the AXELs under the AXEL Credit Agreement or reduce Revolving Loan Commitments shall be reduced to 50%.

                           (e) Calculations of Net Proceeds Amounts;  Additional
                  Prepayments and Reductions Based on Subsequent Calculations. Concurrently with any prepayment of the AXELs under the AXEL Credit Agreement and the Revolving Loans and/or reduction of the Revolving Loan Commitments pursuant to subsections 2.4A(iii)(a)-(d), Company shall deliver to Administrative Agent an Officers' Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Unreinvested Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, the applicable Net Securities Proceeds (as such term is defined in subsection 2.4A(iii)(c)) or the applicable Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Company shall promptly make an additional prepayment of the AXELs under the AXEL Credit Agreement and the Revolving Loans (and/or, if applicable, the Revolving Loan Commitments shall be permanently reduced) in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                           (f) Prepayments Due to Reductions or Restrictions of Revolving Loan Commitments or Due to Insufficient Borrowing
                  Base.  Company  shall from time to time  prepay the  Revolving
                  Loans to the extent necessary to give effect to the limitations set forth in clauses (i) and (ii) of the second paragraph of subsection 2.1A.


                  (iv)     Application of Prepayments.

                           (a) Application of Voluntary Prepayments by Type of Loans and Order of Maturity. Any voluntary prepayments pursuant to subsection 2.4A(i) shall be applied as specified by Company in the applicable notice of prepayment.

                           (b) Application of Mandatory Prepayments by Type of Loans. Any amount (the "APPLIED AMOUNT") required to be applied as a mandatory prepayment of the AXELs under the AXEL Credit Agreement or the Revolving Loans and/or a reduction of the Revolving Loan Commitments pursuant to subsections 2.4A(iii)(a)-(e) shall be applied first to prepay the AXELs under the AXEL Credit Agreement to the full extent thereof, second, to the extent of any remaining portion of the Applied Amount, to prepay the Revolving Loans to the full extent thereof and to further permanently reduce the Revolving Loan Commitments by the amount of such prepayment, and third, to the extent of any remaining portion of the Applied Amount, to further permanently reduce the Revolving Loan Commitments to the full extent thereof and to cash collateralize any Letters of Credit outstanding (with any such amounts held in the Collateral Accounts pursuant to the Intercreditor Agreement). Any prepayments of the Revolving Loans under subsection 2.4A(iii)(f) shall be applied to reduce the Revolving Loans.

                           (c) Application of Prepayments to Base Rate Loans and
                  Eurodollar Rate Loans. Considering Revolving Loans being prepaid, any prepayment thereof shall be applied first to Base Rate Loans, to the full extent thereof before application to Eurodollar Rate Loans, in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

         B.       GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) Manner and Time of  Payment.  All  payments  by Company of principal, interest, fees and other Obligations hereunder and under the Revolving Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (ii) Application of Payments to Principal and Interest. Except as provided in subsection 2.2C, all payments in respect of the principal amount of any Revolving Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Revolving Loan on a date when interest is due and payable with respect to such
         Loan) shall be applied to the payment of interest before application to principal.

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

                  (iii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding Revolving Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6B, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding
         Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Revolving Loans evidenced by that Revolving Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any Revolving Loan made under such Revolving Note shall not limit or otherwise affect the obligations of Company hereunder or under such Revolving Note with respect to any Revolving Loan or any payments of principal or interest on such Revolving Note.

2.5      USE OF PROCEEDS.

         A. REVOLVING LOANS. The proceeds of Revolving Loans made on and after the Restatement Effective Date are to be applied for working capital and general corporate purposes, which may include the Anagram Acquisition and future Permitted Business Acquisitions (provided that (i) no more than $23,500,000 plus the excess, if any, of $15,000,000 over the amount of cash on hand at Company on the Restatement Effective Date may be borrowed in connection with the Anagram Acquisition and (ii) after giving effect to any borrowings to fund any portion of a Permitted Business Acquisition, the sum of (1) unrestricted Cash and Cash Equivalents on the balance sheet of Company plus (2) the difference between the Revolving Loan Commitments and the aggregate outstanding principal amount of Revolving Loans is equal to at least $10,000,000) and the making of intercompany loans to any of Company's wholly-owned Subsidiaries, in accordance with subsection 7.1(iv), for their own working capital and general corporate purposes.

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

         B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6      SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

         Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

         A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

         B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Eurodollar Rate Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Revolving Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Revolving Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

         C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter
(a) the obligation of the Affected Lender to make Revolving Loans as, or to convert Revolving Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Revolving Loan as (or convert such Revolving Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Revolving Loans as, or to convert Revolving Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

         D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4A(i)) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Eurodollar Rate Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by

Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

         E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

         F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

         G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Company may not elect to have a Revolving Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Revolving Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

         A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby and to the extent a Lender is not entitled to payment under the terms of Section 2.7B, it shall not be entitled to such payment pursuant to this subsection 2.7A), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the Closing Date, or compliance by such Lender with any guideline, request or directive issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Revolving Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto by an amount considered by the Lender to be material; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         B.       WITHHOLDING OF TAXES.

                  (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other Revolving Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) Grossing-up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Revolving Loan Documents:

                           (a) Company shall notify  Administrative Agent of any
                  such requirement or any change in any such requirement as soon as Company becomes aware of it;

                           (b) Company shall pay any such Tax before the date on
                  which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                           (c) the sum  payable  by  Company in respect of which
                  the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (d) within 30 days after paying any sum from which it
                  is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

         provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the Closing Date (in the case of each Existing Lender), after the Restatement Effective Date (in the case of each New Lender) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect on the Closing Date, at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                  (iii) Evidence of Exemption from U.S. Withholding Tax.

                           (a) Each Lender that is  organized  under the laws of
                  any jurisdiction other than the United States or any state or other political subdivision thereof

                  (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Existing Lender), on or prior to the Restatement Effective Date (in the case of each New Lender), or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Revolving Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Revolving Loan Documents.

                           (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Revolving Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

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

                           (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Existing Lender), on the Restatement Effective Date (in the case of each New Lender) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause
                  (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

         C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date (in the case of an Existing Lender) or the Restatement Effective Date (in the case of each New Lender) of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Revolving Loans or Revolving Loan Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Revolving Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy) by an amount considered by the Lender to be material, then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

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

2.8      OBLIGATION OF LENDERS AND ISSUING LENDERS TO MITIGATE.

         Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Revolving Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection
2.7 or subsection 3.6, it will, to the extent not inconsistent with the internal policies of such Lender or Issuing Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Revolving Loan Commitments of such Lender or the affected Revolving Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, or (ii) take such other measures as such Lender or Issuing Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 or subsection 3.6 would be materially reduced and if, as determined by such Lender or Issuing Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Loan Commitments or Revolving Loans or Letters of Credit through such other lending or letter of credit office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Revolving Loan Commitments or Revolving Loans or Letters of Credit or the interests of such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender or Issuing Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.9      DEFAULTING LENDERS.

         Anything contained herein to the contrary notwithstanding, in the event that any Lender (a "DEFAULTING LENDER") defaults (a "FUNDING DEFAULT") in its obligation to fund any Revolving Loan (a "DEFAULTED REVOLVING Loan") in accordance with subsection 2.1 as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority, then (i) during any Default Period (as defined below) with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Revolving Loan Documents, (ii) to the extent permitted by applicable law, until such time as the Default Excess (as defined below) with respect to such Defaulting Lender shall have been reduced to zero, (a) any voluntary prepayment of the Revolving Loans pursuant to subsection 2.4B(i) shall, if


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

Company so directs at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Loan Exposure of such Defaulting Lender were zero, and (b) any mandatory prepayment of the Revolving Loans pursuant to subsection 2.4B(iii) shall, if Company so directs at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender, it being understood and agreed that Company shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b), (iii) such Defaulting Lender's Revolving Loan Commitment and outstanding Revolving Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the commitment fee payable to Lenders pursuant to subsection 2.3A in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to subsection 2.3A with respect to such Defaulting Lender's Revolving Loan Commitment in respect of any Default Period with respect to such Defaulting Lender, and (iv) the Total Utilization of Revolving Loan Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Revolving Loans of such Defaulting Lender.

         For purposes of this Agreement, (I) "DEFAULT PERIOD" means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default and ending on the earliest of the following dates:
(A) the date on which all Revolving Loan Commitments are cancelled or terminated and/or the Obligations are declared or become immediately due and payable, (B) the date on which (1) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Revolving Loans of such Defaulting Lender or by the non-pro rata application of any voluntary or mandatory prepayments of the Revolving Loans in accordance with the terms of this subsection 2.9 or by a combination thereof) and (2) such Defaulting Lender shall have delivered to Company and Administrative Agent a written reaffirmation of its intention to honor its obligations under this Agreement with respect to its Revolving Loan Commitment, and (C) the date on which Company, Administrative Agent and Requisite Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (II) "DEFAULT EXCESS" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Revolving Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Revolving Loans) over the aggregate outstanding principal amount of Revolving Loans of such Defaulting Lender.

                  No Revolving Loan Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this subsection 2.9, performance by Company of its obligations under this Agreement and the other Revolving


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

Loan Documents shall not be excused or otherwise modified, as a result of any Funding Default or the operation of this subsection 2.9. The rights and remedies against a Defaulting Lender under this subsection 2.9 are in addition to other rights and remedies which Company may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

2.10     REMOVAL OR REPLACEMENT OF A LENDER.

         A.   Anything   contained   in   this   Agreement   to   the   contrary
notwithstanding, in the event that:

                  (i) (a) any Lender (an "INCREASED-COST LENDER") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under subsection 2.7 or subsection 3.6, (b) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (c) such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or

                  (ii) (a) any Lender shall become a Defaulting Lender, (b) the Default Period for such Defaulting Lender shall remain in effect, and
         (c) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Company's request that it cure such default; or

                  (iii) (a) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v) of the first proviso to subsection 10.6A, the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained, and (b) the failure to obtain Non-Consenting Lenders' consents does not result solely from the exercise of Non-Consenting Lenders' rights (and the withholding of any required consents by Non-Consenting Lenders) pursuant to the second proviso to subsection 10.6A;

then, and in each such case, Company shall have the right, at its option, to remove or replace the applicable Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the "TERMINATED LENDER") to the extent permitted by subsection 2.10B.

         B. Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so:

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

                  (i) elect to (a) terminate the Revolving Loan Commitment, if any, of such Terminated Lender upon receipt by such Terminated Lender of such notice and (b) prepay on the date of such termination any outstanding Revolving Loans made by such Terminated Lender, together with accrued and unpaid interest thereon and any other amounts payable to such Terminated Lender hereunder pursuant to subsection 2.6, subsection 2.7 or subsection 3.6 or otherwise; provided that, in the event such Terminated Lender has any Revolving Loans outstanding at the time of such termination, the written consent of Administrative Agent and Requisite Lenders (which consent shall not be unreasonably withheld or delayed) shall be required in order for Company to make the election set forth in this clause (i); or

                  (ii) elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Revolving Loans and its Revolving Loan Commitment, if any, in full at par to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of subsection 10.1B; provided that (a) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to subsection 2.6, subsection 2.7 or subsection 3.6 or otherwise as if it were a prepayment and (b) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender;

provided that (X) Company may not make either of the elections set forth in clauses (i) or (ii) above with respect to any Non-Consenting Lender unless Company also makes one of such elections with respect to each other Terminated Lender which is a Non-Consenting Lender and (Y) Company may not make either of such elections with respect to any Terminated Lender that is an Issuing Lender unless, prior to the effectiveness of such election, Company shall have caused each outstanding Letter of Credit issued by such Issuing Lender to be cancelled.

         C. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Loan Commitment, if any, pursuant to clause (i) of subsection 2.10B, (i) Schedule 2.1 shall be deemed modified to reflect any corresponding changes in the Revolving Loan Commitments and (ii) such Terminated Lender shall no longer constitute a "Lender" for purposes of this Agreement; provided that any rights of such Terminated Lender to indemnification under this Agreement (including under subsections 2.6D, 2.7, 3.6, 10.2 and 10.3) shall survive as to such Terminated Lender.


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                                   SECTION 3.
                                LETTERS OF CREDIT

3.1      ISSUANCE OF LETTERS OF CREDIT AND LENDERS' PURCHASE OF PARTICIPATIONS
         THEREIN.

         A. LETTERS OF CREDIT. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A, Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date, that one or more Lenders issue Letters of Credit for the account of Company for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Lender issue (and no Lender shall issue):

                  (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect or the sum of Borrowing Base then in effect plus all amounts up to $23,500,000 spent on the Anagram Acquisition plus all amounts spent through such date on Permitted Business Acquisitions (in each case other than amounts funded through equity issuances or indebtedness other than Revolving Loans);

                  (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $15,000,000;

                  (iii) any Standby Letter of Credit having an expiration date later than the earlier of (a) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (b) the date which is not more than 365 days from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender shall elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension; or

                  (iv) any Commercial Letter of Credit having an expiration date
         (a) later than the earlier of (X) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (Y) the date which is 180 days from the date of


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

         issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion.

         B.       MECHANICS OF ISSUANCE.

                  (i) Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent a Notice of Issuance of Letter of Credit substantially in the form of
         Exhibit III annexed hereto no later than 12:00 Noon (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (a) the proposed date of issuance (which shall be a Business
         Day), (b) whether the Letter of Credit is to be a Standby Letter of Credit or a Commercial Letter of Credit, (c) the face amount of the Letter of Credit, (d) in the case of a Letter of Credit which Company requests to be denominated in a currency other than Dollars, the currency in which Company requests such Letter of Credit to be issued,
         (e) the expiration date of the Letter of Credit, (f) the name and address of the beneficiary, (g) either the verbatim text of the proposed Letter of Credit or the proposed terms and conditions thereof, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit, and (h) that, after giving effect to the issuance of the Letter of Credit, the Total Utilization of Revolving Loan Commitments will not exceed the Revolving Loan Commitments then in effect or the Borrowing Base then in effect; provided that the Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any such documents; and provided, further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the laws of the jurisdiction in which the office of the Issuing Lender to which such draft is required to be presented is located) that such draft is presented if such presentation is made after 10:00 A.M. (in the time zone of such office of the Issuing Lender) on such business day.

         Company shall notify the applicable Issuing Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit is no `longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Notice of Issuance of Letter of Credit.

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

                  (ii)   Determination  of  Issuing  Lender.   Upon  receipt  by
         Administrative Agent of a Notice of Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Administrative Agent elects to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, and Administrative Agent shall be the Issuing Lender with respect thereto. In the event that Administrative Agent, in its sole discretion, elects not to issue such Letter of Credit, Administrative Agent shall promptly so notify Company, whereupon Company may request any other Lender to issue such Letter of Credit by delivering to such Lender a copy of the applicable Notice of Issuance of Letter of Credit. Any Lender so requested to issue such Letter of Credit shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and any such Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Administrative Agent not to issue such Letter of Credit, Administrative Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Administrative Agent, when aggregated with Administrative Agent's outstanding Revolving Loans, may exceed Administrative Agent's Revolving Loan Commitment then in effect; provided that Administrative Agent shall not be obligated to issue any Letter of Credit denominated in a foreign currency which in the judgment of Administrative Agent is not readily and freely available.

                  (iii) Issuance of Letter of Credit. Upon satisfaction or waiver (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

                  (iv) Notification to Lenders. Upon the issuance of any Letter of Credit the applicable Issuing Lender shall promptly notify Administrative Agent and each other Lender of such issuance, which notice shall be accompanied by a copy of such Letter of Credit. Promptly after receipt of such notice (or, if Administrative Agent is the Issuing Lender, together with such notice), Administrative Agent shall notify each Lender of the amount of such Lender's respective participation in such Letter of Credit, determined in accordance with subsection 3.1C.

                  (v) Reports to Lenders. Within 15 days after the end of each month ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such month, each Issuing Lender shall deliver to each other Lender a report setting forth for such month the daily aggregate amount available to be drawn under the Letters of Credit issued by such Issuing Lender that were outstanding during such month.

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

         C. LENDERS' PURCHASE OF PARTICIPATIONS IN LETTERS OF CREDIT. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

3.2      LETTER OF CREDIT FEES.

         Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

                  (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 0.25% per annum of the daily amount available to be drawn under such Standby Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Lenders, equal to the Applicable Revolving Eurodollar Rate Margin in effect with respect to Eurodollar Rate Loans from time to time multiplied by the daily amount available to be drawn under such Standby Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 15, June 15, September 15 and December 15 of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

                  (ii) with respect to each Commercial Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to 0.25% per annum of the daily amount available to be drawn under such Commercial Letter of Credit and (b) a letter of credit fee, payable to Administrative Agent for the account of Lenders, equal to the Applicable Revolving Eurodollar Rate Margin in effect with respect to Eurodollar Rate Loans from time to time multiplied by the daily amount available to be drawn under such Commercial Letter of Credit, each such fronting fee or letter of credit fee to be payable in arrears on and to (but excluding) each March 15, June 15, September 15 and December 15 of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

                  (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clauses (i) and (ii) above), documentary and processing charges payable directly to the applicable Issuing Lender for its own account in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination. Promptly upon receipt by


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Administrative Agent of any amount described in clause (i)(b) or (ii)(b) of this subsection 3.2, Administrative Agent shall distribute to each Lender its Pro Rata Share of such amount.

3.3      DRAWINGS AND REIMBURSEMENT OF AMOUNTS PAID UNDER LETTERS OF CREDIT.

         A. RESPONSIBILITY OF ISSUING LENDER WITH RESPECT TO DRAWINGS. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

         B. REIMBURSEMENT BY COMPANY OF AMOUNTS PAID UNDER LETTERS OF CREDIT. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Administrative Agent, and Company shall reimburse such Issuing Lender on or before the Business Day immediately following the date on which such drawing is honored (the "REIMBURSEMENT DATE") in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange
Rate)  and in same  day  funds  equal to the  amount  of such  honored  drawing;
provided that, anything contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Administrative Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a drawing under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse such Issuing Lender for the amount of such honored drawing; and provided, further that if for any reason proceeds of Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such honored drawing, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this subsection 3.3B.

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         C.       PAYMENT BY LENDERS OF UNREIMBURSED AMOUNTS PAID UNDER LETTERS
OF CREDIT.

                  (i) Payment by Lenders. In the event that Company shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of a drawing under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Lender's respective participation therein based on such Lender's Pro Rata Share. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender on such business day the amount of such Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

                  (ii) Distribution to Lenders of Reimbursements Received From Company. In the event any Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

         D.       INTEREST ON AMOUNTS PAID UNDER LETTERS OF CREDIT.

                  (i) Payment of Interest by Company. Company agrees to pay to each Issuing Lender, with respect to drawings honored under any Letters of Credit issued


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

         by it, interest on the amount paid by such Issuing Lender in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

                  (ii) Distribution of Interest Payments by Issuing Lender. Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a drawing honored under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Lenders pursuant to subsection 3.3C(i) for all or any portion of such honored drawing, such Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under subsection 3.3C(i) with respect to such honored drawing such other Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such honored drawing so reimbursed by other Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by Company. Any such distribution shall be made to a Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request.

3.4      OBLIGATIONS ABSOLUTE.

         The obligation of Company to reimburse each Issuing Lender for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to subsection 3.3B and the obligations of Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

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

                  (i) any lack of validity or enforceability of any Letter of Credit;

                  (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Lender or any other Person or, in the case of a Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

                  (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

                  (v)  any   adverse   change  in  the   business,   operations,
         properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

                  (vi) any breach of this Agreement or any other Loan Document by any party thereto;

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or

                  (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing;

provided, in each case, that payment by the applicable Issuing Lender under the applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

3.5      INDEMNIFICATION; NATURE OF ISSUING LENDERS' DUTIES

         A. INDEMNIFICATION. In addition to amounts payable as provided in subsection 3.6, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing

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Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "GOVERNMENTAL ACTS").

         B. NATURE OF ISSUING LENDERS' DUTIES. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

         Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability arising solely out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

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3.6      INCREASED COSTS AND TAXES RELATING TO LETTERS OF CREDIT

         Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby and to the extent a Lender is not entitled to payment under the terms of Section 2.7B, it shall not be entitled to payment pursuant to this section), in the event that any Issuing Lender or Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by any Issuing Lender or Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Issuing Lender or Lender (or its applicable lending or letter of credit office) to any additional Tax (other than any Tax on the overall net income of such Issuing Lender or Lender) with respect to the issuing or maintaining of any Letters of Credit or the purchasing or maintaining of any participations therein or any other obligations under this Section 3, whether directly or by such being imposed on or suffered by any particular Issuing Lender;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement in respect of any Letters of Credit issued by any Issuing Lender or participations therein purchased by any Lender; or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Issuing Lender or Lender (or its applicable lending or letter of credit office) regarding this Section 3 or any Letter of Credit or any participation therein;

and the result of any of the foregoing is to increase the cost to such Issuing Lender or Lender of agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Issuing Lender or Lender (or its applicable lending or letter of credit office) with respect thereto by an amount considered by such Issuing Lender or Lender to be material; then, in any case, Company shall promptly pay to such Issuing Lender or Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts as may be necessary to compensate such Issuing Lender or Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Issuing Lender or Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to


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

such Issuing Lender or Lender under this subsection 3.6, which statement shall be conclusive and binding upon all parties hereto absent manifest error.


                                   SECTION 4.
     CONDITIONS TO EFFECTIVENESS; CONDITIONS TO LOANS AND LETTERS OF CREDIT

         The effectiveness of this Agreement and the obligations of Lenders to make (or maintain, as the case may be) Revolving Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

4.1      CONDITIONS TO EFFECTIVENESS.

         The effectiveness of this Agreement is subject to prior or concurrent satisfaction of the following conditions:

         A. LOAN PARTY DOCUMENTS. On or before the Restatement Effective Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Restatement Effective Date:

                  (i) Certified copies of the Certificate or Articles of Incorporation of such Person (or, in lieu thereof, a certificate of the corporate secretary of such Person certifying as of the Restatement Effective Date that its Certificate of Incorporation delivered on the Closing Date pursuant to subsection 4.1 of the Existing Revolving Loan Credit Agreement is in full force and effect without modification or amendment), together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Restatement Effective Date;

                  (ii) Copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary (or, in lieu thereof, a certificate of the corporate secretary of such Person certifying as of the Restatement Effective Date that its Bylaws delivered on the Closing Date pursuant to subsection 4.1 of the Existing Revolving Loan Credit Agreement is in full force and effect without modification or amendment);

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

                  (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Revolving Loan Documents and the Anagram Acquisition Agreement to which it is a party, certified as of the Restatement Effective Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                  (iv) Signature and incumbency certificates of the officers of such Person executing the Revolving Loan Documents to which it is a party;

                  (v) Executed originals of this Agreement and (to the extent not previously executed and delivered to Lenders) the other Revolving Loan Documents to which such Person is a party; and

                  (vi) Such other documents as Arranger or Administrative Agent may reasonably request.

         B. NO MATERIAL ADVERSE EFFECT. Since December 31, 1997, no Material Adverse Effect (in the opinions of Arranger and Administrative Agent) shall have occurred. Since December 31, 1997, there shall not have been an adverse change, or any development involving a prospective adverse change, in or affecting Anagram or any of its Subsidiaries or the general affairs, management, financial position, shareholders' equity or results of operation of Anagram and its Subsidiaries which is, in the reasonable judgment of Arranger, Administrative Agent or Requisite Lenders, material.

         C.       CORPORATE AND CAPITAL STRUCTURE, OWNERSHIP, MANAGEMENT, ETC.

                  (i) Corporate Structure. The corporate organizational structure of Company and its Subsidiaries, both before and after giving effect to the Anagram Acquisition, shall be as set forth on Schedule 4.1C annexed hereto.

                  (ii) Capital Structure and Ownership. The capital structure and ownership of Company, both before and after giving effect to the Anagram Acquisition, shall be as set forth on Schedule 4.1C annexed hereto.

                  (iii) Management; Employment Agreements. The management structure of Company after giving effect to the Anagram Acquisition shall be as set forth on Schedule 4.1C annexed hereto. Arranger and Administrative Agent shall have received duly executed copies of, and shall be satisfied with the form and substance of, the Employment Agreements as set forth on Schedule 4.1C annexed hereto.

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

         D.       ANAGRAM ACQUISITION AGREEMENT.

                  (i) The Anagram Acquisition Agreement shall be satisfactory in form and substance to Arranger and Administrative Agent;

                  (ii) On or prior to the Restatement Effective Date, Arranger and Administrative Agent shall each have received a fully executed or conformed copy of the Anagram Acquisition Agreement (including all schedules and exhibits thereto) and any material documents executed in connection therewith;

                  (iii) The Anagram Acquisition shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Arranger or Administrative Agent to be material, in each case without the consent of Arranger and Administrative Agent;

                  (iv) The parties thereto shall not have failed in any material respect to perform any material obligation or covenant required by the Anagram Acquisition Agreement to be performed or complied with by any of them on or before the Restatement Effective Date; and

                  (v) Arranger and Administrative Agent shall have received an Officer's Certificate from Company to the effect set forth in clauses
         (ii)-(iv) above.

         E. MATTERS RELATING TO EXISTING INDEBTEDNESS OF COMPANY AND ITS SUBSIDIARIES.

                  (i) Termination of Existing Anagram Credit Agreements and Related Liens; Existing Anagram Letters of Credit. On or prior to the Restatement Effective Date, Anagram and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Anagram Credit Agreements as set forth on Schedule 4.1E-II (the aggregate principal amount of which Indebtedness shall not exceed $19,000,000),
         (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Arranger and Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Anagram and its Subsidiaries thereunder, and (d) made arrangements satisfactory to Arranger and Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of Company and its Subsidiaries (after giving effect to the Anagram Acquisition) with respect thereto.

                  (ii) Existing Indebtedness to Remain Outstanding. On the Restatement Effective Date, Arranger and Administrative Agent shall have received an Officers' Certificate of Company stating that, after giving effect to the transactions described in this subsection 4.1E, the Indebtedness of Loan Parties (other than Indebtedness under the Loan Documents and the Senior Subordinated Notes) shall consist of


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         (a)   approximately   $5,809,255  in  aggregate   principal  amount  of
         outstanding Indebtedness described in Part I of Schedule 7.1 annexed hereto and (b) Indebtedness in an aggregate amount not to exceed
         $4,123,512  in  respect  of  Capital  Leases  described  in  Part II of
         Schedule 7.1 annexed hereto. The terms and conditions of all such Indebtedness shall be in form and in substance satisfactory to Arranger, Administrative Agent and Requisite Lenders.

         F. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Anagram Acquisition and the other transactions contemplated by the Loan Documents and the Anagram Acquisition Agreement and the continued operation of the business conducted by Company and its Subsidiaries (including Anagram and its Subsidiaries) in substantially the same manner as conducted prior to the consummation of the Anagram Acquisition, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Anagram Acquisition or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

         G.       CONSUMMATION OF ANAGRAM ACQUISITION.

                  (i) All conditions to the Anagram Acquisition set forth in the
         Anagram Acquisition Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived; provided that Arranger, Administrative Agent and Requisite Lenders shall have consented to any such waiver of any such condition that Arranger or Administrative Agent reasonably deems material;

                  (ii) The Anagram Acquisition shall have become effective in accordance with the terms of the Anagram Acquisition Agreement at or immediately prior to the time of funding of the Additional AXELs and any Revolving Loans to be made hereunder on the Restatement Effective Date;

                  (iii) Anagram Transaction Costs shall not exceed $4,000,000, and Arranger shall have received evidence to its satisfaction to such effect; and

                  (iv) Arranger and Administrative Agent shall have received an Officers' Certificate of Company to the effect set forth in clauses
         (i)-(iii) above.

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

         H. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. Collateral Agent shall have received evidence satisfactory to it that Company and Subsidiary Guarantors shall have taken or caused to be taken (to the extent not previously taken pursuant to the terms of the Existing Revolving Loan Credit Agreement and the other Loan Documents executed in connection therewith) all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the opinion of Collateral Agent, desirable in order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

                  (i) Schedules to Collateral Documents. Delivery to Collateral Agent of accurate and complete schedules to all of the applicable Collateral Documents.

                  (ii) Stock Certificates and Instruments. Delivery to Collateral Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing all capital stock pledged pursuant to the Company Pledge Agreement and the Subsidiary Pledge Agreements and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Collateral Agent) evidencing any Collateral;

                  (iii) Lien Searches and UCC Termination Statements. Delivery to Arranger and Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Arranger and Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of Anagram or any of its Subsidiaries, together with copies of all such filings disclosed by such search, and
         (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

                  (iv) UCC Financing Statements and Fixture Filings; PTO Filings. (a) Delivery to Collateral Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the reasonable opinion of Collateral Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents and (b) delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO or the United


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

         States Copyright Office in order to create or perfect Liens in respect of any IP Collateral;

                  (v) Auxiliary Pledge Agreements. Execution and delivery to Collateral Agent of Auxiliary Pledge Agreements with respect to the stock of all Foreign Subsidiaries organized under the laws of all jurisdictions with respect to which Collateral Agent deems an Auxiliary Pledge Agreement necessary or advisable to perfect or otherwise protect the First Priority Liens granted to Collateral Agent on behalf of Secured Parties in such stock, and the taking of all such other actions under the laws of such jurisdictions as Collateral Agent may deem necessary or advisable to perfect or otherwise protect such Liens; and

                  (vi) Opinions of Local Counsel. Delivery to Arranger and Administrative Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to Arranger and Administrative Agent) under the laws of each state in the United States in which any personal or mixed property Collateral with an aggregate value in excess of $500,000 is located with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Arranger and Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Arranger and Administrative Agent.

         I. EDEN PRAIRIE HOLDINGS. On or before the Restatement Effective Date, Collateral Agent shall have received from Anagram:

                  (i) Certified copy of the Certificate of Formation of Eden Prairie Holdings, together with a good standing certificate from the Secretary of State of Delaware and each other state in which Eden Prairie Holdings is qualified to do business, each dated a recent date prior to the Restatement Effective Date;

                  (ii) Evidence in form and substance satisfactory to Arranger and Administrative Agent that Anagram International has transferred all its right, title and interest in and to the Anagram Headquarters Facility to Eden Prairie Holdings;

                  (iii) Evidence in form and substance satisfactory to Arranger and Administrative Agent that Company has assigned all its membership interest in Eden Prairie Holdings to Anagram International;

                  (iv) Copy of a lease relating to the Anagram Headquarters Facility entered into by and between Eden Prairie Holdings and Anagram International, in form and substance satisfactory to Arranger and Administrative Agent; and

                  (v) Evidence satisfactory to Arranger and Administrative Agent that Anagram International has appointed an independent manager for Eden Prairie


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

         Holdings in accordance with paragraph Seventh of the Certificate of Formation of Eden Prairie Holdings; provided that, to the extent such independent manager is not so appointed on or before the Restatement Effective Date, Company shall cause Anagram International to appoint an independent manager for Eden Prairie Holdings in accordance with paragraph Seventh of the Certificate of Formation of Eden Prairie Holdings as promptly as practicable after being requested to do so by Collateral Agent in accordance with said paragraph Seventh.

         J. ENVIRONMENTAL REPORTS. Arranger and Administrative Agent shall have received such reports and other information, in form, scope and substance satisfactory to Arranger and Administrative Agent, as Arranger and Administrative Agent may reasonably require regarding environmental matters relating to Anagram and its Subsidiaries and any of their respective Facilities.

         K. FINANCIAL STATEMENTS; PRO FORMA BALANCE SHEET. On or before the Restatement Effective Date, Lenders shall have received from Company (i) audited financial statements of Anagram International, Inc. and its Subsidiaries for its fiscal years ended December 31, 1996 and 1997, consisting of balance sheets and the consolidated statements of income, stockholders' equity and cash flows for such fiscal years, (ii) unaudited combined and combining financial statements of Anagram and its Subsidiaries as at June 30, 1998, consisting of an unaudited combined and combining balance sheet and the combined and combining statements of income for the six-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Anagram that they fairly present the financial condition of Anagram and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (iii) unaudited financial statements of Company and its Subsidiaries as at June 30, 1998, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the six-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments,(iv) pro forma consolidated balance sheets of Company and its Subsidiaries as of July 31, 1998, prepared in accordance with GAAP and reflecting the consummation of the Anagram Acquisition, the related financings and the other transactions contemplated by the Loan Documents and the Anagram Acquisition Agreement, which pro forma financial statements shall be in form and substance satisfactory to Lenders, and (v) pro forma financial statements (including consolidated balance sheets, statements of operations, stockholders' equity and cash flows) of Company and its Subsidiaries (after giving effect to the Anagram Acquisition) for the 10-year period commencing on the Restatement Effective Date, which pro forma financial statements shall be in form and substance satisfactory to Lenders.

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

         L. EVIDENCE OF INSURANCE. Collateral Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Collateral Agent on behalf of Secured Parties has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

         M. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of (a) Wachtell, Lipton, Rosen & Katz, special counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and Arranger and its counsel, dated as of the Restatement Effective Date and setting forth substantially the matters in the opinions designated in Exhibit VII-A annexed hereto and as to such other matters as Administrative Agent or Arranger and acting on behalf of Lenders may reasonably request and (b) Kurzman & Eisenberg counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and Arranger and its counsel, dated as of the Restatement Effective Date and setting forth substantially the matters in the opinions designated in Exhibit VII-B annexed hereto and as to such other matters as Administrative Agent or Arranger and acting on behalf of Lenders may reasonably request, and (ii) evidence satisfactory to Arranger and Administrative Agent that Company has requested such counsel to deliver such opinions to Lenders.

         N. OPINIONS OF ARRANGER AND ADMINISTRATIVE AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Arranger and Administrative Agent, dated as of the Restatement Effective Date, substantially in the form of Exhibit VIII annexed hereto and as to such other matters as Arranger and Administrative Agent may reasonably request.

         O. OPINIONS OF COUNSEL RELATING TO THE ANAGRAM ACQUISITION AGREEMENT. On or prior to the Effective Date, Arranger and Administrative Agent shall each have received executed copies of all opinions by counsel delivered in connection with the Anagram Acquisition Agreement to Company or any of its Subsidiaries. All such opinions shall be, to the extent agreed to by the person delivering such opinion, addressed to Arranger, Administrative Agent and Lenders or accompanied by written authorization from each person delivering such an opinion stating that Arranger, Administrative Agent and Lenders may rely on such opinion as though it were addressed to them.

         P. FEES. Company shall have paid to Arranger and Administrative Agent, for distribution (as appropriate) to Arranger, Administrative Agent and Lenders, the fees payable on the Restatement Effective Date referred to in subsection 2.3B.

         Q. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Arranger and Administrative Agent an Officers' Certificate, in form and substance satisfactory to Arranger and Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Restatement Effective Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Restatement Effective Date except as otherwise disclosed to and agreed to in writing by Arranger, Administrative Agent and Requisite Lenders.

         R. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, or Arranger and its counsel shall be satisfactory in form and substance to Administrative Agent and Arranger and such counsel, and Administrative Agent, Arranger and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Arranger may reasonably request.

         S. BORROWING BASE CERTIFICATE. Administrative Agent shall have received a Borrowing Base Certificate dated as of July 31, 1998, in form, scope and substance satisfactory to Arranger and Administrative Agent.

         T. CASH MANAGEMENT SYSTEM. Administrative Agent shall have received evidence satisfactory to it that Company and its Subsidiaries have established and maintain a cash management system in form and substance reasonably satisfactory to the Administrative Agent and in accordance with subsection 6.11.

         U. COLLATERAL ACCESS AGREEMENTS. On or prior to the Restatement Effective Date, Anagram and each applicable Subsidiary Guarantor shall have used its reasonable good faith efforts to obtain, in the case of any Leasehold Property or any real property in which Anagram or any of its Subsidiaries owns or holds a fee interest and which is subject to a mortgage held by a third-party mortgagee holding inventory or equipment with an aggregate fair market value exceeding $500,000, a Collateral Access Agreement with respect thereto, in each case in form and substance reasonably satisfactory to Arranger and Administrative Agent; provided that, to the extent any such Collateral Access Agreement is not so obtained on or before the Restatement Effective Date, upon the reasonable request of Collateral Agent, Company hereby covenants and agrees to cause the applicable Subsidiary Guarantor to continue to use its reasonable good faith efforts to obtain such Collateral Access Agreement as promptly as practicable after the Restatement Effective Date.

         V. AXEL CREDIT AGREEMENT. Arranger and Administrative Agent shall each have received a fully executed or conformed copy of the AXEL Credit Agreement, as amended and restated in connection with the Anagram Acquisition, satisfactory in form and substance to Arranger and Administrative Agent. The AXEL Credit Agreement shall be in full force


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

and effect and the conditions to advances of the AXELs thereunder shall have been satisfied or waived by the AXEL Lenders.

         U. NO EVENT OF DEFAULT. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that, immediately prior to the Restatement Effective Date, no event has occurred and is continuing that would constitute an Event of Default or Potential Event of Default under the Existing Revolving Loan Credit Agreement or the AXEL Credit Agreement.


4.2      CONDITIONS TO ALL REVOLVING LOANS.

         The obligations of Lenders to make Revolving Loans on each Funding Date are subject to the following further conditions precedent:

         A. Administrative Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer or corporate controller of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

         B.       As of that Funding Date:

                  (i) The representations and warranties contained herein and in the other Revolving Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                  (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                  (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Revolving Loans to be made by it on that Funding Date;

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

                  (v) The making of the Revolving Loans requested on such Funding Date shall not violate any law including Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

                  (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 5.6 or 6.1(x) prior to the making of the last preceding Revolving Loans (or, in the case of the initial Revolving Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Revolving Loans hereunder.

4.3      CONDITIONS TO LETTERS OF CREDIT.

         The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

                  A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Revolving Loans shall have been made.

                  B. On or before the date of issuance of such Letter of Credit, Administrative Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Notice of Issuance of Letter of Credit, in each case signed by the chief executive officer, the chief financial officer or the treasurer or corporate controller of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

                  C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Revolving Loan and the date of issuance of such Letter of Credit were a Funding Date.

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

                                   SECTION 5.
                    COMPANY'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Agreement and to make (or maintain, as the case may be) the Revolving Loans, to induce Issuing Lenders to issue Letters of Credit and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date, on the Restatement Effective Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

5.1      ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
SUBSIDIARIES.

         A. ORGANIZATION AND POWERS. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as specified in Schedule 5.1 annexed hereto as it may be supplemented pursuant to subsection 6.1(xvi). Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Revolving Loan Documents, the Related Agreements and the Anagram Acquisition Agreement to which it is a party and to carry out the transactions contemplated thereby.

         B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.

         C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 7.12.

         D. SUBSIDIARIES. All of the Subsidiaries of Company as of the Restatement Effective Date (after giving effect to the Anagram Acquisition) are identified in Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from time to time pursuant to the provisions of subsection 6.1(xvi). The capital stock of each of the Subsidiaries of Company identified in
Schedule 5.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 5.1 annexed hereto (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except


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where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and could not reasonably be expected to have a Material Adverse Effect. Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth, as of the Closing Date, the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

5.2      AUTHORIZATION OF BORROWING, ETC.

         A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Revolving Loan Documents, the Related Agreements and the Anagram Acquisition Agreement have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

         B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the Revolving Loan Documents, the Related Agreements and the Anagram Acquisition Agreement to which they are parties and the consummation of the transactions contemplated by the Revolving Loan Documents, the Related Agreements and the Anagram Acquisition Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, except for any breach or default which could not reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Revolving Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Restatement Effective Date and disclosed in writing to Lenders and such consents the failure of which to receive could not reasonably be expected to have a Material Adverse Effect.

         C. GOVERNMENTAL CONSENTS. Except as specified in Schedule 3.9(b) to the Anagram Acquisition Agreement, the execution, delivery and performance by Loan Parties of the Revolving Loan Documents, the Related Agreements and the Anagram Acquisition Agreement to which they are parties and the consummation of the transactions contemplated by the Revolving Loan Documents, such Related Agreements and the Anagram Acquisition Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body the failure of which to receive could not reasonably be expected to cause a Material Adverse Effect. Any such required consents, approvals, notices


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

or other actions shall have been received, given or performed, as the case may be, on or prior to the Restatement Effective Date.

         D. BINDING OBLIGATION. Each of the Revolving Loan Documents, the Related Agreements and the Anagram Acquisition Agreement has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         E.       VALID ISSUANCE OF COMPANY COMMON STOCK AND SENIOR SUBORDINATED
NOTES.

                  (i)  Company  Common  Stock.  The Company  Common  Stock to be
         issued in the Merger on the Closing Date has been duly and validly issued and is fully paid and nonassessable. The New Company Shares to be issued in partial consideration for the Anagram Acquisition on or before the Restatement Effective Date, when issued and delivered, will be duly and validly issued, fully paid and nonassessable. No stockholder of Company has or will have any preemptive rights to subscribe for any additional equity Securities of Company. The issuance and sale of such Company Common Stock or New Company Shares, upon such issuance and sale, either (a) have been or will have been registered or qualified under applicable federal and state securities laws or (b) have been or will be exempt therefrom.

                  (ii) Senior Subordinated Notes. The Senior Subordinated Notes are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Senior Subordinated Notes will be enforceable against the holders thereof and the Revolving Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Debt" and "Designated Senior Debt" included in such provisions. The Senior Subordinated Notes either (a) have been registered or qualified under applicable federal and state securities laws or (b) are exempt therefrom.

5.3      FINANCIAL CONDITION.

         Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheets of Company and its Subsidiaries as at December 31, 1997 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended, (ii) the unaudited consolidated balance sheets of Company and its Subsidiaries as at June
30,  1998  and  the  related  unaudited   consolidated   statements


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

of income, stockholders' equity and cash flows of Company and its Subsidiaries for the six-months then ended, (iii) the audited consolidated balance sheets of Anagram International, Inc. and its Subsidiaries as at December 31, 1997 and the consolidated statements of income, stockholders' equity and cash flows of Anagram International, Inc. and its Subsidiaries for its fiscal year then ended and (iv) the unaudited combined and combining balance sheets of Anagram and its Subsidiaries as at June 30, 1998 and the unaudited combined and combining statements of income of Anagram and its Subsidiaries for the six-months then ended. All such statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as otherwise indicated therein or in the Anagram Acquisition Agreement) and fairly present, in all material respects, the financial position of the entities described in such financial statements as of such respective dates and the results of operations of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Company does not (and did not immediately following the funding of the initial Revolving Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries (after giving effect to the Anagram Acquisition).

5.4      NO MATERIAL ADVERSE CHANGE.

         Since December 31, 1997, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

5.5      TITLE TO PROPERTIES; LIENS; REAL PROPERTY.

         A. TITLE TO PROPERTIES; LIENS. After giving effect to the transactions contemplated by this Agreement and the Anagram Acquisition Agreement to occur on the Restatement Effective Date, except for Permitted Encumbrances and Liens, Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1 of the Existing Revolving Loan Credit Agreement or this
Agreement, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. All such properties and assets are free and clear of Liens other than Permitted Encumbrances and other Liens permitted under this Agreement.

         B. REAL PROPERTY. After giving effect to the transactions contemplated by this Agreement and the Anagram Acquisition Agreement, as of the Restatement Effective Date,


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

Schedule 5.5 annexed hereto contains a true, accurate and complete list of (i) all Fee Properties and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. As of the Restatement Effective Date, except as specified in
Schedule 5.5 annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any material default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

5.6      LITIGATION; ADVERSE FACTS.

         Except as set forth in Schedule 5.6 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.7      PAYMENT OF TAXES.

         Except to the extent permitted by subsection 6.3, all material tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed material tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

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

5.8      PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL
CONTRACTS.

         A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

         B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

         C. Schedule 5.8 contains a true, correct and complete list of all the Material Contracts in effect on the Restatement Effective Date. Except as described on Schedule 5.8, all such Material Contracts are in full force and effect and no defaults currently exist thereunder other than any such defaults or failure to be in force and effect which could not reasonably be expected to result in a Material Adverse Effect.

5.9      GOVERNMENTAL REGULATION.

         Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

5.10     SECURITIES ACTIVITIES.

         A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         B. Following application of the proceeds of each AXEL under the AXEL Credit Agreement and each Revolving Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

5.11     EMPLOYEE BENEFIT PLANS.

         A. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and


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

the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

         B. No ERISA Events have occurred or are reasonably expected to occur which could reasonably be expected to result in liabilities to the Company or any of its Subsidiaries in excess of $1,000,000 in the aggregate.

         C. As of the most recent valuation date for any Pension Plan, the excess of (1) the actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for each Pension Plan for purposes of Section 412 of the Internal Revenue Code or Section 302 of ERISA) of benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over (2) the fair market value of the assets of such Pension Plan, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $5,000,000.

         D. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $5,000,000.

5.12     CERTAIN FEES.

         Except as described in the Confidential Information Memorandum and the advisory fee payable by Company to Piper Jaffray in an amount not to exceed $700,000, no broker's or finder's fee or commission has been or will be payable by Company with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

5.13     ENVIRONMENTAL PROTECTION.

         Except as set forth in Schedule 5.13 annexed hereto:

                  (i) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity;

                  (ii) neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. [Section] 9604) or any comparable state law;

                  (iii) there are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries;

                  (iv) neither Company nor any of its Subsidiaries nor, to Company's knowledge, any predecessor of Company or any of its
         Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

                  (v) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

         Notwithstanding anything in this subsection 5.13 to the contrary, no event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on Schedule 5.13 annexed hereto, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

5.14     EMPLOYEE MATTERS.

         There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

5.15     SOLVENCY.

         Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

5.16     MATTERS RELATING TO COLLATERAL.

         A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1I, 6.8 and 6.9 of the Existing Revolving Loan Credit Agreement and subsections 4.1I, 6.8 and 6.9 of this Agreement and
(ii) the delivery to Collateral Agent of any Pledged Collateral not delivered to Collateral Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Collateral Agent for the benefit of Secured Parties, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Collateral Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Collateral Agent.

         B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Collateral Agent pursuant to any of the Collateral Documents or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

         C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Collateral Agent as contemplated by subsection 5.16A, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

         D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         E. INFORMATION REGARDING COLLATERAL. All information supplied to Collateral Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.17     RELATED AGREEMENTS.

         A.       DELIVERY  OF  RELATED  AGREEMENTS.   Company has delivered  to
Lenders complete and correct copies of each Related Agreement and the Anagram Acquisition Agreement and of all exhibits and schedules thereto.

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

         B.       WARRANTIES OF COMPANY.

                  (i) Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties given by Company in the Recapitalization Agreement is true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the Closing Date (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth in the schedules to the Recapitalization Agreement.

                  (ii) Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties given by Company in the Anagram Acquisition Agreement is true and correct in all material respects as of the Restatement Effective Date (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the date hereof (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth in the schedules to the Anagram Acquisition Agreement.

         C. SURVIVAL. Notwithstanding anything in the Recapitalization Agreement or the Anagram Acquisition Agreement to the contrary, (i) the representations and warranties of Company set forth in subsection 5.17B(i) shall, solely for purposes of this Agreement, survive the Closing Date for the benefit of Lenders and (ii) the representations and warranties of Company set forth in subsection 5.17B(ii) shall, solely for purposes of this Agreement, survive the Restatement Effective Date for the benefit of Lenders.

5.18     DISCLOSURE.

         No representation or warranty of Company or any of its Subsidiaries contained in the Confidential Information Memorandum or in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and


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that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

5.19     AXEL CREDIT AGREEMENT.

         A. Delivery of AXEL Credit Agreement. Company has delivered to Lenders complete and correct copies of the AXEL Credit Agreement, as amended and restated as of the Restatement Effective Date, and of all exhibits and schedules thereto.

         B. Warranties of Company. Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties given by Company in the AXEL Credit Agreement, as amended and restated as of the Restatement Effective Date, is true and correct in all material respects as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the Restatement Effective Date (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth in the schedules to the AXEL Credit Agreement, as so amended and restated.

                                   SECTION 6.
                         COMPANY'S AFFIRMATIVE COVENANTS

         Company covenants and agrees that, so long as any of the Revolving Loan Commitments hereunder shall remain in effect and until payment in full of all of the Revolving Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

         Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent and Lenders:

                  (i) Monthly Financials: as soon as available and in any event within 30 days after the end of each month ending after the Restatement Effective Date, commencing with the calendar month of August 1998 (or within 45 days after the end of each month which ends a Fiscal Quarter), the consolidated balance sheets of Company and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the


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         current Fiscal Year, to the extent prepared on a monthly basis,  all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, for such month and for the period from the beginning of the then current Fiscal Year to the end of such month;

                  (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each of first three Fiscal Quarters of each year, (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form of the MD&A, which is prepared by the Company for public filing for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

                  (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its
         Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) a report thereon of independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and


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         its  Subsidiaries  as at the dates  indicated  and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as
         otherwise  disclosed  in  such  financial   statements)  and  that  the
         examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iv) Officers' and Compliance Certificates: together with each delivery  of  financial  statements  of  Company  and its  Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail (1) compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period and (2) with respect to any Net Asset Sale Proceeds received by Company or any of its Subsidiaries during the second Fiscal Quarter immediately preceding the Fiscal Quarter in which the applicable accounting period ends, whether or not all or any portion of such Net Asset Sale Proceeds shall have become Unreinvested Asset Sale Proceeds;

                  (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (ii), (iii) or
         (xiii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii), (iii) or
         (xiii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision
         (ii), (iii) or (xiii) of this subsection 6.1 following such change, a written statement of the chief accounting officer or chief


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         financial  officer of Company setting forth the differences  (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (vi) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Revolving Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause
         (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                  (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

                  (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company,
         (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

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                  (ix) Events of  Default,  etc.:  promptly  upon any officer of
         Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                  (x) Litigation or Other Proceedings: (a) promptly upon any officer of Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

                           (1)  if  adversely   determined,   has  a  reasonable
                  possibility of giving rise to a Material Adverse Effect; or

                           (2)  seeks  to  enjoin  or   otherwise   prevent  the
                  consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $500,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

                  (xi) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the


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         nature thereof,  what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xii) ERISA Notices: with reasonable promptness, copies of (a)
         each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company or any of its Subsidiaries from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

                  (xiii) Financial Plans: as soon as practicable and in any event no later than 30 days prior to the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each succeeding Fiscal Year through the Revolving Loan Commitment Termination Date (the "FINANCIAL PLAN" for such Fiscal Years), including (a) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each month of the first such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections as any Lender may reasonably request;

                  (xiv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

                  (xv) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of Company;

                  (xvi) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule
         5.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement
         Schedule 5.1 annexed hereto for all purposes of this Agreement);

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                  (xvii) Material Contracts:  promptly,  and in any event within ten Business Days after any Material Contract of Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

                  (xviii) Borrowing Base Certificate: As soon as available and in any event within ten Business Days after the last Business Day of each month ending after the Closing Date, a Borrowing Base Certificate dated as of the last Business Day of such month, together with any additional schedules and other information that Administrative Agent may reasonably request (it being understood that (a) Company, in addition to such monthly Borrowing Base Certificates, may from time to time deliver to Administrative Agent and Lenders, on any Business Day after the Closing Date, a Borrowing Base Certificate dated as of a recent day, together with any additional schedules and other information that Administrative Agent may reasonably request, and (b) the most recent Borrowing Base Certificate described in this subdivision (xix) that is delivered to Administrative Agent shall be used in calculating the Borrowing Base as of any date of determination); and

                  (xix) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

6.2      CORPORATE EXISTENCE, ETC.

         Except as permitted under subsection 7.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

6.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

         A. Company will, and will cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested


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in good faith by  appropriate  proceedings  promptly  instituted  and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and
(2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

         B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

6.4 MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET INSURANCE/ CONDEMNATION PROCEEDS.

         A. MAINTENANCE OF PROPERTIES. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except where the failure to maintain such properties could not reasonably be expected in any individual case or in the aggregate to have a Material Adverse Effect.

         B. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Collateral Agent for the benefit of Secured Parties as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent for the benefit of Secured Parties as the loss payee thereunder for any covered loss in excess of

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$1,500,000   and  provides  for  at  least  30  days  prior  written  notice  to
Administrative Agent of any modification or cancellation of such policy.

         C.       APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.

                  (i) Business Interruption Insurance. Upon receipt by Company or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay AXELs under the AXEL Credit Agreement and the Revolving Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4A(iii)(b);

                  (ii) Casualty Insurance/Condemnation Proceeds. Upon receipt by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default shall have occurred and be continuing, Company shall, or shall cause one or more of its Subsidiaries to, (1) subject to clause (iv) below, promptly and diligently and in any event within six months of receipt apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or (2) to the extent not so applied or applied pursuant to clause (iv) below within six months of receipt by Company or any of its Subsidiaries, to prepay the AXELs under the AXEL Credit Agreement and the Revolving Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4A(iii)(b), and (b) if an Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the AXELs under the AXEL Credit Agreement and the Revolving Loans (and/or the Revolving Loan Commitments shall be reduced) as provided in subsection 2.4A(iii)(b).

                  (iii) Net Insurance/Condemnation Proceeds Received by Collateral Agent. Upon receipt by Collateral Agent of any Net Insurance/Condemnation Proceeds as loss payee, such loss proceeds shall be held and applied in accordance with the terms of the Intercreditor Agreement.

                  (iv) Reinvestment of Insurance Proceeds. So long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company and its Subsidiaries may reinvest in the business of Company and its Subsidiaries up to $1,000,000 per year of Net Insurance/Condemnation Proceeds recovered by Company or any of its Subsidiaries provided that such funds are reinvested within six months of receipt by Company or any of its Subsidiaries.

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6.5      INSPECTION RIGHTS; AUDITS OF INVENTORY AND ACCOUNTS RECEIVABLE; LENDER
         MEETING.

         A. INSPECTION RIGHTS. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

         B. AUDITS OF INVENTORY AND ACCOUNTS RECEIVABLE. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent to conduct audits of all Inventory and accounts receivable of Loan Parties at any time and from time to time after the Closing Date, such audit to be in form and substance reasonably acceptable to Administrative Agent, all upon reasonable notice and at such reasonable times during normal business hours as may reasonably be requested, provided that so long as no Event of Default shall exist and be continuing Administrative Agent may not conduct more than one such audit in any twelve month period.

         C. LENDER MEETING. Company will, upon the request of Arranger, Administrative Agent or Requisite Lenders, participate in a meeting of
Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

6.6      COMPLIANCE WITH LAWS, ETC.

         Company shall comply, and shall cause each of its Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

6.7 ENVIRONMENTAL REVIEW AND INVESTIGATION, DISCLOSURE, ETC.; COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

         A. ENVIRONMENTAL REVIEW AND INVESTIGATION. Company agrees that Administrative Agent may, from time to time and in its reasonable discretion,
(i) retain, at Company's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Company and (ii) conduct its own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or used by Company or any of its


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Subsidiaries,  Company  shall  only be  obligated  to use  its  good  faith  and reasonable efforts to obtain permission for Administrative Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, Company hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries and to perform such tests on such
property   (including   taking  samples  of  soil,   groundwater  and  suspected
asbestos-containing   materials)  as  are  reasonably  necessary  in  connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 6.7A will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Revolving Loans and to protect Lenders' security interests, if any, created by the Revolving Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (x) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report, (y) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Company, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

         B. ENVIRONMENTAL DISCLOSURE. Company will deliver to Administrative Agent and Lenders:

                  (i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

                  (ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported by Company or any of its Subsidiaries to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by Company or any of its Subsidiaries or any other Person of which Company has knowledge in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a


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

         Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (c) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that reasonably could be expected to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws.

                  (iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof,by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, are reasonably expected to have a Material Adverse Effect, (b) any Release required to be reported by Company or any of its Subsidiaries to any federal, state or local governmental or regulatory agency, and (c) any request made to Company or any of its Subsidiaries for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

                  (iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that would have, individually or in the aggregate, a Material Adverse Effect or (2) result in Company or any of its Subsidiaries failing to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional obligations or requirements under any Environmental Laws.

                  (v) Other Information. With reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this subsection 6.7.

         C. COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

                  (i) Remedial Actions Relating to Hazardous Materials Activities. Company shall promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material


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

         risk of giving rise to an Environmental Claim. In the event Company or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, Company or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by Company or such Subsidiary.

                  (ii)  Actions  with  Respect  to   Environmental   Claims  and
         Violations of Environmental Laws. Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Company or its Subsidiaries and (ii) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder.

6.8 EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS BY CERTAIN SUBSIDIARIES AND FUTURE SUBSIDIARIES

         A. EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. In the event that any Domestic Subsidiary existing on the Restatement Effective Date that has not previously executed the Subsidiary Guaranty hereafter owns or acquires assets with an aggregate fair market value (without netting such fair market value against any liability of such Subsidiary) exceeding $500,000, or in the event that any Person becomes a Material Domestic Subsidiary after the date hereof, Company will promptly notify Collateral Agent of that fact and cause such Subsidiary to execute and deliver to Collateral Agent a counterpart of the Subsidiary Guaranty and a Subsidiary Pledge Agreement and a Subsidiary Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1H) as may be necessary or, in the opinion of Collateral Agent, desirable to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Subsidiary described in the applicable forms of Collateral Documents.

         B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Collateral Agent, together with such Revolving Loan Documents, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Collateral Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant


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secretary as of a recent date prior to their delivery to Collateral Agent, (iii)
a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Revolving Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Revolving Loan Documents, and
(iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Collateral Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and
delivery  by  such  Subsidiary  of  such  Revolving  Loan  Documents,   (c)  the
enforceability of such Revolving Loan Documents against such Subsidiary, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Revolving Loan Documents) as Collateral Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

         C. FOREIGN SUBSIDIARY LOAN DOCUMENTS. In the event that any Foreign Subsidiary existing on the Restatement Effective Date whose shares have not been pledged pursuant to an Auxiliary Pledge Agreement owns or acquires assets with an aggregate fair market value (without netting such fair market value against any liability of such Subsidiary) exceeding $1,500,000, or in the event that any person becomes a Foreign Subsidiary which owns assets with an aggregate fair market value (without netting such fair market value against any liability of such Subsidiary) exceeding $1,500,000, Company will promptly notify Collateral Agent of that fact and shall or cause the applicable subsidiary which owns equity in such Foreign Subsidiary to execute and deliver to Collateral Agent an Auxiliary Pledge Agreement in form and substance satisfactory to Collateral Agent; to take all such further actions and execute such further documents and instruments as may be necessary or, in the opinion of Collateral Agent reasonably desirable, to perfect a Lien on the equity interests of such Foreign Subsidiary for the benefit of Secured Parties and to deliver to Collateral Agent an opinion of counsel (which counsel shall be reasonably acceptable to Collateral Agent) as to the enforceability of the Auxiliary Pledge Agreement under the laws of such Foreign Subsidiary's jurisdiction of organization and such other matters as Collateral Agent may reasonably request (including as to the perfection of liens on such equity interests).

         D. If at any time JCS Realty acquires any personal property assets with an aggregate fair market value (without netting such fair market value against any liability of JCS Realty) in excess of $500,000, Company will promptly notify Collateral Agent of that fact and cause JCS Realty to execute and deliver all documents and to take all such further actions as may be necessary or, in the opinion of Collateral Agent, desirable to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and perfected First Priority Lien on such property in all relevant jurisdictions.

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

6.9      CONFORMING LEASEHOLD INTERESTS; MATTERS RELATING TO REAL PROPERTY
         COLLATERAL

         A. CONFORMING LEASEHOLD INTERESTS. From and after the Restatement Effective Date, if Company or any of its Subsidiaries acquires any Leasehold Property, Company shall, or shall cause such Subsidiary to, use its reasonable and good faith efforts (without requiring Company or such Subsidiary to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money over and above the reimbursement, if required, of the Landlord's reasonable out-of-pocket costs, including attorneys'
fees) to cause such Leasehold Property to be a Conforming Leasehold Interest.

         B. MORTGAGES, ETC. From and after the Restatement Effective Date, in the event that (i) Company or any Subsidiary Guarantor acquires any fee interest in real property or any Material Leasehold Property, (ii) with respect to any Material Leasehold Property or any real property in which Company has a fee interest in on or prior to the Restatement Effective Date, any first priority mortgage existing on or prior to the Restatement Effective Date on such property is removed or (iii) at the time any Person (including Eden Prairie Holdings) becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in all cases excluding (A) any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (iii) above) then-existing senior lienholder, where Company and its Subsidiaries are unable to obtain such lessor's or senior lienholder's consent and (B) the Anagram Headquarters Facility in the event (a) the mortgage recording tax payable in respect of a Mortgage thereon would be based on an amount greater than the amount of Eden Prairie Holdings' Additional Guarantor's Obligations under and as defined in the Subsidiary Guaranty, or (b) in the opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in the state in which the Anagram Headquarters Facility is located, there is a reasonable likelihood that a mortgage to secure Eden Prairie Holdings' obligations under the Subsidiary Guaranty in the form requested by the Collateral Agent would not be valid and enforceable in the applicable jurisdictions of such state (any such non-excluded Real Property Asset described in the foregoing clause (i), (ii) or (iii) a "MORTGAGED PROPERTY"), Company or such Subsidiary Guarantor shall promptly notify Collateral Agent, and shall deliver upon Collateral Agent's written request, as soon as practicable after such Person acquires such Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, the following:

                  (i) Mortgage. A fully executed and notarized Mortgage duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Mortgaged Property;

                  (ii) Opinions of Counsel. (a) A favorable opinion of counsel to such Loan Party, in form and substance satisfactory to Collateral Agent and its counsel, as to the due authorization, execution and delivery by such Loan Party of such Mortgage and such other matters as Collateral Agent may reasonably request, and (b) if required by Collateral Agent, an opinion of counsel (which counsel shall be

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

         reasonably satisfactory to Collateral Agent) in the state in which such Mortgaged Property is located with respect to the enforceability of such Mortgage and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

                  (iii) Landlord Consent and Estoppel; Recorded Leasehold Interest. In the case of a Mortgaged Property consisting of a Leasehold Property, (a) if such Leasehold Property is holding or will hold inventory or equipment with an aggregate fair market value exceeding $500,000, a Landlord Consent and Estoppel provided that Company shall only be required to use reasonable and good faith efforts to obtain such Landlord Consent and Estoppel and in no event shall Company be obligated to pay any fee, charge or other consideration to any landlord in order to obtain such Landlord Consent and Estoppel, other than, if required, the landlord's reasonable out-of-pocket costs, including attorneys' fees and (b) if such Leasehold Property is a Recorded Leasehold Interest, evidence to that effect

                  (iv) Title Insurance. (a) If reasonably requested by Collateral Agent, an ALTA mortgagee title insurance policy or an unconditional commitment therefor (a "MORTGAGE POLICY") issued by the Title Company with respect to such Mortgaged Property, in an amount satisfactory to Collateral Agent, insuring fee simple title to, or a valid leasehold interest in, such Mortgaged Property vested in such Loan Party and assuring Collateral Agent that such Mortgage creates a valid and enforceable First Priority mortgage Lien on such Mortgaged Property, subject only to, if available in the state in which such Mortgaged Property is located, a standard survey exception and to Permitted Encumbrances, which Mortgage Policy (1) shall include, if available in the state in which such Mortgaged Property is located, an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Collateral Agent and (2) shall provide for such affirmative insurance and such reinsurance as Collateral Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Collateral Agent; and (b) evidence satisfactory to Collateral Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits customarily required by the Title Company in connection with the issuance of the Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage in the appropriate real estate records; provided however, that Administrative Agent shall allow for such reasonable revisions to the applicable mortgage and shall otherwise take such steps as are reasonable and customary to minimize recording, mortgage recording, stamp, documentary and intangible taxes, at Company's cost; provided, further, that in no event shall such Loan Party be required to pay any additional


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         mortgage recording tax after the initial recording of any such Mortgage which may be required in order to maintain the secured or priority status of such Mortgage.

                  (v) Title Report. If no Mortgage Policy is required with respect to such Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the date such Mortgage is to be recorded and satisfactory in form and substance to Collateral Agent;

                  (vi) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Mortgage Policy or title report delivered pursuant to clause (iv) or (v) above;

                  (vii) Matters Relating to Flood Hazard Properties. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgement of receipt of written notification from Collateral Agent (1) that such Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

                  (viii)  Environmental  Audit. If required by Collateral Agent, reports and other information, in form, scope and substance satisfactory to Collateral Agent and prepared by environmental consultants satisfactory to Collateral Agent, concerning any environmental hazards or liabilities to which Company or any of its Subsidiaries may be subject with respect to such Mortgaged Property.

         C. REAL ESTATE APPRAISALS. Company shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to Collateral Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Collateral Agent in its discretion).

6.10     INTEREST RATE PROTECTION.

         A. REVOLVING LOANS AND EXISTING AXELS. Company shall at all times maintain in effect one or more Interest Rate Agreements with respect to the Existing AXELs and the

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Revolving Loans,  each such Interest Rate Agreement to be for a term of not less than three years from the Closing Date and in form and substance reasonably satisfactory to Administrative Agent, which Interest Rate Agreements shall effectively limit the Unadjusted Eurodollar Rate Component (as hereinafter defined) of the interest costs to Company (i) with respect to an aggregate notional principal amount of not less than 25% of the aggregate principal amount of the Existing AXELs outstanding on the Closing Date (based on the assumption that such notional principal amount was a Eurodollar Rate Loan (as defined under the AXEL Credit Agreement) with an Interest Period (as defined under the AXEL Credit Agreement) of three months) to a rate equal to not more than 9% per annum and (ii) with respect to an aggregate notional principal amount of not less than 25% of the aggregate principal amount of the Existing AXELs outstanding on the Closing Date (based on the assumption that such notional principal amount was a Eurodollar Rate Loan (as defined under the AXEL Credit Agreement) with an Interest Period (as defined under the AXEL Credit Agreement) of three months) to a rate equal to not more than 10% per annum. For purposes of this subsection 6.10, the term "UNADJUSTED EURODOLLAR RATE COMPONENT" means that component of the interest costs to Company under the AXEL Credit Agreement in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to the definition of Adjusted Eurodollar Rate under the AXEL Credit Agreement without giving effect to the last paragraph thereof.

         B. ADDITIONAL AXELS. At all times after the date which is 45 days after the Restatement Effective Date, Company shall maintain in effect one or more Interest Rate Agreements with respect to the Additional AXELs, each such
Interest Rate Agreement to be for a term of not less than three years from the Restatement Effective Date and in form and substance reasonably satisfactory to Administrative Agent, which Interest Rate Agreements shall effectively limit the Unadjusted Eurodollar Rate Component of the interest costs to Company (i) with respect to an aggregate notional principal amount of not less than 25% of the aggregate principal amount of the Additional AXELs outstanding on the Restatement Effective Date (based on the assumption that such notional principal amount was a Eurodollar Rate Loan (as defined under the AXEL Credit Agreement) with an Interest Period (as defined under the AXEL Credit Agreement) of three months) to a rate equal to not more than 9% per annum and (ii) with respect to an aggregate notional principal amount of not less than 25% of the aggregate principal amount of the Additional AXELs outstanding on the Restatement Effective Date (based on the assumption that such notional principal amount was a Eurodollar Rate Loan (as defined under the AXEL Credit Agreement) with an Interest Period (as defined under the AXEL Credit Agreement) of three months) to a rate equal to not more than 10% per annum.

6.11     CASH MANAGEMENT SYSTEMS.

         Company shall at all times maintain a cash management system for the Loan Parties in form and substance reasonably satisfactory to the Arranger and the Administrative Agent. The terms and conditions of such cash management system shall be as set forth in Schedule 6.11 annexed hereto.

6.12     TRADEMARKS AND PATENTS.

         If Company or any of its Subsidiaries acquires any material patents, trademarks or copyrights, Company shall promptly notify the Collateral Agent of that fact and, if requested by Administrative Agent, Company shall, or cause the applicable Subsidiary to, execute and deliver to Collateral Agent supplemental security agreements and take such other actions as the Collateral Agent may reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and perfected First Priority Lien on such patents, trademarks or copyrights.


                                   SECTION 7.
                          COMPANY'S NEGATIVE COVENANTS

         Company covenants and agrees that, so long as any of the Revolving Loan Commitments hereunder shall remain in effect and until payment in full of all of the Revolving Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

7.1      INDEBTEDNESS.

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) Company may become and remain liable with respect to the Obligations;

                  (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                  (iii) Company may become and remain liable with respect to Indebtedness to any of its wholly-owned Subsidiaries, and any wholly-owned Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other wholly-owned Subsidiary of Company; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes subject to a first priority perfected pledge in favor of Lenders, (b) all such intercompany Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, (c) any payment by any Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made, and (d) the aggregate principal amount of all Indebtedness of all Foreign Subsidiaries to Company and its Domestic Subsidiaries shall not exceed $2,000,000 at any time outstanding;

                  (iv) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1 annexed hereto;

                  (v) Company may become and remain liable with respect to Indebtedness evidenced by the Senior Subordinated Notes in an amount not to exceed $110,000,000;

                  (vi) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding in respect of (i) purchase money Indebtedness incurred to finance the purchase price of specific assets and Capital Leases so long as, upon default, the holder of such Indebtedness may seek recourse or payment against Company and its Subsidiaries only through the return or sale of the assets financed thereby and (ii) Indebtedness of a person which becomes a Subsidiary, provided such Indebtedness is recourse only to such Subsidiary, and neither Company nor any of its other Subsidiaries have any obligations in respect thereof;

                  (vii) Company's Foreign Subsidiaries may become and remain liable with respect to Indebtedness in an aggregate amount not to exceed $2,000,000 outstanding at any time under any overdraft facility with a foreign bank used to fund working capital obligations of such Foreign Subsidiary;

                  (viii) Company may become and remain liable for additional unsecured subordinated Indebtedness with substantially the same terms as the Subordinated Notes, the net proceeds of which additional subordinated Indebtedness are used solely to fund Permitted Business Acquisitions; provided that (a) no Event of Default or Potential Event of Default shall exist and be continuing at the time of the incurrence thereof, (b) the aggregate amount of such additional subordinated Indebtedness shall not exceed $90,000,000, (c) after giving effect to the Permitted Business Acquisition being financed with such Indebtedness (and the incurrence of such Indebtedness), Company and its Subsidiaries are in compliance with the financial covenants under subsection 7.6 on a Pro Forma Basis and (d) Company shall deliver to Administrative Agent at least 10 days prior to such incurrence an Officer's Certificate certifying the matters set forth in clauses
         (a)-(c) above.

                  (ix) Company and its Subsidiaries may become and remain liable
         for  any   Indebtedness   replacing  or  refinancing  any  Indebtedness
         permitted  under  clauses  (iv),

         (vi), (vii), (viii) or (xi) of this subsection 7.1 provided that (a) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced or replaced, (b) such Indebtedness has a final maturity on or later than the final maturity of the Indebtedness being refinanced or replaced and a weighted average life to maturity equal to or greater than the weighted average life to maturity of the Indebtedness being refinanced or replaced, (c) the interest rate (or, where applicable, interest rate margin) and fees applicable to such Indebtedness is not higher than those applicable to the Indebtedness being refinanced or replaced, (d) the covenants, defaults and prepayment provisions, taken as a whole, are not more burdensome or restrictive on the Company and its Subsidiaries than those applicable to the Indebtedness being refinanced or replaced, (e) such Indebtedness is secured only by Liens permitted under Section 7.2 for the Indebtedness being refinanced or replaced; (f) such Indebtedness is incurred by Company or the Restricted Subsidiary who is the obligor on the Indebtedness being refinanced or replaced, (g) if the Indebtedness being refinanced or replaced is subordinated to the Obligations, such Indebtedness is subordinated to the Obligations on terms not less favorable to the Lenders than those applicable to the Indebtedness being refinanced or replaced, and (h) without limiting the generality of the foregoing clauses (a)-(g), any Indebtedness incurred to replace or refinance any Indebtedness permitted under clause (viii) of this subsection 7.1 shall be unsecured and shall have substantially the same terms as the Indebtedness so replaced or refinanced;

                  (x) Company may become and remain liable for AXELs under the AXEL Credit Agreement in an aggregate principal amount not to exceed $157,000,000 at any time (reduced by any principal payments actually made thereon); and

                  (xi) Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding.

7.2      LIENS AND RELATED MATTERS.

         A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind
(including   any  document  or  instrument  in  respect  of  goods  or  accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

                  (i) Permitted Encumbrances;

                  (ii)  Liens  granted  pursuant  to  the  Collateral  Documents
         securing  the   Obligations   and   obligations   of  Company  and  its
         Subsidiaries under the AXEL Loan Documents;

                  (iii) Liens described in Schedule 7.2 annexed hereto;

                  (iv) Indebtedness incurred under subsection 7.1(vi) may be secured by Liens on assets acquired or financed through the incurrence of such Indebtedness or on the assets of the newly acquired Subsidiary, provided that such Indebtedness was not created in contemplation of the acquisition of such Subsidiary by Company or one of its Subsidiaries;

                  (v) Other Liens securing Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding.

         B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

         C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Company nor any of its Subsidiaries shall enter into any agreement (other than the Senior Subordinated Note Indenture or any other agreement prohibiting only the creation of Liens securing Subordinated Indebtedness and the AXEL Credit Agreement) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

         D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein or in the AXEL Credit Agreement, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

7.3      INVESTMENTS; JOINT VENTURES.

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

                  (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

                  (ii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iii);

                  (iii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

                  (iv) Company and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed hereto;

                  (v) Company and its wholly owned Domestic Subsidiaries may make and own investments in other wholly owned Domestic Subsidiaries;

                  (vi) Company and its wholly owned Domestic Subsidiaries may make and own Investments in Persons that, as a result of such Investments, become additional wholly-owned Domestic Subsidiaries, to the extent such Investments are permitted under subsections 7.7(vi) and 7.7(vii); provided that Company shall, and shall cause its Subsidiaries to, comply with the requirements of subsections 6.8 and 6.9 with respect to each such additional Domestic Subsidiaries;

                  (vii) Company and its wholly owned Domestic Subsidiaries may make additional Investments in their respective Foreign Subsidiaries; provided that (a) the amount of all such Investments constituting equity Investments does not exceed $7,000,000 in the aggregate for all such Investments since the Closing Date and (b) the amount of all such Investments constituting loans or advances does not exceed the amount permitted under subsection 7.1(iii);

                  (viii)  Company  and its  Subsidiaries  may make and own other
         Investments  in  an  aggregate   amount  not  to  exceed  at  any  time
         $7,000,000.

Notwithstanding the foregoing, so long as no Event of Default or Potential Event of Default shall exist and be continuing, Company and its Subsidiaries may make and hold investments funded solely with the proceeds of any issuance of Company Common Stock in a private issuance after the Closing Date.

7.4      CONTINGENT OBLIGATIONS.

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

                  (i)  Subsidiaries of Company may become and remain liable with
         respect  to  Contingent   Obligations  in  respect  of  the  Subsidiary
         Guaranty;

                  (ii) Company and its Subsidiaries may become and remain liable in respect of obligations under any Hedge Agreements;

                  (iii) Company may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit; Company and its Domestic Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of other Commercial Letters of Credit in an aggregate amount not to exceed at any time $3,000,000 and Contingent Obligations in respect of other Standby Letters of Credit in an aggregate amount not to exceed at any time $2,000,000; and Foreign Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of other Commercial Letters of Credit obtained in the ordinary course of business in an aggregate amount not to exceed at any time $2,000,000;

                  (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification, purchase price adjustment and contingent earnout obligations incurred in connection with Asset Sales or other sales or purchases of assets, provided that the aggregate amount of all obligations of Company and its Subsidiaries in respect of purchase price adjustments and contingent earnouts may not exceed $5,000,000 at any time;

                  (v) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Subsidiaries in an aggregate amount not to exceed at any time $1,000,000;

                  (vi) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries permitted by subsection 7.1;

                  (vii) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7.4 annexed hereto; and

                  (viii) Company and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $5,000,000.

7.5      RESTRICTED JUNIOR PAYMENTS.

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that so long as no Event of Default or Potential Event of Default shall then exist and be continuing Company may (i) make regularly scheduled payments of interest in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to the subordination provisions contained in, the indenture or other agreement pursuant to which such Subordinated Indebtedness was issued, as such indenture or other agreement may be amended from time to time to the extent permitted under subsection 7.15B and (ii) repurchase stock and options from officers, directors and employees in accordance with the terms of the Stockholders' Agreement in an aggregate amount not to exceed (i) $5,000,000 per year in the case of any then current or former chief executive officer, (ii) $2,500,000 per year in the aggregate in the case of all other officers, directors and employees and (iii) $10,000,000 in the aggregate for all such Persons after the Closing Date.

7.6      FINANCIAL COVENANTS.

         A. MINIMUM FIXED CHARGE COVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Fixed Charges for any four-Fiscal Quarter period ending on any of the dates set forth below to be less than the correlative ratio indicated:

               =============================== ==============================
                                                          MINIMUM
                           PERIOD                      FIXED CHARGE
                           ENDING                     COVERAGE RATIO
               =============================== ==============================
               September 30, 1998                                  1.00:1.00
               ------------------------------- ------------------------------
               December 31, 1998                                   1.00:1.00
               ------------------------------- ------------------------------
               March 31, 1999                                      1.00:1.00
               ------------------------------- ------------------------------
               June 30, 1999                                       1.00:1.00
               ------------------------------- ------------------------------
               September 30, 1999                                  1.00:1.00
               ------------------------------- ------------------------------
               December 31, 1999                                   1.00:1.00
               ------------------------------- ------------------------------
               March 31, 2000                                      1.10:1.00
               ------------------------------- ------------------------------
               June 30, 2000                                       1.10:1.00
               ------------------------------- ------------------------------
               September 30, 2000                                  1.10:1.00
               ------------------------------- ------------------------------
               December 31, 2000                                   1.10:1.00
               ------------------------------- ------------------------------
               March 31, 2001                                      1.15:1.00
               ------------------------------- ------------------------------
               June 30, 2001                                       1.15:1.00
               ------------------------------- ------------------------------
               September 30, 2001                                  1.15:1.00
               ------------------------------- ------------------------------
               December 31, 2001                                   1.15:1.00
               ------------------------------- ------------------------------
               March 31, 2002                                      1.20:1.00
               ------------------------------- ------------------------------
               June 30, 2002                                       1.20:1.00
               ------------------------------- ------------------------------
               September 30, 2002                                  1.20:1.00
               ------------------------------- ------------------------------
               December 31, 2002                                   1.20:1.00
               =============================== ==============================

         B. MINIMUM CONSOLIDATED ADJUSTED EBITDA. Company shall not permit Consolidated Adjusted EBITDA for any four Fiscal Quarter period ending on the dates set forth below to be less than the correlative amount indicated:

                ============================== =============================
                                                         MINIMUM
                           PERIOD                 CONSOLIDATED ADJUSTED
                           ENDING                         EBITDA
                ============================== =============================
                September 30, 1998                               41,735,000
                ------------------------------ -----------------------------
                December 31, 1998                                45,560,000
                ------------------------------ -----------------------------
                March 31, 1999                                   46,750,000
                ------------------------------ -----------------------------
                June 30, 1999                                    47,090,000
                ------------------------------ -----------------------------
                September 30, 1999                               49,300,000
                ------------------------------ -----------------------------
                December 31, 1999                                52,360,000
                ------------------------------ -----------------------------
                March 31, 2000                                   53,520,000
                ------------------------------ -----------------------------
                June 30, 2000                                    54,680,000
                ------------------------------ -----------------------------
                September 30, 2000                               55,840,000
                ------------------------------ -----------------------------
                December 31, 2000                                57,000,000
                ------------------------------ -----------------------------
                March 31, 2001                                   58,410,000
                ------------------------------ -----------------------------
                June 30, 2001                                    59,825,000
                ------------------------------ -----------------------------
                September 30, 2001                               61,235,000
                ------------------------------ -----------------------------
                December 31, 2001                                62,645,000
                ------------------------------ -----------------------------
                March 31, 2002                                   64,110,000
                ------------------------------ -----------------------------
                June 30, 2002                                    65,575,000
                ------------------------------ -----------------------------
                September 30, 2002                               67,040,000
                ------------------------------ -----------------------------
                December 31, 2002                                68,510,000
                ============================== =============================

         C. CONSOLIDATED LEVERAGE RATIO. Company shall not permit the Consolidated Leverage Ratio as of the last day of any four Fiscal Quarter period ending on any of the dates set forth below to exceed the correlative ratio indicated:


                ============================== =============================
                                                         MAXIMUM
                           PERIOD                  DEBT TO EBITDA RATIO
                           ENDING
                ============================== =============================
                September 30, 1998                      6.60:1.00
                ------------------------------ -----------------------------
                December 31, 1998                       6.40:1.00
                ------------------------------ -----------------------------
                March 31, 1999                          6.20:1:00
                ------------------------------ -----------------------------
                June 30, 1999                           6.00:1.00
                ------------------------------ -----------------------------
                September 30, 1999                      5.80:1.00
                ------------------------------ -----------------------------
                December 31, 1999                       5.50:1.00
                ------------------------------ -----------------------------
                March 31, 2000                          5.40:1.00
                ------------------------------ -----------------------------
                June 30, 2000                           5.25:1.00
                ------------------------------ -----------------------------
                September 30, 2000                      5.10:1.00
                ------------------------------ -----------------------------
                December 31, 2000                       5.00:1.00
                ------------------------------ -----------------------------
                March 31, 2001                          4.85:1.00
                ------------------------------ -----------------------------
                June 30, 2001                           4.70:1.00
                ------------------------------ -----------------------------
                September 30, 2001                      4.55:1.00
                ------------------------------ -----------------------------
                December 31, 2001                       4.40:1.00
                ------------------------------ -----------------------------
                March 31, 2002                          4.20:1.00
                ------------------------------ -----------------------------
                June 30, 2002                           4.10:1.00
                ------------------------------ -----------------------------
                September 30, 2002                      3.90:1.00
                ------------------------------ -----------------------------
                December 31, 2002                       3.70:1.00
                ============================== =============================


         D.       CERTAIN CALCULATIONS.

         With respect to calculations of Consolidated Adjusted EBITDA and Consolidated Fixed Charges for any four-Fiscal Quarter period including the Closing Date, such calculations shall be made on a pro forma basis assuming, in each case, that the Closing Date, the Merger, the repayment of debt to be repaid on the Closing Date, the issuance and sale of the Company Common Stock in connection with the Recapitalization Financing Requirements and the related borrowings by Company pursuant to the Existing Revolving Loan Credit Agreement, the AXEL Credit Agreement and the Senior Subordinated Note Indenture occurred on the first day of the applicable four-Fiscal Quarter period and assuming further, for purposes of calculation of the pro forma interest accrued on AXELs and Revolving Loans during such four quarter periods prior to the Closing Date, that (i) all Revolving Loans outstanding were Eurodollar Rate Loans and that the applicable reference interest rates were the average effective Adjusted Eurodollar Rates on the Revolving Loans for the period from the Closing Date through the date of determination and (ii) all AXELs outstanding were Eurodollar Rate Loans (as defined in the AXEL Credit Agreement) and that the applicable reference interest rates were the average effective Adjusted Eurodollar Rates (as defined in the AXEL Credit Agreement) on the AXELs for the period from the Closing Date through the date of determination, all such calculations to be in form and substance satisfactory to Arranger and Administrative Agent.

         With respect to calculations of Consolidated Adjusted EBITDA and Consolidated Fixed Charges for any four-Fiscal Quarter period including the Restatement Effective Date, such calculations shall be made on a pro forma basis assuming, in each case, that the Restatement Effective Date, the Anagram Acquisition, the repayment of debt to be repaid on the Restatement Effective Date, the issuance and sale of the New Company Shares and the related borrowings on or about the Restatement Effective Date by Company pursuant to this Agreement and the AXEL Credit Agreement occurred on the first day of the applicable four-Fiscal Quarter period and assuming further, for purposes of calculation of the pro forma interest accrued on AXELs and Revolving Loans during such four quarter periods prior to the Restatement Effective Date, that (i) all Revolving Loans outstanding were Eurodollar Rate Loans and that the applicable reference interest rates were the average effective Adjusted Eurodollar Rates on the Revolving Loans for the period from the Restatement Effective Date through the date of determination and (ii) all AXELs outstanding were Eurodollar Rate Loans (as defined in the AXEL Credit Agreement) and that the applicable reference interest rates were the average effective Adjusted Eurodollar Rates (as defined in the AXEL Credit Agreement) on the AXELs for the period from the Restatement Effective Date through the date of determination, all such calculations to be in form and substance satisfactory to Arranger and Administrative Agent.

         During the first three Fiscal Quarters of Fiscal Year 1998, in calculating Consolidated Fixed Charges for any such period, such calculation shall be made using actual Consolidated Capital Expenditures paid in Cash from the beginning of Fiscal Year 1998 and annualized.

         With respect to any period during which new Subsidiaries, assets or businesses are acquired pursuant to subsection 7.7(vi) or 7.7(vii), for purposes of determining compliance with the financial covenants set forth in this subsection 7.6, calculations of Consolidated Adjusted EBITDA and Consolidated Fixed Charges shall exclude non-recurring restructuring


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charges  associated  with such  transactions,  one time  costs  associated  with financing raised and equity issued pursuant to subsections 7.1 (viii) and 7.1(x) and the costs associated with the realization of cost savings described in the next sentence, provided that such exclusion shall not apply with respect to any non recurring restructuring charges and charges in connection with cost savings to the extent they are paid in cash but only in the period in which they are paid in cash. Consolidated Adjusted EBITDA and Consolidated Fixed Charges shall also be calculated with respect to such periods and such Subsidiaries, assets or businesses on a pro forma basis (including (without duplication for amounts otherwise included in Consolidated Adjusted EBITDA) pro forma adjustments for cost savings which have actually occurred (annualizing such cost savings) and arise out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact,
including,   without   limitation,   cost  savings  resulting  from  head  count
reductions, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified in an Officers Certificate of the Company) using the historical financial statements of all entities or assets so acquired or to be acquired and the consolidated financial statements of Company and its Subsidiaries which shall be reformulated (i) as if such acquisition, and any acquisitions which have been consummated during such four quarter period, and any Indebtedness or other liabilities incurred in connection with any such acquisition had been consummated or incurred at the beginning of such four quarter period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to such Indebtedness during the period in which it is actually outstanding), and (ii) otherwise in conformity with certain procedures to be agreed upon between Administrative
Agent  and  Company,   all  such  calculations  to  be  in  form  and  substance
satisfactory to Administrative Agent.

         In  addition,   in  calculating   compliance  with   Subsection   7.6A,
discontinued operations will be given pro forma effect as follows:

         (1)      Consolidated  Adjusted  EBITDA  attributable  to  discontinued
                  operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the calculation date, shall be excluded, and

         (2) Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the calculation date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges will not be obligations of the Company or any of its Subsidiaries following the Calculation Date.

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7.7      RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

         Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

                  (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary Guarantor; provided that, in the case of such a merger, Company or such wholly-owned Subsidiary Guarantor shall be the continuing or surviving corporation;

                  (ii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 7.8;

                  (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business and any assets acquired in connection with the acquisition of another Person or a division or line of business of such Person which the Company reasonably determines are surplus assets;

                  (iv) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

                  (v) subject to subsection 7.12, Company and its Subsidiaries may (x) sell the Chester, New York, Melbourne, Australia and Montreal, Quebec real estate and (y) make other Asset Sales of assets having a fair market value not in excess of $1,000,000 per year; provided that
         (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (2) the consideration received shall be at least 85% cash; and (3) no later than the first
         Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds of such Asset Sale, Company shall deliver to Agent an Officers' Certificate, satisfactory in form and substance to Administrative Agent, demonstrating the derivation of the Net Asset Sale Proceeds of such Asset Sale from the gross sales price received in connection therewith;

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

                  (vi) In addition to the Anagram Acquisition (which is addressed in subsection 7.7 (vii)), Company and its Subsidiaries may acquire all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person that is in the same line of business as Company and its Subsidiaries ("PERMITTED BUSINESS ACQUISITIONS"); provided that, in the case of any Permitted Business Acquisition that is financed in whole or in part with any consideration other than (a) common stock of Company transferred to the seller, (b) proceeds of additional cash common equity contributions by GSII to Company, and/or (c) proceeds of additional subordinated indebtedness incurred in compliance with the provisions of subsection 7.1(viii), (1) Company and its Subsidiaries are in compliance with the financial covenants under subsection 7.6 on a Pro Forma Basis for the four Fiscal Quarters most recently completed prior to the consummation of such Permitted Business Acquisition and (2) the Consolidated Senior Leverage Ratio on a Pro Forma Basis for the four Fiscal Quarters most recently completed prior to the consummation of such Permitted Business Acquisition shall not exceed (A) for any such four-Fiscal Quarter period ending on or before the last day of Fiscal Year 1999, 4.00:1.00, and (b) for any such four-Fiscal Quarter period ending thereafter, 3.50:1.00; and

                  (vii) Company and its Subsidiaries may acquire the Anagram Shares pursuant to the Anagram Acquisition Agreement on the Restatement Effective Date.


7.8      CONSOLIDATED CAPITAL EXPENDITURES

         Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year ending on a date set forth below (or any four quarter period ending on any date set forth below on or prior to December 31, 1998), in an aggregate amount in excess of the corresponding amount (the "MAXIMUM CONSOLIDATED CAPITAL EXPENDITURES AMOUNT") set forth below opposite such date; provided that the Maximum Consolidated Capital Expenditures Amount for any Fiscal Year, commencing with Fiscal Year 1999, shall be increased by an amount equal to the excess, if any, (but in no event more than 50% of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year (or, in the case of Fiscal Year 1999, for the four Fiscal Quarter period ending as of December 31, 1998) of the Maximum Consolidated Capital Expenditures Amount (as adjusted in accordance with this proviso) over the actual amount of Consolidated Capital Expenditure for the previous Fiscal Year (or, in the case of Fiscal Year 1999, for the four Fiscal Quarter period ending as of December 31, 1998):






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

                 ============================== =============================
                            PERIOD              MAXIMUM CONSOLIDATED CAPITAL
                            ENDING                      EXPENDITURES
                 ------------------------------ -----------------------------
                 September 30, 1998                               $8,000,000
                 ------------------------------ -----------------------------
                 December 31, 1998                                 9,000,000
                 ------------------------------ -----------------------------
                 December 31, 1999                                14,000,000
                 ------------------------------ -----------------------------
                 December 31, 2000                                15,000,000
                 ------------------------------ -----------------------------
                 December 31, 2001                                15,000,000
                 ------------------------------ -----------------------------
                 December 31, 2002                                15,000,000
                 ============================== =============================

         Notwithstanding the foregoing, the Company and its Subsidiaries may fund Consolidated Capital Expenditures in excess of the foregoing limits from any proceeds of an additional issuance of Company common stock in a private issuance after the Restatement Effective Date.

7.9      SALES AND LEASE-BACKS.

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease, provided that, for the period commencing the Restatement Effective Date up to and including the second anniversary of the Restatement Effective Date, Company and its Subsidiaries may become liable with respect to any such leases relating to the Chester, New York and Montreal, Quebec real estate.

7.10     TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case


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

may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly owned Subsidiaries or between any of its wholly owned Subsidiaries, (ii) any transaction between Company or any of its wholly owned Subsidiaries and Goldman, Sachs & Co., GSCP or GSII or any Affiliate of any of them, (iii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries or (iv) any transactions described on Schedule 7.10.

7.11     DISPOSAL OF SUBSIDIARY STOCK.

         Except for any sale of 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsection 7.7(v), Company shall not:

                  (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

                  (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

7.12     CONDUCT OF BUSINESS.

         From and after the Restatement Effective Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than
(i) the businesses engaged in by Company and its Subsidiaries on the Restatement Effective Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

7.13 AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS AND THE ANAGRAM ACQUISITION AGREEMENT; AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS.

         A. AMENDMENTS OR WAIVERS OF CERTAIN RELATED AGREEMENTS. Neither Company nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, any Related Agreement (other than any Related Agreement evidencing or governing any Subordinated Indebtedness) or the Anagram Acquisition Agreement after the Restatement Effective Date without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

         B. AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an


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

amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.

7.14     FISCAL YEAR

         Company shall not change its Fiscal Year-end from December 31.


                                   SECTION 8.
                                EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

8.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

         Failure by Company to pay any installment of principal of any Revolving Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Revolving Loan or any fee or any other amount due under this Agreement within three days after the date due; or

8.2      DEFAULT IN OTHER AGREEMENTS.

         (i) Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or
(ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement (including the AXEL Credit
Agreement), mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or


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

holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

8.3      BREACH OF CERTAIN COVENANTS.

         Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement; or

8.4      BREACH OF WARRANTY.

         Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

8.5      OTHER DEFAULTS UNDER REVOLVING LOAN DOCUMENTS.

         Any Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Revolving Loan Documents, other than any such term referred to in any other subsection of this
Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an executive officer of Company or such Loan Party becoming aware of such default or (ii) receipt by Company and such Loan Party of notice from Administrative Agent or any Lender of such default; or

8.6      INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its


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

Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

8.7      VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

         (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

8.8      JUDGMENTS AND ATTACHMENTS.

         Any money judgment, writ or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

8.9      DISSOLUTION.

         Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

8.10     EMPLOYEE BENEFIT PLANS.

         There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company or any of its Subsidiaries in excess of $5,000,000 during the term of this Agreement; or the excess of (1) the actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for each Pension Plan for purposes of Section 412 of the Internal Revenue Code or Section 302 of ERISA) of benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over (2) the fair market value of the assets of such Pension Plan, individually or in the aggregate for all Pension Plans (excluding for purposes of such


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

computation any Pension Plans with respect to which assets exceed benefit liabilities), exceeds $7,500,000; or

8.11     CHANGE IN CONTROL.

         If (i) prior to a Qualified Public Offering GSII together with any Affiliates of GSII shall cease to beneficially own and control 51% or more of the combined voting power of all Securities of the Company, (ii) following consummation of a Qualified Public Offering any Person or any two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing more of the combined voting power of all Securities of Company than is owned by GSII and its Affiliates at such time, or (iii) a "Change of Control" as defined in the Senior Subordinated Notes Indenture occurs; or

8.12 INVALIDITY OF SUBSIDIARY GUARANTY; FAILURE OF SECURITY; REPUDIATION OF OBLIGATIONS

         At any time after the execution and delivery thereof, (i) the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or

8.13     FAILURE TO CONSUMMATE ANAGRAM ACQUISITION.

         The Anagram Acquisition shall not be consummated in accordance with this Agreement, or the Anagram Acquisition shall be unwound, reversed or otherwise rescinded in whole or in any material part for any reason; or

8.14     AMENDMENT OF CERTAIN DOCUMENTS OF COMPANY.

         Company shall agree to any material amendment to, or waive any of its material rights under, or otherwise change any material terms of, any of the Recapitalization Documents, in each case as in effect on the Closing Date, in a manner adverse to Company or any of its Subsidiaries or to Lenders without the prior written consent of Administrative Agent and Requisite Lenders;

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THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Revolving Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Revolving Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Revolving Loan, the obligation of Administrative Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders under subsection 3.3C(i).

         Any  amounts   described  in  clause  (b)  above,   when   received  by
Administrative Agent, shall be held by Collateral Agent pursuant to the terms of the Intercreditor Agreement and shall be applied as therein provided.

         Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Revolving Loans pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Revolving Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Revolving Loan Documents, even if the conditions set forth in this paragraph are met.


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                                   SECTION 9.
                                     AGENTS

9.1      APPOINTMENT.

         A.  APPOINTMENT  OF  AGENTS.  GSCP is  hereby  appointed  Arranger  and
Syndication Agent hereunder, and each Lender hereby authorizes Arranger and Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other Revolving Loan Documents. Fleet is hereby appointed Administrative Agent hereunder and under the other Revolving Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Revolving Loan Documents. Fleet is also being appointed Collateral Agent under the Intercreditor Agreement and each Lender hereby authorizes Collateral Agent to act as its agent in accordance with the terms of the Intercreditor Agreement and the other Revolving Loan Documents. Each Agent hereby agrees to act upon the express conditions contained in this Agreement and the other Revolving Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Each of Arranger and Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Restatement Effective Date, all obligations of Arranger and Syndication Agent hereunder shall terminate.

         B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other Revolving Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Revolving Loan Documents, and in particular in case of the enforcement of any of the Revolving Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Revolving Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

         In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Revolving Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such


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

Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Revolving Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

         Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

9.2      POWERS AND DUTIES; GENERAL IMMUNITY.

         A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Revolving Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Revolving Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Revolving Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Revolving Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Revolving Loan Documents except as expressly set forth herein or therein.

         B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any of Agent to Lenders or by or on behalf of

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Company  to any  Agent or any  Lender  in  connection  with the  Revolving  Loan
Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Revolving Loan Documents or as to the use of the proceeds of the Revolving Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Revolving Loans or the Letter of Credit Usage or the component amounts thereof.

         C. EXCULPATORY PROVISIONS. None of Agents nor any of their respective officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Revolving Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Revolving Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Revolving Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

         D. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Revolving Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other


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

business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

9.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Revolving Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

9.4      RIGHT TO INDEMNITY.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Revolving Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Revolving Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct and provided further that any such indemnification of the Collateral Agent shall be on the terms described in section 6(c) of the Intercreditor Agreement. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

9.5      SUCCESSOR AGENT.

         SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent


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

instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by Requisite Lenders and shall have accepted such appointment within 30 days after the notice of the intent of the Administrative Agent to resign, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

9.6      COLLATERAL DOCUMENTS AND GUARANTIES.

         Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into the Intercreditor Agreement and to appoint the Collateral Agent thereunder as agent for and representative of Lenders. Under the terms of the Intercreditor Agreement the Collateral Agent is authorized to enter into each Collateral Document as secured party and to be the agent for and representative of Secured Parties under the Subsidiary Guaranty, and each Lender agrees to be bound by the terms of the Intercreditor Agreement, each Collateral Document and the Subsidiary Guaranty. Administrative Agent shall not enter into or consent to any material amendment, modification or termination of the Intercreditor Agreement without the prior consent of Requisite Lenders. Each Lender acknowledges that under the terms of the Intercreditor Agreement without further written consent or authorization from Lenders, Collateral Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders or Lenders (as applicable) have otherwise consented. Anything contained in any of the Revolving Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Collateral Agent for the benefit of Secured Parties in accordance with the terms thereof, and (Y) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Secured Party may be the purchaser of any or all of such Collateral


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

at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale. The Lenders each further acknowledge and agree that pursuant to the Intercreditor Agreement and the Collateral Documents, Collateral Agent will act as the fonde de pouvoir (holder of the power of attorney) of the holders from time to time of Notes issued pursuant hereto to the extent necessary or desirable for the purposes of creating, maintaining or enforcing any Liens or guarantees created or established under any Collateral Documents contemplated hereby to be executed under the laws of the Province of Quebec, Canada including, without limiting the generality of the foregoing, entering into any such Collateral Documents and exercising all or any of the rights, powers, trusts or duties conferred upon the Collateral Agent therein and in the Intercreditor Agreement and each holder of Notes by receiving and holding same accepts and confirms the appointment of the Collateral Agent as fonde de pouvoir (holder of the power of attorney) of such holder for such purposes.


                                   SECTION 10.
                                  MISCELLANEOUS

10.1 ASSIGNMENTS AND PARTICIPATIONS IN LOANS AND LETTERS OF CREDIT.

         A. GENERAL. Subject to subsection 10.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of its Revolving Loan Commitments or any Revolving Loan or Revolving Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii); provided, further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation. Except as otherwise provided in this subsection 10.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Revolving Loan Commitments or the


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

Revolving Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.

         B.       ASSIGNMENTS.

                  (i)  Amounts and Terms of  Assignments.  Each  Revolving  Loan
         Commitment, Revolving Loan, Letter of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, or to a Related Fund or an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company, Administrative Agent and Syndication Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Revolving Loan Commitments, Revolving Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the giving of notice to Company and with the consent of Administrative Agent and Syndication Agent (which consent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Revolving Loan Commitments, Revolving Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $500, if such assignment is to another Lender or an Affiliate or Related Fund of the assigning Lender, or $2000, if such assignment is to any other Eligible Assignee, and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Revolving Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Revolving Loan


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         Commitments  hereunder  shall be modified to reflect the Revolving Loan
         Commitment of such assignee and any remaining Revolving Loan Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the Revolving Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Revolving Notes to Administrative Agent for cancellation, and thereupon new Revolving Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit V annexed hereto, as the case may be, with appropriate insertions, to reflect the new Revolving Loan Commitments of the assignee and/or the assigning Lender.

                  (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

         C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any Revolving Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Revolving Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D, 2.7 and 3.6) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 10.4 and 10.5,
(a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

         D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 10.1, any Lender may assign and pledge all or any portion of its Revolving Loans, the other Obligations owed to such Lender, and its Revolving Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any


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operating  circular  issued by such Federal  Reserve Bank;  provided that (i) no
Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

         F. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of or investing in loans such as the Revolving Loans; and (iii) that it will make its Revolving Loans for its own account in the ordinary course of its business and without a view to distribution of such Revolving Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Revolving Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

10.2     EXPENSES.

         Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Revolving Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Revolving Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Arranger and counsel to Administrative Agent (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Revolving Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent on behalf of Secured Parties pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Arranger and counsel to Administrative Agent and of counsel providing any opinions that Arranger, Administrative Agent or Requisite Lenders may


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request in respect of the  Collateral  Documents or the Liens  created  pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or Arranger and its counsel) of obtaining and reviewing any appraisals provided for under subsection 4.1J or 6.9C, any environmental audits or reports provided for under subsection 4.1K or 6.9B(viii) and any audits or reports provided for under subsection 4.1L or 6.5B
with  respect  to  Inventory   and  accounts   receivable  of  Company  and  its
Subsidiaries; (vi) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Syndication Agent, Arranger or Administrative Agent in connection with the syndication of the Revolving Loan Commitments and the negotiation, preparation and execution of the Revolving Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Arranger, Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Revolving Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

10.3     INDEMNITY.

         In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the officers, partners, directors, employees, agents and affiliates of any of Agents and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction.

         As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the


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reasonable fees and  disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Revolving Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Revolving Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Revolving Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty)), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

         To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

10.4     SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, subject to the consent of Administrative Agent, without notice to Company or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, the Letters of Credit and participations therein and the other Revolving Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Revolving Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Revolving Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and


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although said obligations and liabilities,  or any of them, may be contingent or unmatured. Company hereby further grants to Collateral Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

10.5     RATABLE SHARING.

         Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Revolving Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Revolving Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Revolving Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

10.6     AMENDMENTS AND WAIVERS.

         A. No amendment, modification, termination or waiver of any provision of the Revolving Loan Documents, or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of each Lender (with Obligations directly affected in the case of the following clause (i)): (i) extend the scheduled final maturity of any Revolving Loan or Revolving Note, or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date, or reduce the rate of interest on any Revolving Loan (other


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than any waiver of any increase in the interest rate applicable to any Revolving
Loan pursuant to subsection 2.2E) or any commitment fees or letter of credit fees payable hereunder, or extend the time for payment of any such interest or fees, or reduce the principal amount of any Revolving Loan or any reimbursement obligation in respect of any Letter of Credit, (ii) amend, modify, terminate or waive any provision of this subsection 10.6, (iii) reduce the percentage specified in the definition of "Requisite Lenders" (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of "Requisite Lenders" on substantially the same basis as the Revolving Loan Commitments and the Revolving Loans are included on the Closing Date), (iv) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement or (v) release all or substantially all the Liens granted pursuant to the Collateral Documents (including Liens on real property) or to release any Subsidiary from the Subsidiary Guaranty if such release would constitute a release of all or substantially all of the Collateral; provided, further that no such amendment, modification, termination or waiver shall (1) increase the Revolving Loan Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that no amendment, modification or waiver of any condition precedent, covenant, Potential Event of Default or Event of Default shall constitute an increase in the Revolving Loan Commitment of any Lender, and that no increase in the available portion of any Revolving Loan Commitment of any Lender shall constitute an increase in such Revolving Loan Commitment of such Lender); (2) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in subsection 3.1C without the written concurrence of Administrative Agent and of each Issuing Lender which has a Letter of Credit then outstanding or which has not been reimbursed for a drawing under a Letter of Credit issued it; or (3) amend, modify, terminate or waive any provision of
Section 9 as the same applies to any Agent, or any other provision of this Agreement as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

         B. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, the Company.

10.7     INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another


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covenant  shall not avoid the  occurrence  of an Event of Default  or  Potential
Event of Default if such action is taken or condition exists.

10.8     NOTICES.

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Arranger, Syndication Agent or Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent and Company.

10.9     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Revolving Loans and the issuance of the Letters of Credit hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 3.6, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in subsections 9.2C, 9.4 and 10.5 shall survive the payment of the Revolving Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

10.10    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Revolving Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Revolving Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

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10.11    MARSHALLING; PAYMENTS SET ASIDE.

         Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.12    SEVERABILITY.

         In case any provision in or obligation under this Agreement or the Revolving Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.13    OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Revolving Loan Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.14    HEADINGS.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

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10.15    APPLICABLE LAW.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.16    SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

10.17    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (III)   AGREES  THAT  SERVICE  OF  ALL  PROCESS  IN  ANY  SUCH
         PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

10.18    WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER REVOLVING LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER REVOLVING LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE OBLIGATIONS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

10.19    CONFIDENTIALITY.

         Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices (and any Lender without such customary procedures agrees to keep such information confidential), it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates or Related Funds of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Revolving Loans or any participations therein (so long as such Persons agree in advance in writing to keep such information confidential) or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

10.20    COUNTERPARTS; EFFECTIVENESS.

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic authorization of delivery thereof.

         It is the intention of each of the parties hereto that the Existing Revolving Loan Credit Agreement be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Existing Revolving Loan Credit Agreement and the other Loan Documents and that all indebtedness and obligations of Company and its Subsidiaries hereunder and thereunder shall be secured by the Collateral Documents and that this Agreement shall not constitute a novation of the obligations and liabilities existing under the Existing Revolving Loan Credit Agreement or be deemed to evidence or constitute repayment of all or any portion of any such obligations or liabilities. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Existing Revolving Loan Credit Agreement made under the terms of subsection 10.6 thereof.

         This Agreement shall become effective upon the execution of a counterpart hereof by Company, Administrative Agent, Arranger and Requisite Lenders (as such term is defined in the Existing Revolving Loan Credit
Agreement) and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof; provided that, unless and until all of the conditions set forth in subsections
4.1 and 4.2 have been satisfied or waived in accordance with subsection 10.6 of the Existing Revolving Loan Credit Agreement, the Existing Revolving Loan Credit

Agreement shall remain in full force and effect without giving effect to the amendments set forth herein, all as if this Agreement had never been executed and delivered.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                  COMPANY:
                                      AMSCAN HOLDINGS, INC.



                                      By:/s/ James Harrison
                                         ---------------------------------
                                         Name: James Harrison
                                         Title: President


                                      Notice Address:

                                      Amscan Holdings, Inc.
                                      80 Grasslands Road
                                      Elmsford, New York 10523
                                      Attention: James M. Harrison
                                      Telecopy: (914) 345-2056

         AGENTS AND LENDERS:
                                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                      as Arranger and Syndication Agent



                                      By:/s/
                                         --------------------------------
                                         Authorized Signatory


                                      Notice Address:

                                      Goldman Sachs Credit Partners L.P.
                                      16th Floor
                                      85 Broad Street
                                      New York, New York  10004
                                      Attention: Stephen King (Credit)
                                      Telecopy: (212) 902-2417

                                      With a copy to:

                                      Goldman Sachs Credit Partners L.P.
                                      27th Floor
                                      85 Broad Street
                                      New York, New York  10004
                                      Attention: Kathy King (Operations)
                                      Telecopy: (212) 902-3757

                                      FLEET NATIONAL BANK,
                                      individually and as Administrative Agent



                                      By:/s/ Stephen Curran
                                         ---------------------------------
                                         Name:  Stephen Curran
                                         Title: AVP


                                      Notice Address:

                                      Fleet National Bank
                                      One Federal Street, 5th Floor
                                      Mail Stop MAOFD05P
                                      Boston, Massachusetts  02110
                                      Attention:  John Mann
                                      Telecopy: (617) 346-4682

                                      with a copy to:

                                      Fleet National Bank
                                      One Federal Street, 3rd Floor
                                      Mail Stop MAOFD03C
                                      Boston, Massachusetts 02110
                                      Attention:  Steve Curran
                                      Telecopy: (617) 346-5093

                                      GENERAL ELECTRIC CAPITAL CORPORATION



                                      By:/s/ Murry Stegelmann
                                         ---------------------------------
                                      Name:  Murry Stegelmann
                                      Title: Duly Auhtorized Signatory


                                      Notice Address:

                                      General Electric Capital Corporation
                                      201 High Ridge Road
                                      Stamford, CT 06927-5200
                                      Attention: Joseph Badini,
                                                 Associate
                                      Telecopy: (203) 316-7978

                                      With a copy to:

                                      General Electric Capital Corporation
                                      201 High Ridge Road
                                      Stamford, CT 06927-5200
                                      Attention: Janet K. Williams,
                                                 Senior Vice President
                                      Telecopy: (203) 316-7978

                                      SOUTHERN PACIFIC BANK



                                      By:/s/ Cheryl A Wasilewski
                                         ---------------------------------
                                         Name:  Cheryl A. Wasilewski
                                         Title: Vice President


                                      Notice Address:

                                      Southern Pacific Bank
                                      150 South Rodeo Drive, Suite 230
                                      Beverly Hills, CA 90212
                                      Attention: Cheryl Wasilewski
                                      Telecopy: (310) 246-3666

                                      TRANSAMERICA BUSINESS CREDIT CORPORATION



                                      By:/s/ Perry Vavoules
                                         ---------------------------------
                                         Name:  Perry Vavoules
                                         Title: Senior Vice President


                                      Notice Address:

                                      Transamerica Business Credit Corporation
                                      555 Theodore Fremd Avenue, Suite C-301
                                      Rye, New York 10580
                                      Attention: Perry Vavoules

================================================================================


                   AMENDED AND RESTATED AXEL CREDIT AGREEMENT

                         DATED AS OF SEPTEMBER 17, 1998

                                     AMONG

                             AMSCAN HOLDINGS, INC.,
                                  AS BORROWER,

                           THE LENDERS LISTED HEREIN,
                                  AS LENDERS,

                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                       AS ARRANGER AND SYNDICATION AGENT,

                                      AND

                              FLEET NATIONAL BANK,
                            AS ADMINISTRATIVE AGENT


================================================================================

                              AMSCAN HOLDINGS, INC.

                   AMENDED AND RESTATED AXEL CREDIT AGREEMENT

                                TABLE OF CONTENTS

                                                                            PAGE

                                   SECTION 1.
                                   DEFINITIONS...............................  3
         1.1      Certain Defined Terms......................................  3
         1.2      Accounting Terms; Utilization of GAAP for Purposes of
                  Calculations Under Agreement............................... 39
         1.3      Other Definitional Provisions and Rules of Construction.... 39

                                   SECTION 2.
                    AMOUNTS AND TERMS OF COMMITMENTS AND LOANS............... 40
         2.1      Commitments; Making of Loans; the Register; Notes.......... 40
         2.2      Interest on the Loans...................................... 44
         2.3      Fees....................................................... 47
         2.4      Repayments,   Prepayments;  General  Provisions
                  Regarding Payments; Application of Proceeds of Collateral
                  and Payments Under Subsidiary  Guaranty.................... 47
         2.5      Use of Proceeds............................................ 53
         2.6      Special Provisions Governing Eurodollar Rate AXELs......... 54
         2.7      Increased Costs; Taxes; Capital Adequacy................... 56
         2.8      Obligation of Lenders to Mitigate.......................... 60
         2.9      Removal or Replacement of a Lender......................... 61

                                   SECTION 3.
            CONDITIONS TO EFFECTIVENESS; CONDITIONS TO ADDITIONAL AXELS...... 62
         3.1      Conditions to Effectiveness................................ 62
         3.2      Additional Conditions to AXELs............................. 71

                                   SECTION 4.
                     COMPANY'S REPRESENTATIONS AND WARRANTIES................ 72
         4.1      Organization, Powers, Qualification, Good Standing,
                  Business and Subsidiaries.................................. 72
         4.2      Authorization of Borrowing, etc............................ 73
         4.3      Financial Condition........................................ 75
         4.4      No Material Adverse Change................................. 76
         4.5      Title to Properties; Liens; Real Property.................. 76
         4.6      Litigation; Adverse Facts.................................. 77
         4.7      Payment of Taxes........................................... 77

                                      (i)

                                                                            Page

         4.8      Performance of Agreements; Materially Adverse Agreements;
                  Material Contracts......................................... 77
         4.9      Governmental Regulation.................................... 78
         4.10     Securities Activities...................................... 78
         4.11     Employee Benefit Plans..................................... 78
         4.12     Certain Fees............................................... 79
         4.13     Environmental Protection................................... 79
         4.14     Employee Matters........................................... 80
         4.15     Solvency................................................... 80
         4.16     Matters Relating to Collateral............................. 80
         4.17     Related Agreements......................................... 81
         4.18     Disclosure................................................. 82
         4.19  Revolving Credit Agreement.................................... 82

                                   SECTION 5.
                           COMPANY'S AFFIRMATIVE COVENANTS................... 83
         5.1      Financial Statements and Other Reports..................... 83
         5.2      Corporate Existence, etc................................... 89
         5.3      Payment of Taxes and Claims; Tax Consolidation............. 89
         5.4      Maintenance of Properties; Insurance; Application of Net
                  Insurance/CondemnationProceeds............................. 89
         5.5      Inspection Rights; Lender Meeting.......................... 91
         5.6      Compliance with Laws, etc.................................. 91
         5.7 Environmental Review and Investigation, Disclosure, Etc.; Company's Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental
                  Laws....................................................... 92
         5.8 Execution of Subsidiary Guaranty and Personal Property Collateral Documents by Certain Subsidiaries and
                  Future Subsidiaries........................................ 94
         5.9      Conforming Leasehold Interests; Matters Relating to
                  Additional Real Property Collateral........................ 96
         5.10     Interest Rate Protection................................... 99
         5.11     Cash Management System.....................................100
         5.12     Trademarks and Patents.....................................100

                                   SECTION 6.
                          COMPANY'S NEGATIVE COVENANTS.......................100
         6.1      Iindebtedness and Issuance of Disqualified Stock ..........100
         6.2      Liens and Related Matters .................................103
         6.3      Restricted Payments .......................................103
         6.4      Dividends and Other Payment Restrictions Affecting
                  Subsidiaries...............................................106
         6.5      Restrictions on Fundamental Changes; Asset Sales...........107
         6.6      Transactions with Affiliates...............................108

                                      (ii)

                                                                            Page

         6.7      Asset Sales................................................109
         6.8      Amendments of Documents Relating to Subordinated
                  Indebtedness...............................................109

                                   SECTION 7.
                                 EVENTS OF DEFAULT...........................110
         7.1      Failure to Make Payments When Due..........................110
         7.2      Default in Other Agreements................................110
         7.3      Breach of Certain Covenants................................110
         7.5      Other Defaults under AXEL Loan Documents...................111
         7.6      Judgments..................................................111
         7.7      Bankruptcy; Appointment of Custodian.......................111
         7.8      Invalidity of Subsidiary Guaranty..........................112
         7.9      Change in Control..........................................112

                                   SECTION 8.
                                     AGENTS..................................114
         8.1      Appointment................................................114
         8.2      Powers and Duties; General Immunity........................115
         8.3      Representations and Warranties; No Responsibility For
                  Appraisal of Creditworthiness..............................117
         8.4      Right to Indemnity.........................................117
         8.5      Successor Administrative Agent.............................117
         8.6      Collateral Documents and Guaranties........................118

                                   SECTION 9.
                                  MISCELLANEOUS..............................119
         9.1      Assignments and Participations in AXELs....................119
         9.2      Expenses...................................................122
         9.3      Indemnity..................................................123
         9.4      Set-Off; Security Interest in Deposit Accounts.............124
         9.5      Ratable Sharing............................................124
         9.6      Amendments and Waivers.....................................125
         9.7      Independence of Covenants..................................126
         9.8      Notices....................................................126
         9.9      Survival of Representations, Warranties and Agreements.....126
         9.10     Failure or Indulgence Not Waiver; Remedies Cumulative......127
         9.11     Marshalling; Payments Set Aside............................127
         9.12     Severability...............................................127
         9.13     Obligations Several; Independent Nature of Lenders'
                  Rights.....................................................127
         9.14     Headings...................................................128
         9.15     Applicable Law.............................................128
         9.16     Successors and Assigns.....................................128

                                     (iii)

                                                                            Page

         9.17     Consent to Jurisdiction and Service of Process.............128
         9.18     Waiver of Jury Trial.......................................129
         9.19     Confidentiality............................................130
         9.20     Counterparts; Effectiveness................................130

                  Signature pages                                            S-1




















                                      (iv)

                                    EXHIBITS


I                 FORM OF NOTICE OF BORROWING
II                FORM OF NOTICE OF CONVERSION/CONTINUATION
III               FORM OF AXEL NOTE
IV                FORM OF COMPLIANCE CERTIFICATE
V-A               FORM OF OPINION OF WACHTELL, LIPTON ROSEN & KATZ
V-B               FORM OF OPINION OF KURZMAN & EISENBERG
VI                FORM OF OPINION OF O'MELVENY & MYERS LLP
VII               FORM OF ASSIGNMENT AGREEMENT
VIII              FORM OF CERTIFICATE RE NON-BANK STATUS
IX                FORM OF FINANCIAL CONDITION CERTIFICATE
X                 FORM OF COMPANY PLEDGE AGREEMENT
XI                FORM OF COMPANY SECURITY AGREEMENT
XII               FORM OF SUBSIDIARY GUARANTY
XIII              FORM OF SUBSIDIARY PLEDGE AGREEMENT
XIV               FORM OF SUBSIDIARY SECURITY AGREEMENT
XV                FORM OF MORTGAGE
XVI               FORM OF COLLATERAL ACCESS AGREEMENT
XVII              FORM OF SUBSIDIARY PATENT AND TRADEMARK SECURITY AGREEMENT






                                      (v)

                                    SCHEDULES


2.1               LENDERS' COMMITMENTS AND PRO RATA SHARES
3.1C              CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP; MANAGEMENT
3.1E-I            INDEBTEDNESS TO BE REPAID UNDER EXISTING AMSCAN CREDIT
                  AGREEMENTS
3.1E-II           INDEBTEDNESS TO BE REPAID UNDER EXISTING ANAGRAM CREDIT
                  AGREEMENTS
4.1               SUBSIDIARIES OF COMPANY
4.5               REAL PROPERTY
4.6               LITIGATION
4.8               MATERIAL CONTRACTS
4.13              ENVIRONMENTAL MATTERS
5.11              CASH MANAGEMENT SYSTEM
6.1               CERTAIN EXISTING INDEBTEDNESS












                                      (vi)

                             AMSCAN HOLDINGS, INC.

                   AMENDED AND RESTATED AXEL CREDIT AGREEMENT


         This AMENDED AND RESTATED AXEL CREDIT AGREEMENT is dated as of September 17, 1998 and entered into by and among AMSCAN HOLDINGS, INC., a Delaware corporation ("COMPANY"), GOLDMAN SACHS CREDIT PARTNERS L.P., ("GSCP") as arranger (in such capacity, "ARRANGER"), and as syndication agent (in such capacity, "SYNDICATION AGENT"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each, including GSCP and Fleet (as hereinafter defined), individually referred to herein as a "LENDER" and collectively as "LENDERS"), and FLEET NATIONAL BANK ("FLEET"), as administrative agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT").


                                 R E C I T A L S
                                 - - - - - - - -

         WHEREAS, Company, Arranger, Syndication Agent, Administrative Agent and certain financial institutions ("EXISTING LENDERS") are parties to that certain AXEL Credit Agreement dated as of December 19, 1997 (as heretofore amended, supplemented or otherwise modified, the "EXISTING AXEL CREDIT AGREEMENT") pursuant to which Existing Lenders have extended certain credit facilities to Company, the proceeds of which were applied on the Closing Date (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1) to fund a portion of the Recapitalization Financing Requirements;

         WHEREAS, Company is party to a separate Revolving Loan Credit Agreement dated as of December 19, 1997 (as heretofore or hereafter amended, supplemented, refinanced, renewed or extended or otherwise modified from time to time, the "REVOLVING CREDIT AGREEMENT") with Fleet National Bank, as administrative agent ("REVOLVING CREDIT FACILITY AGENT"), Goldman Sachs Credit Partners L.P., as arranger and syndication agent, and the financial institutions party thereto as lenders ("REVOLVING CREDIT LENDERS"), pursuant to which Revolving Credit Lenders have extended certain credit facilities to Company to fund a portion of the Recapitalization Financing Requirements and to provide financing for working capital, the completion of Permitted Business Acquisitions, and other general corporate purposes of Company and its Subsidiaries;

         WHEREAS, on the Closing Date, Administrative Agent and Revolving Credit Facility Agent entered into the Intercreditor Agreement pursuant to which Administrative Agent and Revolving Credit Facility Agent appointed Fleet to serve as collateral agent and representative (in such capacity, "COLLATERAL AGENT") for Existing Lenders, Revolving Credit Lenders, Administrative Agent, Revolving Credit Facility Agent and the other agents under the Existing AXEL Credit Agreement and the Revolving Credit Agreement (collectively, "SECURED PARTIES") and agreed to the terms on which Collateral, the benefits of guarantees and the proceeds thereof are to be shared between the credit facilities;

         WHEREAS, Company has secured all of the Obligations under the Existing AXEL Credit Agreement and under the other Loan Documents by granting to Collateral Agent, on behalf of Secured Parties, a first priority Lien on substantially all of its real, personal and mixed property, including a pledge of all of the capital stock of each of its Domestic Subsidiaries and 66% of the capital stock of each of its Foreign Subsidiaries;

         WHEREAS, all of the Domestic Subsidiaries of Company have guarantied the Obligations under the Existing AXEL Credit Agreement and under the other Loan Documents and secured their guaranties by granting to Collateral Agent, on behalf of Secured Parties, a first priority Lien on substantially all of their respective personal and mixed property, including a pledge of all of the capital stock of each of their respective Domestic Subsidiaries and 66% of the capital stock of each of their respective Foreign Subsidiaries:

         WHEREAS, on the Restatement Effective Date, Company intends to acquire (the "ANAGRAM ACQUISITION") all of the outstanding Capital Stock (the "ANAGRAM SHARES") of Anagram International, Inc. and certain related companies (collectively, "ANAGRAM") from Garry Kieves, certain members of his family and certain trusts (collectively, the "ANAGRAM SELLERS") pursuant to the Anagram Acquisition Agreement in exchange for aggregate consideration consisting of $74,500,000 in cash plus 120 shares of newly-issued Company Common Stock (the "NEW COMPANY SHARES") plus warrants to purchase 10 shares of Company Common Stock.

         WHEREAS, Company desires that Existing Lenders and New Lenders amend and restate the Existing AXEL Credit Agreement in its entirety to provide for Additional AXELs in an aggregate principal amount of $40,000,000 to be added to the Existing AXELs and made a part of the AXELs, the proceeds of which Additional AXELs, together with (i) cash on hand at the Company and (ii) proceeds of incremental borrowings under the Revolving Credit Agreement in an amount up to $23,500,000 plus the excess, if any, of $15,000,000 over the amount of cash on hand at the Company on the Restatement Effective Date, will be used
(1) to fund the cash portion of the consideration  for the Anagram  Acquisition,
(2) to refinance certain existing indebtedness of Anagram and its Subsidiaries, and (3) to pay Anagram Transaction Costs;

         WHEREAS, concurrently with the amendment and restatement of the Existing AXEL Credit Agreement, Company and Revolving Credit Lenders will amend and restate the Revolving Credit Agreement in its entirety in order to permit the Additional AXELs and the Anagram Acquisition and to make certain other changes in connection therewith;

         WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities of the parties under the Existing AXEL Credit Agreement or be deemed to evidence or constitute repayment of all or any portion of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing AXEL Credit Agreement and re-evidence the Obligations of Company outstanding thereunder; and

         WHEREAS, it is the intent of Loan Parties to confirm that all Obligations of Loan Parties under the other Loan Documents shall continue in full force and effect and that, from and after the Restatement Effective Date all references to the "AXEL CREDIT AGREEMENT" contained therein shall be deemed to refer to this Agreement.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Agents agree that on the Restatement Effective Date the Existing AXEL Credit Agreement shall be amended and restated in its entirety as follows:


                                   SECTION 1.
                                   DEFINITIONS

1.1      CERTAIN DEFINED TERMS.

         The following terms used in this Agreement shall have the following meanings:

                  "ACQUIRED DEBT" means,  with respect to any specified  Person,
         (i) indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

                  "ADDITIONAL AXEL[Trademark]" or "ADDITIONAL AXELS[Trademark]" means a loan made by a Lender to Company as an amortization extended loan pursuant to subsection 2.1A(ii). The term AXEL is a registered trademark of Goldman, Sachs & Co.

                  "ADDITIONAL AXEL COMMITMENT" means a commitment of a Lender to make an Additional AXEL as set forth in subsection 2.1A(ii), and "ADDITIONAL AXEL COMMITMENTS" means such commitments of all Lenders in the aggregate.

                  "ADDITIONAL AXEL NOTES" means the promissory notes of Company issued pursuant to subsection 2.1E on the Restatement Effective Date, substantially in the form of Exhibit III annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate AXEL, the interest rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period; provided, however, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Adjusted Eurodollar Rate shall be the rate (rounded upward as described above, if necessary for deposits in U.S. dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" or such other page as may replace the LIBO page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period.

                  If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for the date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period. In the event that Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the Adjusted Eurodollar Rate for such Interest Rate cannot be determined.

                  In the event that the Board of Governors of the Federal Reserve System shall impose a Eurodollar Rate Reserve Percentage with respect to Eurocurrency Liabilities, the Adjusted Eurodollar Rate for an Interest Period shall be equal to the amount determined above for such Interest Period divided by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "ADMINISTRATIVE AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 8.5A.

                  "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

                  "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                  "AFFILIATE TRANSACTION" has the meaning assigned to that term in subsection 6.6.

                  "AGENT" means, individually, each of Arranger, Syndication Agent, Collateral Agent and Administrative Agent and "AGENTS" means Arranger, Syndication Agent, Collateral Agent and Administrative Agent, collectively.

                  "AGREEMENT" means this Amended and Restated AXEL Credit Agreement dated as of September 17, 1998, as it may be amended, supplemented or otherwise modified from time to time.

                  "ANAGRAM" has the meaning assigned to such term in the recitals to this Agreement.

                  "ANAGRAM ACQUISITION" has the meaning assigned to such term in the recitals to this Agreement.

                  "ANAGRAM ACQUISITION AGREEMENT" means the Stock Purchase Agreement dated as of August 6, 1998 by and among Company and the Anagram Sellers and all exhibits and schedules thereto.

                  "ANAGRAM HEADQUARTERS FACILITY" means, as of the Restatement Effective Date, the real property in Minnesota owned in fee simple by Eden Prairie Holdings where Anagram's headquarters and manufacturing site are located.

                  "ANAGRAM INTERNATIONAL" means Anagram International, Inc., a Minnesota corporation.

                  "ANAGRAM SELLERS" has the meaning assigned to such term in the recitals to this Agreement.

                  "ANAGRAM SHARES" has the meaning assigned to such term in the recitals to this Agreement.

                  "ANAGRAM TRANSACTION COSTS" means the fees, costs and expenses payable by Company in connection with the transactions contemplated by the Anagram Acquisition Agreement, including without limitation any fees payable to Agents and Lenders on or before the Restatement Effective Date in connection therewith.

                  "ARRANGER" has the meaning assigned to that term in the introduction to this Agreement.

                  "ASSET  SALE"  means  the  sale  by  Company  or  any  of  its
         Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business (b) sales of Cash Equivalents (as defined in the Revolving Credit Agreement) for the fair market value thereof, and (c) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $500,000 or less).

                  "ASSIGNMENT AGREEMENT" means (i) with respect to the period ending on the Restatement Effective Date, an Assignment Agreement in substantially the form of Exhibit VII annexed to the Existing AXEL Credit Agreement, and (ii) thereafter, an Assignment Agreement in substantially the form of Exhibit VII annexed hereto.

                  "AUXILIARY PLEDGE AGREEMENT" means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed on the Closing Date pursuant to subsection 3.1I(vii) of the Existing AXEL Credit Agreement or on the Restatement Effective Date pursuant to subsection 3.1H(v) or from time to time thereafter in accordance with subsection 5.8 by Company or any Domestic Subsidiary that owns capital stock of one or more Foreign Subsidiaries organized in such country, in form and substance satisfactory to Collateral Agent, as such Auxiliary Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time, and "AUXILIARY PLEDGE AGREEMENTS" means all such pledge agreements or instruments, collectively.

                  "AXEL" or "AXELS" means the Existing AXELs and the Additional AXELs, collectively.

                  "AXEL EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Additional AXELs, the sum of that Lender's Additional AXEL Commitment plus the outstanding principal amount of the Existing AXELs of that Lender, and (ii) after the funding of the Additional AXELs, the outstanding principal amount of the AXELs of that Lender.

                  "AXEL LOAN DOCUMENTS"  means this  Agreement,  the AXEL Notes,
         the  Subsidiary   Guaranty,   the  Collateral   Documents  any  Hedging
         Agreements with Lenders, and the Intercreditor Agreement.

                  "AXEL NOTES" means (i) the Existing AXEL Notes, (ii) the Additional AXEL Notes, and (iii) any promissory notes issued by Company pursuant to the last sentence of subsection 9.1B(i) in connection with assignments of the AXELs of any Lenders, in each case substantially in the form of Exhibit III annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

                  "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

                  "BANKRUPTCY LAW" means title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

                  "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

                  "BASE RATE AXELS" means AXELs bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

                  "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New
         York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

                  "CAPITAL LEASE", means, at any time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether of general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (but excluding customary employee incentive or bonus arrangements, and customary earn-out provisions granted in connection with acquisition transactions and providing for aggregate payouts not in excess of $5,000,000 per year).

                  "CASH" means money, currency or a credit balance in a Deposit Account.

                  "CASH EQUIVALENTS" means, (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof,
         (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" (or the equivalent rating under a substantially similar ratings system if Keefe Bank Watch Ratings are no longer published) or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation (or in their absence, an equivalent rating from another nationally recognized securities rating agency) and in each case maturing within one year after the date of acquisition.

                  "CERTIFICATE OF MERGER" means the Certificate of Merger dated as of December 19, 1997 for the Merger of Newco with and into Company, as in effect on the Closing Date.

                  "CERTIFICATE   RE  NON-BANK   STATUS"   means  a   certificate
         substantially in the form of Exhibit VIII annexed hereto delivered by a Lender to Administrative Agent pursuant to subsection 2.7B(iii).

                  "CLOSING DATE" means December 19, 1997, the date on which the initial AXELs were made under the Existing AXEL Credit Agreement.

                  "COLLATERAL" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

                  "COLLATERAL ACCESS AGREEMENT" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement or agreement of any landlord in respect of any Leased Property, or mortgagee in respect of any real property, in which Company or any of its Subsidiaries owns or holds a fee interest and which is subject to a mortgage, held by such mortgagee, in either case where any Collateral is located, or any warehouseman or processor in possession of any Inventory of any Loan Party, substantially in the form of Exhibit XVI annexed hereto with such changes thereto as may be agreed to by Collateral Agent in the reasonable exercise of its discretion.

                  "COLLATERAL ACCOUNTS" has the meaning assigned to that term in the Intercreditor Agreement.

                  "COLLATERAL AGENT" has the meaning assigned to that term in the introduction to this Agreement.

                  "COLLATERAL DOCUMENTS" means the Company Pledge Agreement, the Company Security Agreement, the Subsidiary Pledge Agreements, the Subsidiary Security Agreements, the Subsidiary Patent and Trademark Security Agreements, the Mortgages, the Auxiliary Pledge Agreements and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Collateral Agent, on behalf of Secured Parties, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

                  "COMPANY" means Company as the surviving corporation in the Merger.

                  "COMPANY COMMON STOCK" means the shares of common stock of Company par value $0.10 per share.

                  "COMPANY PLEDGE AGREEMENT" means the Company Pledge Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit X annexed hereto, as such Company Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

                  "COMPANY SECURITY AGREEMENT" means the Company Security Agreement executed and delivered by Company on the Closing Date, substantially in the form of Exhibit XI annexed hereto, as such Company Security Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit IV annexed hereto delivered to Administrative Agent and Lenders by Company pursuant to subsection 5.1(iv).

                  "CONFIDENTIAL   INFORMATION  MEMORANDUM"  means  that  certain
         Confidential Information Memorandum prepared by GSCP relating to the Existing AXELs and Revolving Loans dated November 1997.

                  "CONFORMING LEASEHOLD INTEREST" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Collateral Agent (which writing has been delivered to Collateral Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a sub-leasehold or sub-sub-leasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

                  "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Leases, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash operating expenses that were paid in a prior period) and other non-cash charges of prepaid cash operating expenses that were paid in a prior period) and other non-cash charges of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income, minus
         (v) cash outlays that were made by such Person or any of its Restricted Subsidiaries during such period in respect of any item that was reflected as a non-cash charge in a prior period, provided that such non-cash charge was added to Consolidated Net Income in determining Consolidated Cash Flow for such prior period.

                  "CONSOLIDATED EXCESS CASH FLOW" has the meaning assigned to that term under the Revolving Credit Agreement as in effect as of the Restatement Effective Date.

                  "CONSOLIDATED FIXED CHARGES" means with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Leases, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary) paid to any Person other than Company or a Restricted Subsidiary on any series of Preferred Stock of such Person, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined annual federal, state and local statutory tax rate of such Person paying the dividend, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  "CONSOLIDATED LEVERAGE RATIO" has the meaning assigned to that term in the Revolving Credit Agreement as of the Restatement Effective Date.

                  "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) for such period of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded and (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to Company or one of its Restricted Subsidiaries.

                  "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                  "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                  "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the AXELs mature.

                  "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

                  "DOMESTIC SUBSIDIARY" means a Subsidiary of Company that is organized under the laws of a state of the United States or the District of Columbia.

                  "EDEN PRAIRIE HOLDINGS" means Anagram Eden Prairie Property Holdings LLC, a Delaware limited liability company.

                  "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities
         Act) which extends credit or buys loans as one of its businesses including insurance companies, mutual funds and lease financing companies; and (B) any Lender, and any Related Fund or any Affiliate of any Lender; provided that no Loan Party or any Subsidiary of any Loan Party shall be an Eligible Assignee.

                  "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

                  "EMPLOYMENT AGREEMENTS" means, collectively, the employment agreements and stock and option agreements between the Company and certain employees of the Company as set forth on Schedule 3.1C annexed hereto, in certain cases providing for the exclusive employment of such Persons by Company, in the form provided to Arranger and Administrative Agent pursuant to subsection 3.1C of the Existing AXEL Credit Agreement on or prior to the Closing Date or pursuant to subsection 3.1C of this Agreement on or prior to the Restatement Effective Date.

                  "ENVIRONMENTAL CLAIM" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising

         (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or
         (iii) in connection with any actual or alleged damage, injury, threat or harm to natural resources or the environment.

                  "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. [Section] 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. [Section] 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. [Section] 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. [Section] 1251 et seq.), the Clean Air Act (42 U.S.C. [Section] 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. [Section] 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. [Section] 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. [Section] 651 et seq.), the Oil Pollution Act (33 U.S.C. [Section] 2701 et seq) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. [Section] 11001 et seq.), each as amended or supplemented, any analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

                  "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

                  "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of

         Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

                  "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation);
         (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue
         Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
         Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA;
         (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or
         Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue
         Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to
         Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

                  "EUROCURRENCY   LIABILITIES"  has  the  meaning  specified  in
         Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR RATE AXELS" means AXELs bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

                  "EURODOLLAR RATE RESERVE PERCENTAGE" means, for any Interest Period for all Eurodollar Rate AXELs comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate AXELs is determined) having a term equal to such Interest Period.

                  "EVENT  OF  DEFAULT"  means  each of the  events  set forth in
         Section 7.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "EXCLUDABLE CURRENT LIABILITIES" means, with respect to the consideration received by the Company in connection with any Asset Sale, (i) each trade payable incurred in the ordinary course of business of the Company or any Restricted Subsidiary, (ii) each current liability that is in an amount less than $50,000 on an individual basis, and (iii) each liability due within 90 days of the date of consummation of such Asset Sale, in the case of each of clauses (i) through (iii), that is assumed by the transferee of the assets the subject to such Asset Sale pursuant to customary assumption provisions.

                  "EXISTING AMSCAN CREDIT AGREEMENTS" means any and all credit agreements entered into by Company prior to the Closing Date, in each case as amended prior to the Closing Date, as set forth on Schedule 3.1E-I.

                  "EXISTING ANAGRAM CREDIT AGREEMENTS" means any and all credit agreements entered into by Anagram and its Subsidiaries, in each case as amended prior to the Restatement Effective Date, as set forth on
         Schedule 3.1E-II.

                  "EXISTING AXELS" means, with respect to any Existing Lender, the AXELs under the Existing AXEL Credit Agreement held by such Existing Lender, in the principal amount of such AXELs outstanding immediately prior to the Restatement Effective Date, and "EXISTING AXELS" means such AXELs of all Existing Lenders, collectively.

                  "EXISTING AXEL CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

                  "EXISTING AXEL NOTES" means (i) the promissory notes of Company issued pursuant to subsection 2.1E of the Existing AXEL Credit Agreement on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 9.1B(i) of the Existing AXEL Credit Agreement in connection with assignments of the Existing AXELs of any Existing Lenders, in each case substantially in the form of Exhibit III annexed to the Existing AXEL Credit Agreement.

                  "EXISTING INDEBTEDNESS" means Indebtedness of Company and its Restricted Subsidiaries (other than Indebtedness under this Agreement and the Revolving Credit Agreement) in existence on the date of the Senior Subordinated Note Indenture, until such amounts are repaid.

                  "EXISTING LENDER" has the meaning assigned to such term in the recitals to this Agreement.

                  "FACILITIES" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

                  "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

                  "FEE PROPERTY" means any real property owned in fee simple by any Loan Party, other than any such real property designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

                  "FINANCIAL PLAN" has the meaning assigned to that term in subsection 5.1(xiii).

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that
         (i) such Lien has priority over any other Lien on such Collateral (other than Liens permitted pursuant to subsection 6.2A) and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 6.2) to which such Collateral is subject.

                  "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

                  "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

                  "FIXED CHARGE COVERAGE RATIO means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Consolidated Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption or Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

                  Notwithstanding anything else in this Agreement (including clause (iii) of the definition of Consolidated Net Income) to the contrary, in calculating the Fixed Charge Coverage Ratio, acquisitions will be given pro forma effect as follows:

                           (i) (a) acquisitions that have been made or are being
                  made by Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date (including through mergers or consolidations and including any related financing transactions) shall be deemed to have occurred on the first day of the four-quarter reference period, and

                                    (b)  for  purposes  of  determining  the pro
                  forma effects of any such acquisition, Consolidated Cash Flow shall be increased to reflect the annualized amount of any cost savings expected by Company to be realized in connection with such acquisition (from steps to be taken not later than the first anniversary of such acquisition, and without reduction for any non-recurring charges expected in connection with such acquisition), as set forth in an Officers' Certificate signed by Company's chief executive and chief financial officers (which shall be determinative of such matters) which states (x) the amount of such increase, (y) that such increase is based on the reasonable beliefs of the officers executing such Officers' Certificate at the time of such execution (and that estimates of cost savings from prior acquisitions have been reevaluated and updated) and (z) that any related incurrence of Indebtedness is permitted pursuant to the this Agreement.

                  (ii) Consolidated Cash Flow shall be further increased to reflect the annualized amount of any cost savings expected by Company but not yet realized in respect of any acquisition made by Company during the four fiscal quarters immediately preceding the four quarter reference period prior to the Calculation Date, to the extent such cost savings are (x) expected to result from steps taken not later than the first anniversary of the relevant acquisition and (y) determined and certified as set forth in clause (i) above.

         In  addition,   in  calculating   the  Fixed  Charge   Coverage  Ratio,
         discontinued operations will be given pro forma effect as follows:

                  (i) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded, and

                  (ii) the Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges will not be obligations of Company or any of its Restricted Subsidiaries following the Calculation Date.

                  "FLEET"  has  the  meaning   assigned  to  that  term  in  the
         introduction to this Agreement.

                  "FLOOD HAZARD PROPERTY" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

                  "FOREIGN SUBSIDIARY" means a Subsidiary of Company other than a Domestic Subsidiary.

                  "FUNDING AND PAYMENT OFFICE" means (i) the office of Administrative Agent located at Fleet National Bank, 1 Federal Street, Boston, Massachusetts 02110, or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

                  "FUNDING DEFAULT" has the meaning assigned to that term in subsection 2.9.

                  "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

                  "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

                  "GSCP"  has  the   meaning   assigned  to  that  term  in  the
         introduction to this Agreement.

                  "GSII" means, collectively, GS Capital Partners II, L.P., GS Capital Partners II Offshore, L.P., Goldman, Sachs & Co. Verwaltungs GmbH, Stone Street Fund 1997, L.P. and Bridge Street Fund 1997, L.P.

                  "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all of any part of any Indebtedness.

                  "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

                  "HAZARDOUS MATERIALS ACTIVITY" means any past, current or future activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

                  "HEDGE AGREEMENT" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

                  "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

                  "INCREASED COST LENDER" has the meaning assigned to that term in subsection 2.10.

                  "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Leases or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

                  "INDEMNITEE"   has  the  meaning  assigned  to  that  term  in
         subsection 9.3.

                  "INSOLVENCY LAWS" means the Bankruptcy Code or any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in the United States of America or any state thereof.

                  "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

                  "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of December 19, 1997 among the Administrative Agent, the Revolving Credit Facility Agent, the Collateral Agent, the Company and the Subsidiary Guarantors, as such agreement may hereafter be amended, supplemented or otherwise modified from time to time.

                  "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate AXEL, each March 15, June 15, September 15 and December 15 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate AXEL, the last day of each Interest Period applicable to such Eurodollar Rate AXEL; provided that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

                  "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

                  "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

                  "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

                  "INVESTMENT" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of indebtedness or other obligations), advances (other than cash advances made to suppliers with respect to current or anticipated purchases of inventory in the ordinary course of business) or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions of Indebtedness, Equity Interests or other securities (directly from the issuer thereof or from third parties) together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of Equity Interests or other securities by the Company for consideration consisting of common equity securities of Company shall not be deemed to be an Investment. If Company or any Subsidiary of Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Company such that, after giving effect to any such sale or disposition, Company no longer owns, directly or indirectly greater than 50% of the outstanding Equity Interest of such Subsidiary, Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

                  "IP COLLATERAL" means the Collateral under the Subsidiary Patent and Trademark Security Agreements.

                  "JOINT VENTURE" means all corporations, partnerships, associations or other business entities (i) that are engaged in a Principal Business and (ii) of which 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Restricted Subsidiaries of the Company (or a combination thereof).

                  "LANDLORD CONSENT AND ESTOPPEL" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, satisfactory in form and substance to Collateral Agent, pursuant to which such lessor agrees, for the benefit of Collateral Agent, (i) to the matters contained in the form of Collateral Access Agreement applicable to a Leasehold Property, and (ii) to such other matters relating to such Leasehold Property as Collateral Agent may reasonably request, including, without limitation, that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Collateral Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property).

                  "LEASEHOLD PROPERTY" means any leasehold interest of any Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

                  "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.1. To the extent the context so requires, the terms "LENDER" and "LENDERS" shall include "Lenders" under, and as defined in, the Existing AXEL Credit Agreement.

                  "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

                  "LOAN DOCUMENTS" means the Revolving Loan Documents and the AXEL Loan Documents.

                  "LOAN PARTY" means each of Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "LOAN PARTIES" means all such Persons, collectively.

                  "MANAGEMENT INVESTORS" means the management officers and employees of Company and its Subsidiaries identified as Management Investors on Schedule 3.1C annexed hereto.

                  "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries or
         (ii) the impairment in any material respect of the ability of the Loan Parties, taken as a whole, to perform, or of Administrative Agent or Lenders to enforce, the Obligations.

                  "MATERIAL CONTRACT" means any contract or other arrangement to which Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

                  "MATERIAL  DOMESTIC  SUBSIDIARY"  means  (a)  each  Restricted
         Subsidiary and (b) each other Domestic Subsidiary of Company now existing or hereafter acquired or formed by Company which, on a consolidated basis for such Subsidiary and its Subsidiaries, (i) for the most recent Fiscal Year account for more than 5% of the consolidated revenues of Company and its Subsidiaries or (ii) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated assets of Company and its Subsidiaries; provided that, for purposes of the calculations contemplated by the foregoing clauses (b)(i) and (ii), any Subsidiary of Company that was acquired by Company or any of its Subsidiaries after the first day of the most recent Fiscal Year (whether such acquisition was consummated during such most recent Fiscal Year or the current Fiscal
         Year) shall be deemed to have been acquired on and as of the first day of such most recent Fiscal Year.

                  "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Company or any of its Subsidiaries; provided, however that no Leasehold Property with respect to which the aggregate amount of all rents payable during any one Fiscal Year is not expected to exceed $500,000 shall be a "Material Leasehold Property".

                  "MERGER" means the merger of Newco with and into Company in accordance with the terms of the Recapitalization Agreement, with Company being the surviving corporation in such Merger.

                  "MORTGAGE" means a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XV annexed hereto or in such other form as may be approved by Collateral Agent in its sole discretion, in each case with such changes thereto as may be recommended by Collateral Agent's local counsel based on local laws or customary local mortgage or deed of trust practices. "MORTGAGES" means all such instruments collectively.

                  "MORTGAGE FINANCING" means the incurrence by the Company or a Restricted Subsidiary of the Company of any Indebtedness secured by a mortgage or other Lien on real property acquired or improved by the Company or any Restricted Subsidiary of the Company after the Closing Date.

                  "MORTGAGE REFINANCING" means the incurrence by the Company or a Restricted Subsidiary of the Company of any Indebtedness secured by a mortgage or other Lien on real property subject to a mortgage or other Lien existing on the Closing Date or created or incurred subsequent to the Closing Date and owned by the Company or any Restricted Subsidiary of the Company.

                  "MORTGAGED PROPERTY" has the meaning assigned to that term in subsection 5.9.

                  "MORTGAGE POLICY" has the meaning assigned to that term in subsection 5.9.

                  "MULTIEMPLOYER PLAN" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

                  "NET ASSET SALE PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs, including, without limitation, all transaction costs, incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness that is secured by a Lien on the stock or assets in question and that prior to the Lien securing the AXELs on such stock or assets and is required to be repaid under the terms thereof as a result of such Asset Sale.

                  "NET INCOME" means, with respect to any Person, the net income
         (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss) realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss) together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

                  "NET INSURANCE/CONDEMNATION PROCEEDS" means any Cash payments or proceeds received by Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of (x) any actual and reasonable documented costs incurred by Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof and (y) any amounts required to be applied to the repayment of any Indebtedness secured by a Lien which is prior to any Liens of the Lenders on the asset or assets that are subject to the taking, condemnation or casualty but excluding, however, in each case any payments or proceeds relating to assets having a value of $500,000 or less in any single transaction or related series of transactions.

                  "NEW LENDER" means any Lender which is a party to this Agreement on the Restatement Effective Date which is not an Existing Lender.

                  "NEWCO"   means   Confetti   Acquisition,   Inc.,  a  Delaware
         corporation existing prior to the Merger.

                  "NON-CONSENTING LENDER" has the meaning assigned to that term in subsection 2.10.

                  "NON-RECOURSE DEBT" means Indebtedness of any Unrestricted Subsidiary (i) as to which neither Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness of Company or any of its Restricted Subsidiaries or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders, have been notified in writing that they will not have any recourse to the stock or assets of Company or any of its Restricted Subsidiaries.

                  "NOTICE OF BORROWING" means a notice substantially in the form of Exhibit I annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.1B with respect to a proposed borrowing of the Additional AXELs.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the AXELs specified therein.

                  "OBLIGATIONS" means all obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or their respective Affiliates or any of them under the AXEL Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

                  "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any AXELs hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and
         (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

                  "PERMITTED  ENCUMBRANCES"  means the following  types of Liens
         (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

                           (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 5.3;

                           (ii) statutory Liens of landlords, statutory Liens of
                  banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or
                  (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 15 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

                           (iii) Liens incurred or deposits made in the ordinary
                  course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

                           (iv) any attachment or judgment Lien not constituting
                  an Event of Default under subsection 7.6;

                           (v) leases or subleases  granted to third  parties in
                  accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

                           (vi) easements, rights-of-way, covenants, conditions,
                  restrictions, encroachments, and other defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

                           (vii) any (a) interest or title of a lessor or sublessor under any lease permitted hereunder, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause
                  (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                           (viii)  Liens   arising  from  filing  UCC  financing
                  statements   relating  solely  to  leases  permitted  by  this
                  Agreement;

                           (ix)   Liens  in  favor  of   customs   and   revenue
                  authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                           (x) any zoning or similar law or right reserved to or
                  vested in any governmental office or agency to control or regulate the use of any real property;

                           (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries; and

                           (xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary.


                  " PERMITTED HOLDERS" means Goldman, Sachs & Co.. and any of its Affiliates.

                  "PERMITTED INVESTMENTS" means (i) any Investment in Company or in a Restricted Subsidiary of Company (including the acquisition of any Equity Interest in a Restricted Subsidiary); (ii) any investment in cash and Cash Equivalents; (iii)
         any Investment by the Company or any Restricted Subsidiary of Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of Company or (b) such Person, in one
         transaction   or  a  series  of   related   transactions,   is  merged,
         consolidated or amalgamated with or into, or transfer or conveys substantially all of its assets to, or is liquidated into, Company or a Restricted Subsidiary of Company; (iv) any Investment made as a result of the receipt of consideration not constituting cash or Cash Equivalents from an Asset Sale; (v) any Investment existing on the date of the Indenture; (vi) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries; (vii) advances to employees not in excess of $2,500,000 outstanding at any one time; (viii) any Investment acquired by Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (ix) Hedging Obligations;
         (x) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business;
         (xi) Investments the payment for which consists exclusively of Equity Interests (exclusive of Disqualified Stock) of Company; and (xii) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (xii) that are at that time outstanding, not to exceed $15,000,000 plus 5% of the increase in Total Assets of Company since the Closing Date at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

                  "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Company or any of its Restricted Subsidiaries in whole or in part; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of the AXELs, and is subordinated in right of payment to the AXELs, on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

                  "PLEDGED   COLLATERAL"  means,   collectively,   the  "Pledged
         Collateral" as defined in the Company Pledge Agreement and the Subsidiary Pledge Agreements.

                  "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

                  "PREFERRED STOCK" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

                  "PRIME RATE" means the rate that Fleet announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Fleet or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Additional AXEL Commitment of any Lender on or before the Restatement Effective Date, the percentage obtained by dividing (x) the Additional AXEL Commitment of that Lender by (y) the aggregate Additional AXEL Commitments of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Existing AXELs of any Lender on or before the Restatement Effective Date (including any such matters with respect to any interest, fees and other amounts accrued or otherwise payable to Existing Lenders in respect of the period from the Closing Date through and including the Restatement Effective Date), the percentage obtained by dividing (x) the Existing AXELs of that Lender by (y) the aggregate Existing AXELs of all Lenders, and (iii) with respect to all other purposes (including voting rights under subsection 9.6, whether prior to or after the Restatement Effective Date), the percentage obtained by dividing (x) the AXEL Exposure of that Lender by (y) the aggregate AXEL Exposure of all Lenders.

                  "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Administrative Agent, desirable in order to create or perfect Liens on any IP Collateral.

                  "QUALIFIED PUBLIC OFFERING" means any sale of capital stock of Company to the public pursuant to an offering registered under the Securities Act of 1933 pursuant to which Company receives cash proceeds (net of all fees and expenses (including underwriting discounts and legal, investment banking and accounting and other professional fees) and disbursements actually incurred in connection therewith) in an amount not less than $50,000,000.

                  "REAL PROPERTY ASSET" means, at any time of determination, any interest then owned by any Loan Party in any real property.

                  "RECAPITALIZATION AGREEMENT" means that certain Agreement and Plan of Merger between Company and Newco dated as of August 10, 1997, in the form delivered to Arranger, Administrative Agent and Lenders prior to their execution of the Existing AXEL Credit Agreement and as such agreement may hereafter be amended from time to time.

                  "RECAPITALIZATION CONSIDERATION" means payments required under
         Article II of the Recapitalization Agreement.

                  "RECAPITALIZATION   DOCUMENTS"   means  the   Recapitalization
         Agreement and all other instruments or documents relating to the Recapitalization Agreement.

                  "RECAPITALIZATION FINANCING REQUIREMENTS" means the aggregate of all amounts necessary (i) to pay the Recapitalization Consideration,
         (ii) to refinance all Indebtedness outstanding under the Existing Amscan Credit Agreements, and (iii) to pay Recapitalization Transaction Costs.

                  "RECAPITALIZATION TRANSACTION COSTS" means the fees, costs and expenses payable by Company in connection with the transactions contemplated by the Loan Documents and the Related Agreements, in each case as in effect on the Closing Date.

                  "RECORDED LEASEHOLD INTEREST" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Collateral Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "RECORD DOCUMENT" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property,  as lessor, or
         (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

                  "REFUNDING CAPITAL STOCK" has the meaning assigned to that term in subsection 6.3A.

                  "REGISTER" has the meaning assigned to that term in subsection 2.1D.

                  "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "RELATED AGREEMENTS" means, collectively, the Certificate of Merger, the Stockholders Agreement, the Employment Agreements, the Tax Indemnification Agreement, the Recapitalization Agreement and the Senior Subordinated Note Indenture.

                  "RELATED FUND" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by any Affiliate of such investment advisor.

                  "RELATED PARTIES" means any Person controlled by the Permitted Holders, including any partnership of which any of the Permitted Holders or their Affiliates is a general partner.

                  "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

                  "REQUIREMENT OF LAW" means, with respect to any Person, (i) the certificate or articles of incorporation, by-laws and other organizational or governing documents of such Person, (ii) any law, treaty, rule, regulation or determination of an arbitrator, court or other governmental authority binding on such Person or any of its property, or (iii) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, or right of approval binding on such Person or any of its property.

                  "REQUIRED PREPAYMENT DATE" has the meaning assigned to that term in subsection 2.4.

                  "REQUISITE LENDERS" means Lenders having or holding more than 50% of the sum of the aggregate AXEL Exposure of all Lenders.

                  "RESTATEMENT EFFECTIVE DATE" means the date on or before October 31, 1998 on which (i) the conditions precedent to the effectiveness of this Agreement set forth in subsection 3.1 shall be satisfied and (ii) the conditions precedent set forth in subsection 3.2 shall be satisfied or waived in accordance with the terms hereof.

                  "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

                  "RESTRICTED PAYMENTS" has the meaning assigned to that team in subsection 6.3.

                  "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of a Person that is not (i) an Unrestricted Subsidiary or (ii) a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided, however, that upon the occurrence of any Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

                  "RETIRED CAPITAL STOCK" has the meaning assigned to that term in subsection 6.3A.

                  "REVOLVING CREDIT AGREEMENT" has the meaning assigned to that term in the recitals to this Agreement.

                  "REVOLVING CREDIT FACILITY AGENT" has the meaning assigned to that term in the recitals of this Agreement.

                  "REVOLVING CREDIT LENDER" means a lender under the Revolving Credit Agreement holding an outstanding Revolving Loan or having a Revolving Loan Commitment (as defined in the Revolving Credit Agreement), and "Revolving Lenders" means any such lenders or lenders under the Revolving Credit Agreement, collectively.

                  "REVOLVING LOANS" means the loans made by a Revolving Credit Lender to Company pursuant to the Revolving Credit Agreement.

                  "REVOLVING   LOAN  DOCUMENTS"   means  the  Revolving   Credit
         Agreement, the Revolving Loan Notes, the Subsidiary Guaranty, the Collateral Documents and the Intercreditor Agreement.

                  "SECURED PARTIES" has the meaning assigned to that term in the introduction to this Agreement.

                  "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that "Securities" shall not include any earnout agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "SENIOR SUBORDINATED NOTE INDENTURE" means the indenture pursuant to which the Senior Subordinated Notes are issued, as such indenture may hereafter be amended from time to time.

                  "SENIOR SUBORDINATED GUARANTEES" means the Guarantees by the guarantors of the Obligations under the Senior Subordinated Notes Indenture and the Senior Subordinated Notes;

                  "SENIOR   SUBORDINATED   NOTES"  means  the   $110,000,000  in
         aggregate principal amount of 9.875% Senior Subordinated Notes due 2007 of Company issued pursuant to the Senior Subordinated Note Indenture.

                  "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STATED MATURITY" means, with respect to any installment of interest or principal on, or any other payments with respect to, any series of Indebtedness, the date on which such payment of interest or principal or other payment (including any sinking fund payment) was scheduled or required to be paid, but shall not include any acceleration of such payment or any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement dated as of December 19, 1997 by and among Company, GSII, the Estate of John A. Svenningsen and certain other individuals and as such agreement may heretofore have been or hereafter may be amended from time to time thereafter.

                  "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries which is expressly by its terms subordinated in right of payment to the Obligations.

                  "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

                  "SUBSIDIARY GUARANTOR" means, collectively, (i) any Subsidiary of Company that executed and delivered a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 5.8 of the Existing AXEL Credit Agreement and (ii) any Subsidiary of Company that executes and delivers a counterpart of the Subsidiary Guaranty on the Restatement Effective Date or from time to time thereafter pursuant to subsection 5.8.

                  "SUBSIDIARY GUARANTY" means the Subsidiary Guaranty (i) heretofore executed and delivered by certain existing Domestic Subsidiaries of Company on the Closing Date or from time to time thereafter in accordance with subsection 5.8 of the Existing AXEL Credit Agreement and (ii) to be executed and delivered by additional Domestic Subsidiaries of Company on the Restatement Effective Date and from time to time thereafter in accordance with subsection 5.8, substantially in the form of Exhibit XII annexed hereto, as such Subsidiary Guaranty may heretofore have been or hereafter may be amended, supplemented or otherwise modified from time to time.

                  "SUBSIDIARY PATENT AND TRADEMARK SECURITY AGREEMENT" means (i) each Subsidiary Patent and Trademark Security Agreement executed and delivered by any Subsidiary Guarantor on the Restatement Effective Date and (ii) each Subsidiary Patent and Trademark Security Agreement executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 5.8, in each case substantially in the form of Exhibit XVII annexed hereto, as such Subsidiary Patent and Trademark Security Agreement may hereafter be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY PATENT AND TRADEMARK SECURITY AGREEMENTS" means all such Subsidiary Patent and Trademark Security Agreements, collectively.

                  "SUBSIDIARY PLEDGE AGREEMENT" means (i) each Subsidiary Pledge Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or from time to time thereafter in accordance with subsection 5.8 of the Existing AXEL Credit Agreement, (ii) each Subsidiary Pledge Agreement executed and delivered by a new Subsidiary Guarantor on the Restatement Effective Date, and (iii) each Subsidiary Pledge Agreement executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 5.8, in each case substantially in the form of Exhibit XIII annexed to the Existing AXEL Credit Agreement or Exhibit XIII annexed hereto, as the case may be, as such Subsidiary Pledge Agreement may heretofore have been or hereafter may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY PLEDGE AGREEMENTS" means all such Subsidiary Pledge Agreements, collectively.

                  "SUBSIDIARY SECURITY AGREEMENT" means (i) each Subsidiary Security Agreement executed and delivered by an existing Subsidiary Guarantor on the Closing Date or from time to time thereafter in accordance with subsection 5.8 of the Existing AXEL Credit Agreement,
         (ii) each Subsidiary Security Agreement executed and delivered by a new Subsidiary Guarantor on the Restatement Effective Date, and (iii) each Subsidiary Security Agreement executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 5.8, in each case substantially in the form of Exhibit XIV annexed hereto, as such Subsidiary Security Agreement may heretofore have been or hereafter may be amended, supplemented or otherwise modified from time to time, and "SUBSIDIARY SECURITY AGREEMENTS" means all such Subsidiary Security Agreements, collectively.

                  "SUPPLEMENTAL COLLATERAL AGENT" has the meaning assigned to that term in subsection 8.1B.

                  "SYNDICATION AGENT" has the meaning assigned to that term in the introduction to this Agreement.

                  "TAX" or "TAXES" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

                  "TAX INDEMNIFICATION AGREEMENT" means the Tax Indemnification Agreement dated as of August 10, 1997 by and between Company, Christine Svenningsen and the Estate of John A. Svenningsen and as such agreement may heretofore have been or hereafter may be amended from time to time thereafter.

                  "TERMINATED LENDER" has the meaning assigned to that term in subsection 2.10.

                  "TITLE  COMPANY"  means,   collectively   one  or  more  title
         insurance companies that are members of ALTA and are reasonably satisfactory to Arranger and Administrative Agent.

                  "TOTAL ASSETS" means, with respect to any Person, the total consolidated assets of such Person and its Restricted Subsidiaries, as shown on the most recent balance sheet of such Person.

                  "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

                  "UNREINVESTED ASSET SALE PROCEEDS" means that portion, if any, of any Net Asset Sale Proceeds that shall not have been reinvested by Company and its Subsidiaries in the business of Company and its Subsidiaries within six months after the date of receipt by Company or any of its Subsidiaries of such Net Asset Sale Proceeds or in the case of Net Asset Sale Proceeds from the sale of the Chester, New York, Montreal, Quebec or Melbourne, Australia properties, (i) that portion of Net Asset Sale Proceeds that is not subject to a binding agreement with a third party to reinvest such net Asset Sale Proceeds entered into within six months after the date of receipt of such Net Asset Sale Proceeds or (ii) if subject to such a binding agreement, that portion of such Net Asset Sale Proceeds that shall not have been reinvested within nine months of such binding agreement, such reinvestment to be evidenced by an Officers' Certificate, satisfactory in form and substance to Administrative Agent, delivered by Company to Administrative Agent prior to the expiration of such six-month period and demonstrating in reasonable detail the reinvestment of such Net Asset Sale Proceeds as aforesaid.

                  "UNRESTRICTED SUBSIDIARY" means any Subsidiary (other than the Subsidiary Guarantors or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such
         Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Company or any Restricted Subsidiary of Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Company; (c) is a Person with respect to which neither Company nor any of its Restricted Subsidiaries has any direct or indirect obligation
         (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed and does not otherwise directly or indirectly provide credit support for any Indebtedness of Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Company or any of its Restricted Subsidiaries. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof and, so long as such Unrestricted Subsidiary remains a Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under subsection 6.1, Company shall be in default of such covenant). The Board of Directors of Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under subsection 6.1, and
         (ii) no Potential Event of Default or Event of Default would be in existence following such designation.

                  "VOTING STOCK" means, with respect to any Person, any class or series of capital stock of such Person that is ordinarily entitled to vote in the election of directors thereof at a meeting of stockholders called for such purpose, without the occurrence of any additional event or contingency.

                  "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                  "WHOLLY OWNED RESTRICTED SUBSIDIARY" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

                  "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

1.2 ACCOUNTING TERMS;UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT

         Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii),
(iii) and (xiii) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 5.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 4.3.

1.3      OTHER DEFINITIONAL PROVISIONS AND RULES OF CONSTRUCTION.

         A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

         B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

         C. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

         D. Any term incorporated herein from the Revolving Credit Agreement (as amended, supplemented or otherwise modified from time to time) shall continue to have the meaning assigned thereto whether or not the Revolving Agreement is still in effect.

                                   SECTION 2.
                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1      COMMITMENTS; MAKING OF LOANS; THE REGISTER; NOTES.

         A. COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to maintain or to lend to Company, as the case may be, the AXELs described in subsections 2.1A(i) and 2.1A(ii) for the purposes identified in subsection 2.5A.

                  (i) Existing AXELs. Company acknowledges and confirms that each Existing Lender holds Existing AXELs outstanding as of the
         Restatement Effective Date. Company hereby represents, warrants, agrees, covenants and (1) reaffirms that it has no defense, set off, claim or counterclaim against any Agent or Lender in regard to its Obligations in respect of such Existing AXELs and (2) reaffirms its obligation to pay such Existing AXELs in accordance with the terms and conditions of this Agreement and the other Loan Documents. Based on the foregoing, (A) Company and each Lender agree that the Existing AXELs and any amounts owed (whether or not presently due and payable, and including all interest accrued to the Restatement Effective Date (which shall be payable on the next Interest Payment Date with respect to the AXELs to which such interest relates)) by Company to Lenders thereunder or in respect thereof shall, as of the Restatement Effective Date, be converted to, maintained as, and owed by Company under and in respect of AXELS hereunder. Amounts repaid or prepaid in respect of Existing AXELs may not be reborrowed.

                  (ii) Additional AXELs. Each Lender severally agrees to lend to Company on the Restatement Effective Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Additional AXEL Commitments, to be used for the purposes identified in subsection 2.5. The amount of each Lender's Additional AXEL Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate amount of the Additional AXEL Commitment is $40,000,000; provided that the Additional AXEL Commitments of Lenders shall be adjusted to give effect to any assignments of the Additional AXEL Commitments pursuant to subsection 9.1B. Each Lender's Additional AXEL Commitment shall expire immediately and without further action on October 31, 1998 if the Additional AXELs are not funded on or before that date. Company may make only one borrowing under the Additional AXEL Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

         B. BORROWING MECHANICS. Additional AXELs that are Eurodollar Rate AXELs with a particular Interest Period shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. When Company desires that

Lenders make Additional AXELs it shall deliver to Administrative Agent a Notice of Borrowing no later than 10:00 A.M. (New York City time) at least three Business Days in advance of the proposed Restatement Effective Date (in the case of Additional AXELs that are Eurodollar Rate AXELs) or at least one Business Day in advance of the proposed Closing Date (in the case of Additional AXELs that are Base Rate AXELs). The Notice of Borrowing shall specify (i) the proposed Restatement Effective Date (which shall be a Business Day), (ii) the amount requested, (iii) whether such Additional AXELS shall be Base Rate AXELs or Eurodollar Rate AXELs and (iv) in the case of any Additional AXELS requested to be made as Eurodollar Rate AXELs, the initial Interest Period requested therefor. Additional AXELs may be continued as or converted into Base Rate AXELs and Eurodollar Rate AXELs in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the Restatement Effective Date.

         Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Additional AXELs by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Additional AXELs hereunder.

         Company shall notify Administrative Agent prior to the Restatement Effective Date in the event that any of the matters to which Company is required to certify in the Notice of Borrowing is no longer true and correct as of the Restatement Effective Date, and the acceptance by Company of the proceeds of any Additional AXELs shall constitute a re-certification by Company, as of the Restatement Effective Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for Additional AXELs that are Eurodollar Rate AXELs (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

         C. DISBURSEMENT OF FUNDS. All Additional AXELs under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make an Additional AXEL requested hereunder nor shall the Additional AXEL Commitment of any Lender to make the Additional AXEL requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make an Additional AXEL requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Additional AXEL available to Administrative Agent not later than 12:00 Noon (New York City time) on the Restatement Effective Date, in same day funds in Dollars, at the Funding and Payment Office. Upon satisfaction or waiver of the conditions precedent specified in subsections 3.1 and 3.2, Administrative Agent shall make the proceeds of such Additional AXELs available to Company on the Restatement Effective Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Additional AXELs received by Administrative Agent from Lenders to be credited to the account of Company at the Funding and Payment Office.

         Unless Administrative Agent shall have been notified by any Lender prior to the Restatement Effective Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Additional AXEL requested on the Restatement Effective Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on the Restatement Effective Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on the Restatement Effective Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the Restatement Effective Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate AXELs. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Additional AXEL Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

         D.       THE REGISTER.

                  (i) Administrative Agent shall maintain, at its address referred to in subsection 9.8, a register for the recordation of the names and addresses of Lenders and the Additional AXEL Commitments and AXELs of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (ii) Administrative Agent shall record in the Register the Additional AXEL Commitment and the AXELs from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the AXEL of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Additional AXEL Commitment or Company's Obligations in respect of any AXELs.

                  (iii) Each Lender shall record on its internal records (including the AXEL Notes held by such Lender) the amount of the AXELs made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Additional AXEL
         Commitment or Company's Obligations in respect of any AXELs and provided, further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

                  (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Additional AXEL Commitments and AXELs listed therein for all purposes hereof, and no assignment or transfer of any such Additional AXEL Commitment or AXEL shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by
         Administrative Agent and recorded in the Register as provided in subsection 9.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Additional AXEL Commitment or AXEL shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Additional AXEL Commitments or AXELs.

                  (v) Company hereby designates Fleet to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Fleet serves in such capacity, Fleet and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 9.3.

         E. ADDITIONAL AXEL NOTES. Company shall execute and deliver on the Restatement Effective Date to each Lender having an Additional AXEL Commitment (or to Administrative Agent for that Lender) an Additional AXEL Note substantially in the form of Exhibit III annexed hereto to evidence that Lender's Additional AXEL, in the principal amount of that Lender's Additional AXEL and with other appropriate insertions.

2.2      INTEREST ON THE LOANS.

         A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, each AXEL shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any AXEL shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such AXEL pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any AXEL may be changed from time to time pursuant to subsection 2.2D. If on any day an AXEL is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that AXEL shall bear interest determined by reference to the Base Rate.

         Subject to the provisions of subsections 2.2E and 2.7, the AXELs shall bear interest through maturity as follows:

                  (i) if a Base Rate AXEL, then at the sum of the Base Rate plus 1-3/8% per annum; or

                  (ii) if a Eurodollar Rate AXEL, then at the sum of the Adjusted Eurodollar Rate plus 2-3/8% per annum.

         B. INTEREST PERIODS. In connection with each Eurodollar Rate AXEL, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Eurodollar Rate AXEL, which Interest Period shall be, at Company's option, either a one-, two-, three-or six-month period; provided that:

                  (i) the initial Interest Period for any Eurodollar Rate AXEL shall commence (i) on the Closing Date in respect of such Eurodollar Rate AXEL, in the case of an Existing AXEL initially made as a Eurodollar Rate AXEL, (ii) on the Restatement Effective Date in respect of such Eurodollar Rate AXEL, in the case of an Additional AXEL initially made as a Eurodollar Rate AXEL, or (iii) on the date specified in the applicable Notice of Conversion/Continuation, in the case of an AXEL converted to a Eurodollar Rate AXEL;

                  (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate AXEL continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

                  (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

                  (v) no Interest Period with respect to any portion of the AXELs shall extend beyond December 31, 2004;

                  (vi) no Interest Period with respect to any portion of the AXELs shall extend beyond a date on which Company is required to make a scheduled payment of principal of the AXELs unless the sum of (a) the aggregate principal amount of AXELs that are Base Rate AXELs plus (b) the aggregate principal amount of AXELs that are Eurodollar Rate AXELs with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the AXELs on such date;

                  (vii) there shall be no more than seven (7) Interest Periods outstanding at any time under this Agreement and the Revolving Credit Agreement; and

                  (viii) in the event Company fails to specify an Interest Period for any Eurodollar Rate AXEL in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

         C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each AXEL shall be payable in arrears on and to each Interest Payment Date applicable to that AXEL, upon any prepayment of that AXEL (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

         D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding AXELs equal to $1,000,000 and integral multiples of $100,000 in excess of that amount from Base Rate AXELs to Eurodollar Rate AXELs or (ii) to convert at any time all or any part of its outstanding AXELs equal to $100,000 and integral multiples of $100,000 in excess of that amount from Eurodollar Rate AXELs to Base Rate AXELs upon the expiration of any Interest Period applicable to a Eurodollar Rate AXEL, to continue all or any portion of such Eurodollar Rate AXEL equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate AXEL; provided, however, that a Eurodollar Rate

AXEL may only be converted into a Base Rate AXEL on the expiration date of an Interest Period applicable thereto.

         Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate AXEL) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate AXEL). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate AXEL, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate AXEL, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

         Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any AXELs in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

         Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate AXEL (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

         E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all AXELs and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable AXELs

(or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate AXELs); provided that, in the case of Eurodollar Rate AXELs, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate AXELs shall thereupon become Base Rate AXELs and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate AXELs. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

         F. COMPUTATION OF INTEREST. Interest on the AXELs shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any AXEL, the date of the making of such AXEL or the first day of an Interest Period applicable to such AXEL or, with respect to a Base Rate AXEL being converted from a Eurodollar Rate AXEL, the date of conversion of such Eurodollar Rate AXEL to such Base Rate AXEL, as the case may be, shall be included, and the date of payment of such AXEL or the expiration date of an Interest Period applicable to such AXEL or, with respect to a Base Rate AXEL being converted to a Eurodollar Rate AXEL, the date of conversion of such Base Rate AXEL to such Eurodollar Rate AXEL, as the case may be, shall be excluded; provided that if a AXEL is repaid on the same day on which it is made, one day's interest shall be paid on that AXEL.

2.3      FEES.

         Company agrees to pay to Arranger and Administrative Agent (including fees payable to Administrative Agent for distribution to Existing Lenders) such fees in the amounts and at the times separately agreed upon between Company, Arranger and Administrative Agent.

2.4 REPAYMENTS, PREPAYMENTS; GENERAL PROVISIONS REGARDING PAYMENTS; APPLICATION OF PROCEEDS OF COLLATERAL AND PAYMENTS UNDER SUBSIDIARY GUARANTY.

         A. SCHEDULED PAYMENTS OF AXELS. Company shall make principal payments on the AXELs in installments on the dates and in the amounts set forth below (it being understood and agreed that the amounts set forth below reflect the borrowing of the full amount of Additional AXELs on the Restatement Effective
Date):

======================================= ==========================
                                                        SCHEDULED
               PAYMENT                                  REPAYMENT
                 DATE                                    OF AXELS
======================================= ==========================
September 30, 1998                                       $393,002
======================================= ==========================
December 31, 1998                                        $393,002
======================================= ==========================
March 31, 1999                                           $393,002
======================================= ==========================
June 30, 1999                                            $393,002
======================================= ==========================
September 30, 1999                                       $393,002
======================================= ==========================
December 31, 1999                                        $393,002
======================================= ==========================
March 31, 2000                                           $393,002
======================================= ==========================
June 30, 2000                                            $393,002
======================================= ==========================
September 30, 2000                                       $393,002
======================================= ==========================
December 31, 2000                                        $393,002
======================================= ==========================
March 31, 2001                                           $393,002
======================================= ==========================
June 30, 2001                                            $393,002
======================================= ==========================
September 30, 2001                                       $393,002
======================================= ==========================
December 31, 2001                                        $393,002
======================================= ==========================
March 31, 2002                                           $393,002
======================================= ==========================
June 30, 2002                                            $393,002
======================================= ==========================
September 30, 2002                                       $393,002
======================================= ==========================
December 31, 2002                                        $393,002
======================================= ==========================
March 31, 2003                                         $6,717,992
======================================= ==========================
June 30, 2003                                          $6,717,992
======================================= ==========================
September 30, 2003                                    $18,667,620
======================================= ==========================
December 31, 2003                                     $18,667,620
======================================= ==========================
March 31, 2004                                        $18,667,620
======================================= ==========================
June 30, 2004                                         $18,667,620
======================================= ==========================
September 30, 2004                                    $30,617,250
======================================= ==========================

======================================= ==========================
                                                        SCHEDULED
               PAYMENT                                  REPAYMENT
                 DATE                                    OF AXELS
======================================= ==========================
December 31, 2004                                     $30,617,250
======================================= ==========================
                TOTAL                                $157,000,000
======================================= ==========================


         ; provided that the scheduled installments of principal of the AXELs set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the AXELs in accordance with subsection 2.4B(iii); and provided, further that the AXELs and all other amounts owed hereunder with respect to the AXELs shall be paid in full no later than December 31, 2004, and the final installment payable by Company in respect of the AXELs on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the AXELs.

         B.       PREPAYMENTS.

                  (i)      Voluntary Prepayments.

                           (a) Notice of Prepayment.  Company may, upon not less
                  than one Business Day's prior written or telephonic notice, in the case of Base Rate AXELs, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate AXELs, in each case given to Administrative Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any AXELs on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount. Notice of prepayment having been given as aforesaid, the principal amount of the AXELs specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iii).

                           (b) Prepayment Fees. If any portion of the AXELs is prepaid (1) pursuant to clause (a) of subsection 2.4B(i) or
                  (2) pursuant to clause (a), (b) or (c) of subsection 2.4B(ii), in each case on or prior to the date that is 18 months after the Closing Date, Company shall pay to Administrative Agent, for distribution to the holders of the AXELs so prepaid in accordance with their Pro Rata Shares, a fee equal to (x) 1.5% of the principal amount of AXELs so prepaid during the period commencing on the Closing Date and ending on the day prior to the first anniversary of the Closing Date and (y) 0.75% of the principal amount of AXELs so prepaid during the period commencing on the first anniversary of the Closing Date and ending 18 months after the Closing Date.

                  (ii) Mandatory Prepayments.  The AXELs shall be prepaid in the amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4B(iii):

                           (a) Prepayments From Unreinvested Asset Sale Proceeds. No later than the first Business Day following the date on which any Net Asset Sale Proceeds become Unreinvested Asset Sale Proceeds, Company shall prepay the AXELs in an aggregate amount equal to such Unreinvested Asset Sale Proceeds; provided, further that, with respect to an Asset Sale of any asset owned by a Foreign Subsidiary, the Unreinvested Asset Sale Proceeds in respect thereof shall be applied (i) first, to the extent such Unreinvested Net Asset Sale Proceeds may be repatriated to the United States without in the reasonable judgment of the Company resulting in a material tax liability to Company in relation to the amount of proceeds to be repatriated, to prepay the AXELs as set forth above in this subsection 2.4B(ii)(a), (ii) second, to the extent of any remaining portion of such Unreinvested Asset Sale Proceeds, to finance the general corporate purposes of such Foreign Subsidiary so long as the aggregate of all such amounts so applied by all Foreign Subsidiaries with respect to Asset Sales consummated after the Closing Date does not exceed $5,000,000, and (iii) third, to the extent of any remaining portion of such Unreinvested Asset Sale Proceeds, to prepay the AXELs as set forth above in this subsection 2.4B(ii)(a). Concurrently with any determination by Company that any portion of any Unreinvested Asset Sale Proceeds of any Foreign Subsidiary will be applied as described in clause (ii) of the immediately preceding proviso, Company shall deliver to Agent an Officers' Certificate (w) certifying that such Unreinvested Asset Sale Proceeds cannot be repatriated to the United States without resulting in a material tax liability to Company and the reasons therefor, (y) specifying the amount of Unreinvested Asset Sale Proceeds to be retained by such Foreign Subsidiary as described in said clause (ii) and the cumulative aggregate amount of all such Unreinvested Asset
                  Sale Proceeds so retained by all Foreign Subsidiaries since the date of this Agreement and (z) demonstrating the derivation of the Unreinvested Asset Sale Proceeds of the correlative Asset Sale from the gross sales price thereof.

                           (b) Prepayments from Net Insurance/Condemnation Proceeds. No later than the first Business Day following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the AXELs pursuant to the provisions of subsection 5.4C, Company shall prepay the AXELs in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

                           (c) Prepayments Due to Issuance of Debt or Equity Securities. On the date of receipt by Company or any of its Subsidiaries of the Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "NET SECURITIES PROCEEDS") from the issuance of any debt (other than debt permitted by Section 6.1) or equity Securities of Company or any of its Subsidiaries to any Person other than Company or any of its Subsidiaries (and excluding any private issuances of Company Common Stock after the Closing Date to the extent such funds would not be required to prepay any other Indebtedness of the Company and its Subsidiaries) after the Closing Date, Company shall prepay the AXELs in an aggregate amount equal to such Net Securities Proceeds.

                           (d)  Prepayments  and  Reductions  from  Consolidated
                  Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 1998), Company shall, no later than 90 days after the end of such Fiscal Year, prepay the AXELs in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow; provided that for any Fiscal Year in which the Consolidated Leverage Ratio as of the end of any such Fiscal Year is less than 3.75:1, such percentage of Consolidated Excess Cash Flow applied to prepay the AXELs shall be reduced to 50%.

                           (e) Calculations of Net Proceeds Amounts;  Additional
                  Prepayments Based on Subsequent Calculations. Concurrently with any prepayment of the AXELs pursuant to subsections 2.4B(ii)(a)-(e), Company shall deliver to Administrative Agent an Officers' Certificate demonstrating the calculation of the amount (the "NET PROCEEDS AMOUNT") of the applicable Unreinvested Asset Sale Proceeds or Net Insurance/Condemnation Proceeds, the applicable Net Securities Proceeds (as such term is defined in subsection 2.4B(ii)(c)) or the applicable Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Company shall promptly make an additional prepayment of the AXELs in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

                  (iii) Application of Prepayments.

                           (a) Application of Voluntary Prepayments. Any voluntary prepayments pursuant to subsection 2.4B(i) shall be applied to reduce the scheduled installments of principal of the AXELs set forth in subsections 2.4A on a pro rata basis.

                           (b) Application of Mandatory Prepayments. Any mandatory prepayments of the AXELs pursuant to subsection 2.4B(ii) shall be applied to reduce the scheduled installments of principal of the AXELs set forth in subsection 2.4A on a pro rata basis.

                           (c) Application of Prepayments to Base Rate AXELs and
                  Eurodollar Rate AXELs. Subject to the requirement that any prepayment of the AXELs shall be applied to the outstanding AXELs of all Lenders in proportion to their respective Pro Rata Shares, any such prepayment of the AXELs shall be applied first to Base Rate AXELs to the full extent thereof before application to Eurodollar Rate AXELs, in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

         C.       GENERAL PROVISIONS REGARDING PAYMENTS.

                  (i) Manner and Time of Payment. All payments by Company of principal, interest, fees and other Obligations hereunder and under the AXEL Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 Noon (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

                  (ii) Application of Payments to Principal and Interest. All payments in respect of the principal amount of any AXEL shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

                  (iii) Apportionment of Payments. Aggregate principal and interest payments shall be apportioned among all outstanding AXELs to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares.

         Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Administrative Agent. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate AXELs in lieu of its Pro Rata Share of any Eurodollar Rate AXELs, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

                  (iv) Payments on Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding
         Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

                  (v) Notation of Payment. Each AXEL Lender agrees that before disposing of any AXEL Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all AXELs evidenced by that AXEL Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making of) a notation of any AXEL made under such AXEL Note shall not limit or otherwise affect the obligations of Company hereunder or under such AXEL Note with respect to any AXEL or any payments of principal or interest on such AXEL Note.

2.5      USE OF PROCEEDS.

         A. AXELS. The proceeds of the Existing AXELs were applied by Company to fund a portion of the Recapitalization Financing Requirements. The proceeds of the Additional AXELs, together with (i) cash on hand at the Company and (ii) proceeds of incremental borrowings under the Revolving Credit Agreement in an amount up to $23,500,000 plus the excess, if any, of $15,000,000 over the amount of cash on hand at the Company on the Restatement Effective Date, will be used to pay the cash portion of the consideration for the Anagram Shares and to pay Anagram Transaction Costs.

         B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6      SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE AXELS.

         Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate AXELs as to the matters covered:

         A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate AXELs for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

         B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate AXELs, that by reason of circumstances affecting the Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Eurodollar Rate AXELs on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no AXELs may be converted to Eurodollar Rate AXELs until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Conversion/Continuation given by Company with respect to the AXELs in respect of which such determination was made shall be deemed to be rescinded by Company.

         C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE AXELS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate AXELs (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this
Agreement which materially and adversely affect the Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to convert AXELs to Eurodollar Rate AXELs shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a

Eurodollar Rate AXEL then being requested by Company pursuant to a Notice of Conversion/Continuation, the Affected Lender shall convert such AXEL to a Base Rate AXEL, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate AXELs (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate AXELs on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate AXEL then being requested by Company pursuant to a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to maintain AXELs as, or to convert AXELs to, Eurodollar Rate AXELs in accordance with the terms of this Agreement.

         D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate AXELs and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate AXEL does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate AXEL does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its Eurodollar Rate AXELs occurs on a date prior to the last day of an Interest Period applicable to that AXEL, (iii) if any prepayment of any of its Eurodollar Rate AXELs is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate AXELs when required by the terms of this Agreement.

         E. BOOKING OF EURODOLLAR RATE AXELS. Any Lender may make, carry or transfer Eurodollar Rate AXELs at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

         F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE AXELS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate

AXELs through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate AXEL and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate AXELs in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

         G. EURODOLLAR RATE AXELS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Company may not elect to have an AXEL be maintained as, or converted to, a Eurodollar Rate AXEL after the expiration of any Interest Period then in effect for that AXEL and (ii) subject to the provisions of subsection 2.6D, any Notice of Conversion/Continuation given by Company with respect to a requested conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7      INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

         A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby and to the extent a Lender is not entitled to payment under the terms of Section 2.7B, it shall not be entitled to such payment pursuant to this subsection 2.7A), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the Closing Date (in the case of an Existing Lender) or the Restatement Effective Date (in the case of each New Lender), or compliance by such Lender with any guideline, request or directive issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

                  (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

                  (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate AXELs that are reflected in the definition of Adjusted Eurodollar Rate); or

                  (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining AXELs hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto by an amount considered by the Lender to be material; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

         B.       WITHHOLDING OF TAXES.

                  (i) Payments to Be Free and Clear. All sums payable by Company under this Agreement and the other AXEL Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

                  (ii) Grossing-up of Payments. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the AXEL Loan Documents:

                           (a) Company shall notify  Administrative Agent of any
                  such requirement or any change in any such requirement as soon as Company becomes aware of it;

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

                           (b) Company shall pay any such Tax before the date on
                  which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                           (c) the sum  payable  by  Company in respect of which
                  the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                           (d) within 30 days after paying any sum from which it
                  is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

         provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the Closing Date (in the case of each Existing Lender), after the Restatement Effective Date (in the case of each New Lender) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect on the Closing Date, at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

                  (iii)    Evidence of Exemption from U.S. Withholding Tax.

                           (a) Each Lender that is  organized  under the laws of
                  any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Existing Lender), on or prior to the Restatement Effective Date (in the case of each New Lender) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly


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

                  completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the AXEL Loan Documents or
                  (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the AXEL Loan Documents.

                           (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the AXEL Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                           (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause (a) or (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Existing Lender), on the Restatement Effective Date (in the case of each New Lender) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause
                  (c) of  subsection  2.7B(ii) in the event
                  that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

         C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date (in the case of an Existing Lender) or the Restatement Effective Date (in the case of each New Lender) of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's AXELS or AXEL Commitments or other obligations hereunder with respect to the AXELs to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy) by an amount considered by the Lender to be material, then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8      OBLIGATION OF LENDERS TO MITIGATE.

         Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the AXELs of such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, fund or maintain the AXEL Commitments of such Lender or the affected AXELs of such Lender through another lending of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such AXEL Commitments or AXELs through such other lending or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such AXEL Commitments or AXELs or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending pursuant to this subsection
2.8 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause
(i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.9      REMOVAL OR REPLACEMENT OF A LENDER.

         A. Anything contained in this Agreement to the contrary notwithstanding, in the event that:

                  (i) (a) any Lender (an "INCREASED-COST LENDER") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under subsection 2.7, (b) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (c) such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or

                  (ii) (a) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v) of the first proviso to subsection 9.6A, the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NON-CONSENTING LENDER") whose consent is required shall not have been obtained, and (b) the failure to obtain Non-Consenting Lenders' consents does not result solely from the exercise of Non-Consenting Lenders' rights (and the withholding of any required consents by Non-Consenting Lenders) pursuant to the second proviso to subsection 9.6A;

then, and in each such case, Company shall have the right, at its option, to remove or replace the applicable Increased-Cost Lender or Non-Consenting Lender (the "TERMINATED LENDER") to the extent permitted by subsection 2.9B.

         B. Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so:

                  (i) elect to prepay on the date of such termination any outstanding AXELs made by such Terminated Lender, together with accrued and unpaid interest thereon and any other amounts payable to such Terminated Lender hereunder pursuant to subsection 2.6 or subsection 2.7 or otherwise; provided that, in the event such Terminated Lender has any AXELs outstanding at the time of such termination, the written consent of Administrative Agent and Requisite Lenders (which consent shall not be unreasonably withheld or delayed) shall be required in order for Company to make the election set forth in this clause (i); or

                  (ii) elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding AXELs in full at par to one or more Eligible Assignees (each a "REPLACEMENT LENDER") in accordance with the provisions of subsection 9.1B; provided that (a) on the date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to subsection 2.6 or subsection 2.7 or otherwise as if it were a prepayment and (b) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender;

provided  that Company may not make either of the elections set forth in clauses
(i) or (ii) above with respect to any Non-Consenting Lender unless Company also makes one of such elections with respect to each other Terminated Lender which is a Non-Consenting Lender.

         C. Upon the prepayment of all amounts owing to any Terminated Lender pursuant to clause (i) of subsection 2.9B, such Terminated Lender shall no longer constitute a "Lender" for purposes of this Agreement; provided that any rights of such Terminated Lender to indemnification under this Agreement (including under subsections 2.6D, 2.7, 9.2 and 9.3) shall survive as to such Terminated Lender.


                                   SECTION 3.
           CONDITIONS TO EFFECTIVENESS; CONDITIONS TO ADDITIONAL AXELS

         The effectiveness of this Agreement and the obligations of Lenders to make (or maintain, as the case may be) AXELs hereunder are subject to the satisfaction of the following conditions.

3.1      CONDITIONS TO EFFECTIVENESS.

         The effectiveness of this Agreement is subject to prior or concurrent satisfaction of the following conditions:

         A. LOAN PARTY DOCUMENTS. On or before the Restatement Effective Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such

Loan Party, as the case may be, each, unless otherwise noted, dated the Restatement Effective Date:

                  (i) Certified copies of the Certificate or Articles of Incorporation of such Person (or, in lieu thereof, a certificate of the corporate secretary of such Person certifying as of the Restatement Effective Date that its Certificate of Incorporation delivered on the Closing Date pursuant to subsection 3.1 of the Existing AXEL Credit Agreement is in full force and effect without modification or amendment), together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Restatement Effective Date;

                  (ii) Copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary (or, in lieu thereof, a certificate of the corporate secretary of such Person certifying as of the Restatement Effective Date that its Bylaws delivered on the Closing Date pursuant to subsection 3.1 of the Existing AXEL Credit Agreement is in full force and effect without modification or amendment);

                  (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the AXEL Loan Documents and the Anagram Acquisition Agreement to which it is a party, certified as of the Restatement Effective Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

                  (iv) Signature and incumbency certificates of the officers of such Person executing the AXEL Loan Documents to which it is a party;

                  (v) Executed originals of this Agreement and (to the extent not previously executed and delivered to Lenders) the other Loan Documents to which such Person is a party; and

                  (vi) Such other documents as Arranger or Administrative Agent may reasonably request.

         B. NO MATERIAL ADVERSE EFFECT. Since December 31, 1997, no Material Adverse Effect (in the opinions of Arranger and Administrative Agent) shall have occurred. Since December 31, 1997, there shall not have been an adverse change, or any development involving a prospective adverse change, in or affecting Anagram or any of its Subsidiaries or the general affairs, management, financial position, shareholders' equity or results of operation of Anagram and its Subsidiaries which is, in the reasonable judgment of Arranger, Administrative Agent or Requisite Lenders, material.

         C.       CORPORATE AND CAPITAL STRUCTURE, OWNERSHIP, MANAGEMENT, ETC.

                  (i) Corporate Structure. The corporate organizational structure of Company and its Subsidiaries, both before and after giving effect to the Anagram Acquisition, shall be as set forth on Schedule 3.1C annexed hereto.

                  (ii) Capital Structure and Ownership. The capital structure and ownership of Company, both before and after giving effect to the Anagram Acquisition, shall be as set forth on Schedule 3.1C annexed hereto.

                  (iii) Management; Employment Agreements. The management structure of Company after giving effect to the Anagram Acquisition shall be as set forth on Schedule 3.1C annexed hereto. Arranger and Administrative Agent shall have received duly executed copies of, and shall be satisfied with the form and substance of, the Employment Agreements as set forth on Schedule 3.1C annexed hereto.

         D.       ANAGRAM ACQUISITION AGREEMENT.

                  (i) The Anagram Acquisition Agreement shall be satisfactory in form and substance to Arranger and Administrative Agent;

                  (ii) On or prior to the Restatement Effective Date, Arranger and Administrative Agent shall each have received a fully executed or conformed copy of the Anagram Acquisition Agreement (including all schedules and exhibits thereto) and any material documents executed in connection therewith;

                  (iii) the Anagram Acquisition Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Arranger or Administrative Agent to be material, in each case without the consent of Arranger and Administrative Agent;

                  (iv) the parties thereto shall not have failed in any material respect to perform any material obligation or covenant required by the Anagram Acquisition Agreement to be performed or complied with by any of them on or before the Restatement Effective Date; and

                  (v) Arranger and Administrative Agent shall have received an Officer's Certificate from Company to the effect set forth in clauses
         (ii)-(iv) above.

         E. MATTERS RELATING TO EXISTING INDEBTEDNESS OF COMPANY AND ITS SUBSIDIARIES

                  (i) Termination of Existing Anagram Credit Agreements and Related Liens; Existing Anagram Letters of Credit. On or prior to the Restatement Effective Date, Anagram and its Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Anagram Credit Agreements as set forth on Schedule 3.1E-II (the aggregate principal amount of which Indebtedness shall not exceed $19,000,000),
         (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Arranger and Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Anagram and its Subsidiaries thereunder, and (d) made arrangements satisfactory to Arranger and Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit under the Revolving Credit Agreement to support the obligations of Company and its Subsidiaries (after giving effect to the Anagram Acquisition) with respect thereto.

                  (ii) Existing Indebtedness to Remain Outstanding. On the Restatement Effective Date, Arranger and Administrative Agent shall have received an Officers' Certificate of Company stating that, after giving effect to the transactions described in this subsection 3.1E, the Indebtedness of Loan Parties (other than Indebtedness under the Loan Documents and the Senior Subordinated Notes) shall consist of (a) approximately $5,809,255 in aggregate principal amount of outstanding Indebtedness described in Part I of Schedule 6.1 annexed hereto and (b) Indebtedness in an aggregate amount not to exceed $4,123,512 in respect of Capital Leases described in Part II of Schedule 6.1 annexed hereto. The terms and conditions of all such Indebtedness shall be in form and in substance satisfactory to Arranger, Administrative Agent and Requisite Lenders.

         F. NECESSARY GOVERNMENTAL AUTHORIZATIONS AND CONSENTS; EXPIRATION OF WAITING PERIODS, ETC. Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Anagram Acquisition and the other transactions contemplated by the Loan Documents and the Anagram Acquisition Agreement and the continued operation of the business conducted by Company and its Subsidiaries (including Anagram and its Subsidiaries) in substantially the same manner as conducted prior to the consummation of the Anagram Acquisition, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Anagram Acquisition or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

         G.       CONSUMMATION OF ANAGRAM ACQUISITION.

                  (i) All conditions to the Anagram Acquisition set forth in the
         Anagram Acquisition Agreement shall have been satisfied or the fulfillment of any such conditions shall have been waived; provided that Arranger, Administrative Agent and Requisite Lenders shall have consented to any such waiver of any such condition that Arranger or Administrative Agent reasonably deems material;

                  (ii) The Anagram Acquisition shall have become effective in accordance with the terms of the Anagram Acquisition Agreement at or immediately prior to the time of funding of the Additional AXELs;

                  (iii) Anagram Transaction Costs shall not exceed $4,000,000, and Arranger shall have received evidence to its satisfaction to such effect; and

                  (iv) Arranger and Administrative Agent shall have received an Officers' Certificate of Company to the effect set forth in clauses
         (i)-(iii) above.

         H. SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. Collateral Agent shall have received evidence satisfactory to it that Company and Subsidiary Guarantors shall have taken or caused to be taken (to the extent not previously taken pursuant to the terms of the Existing AXEL Credit Agreement and the other Loan Documents executed in connection therewith) all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the opinion of Collateral Agent desirable in order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

                  (i) Schedules to Collateral Documents. Delivery to Collateral Agent of accurate and complete schedules to all of the applicable Collateral Documents.

                  (ii) Stock Certificates and Instruments. Delivery to Collateral Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing all capital stock pledged pursuant to the Company Pledge Agreement and the Subsidiary Pledge Agreements and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Collateral Agent) evidencing any Collateral;

                  (iii) Lien Searches and UCC Termination Statements. Delivery to Arranger and Administrative Agent of (a) the results of a recent search, by a Person satisfactory to Arranger and Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of Anagram or any of its Subsidiaries, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

                  (iv) UCC Financing Statements and Fixture Filings; PTO Filings. (a) Delivery to Collateral Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the reasonable opinion of Collateral Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents and (b) delivery to Administrative Agent of all cover sheets or other documents or instruments required to be filed with the PTO or the United States Copyright Office in order to create or perfect Liens in respect of any IP Collateral;

                  (v) Auxiliary Pledge Agreements. Execution and delivery to Collateral Agent of Auxiliary Pledge Agreements with respect to the stock of all Foreign Subsidiaries organized under the laws of all jurisdictions with respect to which Collateral Agent deems an Auxiliary Pledge Agreement necessary or advisable to perfect or otherwise protect the First Priority Liens granted to Collateral Agent on behalf of Secured Parties in such stock, and the taking of all such other actions under the laws of such jurisdictions as Collateral Agent may deem necessary or advisable to perfect or otherwise protect such Liens; and

                  (vi) Opinions of Local Counsel. Delivery to Arranger and Administrative Agent of an opinion of counsel (which counsel shall be reasonably satisfactory to Arranger and Administrative Agent) under the laws of each state in the United States in which any personal or mixed property Collateral with an aggregate value in excess of $500,000 is located with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Arranger and Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Arranger and Administrative Agent.

         I. EDEN PRAIRIE HOLDINGS. On or before the Restatement Effective Date, Collateral Agent shall have received from Anagram:

                  (i) Certified copy of the Certificate of Formation of Eden Prairie Holdings, together with a good standing certificate from the Secretary of State of


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

         Delaware and each other state in which Eden Prairie Holdings is qualified to do business, each dated a recent date prior to the Restatement Effective Date;

                  (ii) Evidence in form and substance satisfactory to Arranger and Administrative Agent that Anagram International has transferred all its right, title and interest in and to the Anagram Headquarters Facility to Eden Prairie Holdings;

                  (iii) Evidence in form and substance satisfactory to Arranger and Administrative Agent that Company has assigned all its membership interest in Eden Prairie Holdings to Anagram International;

                  (iv) Copy of a lease relating to the Anagram Headquarters Facility entered into by and between Eden Prairie Holdings and Anagram International, in form and substance satisfactory to Arranger and Administrative Agent; and

                  (v) Evidence satisfactory to Arranger and Administrative Agent that Anagram International has appointed an independent manager for Eden Prairie Holdings in accordance with paragraph Seventh of the Certificate of Formation of Eden Prairie Holdings; provided that, to the extent such independent manager is not so appointed on or before the Restatement Effective Date, Company shall cause Anagram
         International to appoint an independent manager for Eden Prairie Holdings in accordance with paragraph Seventh of the Certificate of Formation of Eden Prairie Holdings as promptly as practicable after being requested to do so by Collateral Agent in accordance with said paragraph Seventh.

         J. ENVIRONMENTAL REPORTS. Arranger and Administrative Agent shall have received such reports and other information, in form, scope and substance satisfactory to Arranger and Administrative Agent, as Arranger and Administrative Agent may reasonably require regarding environmental matters relating to Anagram and its Subsidiaries and any of their respective Facilities.

         K. FINANCIAL STATEMENTS; PRO FORMA BALANCE SHEET. On or before the Restatement Effective Date, Lenders shall have received from Company (i) audited financial statements of Anagram International, Inc. and its Subsidiaries for its fiscal years ended December 31, 1996 and 1997, consisting of balance sheets and the consolidated statements of income, stockholders' equity and cash flows for such fiscal years, (ii) unaudited combined and combining financial statements of Anagram and its Subsidiaries as at June 30, 1998, consisting of an unaudited combined and combining balance sheet and the combined and combining statements of income for the six-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Anagram that they fairly present the financial condition of Anagram and its Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (iii) unaudited financial statements of Company and its Subsidiaries as at June 30, 1998, consisting of a balance sheet and the related consolidated statements of income, stockholders' equity and cash flows for the six-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (iv) pro forma consolidated balance sheets of Company and its Subsidiaries as of July 31, 1998, prepared in accordance with GAAP and reflecting the consummation of the Anagram Acquisition, the related financings and the other transactions contemplated by the Loan Documents and the Anagram Acquisition Agreement, which pro forma financial statements shall be in form and substance satisfactory to Lenders, and (v) pro forma financial statements (including consolidated balance sheets, statements of operations, stockholders' equity and cash flows) of Company and its Subsidiaries (after giving effect to the Anagram Acquisition) for the 10-year period commencing on the Restatement Effective Date, which pro forma financial statements shall be in form and substance satisfactory to Lenders.

         L. EVIDENCE OF INSURANCE. Collateral Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 5.4 is in full force and effect and that Collateral Agent on behalf of Secured Parties has been named as additional insured and/or loss payee thereunder to the extent required under subsection 5.4.

         M. OPINIONS OF COUNSEL TO LOAN PARTIES. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of (a) Wachtell, Lipton, Rosen & Katz, special counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and Arranger and its counsel, dated as of the Restatement Effective Date and setting forth substantially the matters in the opinions designated in Exhibit V-A annexed hereto and as to such other matters as Administrative Agent or Arranger and acting on behalf of Lenders may reasonably request and (b) Kurzman & Eisenberg, counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and Arranger and its counsel, dated as of the Restatement Effective Date and setting forth substantially the matters in the opinions designated in Exhibit V-B annexed hereto and as to such other matters as Administrative Agent or Arranger and acting on behalf of Lenders may reasonably request, and (ii) evidence satisfactory to Arranger and Administrative Agent that Company has requested such counsel to deliver such opinions to Lenders.

         N. OPINIONS OF ARRANGER AND ADMINISTRATIVE AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Arranger and Administrative Agent, dated as of the Restatement Effective Date, substantially in the form of Exhibit VI annexed hereto and as to such other matters as Arranger and Administrative Agent may reasonably request.

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

         O. OPINIONS OF COUNSEL RELATING TO THE ANAGRAM ACQUISITION AGREEMENT. On or prior to the Effective Date, Arranger and Administrative Agent shall each have received executed copies of all opinions by counsel delivered in connection with the Anagram Acquisition Agreement to Company or any of its Subsidiaries. All such opinions shall be, to the extent agreed to by the person delivering such opinion, addressed to Arranger, Administrative Agent and Lenders or accompanied by written authorization from each person delivering such an opinion stating that Arranger, Administrative Agent and Lenders may rely on such opinion as though it were addressed to them.

         P. FEES. Company shall have paid to Arranger and Administrative Agent, for distribution (as appropriate) to Arranger, Administrative Agent and Lenders, the fees payable on the Restatement Effective Date referred to in subsection 2.3.

         Q. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. Company shall have delivered to Arranger and Administrative Agent an Officers' Certificate, in form and substance satisfactory to Arranger and Administrative Agent, to the effect that the representations and warranties in Section 4 hereof are true, correct and complete in all material respects on and as of the Restatement Effective Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Restatement Effective Date except as otherwise disclosed to and agreed to in writing by Arranger, Administrative Agent and Requisite Lenders.

         R. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, or Arranger and its counsel shall be satisfactory in form and substance to Administrative Agent and Arranger and such counsel, and Administrative Agent, Arranger and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Arranger may reasonably request.

         S. COLLATERAL ACCESS AGREEMENTS. On or prior to the Restatement Effective Date, Anagram and each applicable Subsidiary Guarantor shall have used its reasonable good faith efforts to obtain, in the case of any Leasehold Property or any real property in which Anagram or any of its Subsidiaries owns or holds a fee interest and which is subject to a mortgage held by a third-party mortgagee holding inventory or equipment with an aggregate fair market value exceeding $500,000, a Collateral Access Agreement with respect thereto, in each case in form and substance reasonably satisfactory to Arranger and Administrative Agent; provided that, to the extent any such Collateral Access Agreement is not so obtained on or before the Restatement Effective Date, upon the reasonable request of Collateral Agent, Company hereby covenants and agrees to cause the applicable Subsidiary Guarantor to continue to use its reasonable good faith efforts to obtain such Collateral Access Agreement as promptly as practicable after the Restatement Effective Date.

         T. REVOLVING CREDIT AGREEMENT. Arranger and Administrative Agent shall each have received a fully executed or conformed copy of the Revolving Credit Agreement, as amended and restated in connection with the Anagram Acquisition, satisfactory in form and substance to Arranger and Administrative Agent. The Revolving Credit Agreement shall be in full force and effect and the conditions to advances of the Revolving Loans thereunder shall have been satisfied or waived by the Revolving Credit Lenders.

         U. NO EVENT OF DEFAULT. Company shall have delivered to Administrative Agent an Officer's Certificate, in form and substance satisfactory to Administrative Agent, to the effect that, immediately prior to the Restatement Effective Date, no event has occurred and is continuing that would constitute an Event of Default or Potential Event of Default under the Existing AXEL Credit Agreement or the Revolving Credit Agreement.


3.2      ADDITIONAL CONDITIONS TO AXELS.

         The obligations of Lenders to make Additional AXELs on the Restatement Effective Date are subject to the following further conditions precedent:

         A. Administrative Agent shall have received before the Restatement Effective Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer or corporate controller of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

         B.       As of the Restatement Effective Date:

                  (i) The representations and warranties contained herein and in the other AXEL Loan Documents shall be true, correct and complete in all material respects on and as of the Restatement Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                  (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

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

                  (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Restatement Effective Date;

                  (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Additional AXELs to be made by it on the Restatement Effective Date;

                  (v) The making of the Additional AXELs requested on the Restatement Effective Date shall not violate any law including Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

                  (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of AXELs hereunder.


                                   SECTION 4.
                    COMPANY'S REPRESENTATIONS AND WARRANTIES

         In order to induce Lenders to enter into this Agreement and to make (or maintain, as the case may be) the AXELs, Company represents and warrants to each Lender, on the date of this Agreement and on the Restatement Effective Date, that the following statements are true, correct and complete:

4.1      ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
         SUBSIDIARIES.

         A. ORGANIZATION AND POWERS. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as specified in Schedule 4.1 annexed hereto as it may be supplemented pursuant to subsection 5.1(xvi). Each Loan Party has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be


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

conducted, to enter into the AXEL Loan Documents, the Related Agreements and the Anagram Acquisition Agreement to which it is a party and to carry out the transactions contemplated thereby.

         B. QUALIFICATION AND GOOD STANDING. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.

         C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in (i) the businesses engaged in by Company and its Subsidiaries on the Restatement Effective Date and similar or related businesses and (ii) such other lines of business as may be consented to be Requisite Lenders.

         D. SUBSIDIARIES. All of the Subsidiaries of Company as of the Restatement Effective Date (after giving effect to the Anagram Acquisition) are identified in Schedule 4.1 annexed hereto, as said Schedule 4.1 may be supplemented from time to time pursuant to the provisions of subsection 5.1(xvi). The capital stock of each of the Subsidiaries of Company identified in
Schedule 4.1 annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in Schedule 4.1 annexed hereto (as so supplemented) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and could not reasonably be expected to have a Material Adverse Effect. Schedule 4.1 annexed hereto (as so supplemented) correctly sets forth, as of the Closing Date, the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

4.2      AUTHORIZATION OF BORROWING, ETC.

         A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents, the Related Agreements and the Anagram Acquisition Agreement have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

         B. NO CONFLICT. The execution, delivery and performance by Loan Parties of the AXEL Loan Documents, the Related Agreements and the Anagram Acquisition Agreement to which they are parties and the consummation of the transactions contemplated by the


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

AXEL  Loan  Documents,  the  Related  Agreements  and  the  Anagram  Acquisition
Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, except for any breach or default which could not reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the AXEL Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Restatement Effective Date and disclosed in writing to Lenders and such consents the failure of which to receive could not reasonably be expected to have a Material Adverse Effect.

         C. GOVERNMENTAL CONSENTS. Except as specified in Schedule 3.9(b) to the Anagram Acquisition Agreement, the execution, delivery and performance by Loan Parties of the AXEL Loan Documents, the Related Agreements and the Anagram Acquisition Agreement to which they are parties and the consummation of the transactions contemplated by the AXEL Loan Documents, such Related Agreements and the Anagram Acquisition Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body the failure of which to receive could not reasonably be expected to cause a Material Adverse Effect. Any such required consents, approvals, notices or other actions shall have been received, given or performed, as the case may be, on or prior to the Restatement Effective Date.

         D. BINDING OBLIGATION. Each of the AXEL Loan Documents, the Related Agreements and the Anagram Acquisition Agreement has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

         E.       VALID ISSUANCE OF COMPANY COMMON STOCK AND SENIOR SUBORDINATED
NOTES.

                  (i) Company Common Stock. The Company Common Stock issued in the Merger on the Closing Date has been duly and validly issued and is fully paid and nonassessable. The New Company Shares to be issued in partial consideration for the Anagram Acquisition on or before the Restatement Effective Date, when issued and  delivered,  will  be duly  and  validly  issued,  fully  paid  and nonassessable. No stockholder of Company has or will have any preemptive rights to subscribe for any additional equity Securities of Company. The issuance and sale of such Company Common Stock or New Company Shares, upon such issuance and sale, either (a) have been or will have been registered or qualified under applicable federal and state securities laws or (b) have been or will be exempt therefrom.

                  (ii) Senior Subordinated Notes. The Senior Subordinated Notes are the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Senior Subordinated Notes will be enforceable against the holders thereof and the AXELs and all other monetary Obligations hereunder are and will be within the definition of "Senior Debt" included in such provisions. The Senior Subordinated Notes either (a) have been registered or qualified under applicable federal and state securities laws or (b) are exempt therefrom.

4.3      FINANCIAL CONDITION.

         Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheets of Company and its Subsidiaries as at December 31, 1997 and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended, (ii) the unaudited consolidated balance sheets of Company and its Subsidiaries as at June 30, 1998 and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the six-months then ended, (iii) the audited consolidated balance sheets of Anagram and its Subsidiaries as at December 31, 1997 and the consolidated statements of income, stockholders' equity and cash flows of Anagram and its Subsidiaries for its fiscal year then ended and (iv) the unaudited combined and combining balance sheets of Anagram and its Subsidiaries as at June 30, 1998 and the unaudited combined and combining statements of income of Anagram and its Subsidiaries for the six-months then ended. All such statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as otherwise indicated therein or in the Anagram Acquisition Agreements) and fairly present, in all material respects, the financial position of the entities described in such financial statements as of such respective dates and the results of operations of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Company does not (and did not immediately following the funding of the Existing AXELs) and Anagram does not (and will not immediately following the funding of the Additional AXELs) have any Guarantee, contingent liability or liability for taxes, long-term lease or unusual forward or long-term


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

commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries (after giving effect to the Anagram Acquisition).

4.4      NO MATERIAL ADVERSE CHANGE.

         Since December 31, 1997, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.5      TITLE TO PROPERTIES; LIENS; REAL PROPERTY.

         A. TITLE TO PROPERTIES; LIENS. After giving effect to the transactions contemplated by this Agreement and the Anagram Acquisition Agreement to occur on the Restatement Effective Date, except for Permitted Encumbrances and Liens permitted under subsection 6.2, Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property),
(ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1 of the Existing AXEL Credit Agreement or this Agreement, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 6.5. All such properties and assets are free and clear of Liens other than Permitted Encumbrances and other Liens permitted under this Agreement.

         B. REAL PROPERTY. After giving effect to the transactions contemplated by this Agreement and the Anagram Acquisition Agreement, as of the Restatement Effective Date, Schedule 4.5 annexed hereto contains a true, accurate and complete list of (i) all Fee Properties and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. As of the Restatement Effective Date, except as specified in Schedule 4.5 annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any material default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

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

4.6      LITIGATION; ADVERSE FACTS.

         Except as set forth in Schedule 4.6 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.7      PAYMENT OF TAXES.

         Except to the extent permitted by subsection 5.3, all material tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed material tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.8      PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS; MATERIAL
         CONTRACTS.

         A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

         B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

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

         C. Schedule 4.8 contains a true, correct and complete list of all the Material Contracts in effect on the Restatement Effective Date. Except as described on Schedule 4.8, all such Material Contracts are in full force and effect and no defaults currently exist thereunder other than any such defaults or failure to be in force and effect which could not reasonably be expected to result in a Material Adverse Effect.

4.9      GOVERNMENTAL REGULATION.

         Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.10     SECURITIES ACTIVITIES.

         A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

         B. Following application of the proceeds of each AXEL and each Revolving Loan under the Revolving Credit Agreement, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 6.2 or 6.5 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 7.2, will be Margin Stock.

4.11     EMPLOYEE BENEFIT PLANS.

         A. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

         B. No ERISA Events have occurred or are reasonably expected to occur which could reasonably be expected to result in liabilities to the Company or any of its Subsidiaries in excess of $1,000,000 in the aggregate.

         C. As of the most recent valuation date for any Pension Plan, the excess of (1) the actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for each Pension Plan for purposes of Section 412 of the Internal Revenue Code or Section 302 of ERISA) of benefit liabilities (as defined in Section


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

4001(a)(16) of ERISA), over (2) the fair market value of the assets of such Pension Plan, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $5,000,000.

         D. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $5,000,000.

4.12     CERTAIN FEES.

         Except as described in the Confidential Information Memorandum and the advisory fee payable by Company to Piper Jaffray in an amount not to exceed $700,000, no broker's or finder's fee or commission has been or will be payable by Company with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

4.13     ENVIRONMENTAL PROTECTION.

         Except as set forth in Schedule 4.13 annexed hereto:

                  (i) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity;

                  (ii) neither Company nor any of its Subsidiaries has received any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. [Section] 9604) or any comparable state law;

                  (iii) there are and, to Company's knowledge, have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Company or any of its Subsidiaries;

                  (iv)  neither  Company  nor any of its  Subsidiaries  nor,  to
         Company's  knowledge,   any  predecessor  of  Company  or  any  of  its
         Subsidiaries  has  filed  any


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

         notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of Company's or any of its Subsidiaries' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent;

                  (v) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws will not, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect.

         Notwithstanding anything in this subsection 4.13 to the contrary, no event or condition has occurred or is occurring with respect to Company or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity, including any matter disclosed on Schedule 4.13 annexed hereto, which individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

4.14     EMPLOYEE MATTERS.

         There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

4.15     SOLVENCY.

         Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

4.16     MATTERS RELATING TO COLLATERAL.

         A. CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 3.1I, 5.8 and 5.9 of the Existing AXEL Credit Agreement and subsections 3.1H, 5.8 and 5.9 of this Agreement and (ii) the delivery to Collateral Agent of any Pledged Collateral not delivered to Collateral Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Collateral Agent for the benefit of Secured Parties, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Collateral Agent for filing (but not yet filed) and the


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

periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Collateral Agent.

         B. GOVERNMENTAL AUTHORIZATIONS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Collateral Agent pursuant to any of the Collateral Documents or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 4.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

         C. ABSENCE OF THIRD-PARTY FILINGS. Except such as may have been filed in favor of Collateral Agent as contemplated by subsection 4.16A, no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

         D. MARGIN REGULATIONS. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         E. INFORMATION REGARDING COLLATERAL. All information supplied to Collateral Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

4.17     RELATED AGREEMENTS.

         A. DELIVERY OF RELATED AGREEMENTS. Company has delivered to Lenders complete and correct copies of each Related Agreement and the Anagram Acquisition Agreement and of all exhibits and schedules thereto.

         B.       WARRANTIES OF COMPANY.

                  (i) Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties given by Company in the Recapitalization Agreement is true and correct in all material respects as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the Closing Date (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth in the schedules to the Recapitalization Agreement.

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

                  (ii) Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties given by Company in the Anagram Acquisition Agreement is true and correct in all material respects as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the Restatement Effective Date (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth in the schedules to the Anagram Acquisition Agreement.

         C. SURVIVAL. Notwithstanding anything in the Recapitalization Agreement or the Anagram Acquisition Agreement to the contrary, (i) the representations and warranties of Company set forth in subsection 4.17B(i) shall, solely for purposes of this Agreement, survive the Closing Date for the benefit of Lenders and (ii) the representations and warranties of Company set forth in subsection 4.17B(ii) shall, solely for purposes of this Agreement, survive the Restatement Effective Date for the benefit of Lenders.

4.18     DISCLOSURE.

         No representation or warranty of Company or any of its Subsidiaries contained in the Confidential Information Memorandum or in any Loan Document or in any other document, certificate or written statement furnished to Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

4.19  REVOLVING CREDIT AGREEMENT.

         A. DELIVERY OF REVOLVING CREDIT AGREEMENT. Company has delivered to Lenders complete and correct copies of the Revolving Credit Agreement, as amended and restated as of the Restatement Effective Date, and of all exhibits and schedules thereto.

         B. WARRANTIES OF COMPANY. Except to the extent otherwise set forth herein or in the schedule hereto, each of the representations and warranties given by Company in the


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

Revolving  Credit  Agreement,  as amended  and  restated  as of the  Restatement
Effective Date, is true and correct in all material respects as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct in all material respects as of the Restatement Effective Date (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth in the schedules to the Revolving Credit Agreement, as amended and restated.

                                   SECTION 5.
                         COMPANY'S AFFIRMATIVE COVENANTS

         Company covenants and agrees that, so long as any of the Additional AXEL Commitments hereunder shall remain in effect and until payment in full of all of the AXELs and other Obligations unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1      FINANCIAL STATEMENTS AND OTHER REPORTS.

         Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent and Lenders:

                  (i) Monthly Financials: as soon as available and in any event within 30 days after the end of each month ending after the Restatement Effective Date, commencing with the calendar month of August 1998 (or within 45 days after the end of each month which ends a Fiscal Quarter), the consolidated balance sheets of Company and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, for such month and for the period from the beginning of the then current Fiscal Year to the end of such month;

                  (ii) Quarterly Financials: as soon as available and in any event within 45 days after the end of each of first three Fiscal Quarters of each year, (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of such


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

         Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Company and its Subsidiaries in the form of the MD&A, which is prepared by the Company for public filing for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

                  (iii) Year-End Financials: as soon as available and in any event within 90 days after the end of each Fiscal Year, (a) the consolidated balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its
         Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Company and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, and (c) a report thereon of independent certified public accountants of recognized national standing selected by Company and satisfactory to Administrative Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iv) Officers' and Compliance Certificates: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under


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

         their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail (1) compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 6, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period and (2) with respect to any Net Asset Sale Proceeds received by Company or any of its Subsidiaries during the second Fiscal Quarter immediately preceding the Fiscal Quarter in which the applicable accounting period ends, whether or not all or any portion of such Net Asset Sale Proceeds shall have become Unreinvested Asset Sale Proceeds;

                  (v) Reconciliation Statements: if, as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 4.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (ii), (iii) or
         (xiii) of this subsection 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision (ii), (iii) or
         (xiii) of this subsection 5.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision
         (ii), (iii) or (xiii) of this subsection 5.1 following such change, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences which would have resulted if such financial statements had been prepared without giving effect to such change;

                  (vi) Accountants' Certification: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other AXEL Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to


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         their attention, specifying the nature and period of existence thereof;
         provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their
         audit   examination,   and  (c)  stating  that  based  on  their  audit
         examination  nothing  has come to their  attention  that causes them to
         believe  either  or  both  that  the   information   contained  in  the
         certificates  delivered therewith pursuant to subdivision (iv) above is
         not  correct  or  that  the   matters  set  forth  in  the   Compliance
         Certificates  delivered therewith pursuant to clause (b) of subdivision
         (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

                  (vii) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

                  (viii) SEC Filings and Press Releases: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company,
         (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company or any of its Subsidiaries;

                  (ix) Events of Default, etc.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the


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

         notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

                  (x) Litigation or Other Proceedings: (a) promptly upon any officer of Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

                           (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

                           (2)  seeks  to  enjoin  or   otherwise   prevent  the
                  consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

         written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Company or any of its Subsidiaries equal to or greater than $500,000, and promptly after request by Administrative Agent such other information as may be reasonably requested by Administrative Agent to enable Administrative Agent and its counsel to evaluate any of such Proceedings;

                  (xi) ERISA Events: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

                  (xii) ERISA Notices: with reasonable promptness, copies of (a)
         each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company or any of its Subsidiaries from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

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

                  (xiii) Financial Plans: as soon as practicable and in any event no later than 30 days prior to the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each succeeding Fiscal Year through the date of the last scheduled payment relating to the AXELs (the "FINANCIAL PLAN" for such Fiscal Years), including (a) forecasted consolidated balance sheets and forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated statements of income and cash flows of Company and its Subsidiaries for each month of the first such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based, and (c) such other information and projections as any Lender may reasonably request;

                  (xiv) Insurance: as soon as practicable and in any event by the last day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Subsidiaries and all material insurance coverage planned to be maintained by Company and its Subsidiaries in the immediately succeeding Fiscal Year;

                  (xv) Board of Directors: with reasonable promptness, written notice of any change in the Board of Directors of Company;

                  (xvi) New Subsidiaries: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company and (b) all of the data required to be set forth in Schedule
         4.1 annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement
         Schedule 4.1 annexed hereto for all purposes of this Agreement);

                  (xvii) Material Contracts: promptly, and in any event within ten Business Days after any Material Contract of Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Company or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto; and

                  (xviii) Other Information: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

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

5.2      CORPORATE EXISTENCE, ETC.

         Except as permitted under subsection 6.5, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however that neither Company nor any of its Subsidiaries shall be required to preserve any such right or franchise if the Board of Directors of Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Subsidiary or Lenders.

5.3      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

         A. Company will, and will cause each of its Subsidiaries to, pay all material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

         B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

5.4 MAINTENANCE OF PROPERTIES; INSURANCE; APPLICATION OF NET INSURANCE/ CONDEMNATION PROCEEDS.

         A. MAINTENANCE OF PROPERTIES. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof except where the failure to maintain such properties could not reasonably be expected in any individual case or in the aggregate to have a Material Adverse Effect.

         B. INSURANCE. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage


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insurance,  business interruption  insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Administrative Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Collateral Agent for the benefit of Secured Parties as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent for the benefit of Secured Parties as the loss payee thereunder for any covered loss in excess of $1,500,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

         C.       APPLICATION OF NET INSURANCE/CONDEMNATION PROCEEDS.

                  (i) Business Interruption Insurance. Upon receipt by Company or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the AXELs as provided in subsection 2.4B(ii)(b);

                  (ii) Casualty Insurance/Condemnation Proceeds. Upon receipt by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default shall have occurred and be continuing, Company shall, or shall cause one or more of its Subsidiaries to, (1) subject to clause (iv) below, promptly and diligently and in any event within six months of receipt apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or, (2) to the extent not so applied, or applied pursuant to clause (iv) below within six months of receipt by Company or any of its Subsidiaries to prepay the AXELs as provided in subsection 2.4B(ii)(b), and (b) if an Event of Default shall have occurred


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         and be  continuing,  Company  shall  apply an amount  equal to such Net
         Insurance/Condemnation Proceeds to prepay the AXELs as provided in subsection 2.4B(ii)(b).

                  (iii) Net Insurance/Condemnation Proceeds Received by Collateral Agent. Upon receipt by Collateral Agent of any Net Insurance/Condemnation Proceeds as loss payee, such loss proceeds shall be held and applied in accordance with the terms of the Intercreditor Agreement.

                  (iv) Reinvestment of Insurance Proceeds. So long as no Event of Default or Potential Event of Default shall have occurred and be continuing Company and its Subsidiaries may reinvest in the business of Company and its Subsidiaries up to $1,000,000 per year of Net Insurance/Condemnation Proceeds recovered by the Company or any of its Subsidiaries provided that such funds are reinvested within six months of receipt by Company or any of its Subsidiaries.

5.5      INSPECTION RIGHTS; LENDER MEETING.

         A. INSPECTION RIGHTS. Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

         B. LENDER MEETING. Company will, upon the request of Arranger, Administrative Agent or Requisite Lenders, participate in a meeting of
Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

5.6      COMPLIANCE WITH LAWS, ETC.

         Company shall comply, and shall cause each of its Subsidiaries and all other Persons on or occupying any Facilities to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), noncompliance with which could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

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5.7      ENVIRONMENTAL  REVIEW  AND  INVESTIGATION, DISCLOSURE,  ETC.; COMPANY'S
         ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

         A. ENVIRONMENTAL REVIEW AND INVESTIGATION. Company agrees that Administrative Agent may, from time to time and in its reasonable discretion,
(i) retain, at Company's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials prepared by or for Company and (ii) conduct its own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or used by Company or any of its Subsidiaries, Company shall only be obligated to use its good faith and reasonable efforts to obtain permission for Administrative Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting such a review and/or investigation, Company hereby grants to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 5.7A will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the AXELs and to protect Lenders' security interests, if any, created by the AXEL Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (x) it will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report, (y) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Company, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

         B. ENVIRONMENTAL DISCLOSURE. Company will deliver to Administrative Agent and Lenders:

                  (i) Environmental Audits and Reports. As soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or by independent consultants, governmental authorities or any


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         other Persons, with respect to significant environmental matters at any
         Facility or with respect to any Environmental Claims;

                  (ii) Notice of Certain Releases, Remedial Actions, Etc. Promptly upon the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported by Company or any of its Subsidiaries to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (b) any remedial action taken by Company or any of its Subsidiaries or any other Person of which Company has knowledge in response to (1) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and
         (c) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could reasonably be expected to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws.

                  (iii) Written Communications Regarding Environmental Claims, Releases, Etc. As soon as practicable following the sending or receipt thereof,by Company or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, are reasonably expected to have a Material Adverse Effect, (b) any Release required to be reported by Company or any of its Subsidiaries to any federal, state or local governmental or regulatory agency, and (c) any request made to Company or any of its Subsidiaries for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity.

                  (iv) Notice of Certain Proposed Actions Having Environmental Impact. Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to (1) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that would have, individually or in the aggregate, a Material Adverse Effect or (2) result in Company or any of its Subsidiaries failing to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Company or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries to any additional obligations or requirements under any Environmental Laws.

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                  (v) Other Information.  With reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this subsection 5.7.

         C. COMPANY'S ACTIONS REGARDING HAZARDOUS MATERIALS ACTIVITIES, ENVIRONMENTAL CLAIMS AND VIOLATIONS OF ENVIRONMENTAL LAWS.

                  (i) Remedial Actions Relating to Hazardous Materials Activities. Company shall promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim. In the event Company or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, Company or such Subsidiary shall conduct and complete such action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by Company or such Subsidiary.

                  (ii)  Actions  with  Respect  to   Environmental   Claims  and
         Violations of Environmental Laws. Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Company or its Subsidiaries and (ii) make an appropriate response to any Environmental Claim against Company or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder.

5.8 EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS BY CERTAIN SUBSIDIARIES AND FUTURE SUBSIDIARIES.

         A. EXECUTION OF SUBSIDIARY GUARANTY AND PERSONAL PROPERTY COLLATERAL DOCUMENTS. In the event that any Domestic Subsidiary existing on the Restatement Effective Date that has not previously executed the Subsidiary Guaranty hereafter owns or acquires assets with an aggregate fair market value (without netting such fair market value against any liability of such Subsidiary) exceeding $500,000, or in the event that any Person becomes a Material Domestic Subsidiary after the date hereof, Company will promptly notify Collateral Agent of that fact and cause such Subsidiary to execute and deliver to Collateral Agent a counterpart of the Subsidiary Guaranty and a Subsidiary Pledge Agreement and a Subsidiary Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 3.1H) as may be necessary or, in the opinion of Collateral Agent, desirable to create in favor of Collateral Agent, for the


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benefit of Secured Parties,  a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Subsidiary described in the applicable forms of Collateral Documents.

         B. SUBSIDIARY CHARTER DOCUMENTS, LEGAL OPINIONS, ETC. Company shall deliver to Collateral Agent, together with such AXEL Loan Documents, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Collateral Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Collateral Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such AXEL Loan Documents are in full force and effect and have not been modified or amended and
(b) the incumbency and signatures of the officers of such Subsidiary executing such AXEL Loan Documents, and (iv) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Collateral Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary,
(b) the due authorization, execution and delivery by such Subsidiary of such AXEL Loan Documents, (c) the enforceability of such AXEL Loan Documents against such Subsidiary, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such AXEL Loan Documents) as Collateral Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Administrative Agent and its counsel.

                  C. FOREIGN SUBSIDIARY LOAN DOCUMENTS. In the event that any Foreign Subsidiary existing on the Restatement Effective Date whose shares have not been pledged pursuant to an Auxiliary Pledge Agreement owns or acquires assets with an aggregate fair market value (without netting such fair market value against any liability of such Subsidiary) exceeding $1,500,000, or in the event that any person becomes a Foreign Subsidiary which owns assets with an aggregate fair market value (without netting such fair market value against any liability of such Subsidiary) exceeding $1,500,000, Company will promptly notify Collateral Agent of that fact and shall or cause the applicable subsidiary which owns equity in such Foreign Subsidiary to execute and deliver to Collateral Agent an Auxiliary Pledge Agreement in form and substance satisfactory to Collateral Agent; to take all such further actions and execute such further documents and instruments as may be necessary or, in the opinion of Collateral Agent reasonably desirable, to perfect a Lien on the equity interests of such Foreign Subsidiary for the benefit of Secured Parties and to deliver to Collateral Agent an opinion of counsel (which counsel shall be reasonably acceptable to Collateral Agent) as to the enforceability of the Auxiliary Pledge Agreement under the laws of such


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

Foreign Subsidiary's jurisdiction of organization and such other matters as Collateral Agent may reasonably request (including as to the perfection of liens on such equity interests)

                  D. If at any time JCS Realty acquires any personal property assets with an aggregate fair market value (without netting such fair market value against any liability of JCS Realty) in excess of $500,000, Company will promptly notify Collateral Agent of that fact and cause JCS Realty to execute and deliver all documents and to take all such further actions as may be necessary or, in the opinion of Collateral Agent, desirable to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and perfected First Priority Lien on such property in all relevant jurisdictions.

5.9 CONFORMING LEASEHOLD INTERESTS; MATTERS RELATING TO ADDITIONAL REAL PROPERTY COLLATERAL

         A. CONFORMING LEASEHOLD INTERESTS. From and after the Restatement Effective Date, if Company or any of its Subsidiaries acquires any Leasehold Property, Company shall, or shall cause such Subsidiary to, use its reasonable and good faith efforts (without requiring Company or such Subsidiary to relinquish any material rights or incur any material obligations or to expend more than a nominal amount of money over and above the reimbursement, if required, of the Landlord's reasonable out-of-pocket costs, including attorneys'
fees) to cause such Leasehold Property to be a Conforming Leasehold Interest.

         B. MORTGAGES, ETC. From and after the Restatement Effective Date, in the event that (i) Company or any Subsidiary Guarantor acquires any fee interest in real property or any Material Leasehold Property, (ii) with respect to any Material Leasehold Property or any real property in which Company has a fee interest in on or prior to the Restatement Effective Date, any first priority mortgage existing on or prior to the Restatement Effective Date on such property is removed or (iii) at the time any Person (including Eden Prairie Holdings) becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in all cases excluding (A) any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (iii) above) then-existing senior lienholder, where Company and its Subsidiaries are unable to obtain such lessor's or senior lienholder's consent and (B) the Anagram Headquarters Facility in the event (a) the mortgage recording tax payable in respect of a Mortgage thereon would be based on an amount greater than the amount of Eden Prairie Holdings' Additional Guarantor's Obligations under and as defined in the Subsidiary Guaranty, or (b) in the opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in the state in which the Anagram Headquarters Facility is located, there is a reasonable likelihood that a mortgage to secure Eden Prairie Holdings' obligations under the Subsidiary Guaranty in the form requested by the Collateral Agent would not be valid and enforceable in the applicable jurisdictions of such state (any such non-excluded Real Property Asset described in the foregoing clause (i), (ii) or (iii) a "MORTGAGED PROPERTY") Company or such Subsidiary Guarantor shall promptly notify Collateral Agent, and shall deliver upon Collateral Agent's written request, as soon as


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practicable  after such Person  acquires  such  Mortgaged  Property or becomes a
Subsidiary Guarantor, as the case may be, the following:

                  (i) Mortgage. A fully executed and notarized Mortgage duly recorded in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Mortgaged Property;

                  (ii) Opinions of Counsel. (a) A favorable opinion of counsel to such Loan Party, in form and substance satisfactory to Collateral Agent and its counsel, as to the due authorization, execution and delivery by such Loan Party of such Mortgage and such other matters as Collateral Agent may reasonably request, and (b) if required by Collateral Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in the state in which such Mortgaged Property is located with respect to the enforceability of such Mortgage and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral) as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

                  (iii) Landlord Consent and Estoppel; Recorded Leasehold Interest. In the case of a Mortgaged Property consisting of a Leasehold Property, (a) if such Leasehold Property is holding or will hold inventory or equipment with an aggregate fair market value exceeding $500,000, a Landlord Consent and Estoppel provided that Company shall only be required to use reasonable and good faith efforts to obtain such Landlord Consent and Estoppel and in no event shall Company be obligated to pay any fee, charge or other consideration to any landlord in order to obtain such Landlord Consent and Estoppel, other than, if required, the landlord's reasonable out-of-pocket costs, including attorneys' fees and (b) if such Leasehold Property is a Recorded Leasehold Interest, evidence to that effect

                  (iv) Title Insurance. (a) If reasonably requested by Collateral Agent, an ALTA mortgagee title insurance policy or an unconditional commitment therefor (a "MORTGAGE POLICY") issued by the Title Company with respect to such Mortgaged Property, in an amount satisfactory to Collateral Agent, insuring fee simple title to, or a valid leasehold interest in, such Mortgaged Property vested in such Loan Party and assuring Collateral Agent that such Mortgage creates a valid and enforceable First Priority mortgage Lien on such Mortgaged Property, subject only to, if available in the state in which such Mortgaged Property is located, a standard survey exception and to Permitted Encumbrances, which Mortgage Policy (1) shall include, if available in the state in which such Mortgaged Property is located, an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Collateral Agent and (2) shall provide for such affirmative insurance and such reinsurance as Collateral Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Collateral Agent; and


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

         (b) evidence  satisfactory to Collateral Agent that such Loan Party has
         (i) delivered to the Title Company all certificates and affidavits customarily required by the Title Company in connection with the issuance of the Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage in the appropriate real estate records; provided however, that Administrative Agent shall allow for such reasonable revisions to the applicable mortgage and shall otherwise take such steps as are reasonable and customary to minimize recording, mortgage recording, stamp, documentary and intangible taxes, at Company's cost; provided, further, that in no event shall such Loan Party be required to pay any additional mortgage recording tax after the initial recording of any such Mortgage which may be required in order to maintain the secured or priority status of such Mortgage.

                  (v) Title Report. If no Mortgage Policy is required with respect to such Mortgaged Property, a title report issued by the Title Company with respect thereto, dated not more than 30 days prior to the date such Mortgage is to be recorded and satisfactory in form and substance to Collateral Agent;

                  (vi) Copies of Documents Relating to Title Exceptions. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Mortgage Policy or title report delivered pursuant to clause (iv) or (v) above;

                  (vii) Matters Relating to Flood Hazard Properties. (a) Evidence, which may be in the form of a letter from an insurance broker or a municipal engineer, as to (1) whether such Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgement of receipt of written notification from Collateral Agent (1) that such Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

                  (viii)  Environmental  Audit. If required by Collateral Agent, reports and other information, in form, scope and substance satisfactory to Collateral Agent and prepared by environmental consultants satisfactory to Collateral Agent, concerning any environmental hazards or liabilities to which Company or any of its Subsidiaries may be subject with respect to such Mortgaged Property.

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

         C. REAL ESTATE APPRAISALS. Company shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to Collateral Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Collateral Agent in its discretion).

5.10     INTEREST RATE PROTECTION.

         A. EXISTING AXELS. Company shall at all times maintain in effect one or more Interest Rate Agreements with respect to the Existing AXELs and the Revolving Loans, each such Interest Rate Agreement to be for a term of not less than three years from the Closing Date and in form and substance reasonably satisfactory to Administrative Agent, which Interest Rate Agreements shall effectively limit the Unadjusted Eurodollar Rate Component (as hereinafter defined) of the interest costs to Company (i) with respect to an aggregate notional principal amount of not less than 25% of the aggregate principal amount of the Existing AXELs outstanding on the Closing Date (based on the assumption that such notional principal amount was a Eurodollar Rate AXEL with an Interest Period of three months) to a rate equal to not more than 9% per annum and (ii) with respect to an aggregate notional principal amount of not less than 25% of the aggregate principal amount of the Existing AXELs outstanding on the Closing Date (based on the assumption that such notional principal amount was a Eurodollar Rate AXEL with an Interest Period of three months) to a rate equal to not more than 10% per annum. For purposes of this subsection 5.10, the term "UNADJUSTED EURODOLLAR RATE COMPONENT" means that component of the interest costs to Company in respect of a Eurodollar Rate AXEL that is based upon the rate obtained pursuant to the definition of Adjusted Eurodollar Rate (without giving effect to the last paragraph thereof).

         B. ADDITIONAL AXELS. At all times after the date which is 45 days after the Restatement Effective Date, Company shall maintain in effect one or more Interest Rate Agreements with respect to the Additional AXELs, each such
Interest Rate Agreement to be for a term of not less than three years from the Restatement Effective Date and in form and substance reasonably satisfactory to Administrative Agent, which Interest Rate Agreements shall effectively limit the Unadjusted Eurodollar Rate Component of the interest costs to Company (i) with respect to an aggregate notional principal amount of not less than 25% of the aggregate principal amount of the Additional AXELs outstanding on the Restatement Effective Date (based on the assumption that such notional principal amount was a Eurodollar Rate AXEL with an Interest Period of three months) to a rate equal to not more than 9% per annum and (ii) with respect to an aggregate notional principal amount of not less than 25% of the aggregate principal amount of the Additional AXELs outstanding on the Restatement Effective Date (based on the assumption that such notional principal amount was a Eurodollar Rate AXEL with an Interest Period of three months) to a rate equal to not more than 10% per annum.

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

5.11     CASH MANAGEMENT SYSTEM.

         Company shall at all times maintain a cash management system for the Loan Parties in form and substance reasonably satisfactory to the Arranger and the Administrative Agent. The terms and conditions of such cash management system shall be as set forth in Schedule 5.11 annexed hereto.

5.12     TRADEMARKS AND PATENTS.

         If Company or any of its Subsidiaries acquires any material patents, trademarks or copyrights, Company shall promptly notify the Collateral Agent of that fact and, if requested by Administrative Agent, Company shall, or cause the applicable Subsidiary to, execute and deliver to Collateral Agent supplemental security agreements and take such other actions as the Collateral Agent may reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties a valid and perfected First Priority Lien on such patents, trademarks or copyrights.


                                   SECTION 6.
                          COMPANY'S NEGATIVE COVENANTS

         Company covenants and agrees that, so long as any of the Additional AXEL Commitments hereunder shall remain in effect and until payment in full of all of the AXELs and other Obligations unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1      INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED STOCK .

         Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, (collectively, "incur" and correlatively, an "incurrence" of) any Indebtedness (including Acquired
Debt) and that the Company will not issue any Disqualified Stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company for the most recent four full fiscal quarters for which internal financial statements are available at the time of such incurrence would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period.

                  The foregoing provision will not apply to:

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

                           (i) the  incurrence by the Company (and the Guarantee
                  thereof  by  the   Guarantors)  of   Obligations   under  this
                  Agreement;

                           (ii) the  incurrence  by Company  (and the  Guarantee
                  thereof by the Guarantors) of Indebtedness under the Revolving Credit Agreement and the issuance of letters of credit under the Revolving Credit Agreement (with letters of credit being deemed to have a principal amount equal to the aggregate maximum amount available to be drawn thereunder, assuming compliance with all conditions for drawing) up to an aggregate principal amount of $50,000,000 outstanding at any one time, less permanent commitment reductions with respect to Revolving Loans and letters of credit under the Revolving Credit Agreement (in each case, other than in connection with an amendment, refinancing, refunding, replacement, renewal or modification) made after the Closing Date;

                           (iii) the  incurrence  by the  Company  or any of its
                  Restricted Subsidiaries of any Existing Indebtedness;

                           (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by the Senior Subordinated Notes (but, with respect to this clause
                  (iv), only up to the aggregate principal amount thereof issued on the Closing Date);

                           (v) Indebtedness  (including  Acquired Debt) incurred
                  by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal), assets or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), in an aggregate principal amount not to exceed $15,000,000 plus 5% of the increase in Total Assets since the Closing Date;

                           (vi) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

                           (vii) intercompany  Indebtedness between or among the
                  Company and any of its Restricted Subsidiaries and Guarantees by the Company of Indebtedness of any Restricted Subsidiary of the Company or by a Restricted Subsidiary of the Company of Indebtedness of any other Restricted Subsidiary of the Company or the Company; provided that (a) all such intercompany Indebtedness shall be evidenced by promissory notes subject to a first priority perfected pledge in favor of Lenders, (b) all such intercompany Indebtedness owed by Company to or in respect of any of its Subsidiaries and all such Guarantees shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement and (c) any payment by any Subsidiary of Company under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

                           (viii) Hedging  Obligations that are incurred (1) for
                  the purpose of fixing or hedging interest rate or currency exchange rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding or
                  (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any purchases or sales of goods or other transactions or expenditures made or to be made in the ordinary course of business and consistent with past practices as to which the payment therefor or proceeds therefrom, as the case may be, are denominated in a currency other than U.S. dollars;

                           (ix) obligations in respect of performance and surety
                  bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

                           (x) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, Indebtedness that was permitted by this Agreement to be incurred;

                           (xi) the  incurrence  by the  Company's  Unrestricted
                  Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company; and

                           (xii) the  incurrence  by the  Company of  additional
                  Indebtedness (including any increase in the AXEL Commitment under this Agreement or any increase in the Revolving Loan Commitment under the Revolving Credit Agreement) not otherwise permitted hereunder in an amount under this clause (xii) not to exceed $25,000,000 in aggregate principal amount (or accreted value, as applicable) outstanding at any one time.

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6.2      LIENS AND RELATED MATTERS.

         A. Company shall not and shall not permit any of its Subsidiaries to directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness on any asset or property now owned or hereafter acquired by the Company or any of its Subsidiaries, or on any income or profits therefrom, or assign or convey any right to receive income therefrom to secure any Indebtedness other than (i) Permitted Encumbrances, (ii) Liens securing (a) purchase money Indebtedness incurred to finance the purchase price of specific assets and Capital Leases, so long as, upon default, the holder of such Indebtedness may seek recourse or payment against Company and its Subsidiaries only through the return or sale of the assets financed thereby or
(b) Indebtedness assumed or acquired in connection with any acquisition to the extent attaching only to assets acquired and so long as the Indebtedness secured thereby is recourse only to the Person acquired or acquiring such assets provided in each case that the aggregate amount of Indebtedness secured by such Liens does not exceed $10,000,000 in the aggregate and (iii) any other Liens permitted under subsection 7.2A of the Revolving Credit Agreement (as in effect on the Closing Date) other than clause (iv) thereof.

         B. If the Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than as permitted under subsection 6.2A, it shall make or cause to be made effective provision whereby the obligations of the Company and the Subsidiaries under the AXEL Loan Documents will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing, this provision shall not be construed as a consent by the Lenders to the creation or assumption of any Lien other than Liens permitted under subsection 6.2A.

6.3      RESTRICTED PAYMENTS.

         A. Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Restricted Subsidiary of the Company); (ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness, except for a payment of principal or interest at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

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

                  (a) no Potential Event of Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                  (b) the Company would, at the time of such Restricted Payment and immediately after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in subsection 6.1; and

                  (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Restricted Subsidiaries permitted by clause (i) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph, is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Closing Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of marketable securities received by the Company from the issue or sale since the Closing Date of Equity Interests (including Retired Capital Stock (as defined below)) of the Company (except in connection with the Merger) or of debt securities of the Company that have been converted into such Equity Interests (other than Refunding Capital Stock (as defined below) or Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) 100% of the aggregate amounts contributed to the common equity capital of the Company since the Closing Date, (except amounts contributed to finance the Merger), plus (iv) 100% of the aggregate amounts received in cash and the fair market value of marketable securities (other than Restricted Investments) received from (x) the sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries since the Closing Date or (y) the sale of the stock of an Unrestricted Subsidiary or the sale of all or substantially all of the assets of an Unrestricted Subsidiary to the extent that a liquidating dividend is paid to the Company or any Subsidiary from the proceeds of such sale, plus (v) 100% of any dividends received by the Company or a Wholly Owned Restricted Subsidiary of the Company after the Closing Date from an Unrestricted Subsidiary of the Company, plus (vi) $10,000,000.

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

         The foregoing provisions will not prohibit:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

                  (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any Restricted Subsidiary (the "Retired Capital Stock") or any Subordinated Indebtedness, in each case, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Equity Interests of the Company (other than any Disqualified Stock) (the "REFUNDING CAPITAL STOCK"); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the immediately preceding paragraph;

                  (iii) the defeasance, redemption or repurchase of Subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                  (iv) the redemption, repurchase or other acquisition or retirement for value of any Equity Interests of the Company or any
         Restricted Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of $5,000,000 in any twelve-month period plus the aggregate cash proceeds received by the Company during such twelve-month period from any issuance of Equity Interests by the Company to members of management of the Company and its Subsidiaries; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the immediately preceding paragraph;

                  (v) Investments in Unrestricted Subsidiaries or in Joint Ventures having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (v) that are at that time outstanding, not to exceed $15,000,000 plus 5% of the increase in Total Assets of Company since the Closing Date at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

                  (vi) repurchase of Equity Interests deemed to occur upon exercise or conversion of stock options, warrants, convertible securities or other similar Equity Interests if such Equity Interests represent a portion of the exercise or conversion price of such options, warrants, convertible securities or other similar Equity Interests;

                  (vii) any dividend or distribution payable on or in respect of any class of Equity Interests issued by a Restricted Subsidiary of the Company; provided that such dividend or distribution is paid on a pro rata basis to all of the holders of such Equity Interests in accordance with their respective holdings of such Equity Interests;

provided, further, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (iv) or (v) above, no Potential Event of Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

6.4      DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

         Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or
(2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the Closing Date, (b) this Agreement or the Revolving Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that this Agreement and the Revolving Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings thereof are no more restrictive taken as a whole with respect to such dividend and other payment restrictions than those terms included in this Agreement and the Revolving Credit Agreement, as applicable, on the Closing Date, (c) the Senior Subordinated Note Indenture and the Senior Subordinated Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred, (f) customary non-assignment or net worth provisions in leases and other agreements entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (i) any Mortgage Financing or Mortgage Refinancing that imposes restrictions on the real property securing such Indebtedness, (j) any Permitted Investment, (k) contracts for the sale of assets, including, without limitation customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or (l) customary provisions in joint venture agreements and other similar agreements.

6.5      RESTRICTIONS ON FUNDAMENTAL CHANGES; ASSET SALES.

         Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer,lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under this
Agreement pursuant to documentation in form and substance satisfactory to Administrative Agent; (iii) immediately after such transaction no Potential Event of Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in subsection 6.1. Notwithstanding the foregoing clauses (iii) and (iv), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

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

6.6      TRANSACTIONS WITH AFFILIATES.

         Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Administrative Agent (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and (if there are any disinterested members of the Board of Directors) that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, or with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5,000,000 as to which there are no disinterested members of the Board of Directors, an opinion as to the fairness of such Affiliate Transaction (as required by the Senior Subordinated Note Indenture) from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         The  foregoing  provisions  will  not  apply  to  the  following:   (i)
transactions between or among the Company and/or any of its Restricted Subsidiaries; (ii) Restricted Payments or Permitted Investments permitted under subsection 6.3; (iii) the payment of all fees, expenses and other amounts as disclosed in the Offering Circular relating to the Merger; (iv) the payment of reasonable and customary regular fees to, and indemnity provided on behalf of, officer, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company; (v) the transfer or provision of inventory, goods or services by the Company or any Restricted Subsidiary of the Company in the ordinary course of business to any Affiliate of the Company on terms that are customary in the industry or consistent with past practices, including with respect to price and volume discounts; (vi) the execution of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any financial advisory, financing, underwriting or placement agreement or any other agreement relating to investment banking or financing activities with Goldman, Sachs & Co. or any of its Affiliates including, without limitation, in connection with acquisitions or divestitures, in each case to the extent that such agreement was approved by a majority of the disinterested members of the Board of Directors in good faith; (vii) payments, advances or loans to employees that are approved by a majority of the disinterested members of the Board of Directors of the Company in good faith; (viii) the performance of any agreement as in effect as of the Closing Date or any transaction contemplated thereby (including pursuant to any amendment thereto so long as any such amendment is not disadvantageous to the Lenders in any material respect); (ix) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter, provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders in any material respect; (x) transactions permitted by, and complying with, the provisions of the covenant described under subsection 6.5; and (xi) transactions with suppliers or other purchases or sales of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Agreement which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of a majority of the disinterested members of the Board of Directors of the Company or an executive officer thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

6.7 ASSET SALES. Company shall not, and shall not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale unless
(i) the Company (or the Restricted Subsidiary, as the case may be) received consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee (as defined in the Indenture as in effect as of the Closing Date)) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 80% of the consideration therefor received by Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on Company's or such Restricted Subsidiary's most recent balance sheet) of Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Senior Subordinated Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Company or such Restricted Subsidiary from further liability, (y) any Excludable Current Liabilities and (z) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

6.8      AMENDMENTS OF DOCUMENTS RELATING TO SUBORDINATED INDEBTEDNESS.

         Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Company or Lenders.


                                   SECTION 7.
                                EVENTS OF DEFAULT

         If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

7.1      FAILURE TO MAKE PAYMENTS WHEN DUE.

         Failure by Company to pay any installment of principal of any AXEL when due, and payable whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or failure by Company to pay any interest on any fee or any other amount due under this Agreement within three days after the date due; or

7.2      DEFAULT IN OTHER AGREEMENTS.

         Failure of Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 7.1) or Guarantees with an aggregate principal amount of $5,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Guarantees in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement (including the Revolving Credit Agreement), mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Guarantee(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Guarantee(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Guarantee(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise) and in either case such breach or default shall continue for 20 days beyond any applicable grace period; or

7.3      BREACH OF CERTAIN COVENANTS.

         The Company fails, and such failure continues for 30 days after notice from the Administrative Agent or Lenders holding at least 25% in principal amount of the then outstanding AXELs, to observe or perform any covenant, condition or agreement on the part of the Company to be observed or performed pursuant to Sections 6.1, 6.3 and 6.5 hereof; or

7.4      BREACH OF WARRANTY.

         Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any AXEL Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

7.5      OTHER DEFAULTS UNDER AXEL LOAN DOCUMENTS.

         The Company fails, and such failure continues for 60 days after notice from the Administrative Agent or Lenders holding at least 25% in principal amount of the then outstanding AXELs, to comply with any of its other agreements or covenants in, or provisions of, this Agreement or any other AXEL Loan Document; or

7.6      JUDGMENTS.

         The Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $15,000,000, which judgments are not paid, discharged or stayed for a period of 60 days; or

7.7      BANKRUPTCY; APPOINTMENT OF CUSTODIAN.

         A. The Company or any of its Restricted Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                  (i) commences a voluntary case,

                  (ii) consents to the entry of an order for relief against it in an involuntary case,

                  (iii) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (each, a "Custodian"),

                  (iv) makes a general assignment for the benefit of its creditors, or

                  (v) admits in writing its inability to pay is debts as they become due.

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

         B. A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:


                  (i) is for relief against the Company or any Restricted Subsidiary in an involuntary case,

                  (ii) appoints a Custodian of the Company or any Restricted Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary, or

                  (iii) orders the liquidation of the Company or any Restricted Subsidiary,

and the order or decree remains unstayed and in effect for 60 consecutive  days;
or

7.8      INVALIDITY OF SUBSIDIARY GUARANTY.

         Except as otherwise permitted under the provisions of this Agreement or the Intercreditor Agreement, the Subsidiary Guaranty is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (except by its terms) or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms such Subsidiary Guarantor's obligations under the Subsidiary Guaranty; or

7.9      CHANGE IN CONTROL.

         If (i) prior to a Qualified Public Offering GSII together with any Affiliates of GSII shall cease to beneficially own and control 51% or more of the combined voting power of all Securities of the Company, (ii) following consummation of a Qualified Public Offering any Person or any two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of Company (or other Securities convertible into such Securities) representing more of the combined voting power of all Securities of Company than is owned by GSII and its Affiliates at such time or (iii) a "Change of Control" as defined in the Senior Subordinated Notes Indenture occurs;

THEN (i) upon the occurrence of any Event of Default described in subsection 7.7, each of (a) the unpaid principal amount of and accrued interest on the AXELs, and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and (ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the


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

amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable.

         Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the AXELs pursuant to clause
(ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the AXELS, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 9.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the AXEL Loan Documents, even if the conditions set forth in this paragraph are met.



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


                                   SECTION 8.
                                     AGENTS

8.1      APPOINTMENT.

         A.  APPOINTMENT  OF  AGENTS.  GSCP is  hereby  appointed  Arranger  and
Syndication Agent hereunder, and each Lender hereby authorizes Arranger and Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other AXEL Loan Documents. Fleet is hereby appointed Administrative Agent hereunder and under the other AXEL Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Fleet is also being appointed Collateral Agent under the Intercreditor Agreement and each Lender hereby authorizes Collateral Agent to act as its agent in accordance with the terms of the Intercreditor Agreement and the other AXEL Loan Documents. Each Agent hereby agrees to act upon the express conditions contained in this Agreement and the other AXEL Loan Documents, as applicable. The provisions of this Section 8 are solely for the benefit of Agents and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Each of Arranger and Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the Restatement Effective Date, all obligations of Arranger and Syndication Agent hereunder shall terminate.

         B. APPOINTMENT OF SUPPLEMENTAL COLLATERAL AGENTS. It is the purpose of this Agreement and the other AXEL Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other AXEL Loan Documents, and in particular in case of the enforcement of any of the AXEL Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other AXEL Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "SUPPLEMENTAL COLLATERAL AGENT" and collectively as "SUPPLEMENTAL COLLATERAL AGENTS").

         In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other AXEL Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the AXEL Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Agent or such Supplemental Collateral Agent, and
(ii) the provisions of this Section 8 and of subsections 9.2 and 9.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

         Should any instrument in writing from Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

8.2      POWERS AND DUTIES; GENERAL IMMUNITY.

         A. POWERS; DUTIES SPECIFIED. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other AXEL Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other AXEL Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other AXEL Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other AXEL Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other AXEL Loan Documents except as expressly set forth herein or therein.

         B. NO RESPONSIBILITY FOR CERTAIN MATTERS. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other AXEL Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any of Agent to Lenders or by or


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

on behalf of Company to any Agent or any Lender in connection with the AXEL Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the AXEL Loan Documents or as to the use of the proceeds of the AXELs or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding AXELs.

         C. EXCULPATORY PROVISIONS. None of Agents nor any of their respective officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the AXEL Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 9.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other AXEL Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 9.6).

         D. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the AXELs, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and


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

may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

8.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

         Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the AXELs hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the AXELs or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

8.4      RIGHT TO INDEMNITY.

         Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other AXEL Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other AXEL Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct and provided further that any such indemnification of the Collateral Agent shall be on the terms described in section 6(c) of the Intercreditor Agreement. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished (excluding any indemnity for its gross negligence or will misconduct).

8.5      SUCCESSOR ADMINISTRATIVE AGENT.

                  SUCCESSOR  ADMINISTRATIVE  AGENT.   Administrative  Agent  may
resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal,

Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by Requisite Lenders and shall have accepted such appointment within 30 days after the notice of the intent of the Administrative Agent to resign, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

8.6      COLLATERAL DOCUMENTS AND GUARANTIES.

         Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into the Intercreditor Agreement and to appoint the Collateral Agent thereunder as agent for and representative of Lenders. Under the terms of the Intercreditor Agreement, the Collateral Agent is authorized to enter into each Collateral Document as secured party and to be the agent for and representative of Secured Parties under the Subsidiary Guaranty, and each Lender agrees to be bound by the terms of the Intercreditor Agreement, each Collateral Document and the Subsidiary Guaranty. Administrative Agent shall not enter into or consent to any material amendment, modification or termination of the Intercreditor Agreement without the prior consent of Requisite Lenders. Each Lender acknowledges that under the terms of the Intercreditor Agreement without further written consent or authorization from Lenders, Collateral Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders or Lenders (as applicable) have otherwise consented. Anything contained in any of the AXEL Loan Documents to the contrary notwithstanding, Company, Administrative Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Subsidiary Guaranty may be exercised solely by Collateral Agent for the benefit of Secured Parties in accordance with the terms thereof, and (Y) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Secured Party may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities


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

unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale. The Lenders each further acknowledge and agree that pursuant to the Intercreditor Agreement and the Collateral Documents, Collateral Agent will act as the fonde de pouvoir (holder of the power of attorney) of the holders from time to time of Notes issued pursuant hereto to the extent necessary or desirable for the purposes of creating, maintaining or enforcing any Liens or guarantees created or established under any Collateral Documents contemplated hereby to be executed under the laws of the Province of Quebec, Canada including, without limiting the generality of the foregoing, entering into any such Collateral Documents and exercising all or any of the rights, powers, trusts or duties conferred upon the Collateral Agent therein and in the Intercreditor Agreement and each holder of Notes by receiving and holding same accepts and confirms the appointment of the Collateral Agent as fonde de pouvoir (holder of the power of attorney) of such holder for such purposes.


                                   SECTION 9.
                                  MISCELLANEOUS

9.1      ASSIGNMENTS AND PARTICIPATIONS IN AXELS.

         A. GENERAL. Subject to subsection 9.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of its AXEL Commitments or the AXEL or AXELs made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 9.1B(ii). Except as otherwise provided in this subsection 9.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its AXEL Commitments or the AXELs, or the other Obligations owed to such Lender.

         B.       ASSIGNMENTS.

                  (i) Amounts and Terms of Assignments. Each AXEL Commitment, AXEL or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate or a Related Fund of the assigning Lender or another Lender, with the giving of notice to Company, Syndication Agent and Administrative Agent or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the AXEL Commitments, AXEL, and other Obligations of the assigning Lender) to any other Eligible Assignee with the giving of notice to Company and with the consent of Administrative Agent and Syndication Agent (which consent shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its AXEL Commitments, AXELs, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $500 if such assignment is to another Lender or an Affiliate or Related Fund of the assigning Lender, or $2,000, if such assignment is to any other Eligible Assignee, and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 9.9B) and be released from its obligations under this Agreement and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto. The AXEL Commitments hereunder shall be modified to reflect the AXEL Commitment of such assignee and any remaining AXEL Commitment of such assigning Lender and, if any such assignment occurs after the issuance of the AXEL Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable AXEL Notes to Administrative Agent for cancellation, and thereupon new AXEL Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit III annexed hereto with appropriate insertions, to reflect the new AXEL Commitments and/or outstanding AXELs, the case may be, of the assignee and/or the assigning Lender.

                  (ii) Acceptance by Administrative Agent; Recordation in Register. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 9.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that


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         such  assignee  may be  required  to  deliver to  Administrative  Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection
         9.1B(i)),   (a)  accept  such  Assignment   Agreement  by  executing  a
         counterpart   thereof  as  provided  therein  (which  acceptance  shall
         evidence  any  required  consent  of   Administrative   Agent  to  such
         assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 9.1B(ii).

         C. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the regularly scheduled maturity of any portion of the principal amount of or interest on any AXEL allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any AXEL allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D and 2.7) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 9.4 and 9.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

         D. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.1, any Lender may assign and pledge all or any portion of its AXELs, the other Obligations owed to such Lender, and its AXEL Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

         E. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.19.

         F. REPRESENTATIONS OF LENDERS. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of or investing in loans such as the AXELs; and
(iii) that it will make its AXELs for its own account in the ordinary course of its business and without a view to distribution of such AXELs within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 9.1, the disposition of such


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AXELs or any  interests  therein  shall at all times remain within its exclusive control).  Each Lender that  becomes a party  hereto  pursuant to an  Assignment
Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

9.2      EXPENSES.

         Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the AXEL Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other AXEL Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Arranger and counsel to Administrative Agent (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the AXEL Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent on behalf of Secured Parties pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Arranger and counsel to Administrative Agent and of counsel providing any opinions that Arranger, Administrative Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or Arranger and its counsel) of obtaining and reviewing any appraisals provided for under subsection 3.1J or 5.9C, any environmental audits or reports provided for under subsection 3.1K or 5.9B(viii) and any reports provided for under subsection 3.1L; (vi) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Syndication Agent, Arranger or Administrative Agent in connection with the syndication of the AXEL Commitments and the negotiation, preparation and execution of the AXEL Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Arranger, Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other AXEL Loan


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Documents by reason of such Event of Default  (including in connection  with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

9.3      INDEMNITY.

         In addition to the payment of expenses pursuant to subsection 9.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agents and Lenders, and the officers, partners, directors, employees, agents and affiliates of any of Agents and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction.

         As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other AXEL Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including Lenders' agreement to make the AXELs hereunder or the use or intended use of the proceeds thereof or any enforcement of any of the AXEL Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Subsidiary Guaranty)), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

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

         To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

9.4      SET-OFF; SECURITY INTEREST IN DEPOSIT ACCOUNTS.

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by Company at any time or from time to time, subject to the consent of Administrative Agent, without notice to Company or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company to that Lender under this Agreement, and the other AXEL Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the AXELs or any other amounts due hereunder shall have become due and payable pursuant to Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to Collateral Agent and each Lender a security interest in all deposits and accounts maintained with Administrative Agent or such Lender as security for the Obligations.

9.5      RATABLE SHARING.

         Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of AXELs made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the AXEL Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of, fees and other amounts then due and owing to that Lender hereunder or under the other AXEL Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and
(ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment)


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in the Aggregate Amounts Due to the other Lenders so that all such recoveries of
Aggregate  Amounts  Due shall be  shared by all  Lenders  in  proportion  to the
Aggregate  Amounts  Due  to  them;   provided  that  if  all  or  part  of  such
proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

9.6      AMENDMENTS AND WAIVERS.

         A. No amendment, modification, termination or waiver of any provision of the AXEL Loan Documents, or consent to any departure by the Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent shall, without the consent of each Lender (with Obligations directly affected in the case of the following clause (i)): (i) extend the scheduled final maturity of any AXEL, or extend the due date or reduce the amount of any scheduled principal payment in respect of any AXELs, or reduce the rate of interest on any AXEL (other than any waiver of any increase in the interest rate applicable to any AXEL pursuant to subsection 2.2E) or any commitment fees payable hereunder, or extend the time for payment of any such interest or fees, or reduce the principal amount of any AXEL, (ii) amend, modify, terminate or waive any provision of this subsection 9.6, (iii) reduce the percentage specified in the definition of "Requisite Lenders" (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of "Requisite Lenders" on substantially the same basis as the AXEL Commitments and the AXELs (as such terms are defined in the Existing AXEL Credit Agreement) are included on the Closing Date), (iv) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement or (v) release all or substantially all the Liens granted pursuant to the Collateral Documents (including Liens on real property) or release any Subsidiary from the Subsidiary Guaranty if such release would constitute a release of all or substantially all of the Collateral; provided, further that no such amendment, modification, termination or waiver shall (1) increase the Additional AXEL Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that no amendment, modification or waiver of any condition precedent, covenant, Potential Event of Default or Event of Default shall constitute an increase in the Additional AXEL Commitment of any Lender, and that no increase in the available portion of the Additional AXEL Commitment of any Lender shall constitute an increase in such Additional AXEL Commitment of such Lender); or (2) amend, modify, terminate or waive any provision of Section 8 as the same applies to any Agent, or any other provision of this


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Agreement as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

         B. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, the Company.

9.7      INDEPENDENCE OF COVENANTS.

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

9.8      NOTICES.

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Arranger, Syndication Agent or Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent and Company.

9.9      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the AXELs hereunder.

         B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 9.2, 9.3 and 9.4 and the agreements of Lenders set forth in subsections 8.2C, 8.4 and 9.5 shall survive the payment of the AXELs, and the termination of this Agreement.

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9.10     FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other AXEL Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.11     MARSHALLING; PAYMENTS SET ASIDE.

         Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.12     SEVERABILITY.

         In case any provision in or obligation under this Agreement or the AXEL Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.13     OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

         The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or AXEL Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

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9.14     HEADINGS.

         Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.15     APPLICABLE LAW.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

9.16     SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 9.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

9.17     CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

                  (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (III)   AGREES  THAT  SERVICE  OF  ALL  PROCESS  IN  ANY  SUCH
         PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 9.8;

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

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 9.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW
         SECTION 5-1402 OR OTHERWISE.

9.18     WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AXEL LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
9.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER AXEL LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE OBLIGATIONS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.19     CONFIDENTIALITY.

         Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices (and any Lender without such customary procedures agrees to keep such information confidential), it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates or Related Funds of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any AXELs (so long as such Persons agree in advance in writing to keep such information confidential) or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

9.20     COUNTERPARTS; EFFECTIVENESS.

         This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         It is the intention of each of the parties hereto that the Existing AXEL Credit Agreement be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Existing AXEL Credit Agreement and the other Loan Documents and that all indebtedness and obligations of Company and its Subsidiaries hereunder and thereunder shall be secured by the Collateral Documents and that this Agreement shall not constitute a novation of the obligations and liabilities existing under the Existing AXEL Credit Agreement or be deemed to evidence or constitute repayment of all or any portion of any such obligations or liabilities. The parties hereto further acknowledge and agree that this Agreement constitutes an amendment of the Existing AXEL Credit Agreement made under the terms of subsection 9.6 thereof.

         This Agreement shall become effective upon the execution of a counterpart hereof by Company, Administrative Agent, Arranger and Requisite Lenders (as such term is defined in the Existing AXEL Credit Agreement) and receipt by Company and

Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof; provided that, unless and until all of the conditions set forth in subsections 3.1 and 3.2 have been satisfied or waived in accordance with subsection 9.6 of the Existing AXEL Credit Agreement, the Existing AXEL Credit Agreement shall remain in full force and effect without giving effect to the amendments set forth herein, all as if this Agreement had never been executed and delivered.



                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                  COMPANY:
                                    AMSCAN HOLDINGS, INC.



                                    By:/s/ James Harrison
                                       -----------------------------------
                                       Name:  James Harrison
                                       Title: President

                                    Notice Address:

                                    Amscan Holdings, Inc.
                                    80 Grasslands Road
                                    Elmsford, New York 10523
                                    Attention: James M. Harrison
                                    Telecopy: (914) 345-2056

                  AGENTS AND LENDERS:

                                    GOLDMAN SACHS CREDIT PARTNERS L.P.
                                    individually and as Arranger
                                    and Syndication Agent



                                    By:/s/
                                       ------------------------------------
                                             Authorized Signatory


                                    Notice Address:

                                    Goldman Sachs Credit Partners L.P.
                                    16th Floor
                                    85 Broad Street
                                    New York, New York  10004
                                    Attention: Stephen King (Credit)
                                    Telecopy: (212) 902-2417

                                    With a copy to:

                                    Goldman Sachs Credit Partners L.P.
                                    27th Floor
                                    85 Broad Street
                                    New York, New York  10004
                                    Attention: Kathy King (Operations)
                                    Telecopy: (212) 902-3757

                                    FLEET NATIONAL BANK,
                                    as Administrative Agent



                                    By:/s/ Stephen Curran
                                       ---------------------------------
                                       Name:  Stephen Curran
                                       Title: AVP

                                    Notice Address:

                                    Fleet National Bank
                                    One Federal Street, 5th Floor
                                    Mail Stop MAOFD05P
                                    Boston, Massachusetts 02110
                                    Attention:  John Mann
                                    Telecopy: (617) 346-4682

                                    with a copy to:

                                    Fleet National Bank
                                    One Federal Street, 3rd Floor
                                    Mail Stop MAOFD03C
                                    Boston, Massachusetts 02110
                                    Attention:  Steve Curran
                                    Telecopy: (617) 346-5093

                                    GENERAL ELECTRIC CAPITAL CORPORATION


                                    By:/s/ Murry Stegelmann
                                       ---------------------------------------
                                       Name:  Murry Stegelmann
                                       Title: Duly Authorized Signatory

                                    Notice Address:

                                    General Electric Capital Corporation
                                    201 High Ridge Road
                                    Stamford, Connecticut 06927-5100
                                    Attention: Joseph Badini,
                                                  Associate
                                    Telecopy: (203) 316-7978

                                    With a copy to:

                                    General Electric Capital Corporation
                                    201 High Ridge Road
                                    Stamford, Connecticut 06927-5100
                                    Attention: Janet K. Williams,
                                                    Senior Vice President
                                    Telecopy: (203) 316-7978

                                    SOUTHERN PACIFIC BANK



                                    By:/s/ Cheryl A. Wasilewski
                                       -----------------------------------
                                        Name:  Cheryl A. Wasilewski
                                        Title: Vice President


                                    Notice Address:

                                    Southern Pacific Bank
                                    150 South Rodeo Drive, Suite 230
                                    Beverly Hills, CA 90212
                                    Attention: Cheryl Wasilewski
                                    Telecopy: (310) 246-3666

                                    TRANSAMERICA BUSINESS CREDIT CORPORATION



                                    By:/s/ Perry Vavoules
                                       ------------------------------------
                                       Name:  Perry Vavoules
                                       Title: Senior Vice President


                                    Notice Address:

                                    Transamerica Business Credit Corporation
                                    555 Theodore Fremd Avenue, Suite C-301
                                    Rye, New York 10580
                                    Attention: Perry Vavoules
                                    Telecopy: (914) 921-0110

                                    CREDIT AGRICOLE INDOSUEZ



                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:



                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                            Notice Address:

                                    Credit Agricole Indosuez
                                    1211 Avenue of the Americas
                                    New York, NY 10036-8701
                                    Attention: Francoise Berthelot/
                                    Isabelle Pradel (Credit)
                                    Telecopy: (212) 278-2254

                                    With a copy to:

                                    Credit Agricole Indosuez
                                    1211 Avenue of the Americas
                                    New York, NY 10036-8701
                                    Attention: Raymond Wright/
                                    Michelle Sciaraffo (Loans)
                                    Telecopy: (212) 278-2502

                                   MERRILL LYNCH SENIOR FLOATING
                                   RATE FUND, INC.



                                   By:/s/ John M. Johnson
                                      -------------------------------------
                                      Name:  John M. Johnson
                                      Title: Authorized Signatory


                                   Notice Address:

                                   Merrill Lynch Senior Floating Rate Fund, Inc. 800 Scudders Mill Road - Area 1B
                                   Plainsboro, New Jersey 08536
                                   Attention: John Johnson
                                   Telecopy: (609) 282-2756

                                    PILGRIM AMERICA PRIME RATE TRUST
                                    By:   Pilgrim America Investments, Inc.,
                                          its Investment Manager



                                    By:
                                       --------------------------------------
                                       Name:
                                       Title:


                                    Notice Address:

                                    Pilgrim America Prime Rate Trust
                                    2 Renaissance Square
                                    40 North Central Avenue
                                    Suite 1200
                                    Phoenix, Arizona 85004-3444
                                    Attention: Howard Tiffen
                                    Telecopy: (602) 417-8327

                                    With a copy to

                                    Pilgrim America Prime Rate Trust
                                    2 Renaissance Square
                                    40 North Central Avenue
                                    Suite 1200
                                    Phoenix, Arizona 85004-3444
                                    Attention: Melina Dempsey
                                    Telecopy: (602) 417-8321

                                    With a copy to:

                                    State Street Bank and Trust Company
                                    Alternative Structures Unit
                                    Boston, Massachusetts
                                    Attention: Wayne Elpus
                                    Reference: Pilgrim America Prime Rate Trust
                                    Telecopy: (617) 664-5366/5367/5368

                                    CRESCENT/MACH I PARTNERS, L.P.
                                    by:   TCW Asset Management Company,
                                          its Investment Manager



                                    By:
                                       ------------------------------------
                                       Name:
                                       Title:


                                    Notice Address:

                                    TCW Asset Management Company
                                    200 Park Avenue, Suite 2200
                                    New York, New York 10166-0228
                                    Attention: Mark L. Gold/Justin Driscoll
                                    Telecopy: (212) 297-4159

                                    With a copy to:

                                    Crescent/Mach I Partners, L.P.
                                    c/o State Street Bank & Trust Co.
                                    Two International Place
                                    Boston, Massachusetts 02110
                                    Attention: Howie Gorman
                                    Telecopy: (617) 664-5367

                                    MORGAN STANLEY DEAN WITTER
                                    PRIME INCOME TRUST



                                    By:/s/ Sheila A. Finnerty
                                       ----------------------------------
                                       Name:  Sheila A. Finnerty
                                       Title: Vice President


                                    Notice Address:

                                    Morgan Stanley Dean Witter
                                    Prime Income Trust
                                    c/o Morgan Stanley Dean Witter Advisors
                                    2 World Trade Center - 72nd Floor
                                    New York, New York 10048
                                    Attention: Sheila Finnerty (Credit)
                                    Telecopy: (212) 392-5345

                                    With a copy to:

                                    Morgan Stanley Dean Witter
                                    Prime Income Trust
                                    c/o Morgan Stanley Dean Witter Advisors
                                    2 World Trade Center - 72nd Floor
                                    New York, New York 10048
                                    Attention: Chris Colman (Administration)
                                    Telecopy: (212) 392-5709

                                    BANK OF AMERICA NT & SA



                                    By:
                                       ------------------------------------
                                       Name:  Francis Griffin
                                       Title:


                                    Notice Address:

                                    Bank of America NT & SA
                                    231 S. LaSalle Street, 19th Floor
                                    Chicago, Illinois 60697
                                    Attention: Chuck Tanskul
                                    Telecopy: (312) 828-5100

                                    CYPRESSTREE INVESTMENT PARTNERS I, LTD.,
                                    By: CypressTree Investment Management
                                            Company, Inc., as Portfolio Manager,
                                            soley in its capacity as an existing
                                              Lender


                                    By:/s/ Philip C. Robbins
                                       ------------------------------------
                                       Name:  Philip C. Robbins
                                       Title: Principal


                                    Notice Address:

                                    CypressTree Investment Partners I, Ltd.
                                    c/o CypressTree Investment Management
                                        Company, Inc.
                                    125 High Street
                                    Boston, Massachusetts 02110
                                    Attention: Peter Merrill
                                    Telecopy: (617) 946-5681

                                    With a copy to:

                                    CypressTree Investment Partners I, Ltd.
                                    c/o CypressTree Investment Management
                                        Company, Inc.
                                    125 High Street
                                    Boston, Massachusetts 02110
                                    Attention: Paul Thompson
                                    Telecopy: (617) 946-5687

                                    KZH CYPRESSTREE-1 LLC



                                    By:/s/ Virgina Conway
                                       -----------------------------------
                                       Name:  Virgina Conway
                                       Title: Authorized Signatory


                                    Notice Address:

                                    KZH CypressTree-1 LLC
                                    c/o The Chase Manhattan Bank
                                    450 West 33rd Street - 15th Floor
                                    New York, New York 10001
                                    Attention: Virginia Conway
                                    Telecopy: (212) 946-7776

                                    With a copy to:

                                    Gibson, Dunn & Crutcher LLP
                                    200 Park Avenue
                                    New York, New York 10166-0193
                                    Attention: Shan McSweeney
                                    Telecopy: (212) 351-4035








                                      S-13-A

                                    KZH CRESCENT-2 LLC


                                    By:/s/ Virgina Conway
                                       -----------------------------------
                                       Name:  Virgina Conway
                                       Title: Authorized Signatory

                                    Notice Address:

                                    KZH CRESCENT-2 LLC
                                    c/o The Chase Manhattan Bank
                                    450 West 33rd Street - 15th Floor
                                    New York, New York 10001
                                    Attention: Virginia Conway
                                    Telecopy: (212) 946-7776

                                    With a copy to:

                                    Gibson, Dunn & Crutcher LLP
                                    200 Park Avenue
                                    New York, New York 10166-0193
                                    Attention: Shan McSweeney
                                    Telecopy: (212) 351-4035










                                     S-13-B

                                    KZH ING-2 LLC



                                    By:/s/ Virgina Conway
                                       -----------------------------------
                                       Name:  Virgina Conway
                                       Title: Authorized Signatory

                                    Notice Address:

                                    KZH ING-2 LLC
                                    c/o The Chase Manhattan Bank
                                    450 West 33rd Street - 15th Floor
                                    New York, New York 10001
                                    Attention: Virginia Conway
                                    Telecopy: (212) 946-7776

                                    With a copy to:

                                    Gibson, Dunn & Crutcher LLP
                                    200 Park Avenue
                                    New York, New York 10166-0193
                                    Attention: Shan McSweeney
                                    Telecopy: (212) 351-4035











                                     S-13-C

                                    SENIOR DEBT PORTFOLIO



                                    By:/s/ Payson F. Swaffield
                                       -------------------------------------
                                       Name:  Payson F. Swaffield
                                       Title: Vice President


                                    Notice Address:

                                    Senior Debt Portfolio
                                    c/o Eaton Vance Asset Management
                                    24 Federal Street
                                    Boston, Massachusetts 0211
                                    Attention: Gretchen Bergstresser
                                    Telecopy: (617) 895-9594

                                    TORONTO DOMINION (TEXAS), INC.



                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                    Notice Address:

                                    Toronto Dominion (Texas), Inc.
                                    909 Fannin street
                                    Suite 1700
                                    Houston, Texas 77010
                                    Attention: David Parker
                                    Telecopy: (713) 652-2647

                                    ING CAPITAL ADVISORS



                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                    Notice Address:

                                    ING Capital Advisors
                                    333 South Grand Street
                                    Los Angeles, California 90071
                                    Attention: Beth Digati
                                    Telecopy: (213) 346-3995

                                    KZH PAMCO LLC



                                    By:/s/ Virgina Conway
                                       -----------------------------------
                                       Name:  Virgina Conway
                                       Title: Authorized Agent


                                    Notice Address:

                                    KZH Pamco LLC
                                    c/o The Chase Manhattan Bank
                                    450 West 33rd Street - 15th Floor
                                    New York, NY 10001
                                    Attention: Virginia Conway
                                    Telecopy: (212) 946-7776

                                    With a copy to:

                                    Highland Capital Management, L.P.
                                    1150 Two Galleria Tower
                                    13455 Noel Road-DB #45
                                    Dallas, Texas 75240
                                    Attention: Mark Okada
                                    Telecopy: (972) 233-4343

                                    WADDELL & REED FINANCIAL, INC.



                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                    Notice Address:

                                    Waddell & Reed Financial, Inc.
                                    6300 Lamer
                                    Overland Park, Kansas 66202
                                    Attention: Jennifer Askins
                                    Telecopy: (913) 236-1801

                                    BANKERS TRUST COMPANY



                                    By:/s/ James Reilly
                                       ---------------------------------
                                       Name:  James Reilly
                                       Title: Vice President


                                    Notice Address:

                                    Bankers Trust Company
                                    130 Liberty Street
                                    Mailstop 2344
                                    New York, New York 10006
                                    Attention: Jim Reilly
                                    Telecopy: (212) 250-7218

                                    HIGHLAND CAPITAL MANAGEMENT, L.P.



                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                    Notice Address:

                                    Highland Capital Management, L.P.
                                    1150 Two Galleria Tower
                                    13455 Noel Road-DB #45
                                    Dallas, Texas 75240
                                    Attention: Davis Deadman
                                    Telecopy: (972) 233-4343














                                      S-20